   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1997


                                            REGISTRATION STATEMENT NO. 333-29123
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       CLN HOLDINGS INC.*                                          COLEMAN WORLDWIDE CORPORATION
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)          (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                3089               65-0752460             DELAWARE                3089               13-3704484
  (STATE OR OTHER      (PRIMARY STANDARD      (I.R.S. EMPLOYER      (STATE OR OTHER      (PRIMARY STANDARD      (I.R.S. EMPLOYER
  JURISDICTION OF          INDUSTRIAL          IDENTIFICATION       JURISDICTION OF          INDUSTRIAL          IDENTIFICATION
  INCORPORATION OR    CLASSIFICATION CODE         NUMBER)           INCORPORATION OR    CLASSIFICATION CODE         NUMBER)
   ORGANIZATION)            NUMBER)                                  ORGANIZATION)            NUMBER)

                            ------------------------

          CLN HOLDINGS INC.                 COLEMAN WORLDWIDE CORPORATION
      5900 NORTH ANDREWS AVENUE               5900 NORTH ANDREWS AVENUE
              SUITE 700                               SUITE 700
    FORT LAUDERDALE, FLORIDA 33309          FORT LAUDERDALE, FLORIDA 33309
            (954) 772-9000                          (954) 772-9000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)


                            ------------------------

                            BARRY F. SCHWARTZ, ESQ.
                               CLN HOLDINGS INC.
                         COLEMAN WORLDWIDE CORPORATION
                           5900 NORTH ANDREWS AVENUE
                                   SUITE 700
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 772-9000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                             STACY J. KANTER, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* On July 15, 1997, the registrant changed its name from 'Coleman Escrow Corp.' to 'Coleman Holdings Inc.' and on September 4, 1997, the registrant's name was changed to 'CLN Holdings Inc.'

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1997


PROSPECTUS

OFFER FOR ALL OUTSTANDING SENIOR SECURED FIRST PRIORITY DISCOUNT NOTES DUE 2001 IN EXCHANGE FOR SENIOR SECURED FIRST PRIORITY DISCOUNT EXCHANGE NOTES DUE 2001
                                     AND
OFFER FOR ALL OUTSTANDING SENIOR SECURED SECOND PRIORITY DISCOUNT NOTES DUE 2001 IN EXCHANGE FOR SENIOR SECURED SECOND PRIORITY DISCOUNT EXCHANGE NOTES DUE 2001
                                      OF
                              CLN HOLDINGS INC.
[Logo]             (FORMERLY KNOWN AS COLEMAN ESCROW CORP.)
     GUARANTEED ON A NON-RECOURSE BASIS BY COLEMAN WORLDWIDE CORPORATION

                  The Exchange Offer will expire at 5:00 P.M.,
          New York City time, on              , 1997, unless extended

                         ------------------------------

    CLN Holdings Inc., a Delaware corporation formerly known as Coleman Escrow Corp. (the 'Issuer'), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange an aggregate principal amount at maturity of up to $600,475,000 of its Senior Secured First Priority Discount Exchange Notes due 2001 (the 'New First Priority Notes') and up to $131,560,000 of its Senior Secured Second Priority Discount Exchange Notes due 2001 (the 'New Second Priority Notes' and, together with the New First Priority Notes, the 'New Notes'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), for a like principal amount at maturity of its issued and outstanding Senior Secured First Priority Discount Notes due 2001 (the 'Old First Priority Notes' and, together with the New First Priority Notes, the 'First Priority Notes') and Senior Secured Second Priority Discount Notes due 2001 (the 'Old Second Priority Notes' and, together with the Old First Priority Notes, the 'Old Notes' and, together with the New Second Priority Notes, the 'Second Priority Notes'), respectively, from the holders thereof. The terms of the New First Priority Notes and the New Second Priority Notes are identical in all material respects to the Old First Priority Notes and the Old Second Priority Notes, respectively, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by November 17, 1997, interest will accrue on the Old Notes (in addition to the accretion of Original

Issue Discount (as defined herein)) from and including November 17, 1997 until but excluding the date of consummation of the Exchange Offer payable in cash semiannually in arrears on May 15 and November 15, commencing May 15, 1998, at a rate per annum equal to .50% of the Accreted Value (as defined herein) of the Old Notes as of the November 15 or May 15 immediately preceding such interest payment date. The Old Notes were issued pursuant to an offering (the 'Offering'), which was exempt from registration under the Securities Act, on May 20, 1997. The New Notes and the Old Notes are collectively referred to herein as the 'Notes.'

    The Issue Price of each of the Old First Priority Notes was $649.49 per $1,000 principal amount at maturity (64.949% of principal amount at maturity), and the Issue Price of each of the Old Second Priority Notes was $608.12 per $1,000 principal amount at maturity (60.812% of principal amount at maturity). Except as set forth above, there will be no periodic payments of interest on the Old Notes. The Notes will mature on May 15, 2001. The Issue Price of (i) each Old First Priority Note represents a yield to maturity of 11 1/8% per annum and
(ii) each Old Second Priority Note represents a yield to maturity of 12 7/8% per annum, in each case, computed on a semiannual bond equivalent basis, calculated from May 20, 1997.

    The Old Notes were offered by the Issuer to fund (i) the redemption of $281,281,000 aggregate principal amount at maturity of Senior Secured Discount Notes due 1998 (the 'Coleman Holdings Notes') of Coleman Holdings Inc., formerly a wholly owned subsidiary of the Issuer which was merged with and into the Issuer on July 15, 1997 ('Coleman Holdings'), and (ii) the retirement, including through redemption or any earlier exchanges, of $561,553,000 aggregate principal amount at maturity of Liquid Yield Option(Trademark) Notes due 2013 (the 'LYONs') of Coleman Worldwide Corporation, a wholly owned subsidiary of the Issuer ('Coleman Worldwide'), which LYONs are exchangeable for shares of common stock, par value $.01 per share (the 'Coleman Common Stock'), of The Coleman Company, Inc. ('Coleman' or the 'Company'). The redemption of the Coleman Holdings Notes (the 'Coleman Holdings Notes Redemption') occurred on July 15, 1997. Coleman Holdings was then merged with and into the Issuer (the 'Coleman Holdings Merger'). As a result of the Coleman Holdings Merger, the Issuer directly owns all of the shares of capital stock of Coleman Worldwide. The retirement of the LYONs will occur in a series of transactions, including the exchange offer (the 'LYONs Exchange Offer') by Coleman Worldwide consummated in June 1997 and the subsequent redemption by Coleman Worldwide expected to occur on May 27, 1998 of all LYONs then outstanding (such transactions collectively referred to herein as the 'LYONs Retirement'). Pursuant to the LYONS Exchange Offer, holders of $545,053,000 aggregate principal amount at maturity of LYONS had exchanged their LYONS for cash. As a result, $16,500,000 aggregate principal amount at maturity of LYONs remained outstanding as of June 30, 1997, which LYONs are convertible into 259,149 shares of Coleman Common Stock (representing approximately 0.5% of shares outstanding).

    The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time on and after May 15, 2000 at the redemption prices set forth herein on the date of redemption. Notwithstanding the foregoing, the Issuer will have the option to redeem the Notes at any time in whole at a redemption price equal to the Accreted Value (as defined herein) on the date of redemption plus the Applicable Premium (as defined herein). Upon a Change of Control (as defined herein), subject to certain conditions, each holder of the Notes will have the right to require the Issuer to repurchase all or a portion of such holder's Notes at a price equal to the Put Amount (as defined herein) on the date of repurchase.

    The Old Notes are, and the New Notes will be, senior secured obligations of the Issuer and will rank pari passu in right of payment with all future senior indebtedness of the Issuer, if any, and senior to all future subordinated indebtedness of the Issuer, if any. The Old Notes are, and the New Notes will be, (i) secured by a pledge of all of the shares of capital stock of Coleman Worldwide and (ii) guaranteed on a full and unconditional non-recourse basis by Coleman Worldwide (the 'Coleman Worldwide Non-Recourse Guaranty'), which Coleman Worldwide Non-Recourse Guaranty is currently secured by a pledge of 36,233,312 shares of Coleman Common Stock. In addition, simultaneously with any release of Escrowed Funds from time to time in connection with the LYONs

                                                   (Continued on following page)

                         ------------------------------

SEE 'RISK FACTORS' COMMENCING ON PAGE 19 OF THIS PROSPECTUS FOR A DESCRIPTION OF
     CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES
                            IN THE EXCHANGE OFFER.

                        ------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

              The date of this Prospectus is               , 1997.

(Continued from previous page)

Retirement, the Coleman Worldwide Non-Recourse Guaranty will also be secured by the shares of Coleman Common Stock for which such exchanged LYONs are exchangeable that are released from the pledge to secure any exchanged LYONs. Following the completion of the LYONs Retirement, the Issuer expects to be merged with and into Coleman Worldwide (the 'Coleman Worldwide Merger'), and Coleman Worldwide, as successor to the Issuer, will continue to own the 36,233,312 shares of Coleman Common Stock currently pledged to secure the Old Notes (representing approximately 67.9% of shares outstanding) and the 7,834,208 shares (representing approximately 14.7% of shares outstanding) of Coleman Common Stock currently pledged to secure the LYONs, less any shares of Coleman Common Stock delivered upon exchange of the LYONs (the 'Delivered Shares'). Coleman Worldwide, as the surviving corporation in the Coleman Worldwide Merger, will assume all of the Issuer's obligations under the Indenture and the Notes. The Coleman Worldwide Non-Recourse Guaranty and the pledge of shares of Coleman Worldwide capital stock will terminate upon consummation of the Coleman

Worldwide Merger. As a result, upon consummation of the LYONs Retirement and the Coleman Worldwide Merger, the Notes will be secured by a pledge of 44,067,520 shares of Coleman Common Stock, less any Delivered Shares.


    The First Priority Notes will rank senior in right of payment to the Second Priority Notes with respect to any collateral securing the Notes and the Coleman Worldwide Non-Recourse Guaranty. See 'Risk Factors--Control by Holders of First Priority Notes.' On September 23, 1997, the last reported sale price of the Coleman Common Stock on the New York Stock Exchange (the 'NYSE') was $15 7/8 per share.


    Concurrently with the closing of the Offering, the Issuer deposited the net proceeds of the Offering, which were approximately $455.3 million (the 'Escrowed Funds'), with an escrow agent (the'Escrow Agent'). Approximately $187.3 million of the Escrowed Funds were used by the Issuer to finance a portion of the $188.3 million capital contribution made to Coleman Worldwide to fund the LYONs Exchange Offer (including redemption fees and expenses) in June 1997 and approximately $262.2 million of the Escrowed Funds were used by the Issuer to make a capital contribution to Coleman Holdings to fund the Coleman Holdings Notes Redemption on July 15, 1997. The Issuer will use the remainder of the Escrowed Funds (approximately $9.2 million at September 5, 1997) to make capital contributions from time to time to Coleman Worldwide, which Coleman Worldwide will use to fund the completion of the LYONs Retirement. Pending such use, the remaining Escrowed Funds have been temporarily invested in Treasury Securities and Permitted Investments (as such terms are defined herein).

    The only outstanding indebtedness of the Issuer is the Notes, and all of the Issuer's consolidated liabilities (other than the Notes and certain liabilities incurred in connection with the Offering) are liabilities of its subsidiaries. The Issuer is a holding company and therefore the Old Notes are, and the New Notes will be, effectively subordinated to all existing and future indebtedness and other liabilities of the Issuer's subsidiaries. The Indenture generally prohibits the incurrence of additional debt by the Issuer and limits the incurrence of additional debt and the issuance of preferred stock by the Issuer's subsidiaries. As of June 30, 1997, after giving pro forma effect to the Coleman Holdings Notes Redemption and the completion of the LYONs Retirement, the outstanding indebtedness and other liabilities of such subsidiaries would have been approximately $923.5 million. Prior to the completion of the LYONs Retirement, the Notes will be effectively subordinated to the LYONs. See 'Description of the Notes.'

    For each Old First Priority Note and Old Second Priority Note accepted for exchange, the holder of such Old Note will receive a New First Priority Note and New Second Priority Note, respectively, having a principal amount at maturity equal to that of the surrendered Old Note. Original Issue Discount on the New Notes will accrue from May 20, 1997, the date of original issuance of the Old Notes. Holders whose Old Notes are accepted for exchange may, in the limited circumstances described above, have the right to receive, in cash, accrued interest (if any) thereon to, but not including, the date of consummation of the Exchange Offer, such interest to be payable on the November 15 or May 15 next following such date of consummation. Holders of Old Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Notes.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer contained in the Registration Agreement dated May 20, 1997 (the 'Registration Agreement') among the Issuer and the Initial Purchasers (as defined below). Based on interpretations by the staff of the Securities and Exchange Commission (the 'SEC') as set forth in no action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

    The Issuer will not receive any proceeds from the Exchange Offer and will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, the Issuer will promptly return the Old Notes to the holders thereof. See 'The Exchange Offer.'

     There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. Bear, Stearns & Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation (the 'Initial Purchasers') have advised the Issuer that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

------------------


(Trademark) Trademark of Merrill Lynch & Co., Inc.

                             AVAILABLE INFORMATION

     The Issuer and Coleman Worldwide have filed with the SEC a Registration Statement on Form S-1 (the 'Registration Statement') under the Securities Act, with respect to the New Notes and the Coleman Worldwide Non-Recourse Guaranty of the New Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement.

     The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Issuer is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Coleman Worldwide is, and as a result of the Exchange Offer, the Issuer will become, subject to such requirements, and in accordance therewith Coleman Worldwide files, and the Issuer will file, periodic reports and other information with the SEC. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Issuer and Coleman Worldwide, that file electronically with the SEC and the address of such site is http://www.sec.gov. The LYONs are listed on the NYSE and, accordingly, the reports, proxy and information statements and other information of Coleman Worldwide can also be inspected at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. In the event that at any time in the future after the effectiveness of the Registration Statement the Issuer is not required to be subject to the reporting requirements of the Exchange Act, the Issuer will be required under the Indenture, dated as of May 20, 1997 (the 'Indenture'), between the Issuer and First Trust National Association, as trustee (the 'Trustee'), pursuant to which the Old Notes have been, and the New Notes will be, issued, to continue to file with the SEC and to furnish to holders of the Notes the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act, including reports on Forms 10-K, 10-Q and 8-K, for so long as any Notes are outstanding.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements and notes thereto contained elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to (i) the 'Issuer' mean CLN Holdings Inc. (formerly known as Coleman Escrow Corp.),
(ii) the 'Company' or 'Coleman' mean The Coleman Company, Inc. and its subsidiaries, (iii) 'Coleman Holdings' mean Coleman Holdings Inc., formerly a wholly owned subsidiary of the Issuer that was merged with and into the Issuer on July 15, 1997, and (iv) 'Coleman Worldwide' mean Coleman Worldwide Corporation. All share information and percentages with respect to Coleman Common Stock are based on the number of shares outstanding as of August 4, 1997.

                                   THE ISSUER


     The Issuer is a holding company whose only significant asset is all of the common stock, par value $1.00 per share, of Coleman Worldwide. Coleman Worldwide was formed in March 1993 in connection with the offering of $575 million aggregate principal amount at maturity of LYONs. Coleman Worldwide also holds 44,067,520 shares of the Coleman Common Stock, which represent approximately 82.6% of the outstanding Coleman Common Stock. As such, the Issuer's principal business operations are conducted by Coleman and its subsidiaries, and the Issuer has no operations of its own. The Issuer is a direct wholly owned subsidiary of Coleman (Parent) Holdings Inc. and an indirect wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ('MacAndrews Holdings'), a corporation wholly owned through Mafco Holdings Inc. ('Mafco' and, together with MacAndrews Holdings, 'MacAndrews & Forbes') by Ronald O. Perelman. See 'Relationship with MacAndrews & Forbes and Related Transactions' and 'Ownership of Common Stock.' Following the LYONs Retirement, the Issuer expects to be merged with and into Coleman Worldwide in the Coleman Worldwide Merger, with Coleman Worldwide being the surviving corporation and changing its name to 'CLN Holdings Inc.'


                                  THE COMPANY

     Coleman believes that it is a leading manufacturer and marketer of consumer products for outdoor recreation and home hardware use on a global basis. The Company's products have been sold domestically and internationally under the Coleman brand name since the 1920s. The Company believes its strong market position is attributable primarily to its well-recognized trademarks, particularly the Coleman brand name, broad product line, product quality and innovation, and marketing, distribution and manufacturing expertise.

     The Company has two primary classes of products, outdoor recreation and hardware. The Company's principal outdoor recreation products include a comprehensive line of lanterns and stoves, fuel-related products such as disposable fuel cartridges, a broad range of coolers and jugs, sleeping bags, backpacks, daypacks, adventure travel gear, tents, outdoor folding furniture, portable electric lights, spas, camping accessories and other products. The

Company's principal hardware products include portable generators, portable and stationary air compressors, and safety and security products such as smoke alarms, carbon monoxide detectors and thermostats. The Company's products, which are mostly used for outdoor recreation, home improvement projects, and emergency preparedness, are distributed predominantly through mass merchandisers, home centers and other retail outlets.

     The Company has made several acquisitions in recent years designed to expand its product lines. In 1996, the Company acquired the French company Application des Gaz ('Camping Gaz'), which the Company believes is a leader in the European camping equipment market and also acquired the assets of Seatt Corporation ('Seatt'), a leading designer, manufacturer and distributor of smoke alarms, thermostats and carbon monoxide detectors. In 1995, the Company acquired Sierra Corporation of Fort Smith, Inc. ('Sierra'), a manufacturer of portable outdoor and recreational folding furniture and accessories and substantially all of the assets of Active Technologies, Inc. ('ATI'), a manufacturer of technologically advanced lightweight generators and battery charging equipment. In 1994, the Company acquired substantially all of the assets of Eastpak, Inc. and all of the capital stock of M.G. Industries, Inc. (together, 'Eastpak'), a leading designer, manufacturer and distributor of branded daypacks, sports bags and related products and substantially all of the assets of Sanborn Manufacturing Company ('Sanborn'), a manufacturer of a broad line of portable and stationary air compressors.

     The Company also restructured certain operations. In 1994, the Company restructured its German manufacturing operations (the 'German Restructuring'), including selling its plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic. In 1996, the Company closed the Brazilian manufacturing operations it had acquired from Metal Yanes, Ltda. in 1994.

                      BUSINESS STRATEGY AND RESTRUCTURING

     The Company's business strategy is to build upon its reputation as a leading manufacturer and marketer of high quality brand name consumer products for outdoor recreation and home hardware use by (i) focusing on quality and service, (ii) continuing to introduce new products, (iii) developing the Company's existing brands, (iv) expanding the Company's international presence,
(v) continuing to develop its human resources, including developing and building its team of experienced managers and increasing management's focus on profitability and cash flows and (vi) further improving the quality and efficiency of its business processes to reduce administrative costs and improve profitability and competitiveness.

     As part of its strategy to improve profitability, the Company has developed a restructuring program including plans to (i) close its executive offices in Golden, Colorado, with most of its administrative functions relocating to its Wichita, Kansas facility, (ii) reduce its work force by approximately 10% or 700 employees, (iii) close or relocate several of its factories, (iv) close its Geneva, Switzerland international headquarters, (v) rationalize its product lines, including a significant reduction in SKUs, and (vi) exit its pressure washer business. In addition, the Company continues to evaluate the various components of its business operations and may, as a result of those ongoing evaluations, decide to sell certain businesses or assets if suitable opportunities arise. Several of the initiatives involved in the Company's restructuring plan, including closing and relocating certain administrative and manufacturing facilities, were substantially completed as of June 30, 1997. The remaining initiatives are expected to be substantially completed within one year. The Company recorded restructuring and other charges of approximately $22.6 million and related tax benefits of approximately $8.6 million during the six months ended June 30, 1997. There can be no assurance that restructuring and other charges will not be recorded in subsequent periods. See 'Management's Discussion of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

                                   BACKGROUND

     Coleman was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of New Coleman Holdings Inc. ('Holdings'), an indirect parent of the Issuer. Holdings (then named The Coleman Company, Inc.) was acquired in 1989 by MacAndrews & Forbes (the 'Acquisition'). In March 1992, the Company completed an initial public offering of the Coleman Common Stock (the 'IPO'). Coleman Worldwide's ownership interest in the Company was approximately 82.6% at August 4, 1997.

     In 1993, Coleman Worldwide issued $575.0 million principal amount at maturity of LYONs in an underwritten public offering. The net proceeds from the issuance of the LYONs of approximately $133.1 million were distributed by Coleman Worldwide to its then direct and indirect parent companies, of which $110.0 million was used to repay indebtedness incurred in connection with the Acquisition. See 'Description of Other Indebtedness--Coleman Worldwide--The LYONs.' In connection with the offering of the LYONs, the ownership interest of MacAndrews & Forbes in the Company was transferred to Coleman Worldwide. Each LYON ($1,000 principal amount at maturity) is exchangeable at the option of the holder at any time for 15.706 shares of Coleman Common Stock, subject to Coleman Worldwide's right to elect to pay cash equal to the then market value of such shares in lieu, in whole or in part, of delivering such shares of Coleman Common Stock. The LYONs are currently secured by a pledge of 7,834,208 shares (representing approximately 14.7% of shares outstanding) of Coleman Common Stock. As a result of the LYONs Exchange Offer, 8,560,602 shares of Coleman Common Stock were released from the pledge to secure the LYONs and were then pledged to secure the Notes.

     Also in 1993, Coleman Holdings, the then parent of Coleman Worldwide, issued approximately $281.3 million principal amount at maturity of Coleman Holdings Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The net proceeds from the issuance of the Coleman Holdings Notes of approximately $162.3 million were distributed to MacAndrews & Forbes and were not available to Coleman Holdings or its subsidiaries. A portion of such proceeds were used by MacAndrews & Forbes to repay indebtedness, and the balance of such proceeds were used for general corporate purposes. In connection with the offering of the Coleman Holdings Notes, all of the outstanding capital stock of Coleman Worldwide was transferred by Holdings to Coleman Holdings. Prior to the Coleman Holdings Merger, the Coleman Holdings Notes were secured by a pledge of all the common stock of Coleman Worldwide and guaranteed on a non-recourse basis by Coleman Worldwide (the 'Old Coleman Worldwide Non-Recourse Guaranty'). The Old Coleman Worldwide Non-Recourse Guaranty was secured by a pledge of 26,000,000 shares of Coleman Common Stock. Following consummation of the Coleman Holdings Notes Redemption on July 15, 1997, (i) all of the shares of Coleman Worldwide common stock pledged to secure the Coleman Holdings Notes were released from such pledge and were then pledged to secure the Notes and (ii) the 26,000,000 shares of Coleman Common Stock pledged to secure the Coleman Holdings Notes were released from such pledge and were then pledged to secure the Old Coleman Worldwide Non-Recourse Guaranty of the Notes.



     The Issuer was incorporated in Delaware in May 1997. The Issuer's principal executive offices are located at 5900 North Andrews Avenue, Suite 700A, Fort Lauderdale, Florida 33309 and its telephone number is (954) 772-0550.

                    OWNERSHIP OF THE ISSUER AND THE COMPANY

     The following chart illustrates a simplified ownership structure of the Issuer and the Company:


                                  -----------------------------------
                                  |        Ronald O. Perelman       |
                                  -----------------------------------
                                                   |    100%
                                  -----------------------------------
                                  |       Mafco Holdings Inc.       |
                                  |            ('Mafco')            |
                                  -----------------------------------
                                                   |    100%
                                  -----------------------------------
                                  |MacAndrews & Forbes Holdings Inc.|
                                  |     ('MacAndrews Holdings')     |
                                  -----------------------------------
                                                   |    100%
                                  -----------------------------------
                                  |    New Coleman Holdings Inc.    |
                                  |           ('Holdings')          |
                                  -----------------------------------
                                                   |    100%
                                  -----------------------------------
                                  |        Coleman (Parent)         |
                                  |          Holdings Inc.          |
                                  -----------------------------------
                                                   |    100%
                                  -----------------------------------
                                  |        CLN HOLDINGS INC.        |
                                  |          (THE 'ISSUER')         |
                                  -----------------------------------
                                                   |    100%
   ----------------------------   -----------------------------------
   |   Public Holders of      |   |  Coleman Worldwide Corporation  |
   |   Coleman Common Stock   |   |      ('Coleman Worldwide')      |
   ----------------------------   -----------------------------------
              |                                   |
              |                                   |
              |   17.4%                                  82.6%
              |                    -----------------------------------
              |                    |   The Coleman Company, Inc.     |
               --------------------|  ('Coleman' or the 'Company')   |
                                   -----------------------------------

                                THE TRANSACTIONS

     The Old Notes are, and the New Notes will be, secured by a pledge of all of the shares of common stock of Coleman Worldwide and guaranteed pursuant to the Coleman Worldwide Non-Recourse Guaranty, which Coleman Worldwide Non-Recourse Guaranty is currently secured by a pledge of 36,233,312 shares of Coleman Common Stock. Concurrently with the closing of the Offering, the Issuer deposited the Escrowed Funds, consisting of the net proceeds of the Offering of approximately $455.3 million, with the Escrow Agent, of which approximately $449.5 million has been released to the Issuer and used to finance the LYONs Exchange Offer (other than redemption fees and expenses) and the Coleman Holdings Notes Redemption. The Escrow Agent will release the remaining Escrowed Funds (approximately $9.2 million at September 5, 1997) to the Issuer from time to time upon the satisfaction of certain conditions, including presentation of an Officer's Certificate certifying that, among other things (a) (i) the conditions to the optional redemption by Coleman Worldwide contained in the indenture governing the LYONs (the 'LYONs Indenture') to be complied with on May 27, 1998 (other than payment) have been satisfied or waived, (ii) the conditions to any exchange of LYONs from time to time by the holders thereof and the election by Coleman Worldwide to deliver cash in lieu of shares of Coleman Common Stock that are contained in the LYONs Indenture (other than payment) have been satisfied or waived or (iii) the conditions to certain other payments that may be required to be made by Coleman Worldwide pursuant to the terms of the LYONs Indenture have been satisfied or waived and (b) following the release, such Escrowed Funds, subject to certain limited exceptions, will be contributed to Coleman Worldwide and used to fund the completion of the LYONs Retirement or such other payments, as the case may be. See 'Description of the Notes--Escrow of Proceeds.' Notwithstanding the foregoing, there will be no release of Escrowed Funds to the Issuer after the occurrence of certain events of bankruptcy, insolvency or reorganization of Coleman Worldwide or Coleman (the 'Triggering Events'). If a Triggering Event occurs, the Issuer will be required to use any remaining Escrowed Funds to redeem the Notes, on a pro rata basis, at a redemption price equal to the Accreted Value plus accrued interest (if any) on the Mandatory Redemption Date (as defined herein). See 'Description of the Notes--Mandatory Redemption.'

     The Issuer has contributed an aggregate of approximately $450.5 million to Coleman Holdings and Coleman Worldwide to finance the Coleman Holdings Notes Redemption and the LYONs Exchange Offer (including redemption fees and expenses), of which $449.5 million consisted of Escrowed Funds, and will make additional contributions of the Escrowed Funds from time to time to Coleman Worldwide to finance the completion of the LYONs Retirement (collectively, the 'Capital Contributions').

     On July 15, 1997, Coleman Holdings redeemed the Coleman Holdings Notes and satisfied and discharged all of its obligations under the indenture governing the Coleman Holdings Notes (the 'Coleman Holdings Notes Indenture'). As a result of the Coleman Holdings Merger, the Issuer directly owns all the shares of capital stock of Coleman Worldwide. In connection with the Coleman Holdings Merger, the pledge of the Coleman Holdings capital stock to secure the Notes was terminated. The LYONs Retirement is expected to be completed on or prior to May 27, 1998. In connection with the LYONs Retirement, on May 23, 1997, Coleman

Worldwide commenced an offer to pay cash in the amount of $343.61 per $1,000 principal amount at maturity upon exchange of any and all outstanding LYONs. Holders of $545,053,000 aggregate principal amount at maturity of LYONs accepted Coleman Worldwide's offer to exchange such LYONs for cash. As a result, $16,500,000 aggregate principal amount at maturity of LYONs remained outstanding as of June 30, 1997, which LYONs are convertible into 259,149 shares of Coleman Common Stock (representing approximately 0.5% of shares outstanding). The Issuer intends to cause Coleman Worldwide to redeem any outstanding LYONs at a redemption price of $343.61 per $1,000 principal amount at maturity on May 27, 1998, which is the first time that Coleman Worldwide has the right to do so under the LYONs Indenture. There can be no assurance that the LYONs Retirement will be consummated on or before May 27, 1998. In addition, there can be no assurance that the Escrowed Funds will be sufficient to consummate the LYONs Retirement. See 'Risk Factors--Subordination to Subsidiary Liabilities.'

     Following the completion of the LYONs Retirement, the Issuer expects to be merged with and into Coleman Worldwide in the Coleman Worldwide Merger, with Coleman Worldwide, as the surviving corporation, assuming all of the Issuer's obligations under the Indenture and the Notes and changing its name to 'CLN Holdings Inc.' The Coleman Worldwide Non-Recourse Guaranty and the pledge of the Coleman Worldwide capital stock will terminate upon the Coleman Worldwide Merger. Following the completion of the LYONs Retirement, all obligations of Coleman Worldwide under the LYONs Indenture, will be satisfied and discharged.

     In addition to the 36,233,312 shares of Coleman Common Stock currently pledged, simultaneously with the release of additional Escrowed Funds from time to time in connection with the LYONs Retirement, the Coleman Worldwide Non-Recourse Guaranty will be secured by the shares of Coleman Common Stock for which such exchanged LYONs are exchangeable that are released from the pledge to secure any exchanged LYONs. Upon completion of the LYONs Retirement and the Coleman Worldwide Merger, the Notes will be secured by a pledge of 44,067,520 shares of Coleman Common Stock (consisting of the 36,233,312 shares currently pledged to secure the Old Notes and the 7,834,208 shares of Coleman Common Stock currently pledged to secure the LYONs), less any Delivered Shares.

                               THE EXCHANGE OFFER

Securities Offered....................  Up to $600,475,000 aggregate principal amount at maturity of Senior Secured
                                        First Priority Discount Exchange Notes
                                        due 2001 and $131,560,000 aggregate
                                        principal amount at maturity of Senior
                                        Secured Second Priority Discount
                                        Exchange Notes due 2001, in each case,
                                        which have been registered under the
                                        Securities Act. The terms of the New
                                        First Priority Notes and the New Second
                                        Priority Notes are identical in all

                                        material respects to the Old First
                                        Priority Notes and the Old Second
                                        Priority Notes, respectively, except for certain transfer restrictions and registration rights relating to the Old
                                        Notes and except that, if the Exchange
                                        Offer is not consummated by November 17, 1997, interest will accrue on the Old
                                        Notes (in addition to the accretion of
                                        Original Issue Discount) from and
                                        including such date until but excluding
                                        the date of consummation of the Exchange
                                        Offer payable in cash semiannually in
                                        arrears on May 15 and November 15,
                                        commencing May 15, 1998, at a rate per
                                        annum equal to .50% of the Accreted
                                        Value of the Old Notes as of the
                                        November 15 or May 15 immediately
                                        preceding such interest payment date.

The Exchange Offer....................  The New First Priority Notes and the New
                                        Second Priority Notes are being offered
                                        in exchange for a like principal amount
                                        at maturity of Old First Priority Notes
                                        and Old Second Priority Notes,
                                        respectively. The issuance of the New
                                        Notes is intended to satisfy obligations
                                        of the Issuer contained in the
                                        Registration Agreement. For procedures
                                        for tendering, see 'The Exchange
                                        Offer--Procedures for Tendering Old
                                        Notes.'

Tenders; Expiration Date;
  Withdrawal..........................  The Exchange Offer will expire at 5:00
                                        p.m., New York City time, on
                                                       , 1997, or such later
                                        date and time to which it is extended.
                                        The tender of Old Notes pursuant to the
                                        Exchange Offer may be withdrawn at any
                                        time prior to the Expiration Date. Any
                                        Old Note not accepted for exchange for
                                        any reason will be returned without
                                        expense to the tendering holder thereof
                                        as promptly as practicable after the
                                        expiration or termination of the
                                        Exchange Offer. See 'The Exchange
                                        Offer--Terms of the Exchange Offer;
                                        Period for Tendering Old Notes' and 'The
                                        Exchange Offer--Withdrawal.'

Certain Conditions to Exchange
  Offer...............................  The Issuer shall not be required to accept for exchange, or to issue New

                                        Notes in exchange for, any Old Notes and may terminate or amend the Exchange
                                        Offer if at any time before the
                                        acceptance of the Old Notes for exchange or the exchange of the New Notes for such Old Notes certain events have occurred, which in the reasonable judgment of the Issuer, make it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange. Such events include (i) any threatened, instituted or pending action seeking to restrain or prohibit the Exchange Offer, (ii) a general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (iii) a general banking moratorium, (iv) the commencement of a war or armed hostilities involving the United States and (v) a material adverse change or development involving a prospective material adverse change in the Issuer's business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that may affect the value of the Old Notes or the New Notes. In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, at any such time any stop order shall be threatened or in effect with respect to the Registration
                                        Statement of which the Prospectus
                                        constitutes a part or the qualification
                                        of the Indenture under the Trust
                                        Indenture Act of 1939. See 'The Exchange
                                        Offer--Certain Conditions to the
                                        Exchange Offer.'

Federal Income Tax
  Consequences........................  The exchange pursuant to the Exchange
                                        Offer should not result in gain or loss

                                        to the holders or the Issuer for federal income tax purposes. See 'Certain U.S.
                                        Federal Income Tax Considerations.'

Use of Proceeds.......................  There will be no proceeds to the Issuer from the exchange pursuant to the
                                        Exchange Offer. See 'Use of Proceeds.'

Exchange Agent........................  First Trust National Association is
                                        serving as exchange agent (the 'Exchange
                                        Agent') in connection with the Exchange
                                        Offer.

                      CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Issuer, is engaged or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.' In addition, to comply with the state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to 'qualified institutional buyers' (as such term is defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available. See 'The Exchange Offer--Consequences of Exchanging Old Notes' and 'Description of the Notes--Registration Rights.'

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New First Priority Notes and the New Second Priority Notes are identical in all material respects to the Old First Priority Notes and the Old Second Priority Notes, respectively, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by November 17, 1997, interest will accrue on the Old Notes (in addition to the accretion of Original Issue Discount) from and including such date until but excluding the date of consummation of the Exchange Offer payable in cash semiannually in arrears on May 15 and November 15, commencing May 15, 1998, at a rate per annum equal to
 .50% of the Accreted Value of the Old Notes as of the November 15 or May 15 immediately preceding such interest payment date.

Securities Offered....................  Up to $600,475,000 principal amount at maturity of Senior Secured First
                                        Priority Discount Exchange Notes due
                                        2001 (the 'New First Priority Notes')
                                        and up to $131,560,000 principal amount
                                        at maturity of Senior Secured Second
                                        Priority Discount Exchange Notes due
                                        2001 (the 'New Second Priority Notes').

Maturity Date.........................  May 15, 2001.

Yield to Maturity.....................  11 1/8% and 12 7/8% per annum with respect to the New First Priority Notes

                                        and the New Second Priority Notes,
                                        respectively (computed on a semiannual
                                        bond equivalent basis), calculated from
                                        May 20, 1997.

Original Issue Discount...............  The Old First Priority Notes were issued at an issue price of $649.49 per $1,000
                                        aggregate principal amount at maturity,
                                        and the Old Second Priority Notes were
                                        issued at an issue price of $608.12 per
                                        $1,000 aggregate principal amount at
                                        maturity. Because the New Notes will be
                                        treated as a continuation of the Old
                                        Notes, which were issued at an original
                                        issue discount ('Original Issue
                                        Discount') for federal income tax
                                        purposes, the New Notes will have
                                        Original Issue Discount. Prospective
                                        holders of the New Notes should be aware
                                        that although there will be no periodic
                                        payments of interest on the New Notes,
                                        accrued Original Issue Discount will be
                                        includable, periodically, in a holder's
                                        gross income for United States federal
                                        income tax purposes prior to redemption
                                        or other disposition of such holder's
                                        New Notes, whether or not such New Notes
                                        are ultimately

                                        redeemed, sold (to the Issuer or
                                        otherwise) or paid at maturity. See
                                        'Certain U.S. Federal Tax
                                        Considerations.'

Optional Redemption...................  The Notes may be redeemed at the option of the Issuer in whole or from time to
                                        time in part at any time on and after
                                        May 15, 2000 at the redemption prices
                                        set forth herein on the date of
                                        redemption. Notwithstanding the
                                        foregoing, the Issuer will have the
                                        option to redeem the Notes at any time
                                        in whole at a redemption price equal to
                                        the Accreted Value on the date of
                                        redemption plus the Applicable Premium.
                                        See 'Description of the Notes--Optional

                                        Redemption.'

Change of Control.....................  Upon a Change of Control, each holder of the Notes will have the right to require
                                        the Issuer to repurchase all or a
                                        portion of such holder's Notes at a
                                        price equal to the Put Amount on the
                                        date of repurchase.

Escrow of Proceeds of Offering........  Concurrently with the closing of the
                                        Offering, the net proceeds of the
                                        Offering were deposited with the Escrow
                                        Agent and held in escrow. Approximately
                                        $449.5 million of such Escrowed Funds
                                        have been released to the Issuer and
                                        used to finance the LYONs Exchange Offer
                                        (other than redemption fees and
                                        expenses) and the Coleman Holdings Notes
                                        Redemption. The remaining Escrowed Funds
                                        are temporarily invested in Treasury
                                        Securities and other Permitted
                                        Investments. The Escrow Agent will
                                        release the remaining Escrowed Funds to
                                        the Issuer from time to time as
                                        necessary to finance the completion of
                                        the LYONs Retirement, subject to
                                        satisfaction of certain conditions and
                                        subject to certain limited exceptions.
                                        Notwithstanding the foregoing, there
                                        will be no release of Escrowed Funds to
                                        the Issuer upon the occurrence of a
                                        Triggering Event. See 'Description of
                                        the Notes--Escrow of Proceeds.'

Mandatory Redemption..................  The Notes are subject to mandatory redemption upon the occurrence of a
                                        Triggering Event at a time when any
                                        Escrowed Funds are remaining. If a
                                        Triggering Event occurs, the Issuer will
                                        be required to use any such remaining
                                        Escrowed Funds to redeem the Notes, on a
                                        pro rata basis, at a redemption price
                                        equal to the Accreted Value plus accrued
                                        interest (if any) on the Mandatory
                                        Redemption Date. See 'Description of the
                                        Notes--Mandatory Redemption.'

Collateral............................  Prior to the Coleman Worldwide Merger,
                                        the Old Notes are, and the New Notes
                                        will be, secured by a pledge of all of
                                        the shares of capital stock of Coleman
                                        Worldwide and guaranteed pursuant to the
                                        Coleman Worldwide Non-Recourse Guaranty,
                                        which Coleman Worldwide Non-Recourse

                                        Guaranty is currently secured by a
                                        pledge of the 36,233,312 shares of
                                        Coleman Common Stock owned by Coleman
                                        Worldwide. In addition to such shares,
                                        simultaneously with the release of
                                        Escrowed Funds from time to time in
                                        connection with the LYONs Retirement,
                                        the Coleman Worldwide Non-Recourse
                                        Guaranty will be secured by the shares
                                        of Coleman Common Stock for which such
                                        exchanged LYONs are exchangeable that
                                        are released from the pledge to secure
                                        any exchanged LYONs. Upon completion of
                                        the LYONs Retirement, the Notes will be
                                        secured by a pledge of 44,067,520 shares of Coleman Common Stock (consisting of the 36,233,312 shares currently pledged to secure the Old Notes and the 7,834,208 shares of Coleman Common Stock currently pledged to secure the LYONs), less any Delivered Shares. The First
                                        Priority Notes will rank senior in right of payment

                                        to the Second Priority Notes with
                                        respect to any collateral securing the
                                        Notes and the Coleman Worldwide
                                        Non-Recourse Guaranty. See 'Risk
                                        Factors--Control by Holders of First
                                        Priority Notes.' No additional shares of Coleman Common Stock will be pledged by the Issuer as security for the Notes irrespective of the value of Coleman
                                        Common Stock at any time. See 'Risk
                                        Factors--Security for the Notes;
                                        Potential for Diminution' and
                                        'Description of the Notes--Security.'

                                        The Issuer may withdraw the collateral
                                        consisting of shares of Coleman Common
                                        Stock, in whole or in part, by
                                        substituting therefor with the Trustee
                                        cash or U.S. Government Obligations (as
                                        defined herein) that will be sufficient
                                        for the payment at maturity of principal and interest (if any) on the Notes, or the pro rata portion thereof,
                                        respectively. In addition, the pro rata
                                        portion of collateral consisting of
                                        Coleman Common Stock may be released
                                        following a redemption, in part, of the
                                        Notes or a repurchase, in part, of the
                                        Notes after a Change of Control or the
                                        delivery of less than all the Notes for
                                        cancellation. See 'Description of the
                                        Notes--Security.'

Ranking and Holding Company
  Structure...........................  The Old Notes are, and the New Notes
                                        will be, senior secured obligations of
                                        the Issuer and will rank pari passu in
                                        right of payment with all future senior
                                        indebtedness of the Issuer, if any, and
                                        senior to all future subordinated
                                        indebtedness of the Issuer, if any. The
                                        only outstanding indebtedness of the
                                        Issuer is the Notes, and all the
                                        Issuer's consolidated liabilities (other
                                        than the Notes and certain liabilities
                                        incurred in connection with the
                                        Offering) are liabilities of its
                                        subsidiaries. The Issuer is a holding
                                        company and therefore the Old Notes are,
                                        and the New Notes will be, effectively
                                        subordinated to all existing and future
                                        indebtedness and other liabilities of
                                        the Issuer's subsidiaries, including
                                        trade payables. As of June 30, 1997,
                                        after giving pro forma effect to the
                                        Coleman Holdings Notes Redemption, the
                                        Coleman Holdings Merger and the
                                        completion of the LYONs Retirement, the
                                        outstanding indebtedness and other
                                        liabilities of such subsidiaries would
                                        have been approximately $923.5 million.
                                        Prior to the LYONs Retirement, the Notes
                                        will also be effectively subordinated to
                                        the LYONs. See 'Risk Factors--Holding
                                        Company Structure,' '--Indebtedness and
                                        Ability to Repay the Notes,'
                                        '--Subordination to Subsidiary
                                        Liabilities' and 'Description of the
                                        Notes.'

Certain Covenants.....................  The indenture governing the Notes (the
                                        'Indenture') requires the LYONs
                                        Retirement to be consummated no later
                                        than June 10, 1998, provided that no
                                        Triggering Event shall have occurred.
                                        The Indenture also requires the Issuer,

                                        prior to the Coleman Worldwide Merger,
                                        to hold, directly or indirectly, all of
                                        the capital stock of Coleman Worldwide.
                                        The Issuer is also required to hold,
                                        directly or indirectly, a majority of
                                        the voting power of the voting stock of
                                        Coleman at all times, unless and until
                                        the Issuer exercises its right to
                                        substitute U.S. Government Obligations
                                        for all of the pledged collateral. The
                                        Indenture also contains certain
                                        covenants that, among other things,
                                        generally prohibit the incurrence of
                                        additional debt by the Issuer and the
                                        issuance of additional debt or preferred stock by Coleman Worldwide, and limit
                                        (i) the incurrence of additional debt
                                        and the issuance of preferred stock by
                                        Coleman, (ii) the payment of

                                        dividends on the capital stock of the
                                        Issuer and its subsidiaries and the
                                        redemption or repurchase of the capital
                                        stock of the Issuer, (iii) the sale of
                                        assets and subsidiary stock, (iv)
                                        transactions with affiliates, (v) the
                                        creation of liens on the assets of the
                                        Issuer and Coleman Worldwide and (vi)
                                        consolidations, mergers and transfers of all or substantially all of the Issuer's assets. The foregoing limitations and prohibitions, however, are subject to a number of qualifications. See
                                        'Description of the Notes--Certain
                                        Covenants.'

Use of Proceeds.......................  The Issuer will not receive any proceeds from the Exchange Offer. Of the
                                        approximately $455.3 million of net
                                        proceeds from the Offering, the Issuer
                                        used approximately $187.3 million to
                                        finance a portion of the $188.3 million
                                        capital contribution made to Coleman
                                        Worldwide to fund the LYONs Exchange
                                        Offer (including redemption fees and
                                        expenses) and approximately $262.2

                                        million to make a capital contribution
                                        to Coleman Holdings to fund the Coleman
                                        Holdings Notes Redemption. The Issuer
                                        will use the remainder of the net
                                        proceeds of the Offering to make capital contributions to Coleman Worldwide to fund the completion of the LYONs
                                        Retirement. Pending such use, the
                                        remainder of the Escrowed Funds are
                                        being held in escrow and invested in
                                        Treasury Securities and other Permitted
                                        Investments. See 'Use of Proceeds.'

                                  RISK FACTORS

     Prospective holders of the New Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under 'Risk Factors' under the headings 'Consequences of Failure to Exchange and Requirements for Transfer of New Notes,' 'Holding Company Structure,' 'Indebtedness and Ability to Repay the Notes,' 'Recent Operating Losses and Stockholder's Deficit,' 'Subordination to Subsidiary Liabilities,' 'Security for the Notes; Potential for Diminution,' 'Control by Holders of First Priority Notes,' 'Restrictions Imposed by Terms of Indebtedness; Consequences of Failure to Comply,' 'Competition,' 'Social, Political and Economic Risks Affecting Foreign Operations and Effects of Foreign Currency Fluctuations,' 'Fraudulent Conveyance Considerations,' 'Original Issue Discount; Limitations on Holders' Claims,' 'Lack of Public Market for the Notes,' 'Control by MacAndrews & Forbes' and 'Forward-Looking Statements,' beginning on page 19 before making a decision to tender their Old Notes in the Exchange Offer.

                       SUMMARY HISTORICAL FINANCIAL DATA

     The Issuer is a holding company formed in May 1997 to hold all of the common stock of Coleman Holdings. Coleman Holdings was a holding company formed in July 1993 in connection with the offering of the Coleman Holdings Notes and, prior to the Coleman Holdings Merger, held all the outstanding shares of capital stock of Coleman Worldwide. Pursuant to the Coleman Holdings Merger, Coleman Holdings was merged with and into the Issuer, with the Issuer as the surviving corporation. The Issuer directly holds all the outstanding shares of capital stock of Coleman Worldwide. Coleman Worldwide was formed in March 1993 in connection with the offering of $575 million aggregate principal amount at maturity of LYONs and holds 44,067,520 shares of Coleman Common Stock, which represent approximately 82.6% of the outstanding Coleman Common Stock. Coleman was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of Holdings. Due to the Issuer's 100% direct ownership of Coleman Worldwide and approximately 82.6% indirect ownership of Coleman, the Consolidated Financial Statements of the Issuer include the accounts of Coleman Worldwide and its subsidiaries after elimination of all material intercompany accounts and transactions. Minority interest primarily represents the minority stockholders' proportionate share of the results of operations and equity of Coleman.

     The summary historical financial data for, and as of the end of, each of the years in the five year period ended December 31, 1996 have been derived from the audited Consolidated Financial Statements of the Issuer and its subsidiaries. The summary historical financial data for the six months ended June 30, 1997 and 1996 and as of June 30, 1997 have been derived from the unaudited Consolidated Financial Statements of the Issuer which reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial data for such periods and at such date. Results for the interim periods are not necessarily indicative of results for the full year.

     The following summary historical financial data should be read in conjunction with 'Capitalization,' 'Selected Historical Financial Data,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus.

                                                                       (DOLLARS IN THOUSANDS)
                                            SIX MONTHS ENDED
                                                JUNE 30,                           YEAR ENDED DECEMBER 31,
                                         ----------------------   ---------------------------------------------------------
                                           1997          1996        1996           1995       1994       1993       1992
                                         --------      --------   ----------      --------   --------   --------   --------
OPERATIONS DATA:
Net revenues...........................  $678,978      $726,214   $1,220,216      $933,574   $751,580   $575,415   $505,815
Cost of sales..........................   496,023 (a)   507,710      928,497 (b)   649,427    535,710    400,052    350,141
                                         --------      --------   ----------      --------   --------   --------   --------

Gross profit...........................   182,955       218,504      291,719       284,147    215,870    175,363    155,674
Selling, general and administrative
  expenses.............................   136,132 (a)   125,819      292,012 (b)   175,036    128,664    102,214     92,711
Asset impairment charge (c)............        --            --           --        12,289         --         --         --
Restructuring expense (d)..............        --            --           --            --     18,456         --         --
Interest expense, net..................    44,167        36,606       75,120        57,830     43,736     23,760     14,465
Amortization of goodwill and deferred
  charges..............................     6,998         6,082       12,304         9,558      7,864      6,322      6,002
Gain on IPO (e)........................        --            --           --            --         --         --    (54,515)
Other expense (income), net............       797        (2,098)      (1,604)          283      1,138        766      1,343
                                         --------      --------   ----------      --------   --------   --------   --------
(Loss) earnings before income taxes,
  minority interest and extraordinary
  item.................................    (5,139)       52,095      (86,113)       29,151     16,012     42,301     95,668
Income tax (benefit) expense...........    (1,559)(a)    17,390      (23,766)(b)    11,701      3,091     18,210     40,713
Minority interest......................     2,729         9,188       (5,390)        6,696      5,734      6,401      4,428
                                         --------      --------   ----------      --------   --------   --------   --------
(Loss) earnings before extraordinary
  item.................................    (6,309)       25,517      (56,957)       10,754      7,187     17,690     50,527
Extraordinary loss on early
  extinguishment of debt, net of income
  taxes................................   (10,929)       (1,239)      (1,244)         (787)      (677)        --         --
                                         --------      --------   ----------      --------   --------   --------   --------
Net (loss) earnings....................  $(17,238)     $ 24,278   $  (58,201)     $  9,967   $  6,510   $ 17,690   $ 50,527
                                         --------      --------   ----------      --------   --------   --------   --------
                                         --------      --------   ----------      --------   --------   --------   --------
OTHER DATA:
Ratio of earnings to fixed charges
  (f)..................................        --          2.29x          --          1.45x      1.33x      2.51x      6.35x

                                                   (continued on following page)

                             (DOLLARS IN THOUSANDS)

                                                       AS OF
                                                      JUNE 30,
                                                        1997
                                                     ----------
BALANCE SHEET DATA:
Total assets......................................   $1,504,837
Long-term debt
  (including current portions)....................    1,260,235
Minority interest.................................       47,120
Total stockholder's deficit.......................     (203,551)

------------------
(a) During the six months ended June 30, 1997, the Company recorded restructuring and other charges of $13,982, net of tax. Cost of sales includes a pre-tax charge of $10,977, selling, general and administrative expenses include a pre-tax charge of $11,574, and the provision for income taxes includes a tax benefit of $8,569 resulting from these charges.

(b) During 1996, the Company recorded restructuring and certain other charges totaling $52,516, net of tax. Cost of sales includes a pre-tax charge of $44,005, selling, general and administrative expenses include a pre-tax charge of $30,195, and the provision for income taxes includes net tax benefits of $21,684 resulting from these charges.

(c) Asset impairment charge reflects primarily the non-recurring charge taken in connection with the adoption of Statement of Financial Accounting Standards No. 121.

(d) Restructuring expense reflects primarily the non-recurring charge taken in connection with the German Restructuring which includes severance costs, commitments to third parties and write-downs of leasehold improvements and other assets to estimated realizable values.

(e) Gain on IPO represents the gain to Coleman Worldwide on the sale of approximately 18% of the Coleman Common Stock in the IPO.

(f) Earnings used in computing the ratio of earnings to fixed charges consist of
    (loss) earnings before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not the loss relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors). The deficiency of earnings to fixed charges was $5,139 and $86,113 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

                        SUMMARY PRO FORMA FINANCIAL DATA

     The following unaudited summary pro forma consolidated condensed statements of operations and other data for the year ended December 31, 1996 and the six months ended June 30, 1997 give pro forma effect to the Offering, the Coleman Holdings Notes Redemption, the LYONs Exchange Offer, the retirement of the remaining $16.5 million aggregate principal amount at maturity of LYONs on May 27, 1998, the Coleman Holdings Merger and the Coleman Worldwide Merger, in each case, as if such transactions had been consummated on January 1, 1996. The following unaudited summary pro forma consolidated condensed balance sheet as of June 30, 1997 gives pro forma effect to the Coleman Holdings Notes Redemption, the Coleman Holdings Merger, the completion of the LYONs Retirement and the Coleman Worldwide Merger, in each case, as if such transactions had been consummated on June 30, 1997. The pro forma adjustments are based upon available information and certain assumptions that management of the Issuer believes are reasonable under the circumstances. The summary pro forma financial data do not purport to represent the results of operations or the financial position of the Issuer and its subsidiaries that actually would have occurred had the foregoing transactions been consummated on the aforesaid dates.


     The summary pro forma financial data should be read in conjunction with the Pro Forma Financial Data, Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                        AS OF JUNE 30, 1997
                                           ---------------------------------------------
                                              ACTUAL        ADJUSTMENTS       PRO FORMA
                                           -------------    -----------       ----------
Current Assets:
  Cash and cash equivalents.............    $    17,047                       $   17,047
  Short-term investments in escrow......        270,195         (5,670)(1)         2,328
                                                              (262,197)(2)
  Accounts and notes receivable.........        309,921                          309,921
  Inventories...........................        252,880                          252,880
  Deferred tax assets...................         40,040                           40,040
  Prepaid assets and other..............         16,265                           16,265
                                           -------------    -----------       ----------
    Total current assets................        906,348       (267,867)          638,481
Property, plant and equipment, net......        180,161                          180,161
Intangible assets related to businesses         333,954                          333,954
  acquired, net.........................
Note receivable--affiliate..............         35,395                           35,395
Deferred tax assets and other...........         48,979         (1,144)(2)        47,835
                                           -------------    -----------       ----------
                                              1,504,837       (269,011)        1,235,826
                                           -------------    -----------       ----------
                                           -------------    -----------       ----------

Current Liabilities:
  Accounts and notes payable............        207,885                          207,885
  Other current liabilities.............        124,604         (5,320)(1)       119,284
                                           -------------                      ----------
    Total current liabilities...........        332,489                          327,169
Long-term debt..........................      1,254,298       (255,511)(2)       998,787
Income taxes payable--affiliate.........         12,182                           12,182
Other liabilities.......................         62,299                           62,299
Minority interest.......................         47,120                           47,120

Stockholder's deficit:
  Common stock..........................              1                                1
  Capital deficiency....................       (119,610)          (133)(1)      (122,483)
                                                                (2,740)(2)
  Accumulated deficit...................        (79,832)          (217)(1)       (85,139)
                                                                (5,090)(2)
  Other.................................         (4,110)                          (4,110)
                                           -------------    -----------       ----------
                                               (203,551)        (8,180)         (211,731)

                                           -------------    -----------       ----------
                                            $ 1,504,837      $(269,011)       $1,235,826
                                           -------------    -----------       ----------
                                           -------------    -----------       ----------

                                                   (continued on following page)

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                      SIX MONTHS ENDED
                                                        JUNE 30, 1997                    YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------------    -------------------------------------
                                              ACTUAL     ADJUSTMENTS   PRO FORMA       ACTUAL     ADJUSTMENTS   PRO FORMA
                                            ----------   -----------   ----------    ----------   -----------   ----------
Net revenues..............................  $  678,978                 $  678,978    $1,220,216                 $1,220,216
Cost of sales.............................     496,023                    496,023       928,497                    928,497
                                            ----------                 ----------    ----------                 ----------
Gross profit..............................     182,955                    182,955       291,719                    291,719
Selling, general and administrative
  expenses ...............................     136,132                    136,132       292,012                    292,012
Interest expense, net.....................      44,167    $  24,048 (3)    51,747        75,120    $  55,227 (3)    93,943
                                                            (19,149)(4)                              (36,404)(4)
                                                              2,681 (5)
Amortization of goodwill and deferred
  charges.................................       6,998        1,383 (3)     7,601        12,304        3,688 (3)    14,431
                                                               (780)(4)                               (1,561)(4)
Other expense (income), net...............         797           --           797        (1,604)          --        (1,604)
                                            ----------   -----------   ----------    ----------   -----------   ----------
Loss before income taxes, minority
  interest and extraordinary item.........      (5,139)      (8,183)      (13,322)      (86,113)     (20,950)     (107,063)
Income tax benefit........................      (1,559)      (2,679)(6)    (4,238)      (23,766)      (6,961)(6)   (30,727)

Minority interest in earnings of Camping
  Gaz.....................................         843                        843         1,872                      1,872
Minority interest in earnings (loss) of
  Coleman.................................       1,886                      1,886        (7,262)                    (7,262)
                                            ----------   -----------   ----------    ----------   -----------   ----------
Loss before extraordinary item............  $   (6,309)   $  (5,504)   $  (11,813)   $  (56,957)   $ (13,989)   $  (70,946)
                                            ----------   -----------   ----------    ----------   -----------   ----------
                                            ----------   -----------   ----------    ----------   -----------   ----------
OTHER DATA:
Ratio of earnings to fixed charges (7)....          --                         --            --                         --


------------------

(1) Reflects the retirement of the remaining $16,500 aggregate principal amount at maturity of LYONs on May 27, 1998 for aggregate consideration of $5,670 based on a redemption price of $343.61 per $1,000 principal amount at maturity. Stockholder's deficit includes (a) a charge of $217 net of taxes, representing interest accretion on the LYONs not retired in the LYONs Exchange Offer from July 1, 1997 through May 27, 1998 and (b) a distribution of the tax benefit of $133 associated with such charges since the Issuer is not a party to a tax sharing agreement.

(2) Reflects the redemption of the Coleman Holdings Notes for aggregate consideration of $262,197 based on the redemption price of 102.175% of the accreted value at July 15, 1997. Stockholder's deficit reflects (a) a charge representing interest accretion on the Coleman Holdings Notes from July 1, 1997 through July 15, 1997 of $718, net of taxes, (b) an extraordinary loss of $4,372, net of taxes, representing the redemption premium paid to redeem the Coleman Holdings Notes and the write-off of deferred charges related to the Coleman Holdings Notes, and (c) a distribution of the tax benefit of $2,740 associated with such charges since the Issuer is not a party to a tax sharing agreement.

(3) Reflects interest expense on the New Notes based on a yield to maturity of 11 1/8% on the New First Priority Notes and 12 7/8% on the New Second Priority Notes compounded semiannually on a bond equivalent basis, and the related amortization of deferred financing costs over four years.

(4) Reflects the elimination of interest expense and amortization of deferred financing costs related to the LYONs and Coleman Holdings Notes.

(5) Reflects the elimination of interest income on the Escrowed Funds.

(6) Reflects the tax effect of the pro forma adjustments.

(7) The actual and pro forma deficiency of earnings to fixed charges was $86,113 and $107,063, respectively, for the year ended December 31, 1996 and $5,139 and $13,322, respectively, for the six months ended June 30, 1997.

                                  RISK FACTORS

     Prospective holders of the New Notes should consider carefully the following factors, as well as the other information set forth in this Prospectus before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than '--Consequences of Failure to Exchange and Requirements for Transfer of New Notes') are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available. See 'The Exchange Offer--Consequences of Exchanging Old Notes.'

HOLDING COMPANY STRUCTURE

     The Issuer is a holding company with no business operations or source of income of its own. The Issuer's only significant asset is all of the common stock of Coleman Worldwide, which owns approximately 82.6% of the outstanding shares of Coleman Common Stock. The Issuer's principal business operations are conducted by Coleman and its subsidiaries, and the Issuer has no operations of its own. Accordingly, the Issuer's only source of cash to pay its obligations with respect to the Notes and any other obligations is expected to be distributions with respect to its ownership interest in Coleman from the net earnings and cash flow generated by Coleman, after payment by Coleman Worldwide of amounts due on the LYONs for so long as they remain outstanding and certain other expenses. As the indirect holder through Coleman Worldwide of approximately 82.6% of the Coleman Common Stock, the Issuer has the ability to cause the Company and Coleman Worldwide to make distributions up to the maximum amount permitted by law, subject to limitations in the debt instruments of the Company and Coleman Worldwide. However, the Issuer currently expects that, for the foreseeable future, the net earnings and cash flow of the Company will be retained and used in the business of the Company and that the Issuer will not receive any distributions from the Company or Coleman Worldwide. The terms of the Company's credit agreement as amended and restated as of August 3, 1995 and as further amended (the 'Company Credit Agreement'), prohibits the Company from paying dividends prior to January 1, 1999 and thereafter restricts the Company's ability to pay dividends or make other payments to Coleman Worldwide and the Issuer. In addition, the LYONs Indenture restricts Coleman Worldwide's ability to pay dividends and make other payments to the Issuer. Although Coleman Worldwide may receive payments from the Company pursuant to a tax sharing agreement (the 'Company Tax Sharing Agreement'), Coleman Worldwide will not distribute such payments to the Issuer. In addition, the LYONs Indenture requires that any such payments received from the Company be paid to Mafco or retained by Coleman Worldwide (except under certain limited circumstances which are unlikely to occur prior to the LYONs Retirement). See 'Description of Other Indebtedness--Coleman Worldwide--The LYONs' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and
Capital Resources.'

INDEBTEDNESS AND ABILITY TO REPAY THE NOTES

     The only outstanding indebtedness of the Issuer on an unconsolidated basis is the Notes. The Indenture generally prohibits the incurrence of additional debt by the Issuer and limits the incurrence of additional debt and the issuance of preferred stock by the Issuer's subsidiaries. See 'Description of the Notes--Certain Covenants.'

     The Issuer currently anticipates that in order to pay the principal amount at maturity of the Notes or upon the occurrence of an Event of Default, to redeem the Notes or to repurchase the Notes upon the occurrence of a Change of Control, the Issuer will be required to adopt one or more alternatives, such as seeking capital contributions or loans from its affiliates, refinancing its indebtedness or selling its equity securities or the equity securities or assets of Coleman. None of the affiliates of the Issuer is required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligations on the Notes, and, except for the Coleman Worldwide Non-Recourse Guaranty, which will terminate upon the Coleman Worldwide Merger, the obligations of the Issuer with respect to the Notes are not guaranteed by any affiliate of the Issuer or any other person. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that they would be sufficient to enable the Issuer to make any payments in respect of the Notes when required or that any of such actions would be permitted by the terms of the Indenture, the LYONs Indenture (prior to the LYONs Retirement) or the debt instruments of the Company or Coleman Worldwide then in effect. Moreover, the events that constitute a Change of Control under the Indenture may also constitute events of default or repurchase right events under certain debt instruments of the Issuer's subsidiaries. Such events may permit the lenders under such debt instruments to accelerate the debt (or, in the case of the LYONs, to require Coleman Worldwide to repurchase such securities) and, if the debt is not paid or repurchased, to enforce their security interests, if any, in substantially all of the assets of the Issuer's subsidiaries and the shares of Coleman Common Stock securing the LYONs. Any such enforcement may limit the Issuer's ability to raise cash to purchase the Notes and may have a material adverse effect on the market price of Coleman Common Stock and on the price that could be obtained for the Coleman Worldwide capital stock and thus on the ability of the Trustee to realize value through sales of the collateral. See '--Security for the Notes; Potential for Diminution,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources,' 'Description of Other Indebtedness' and 'Description of the Notes.'

RECENT OPERATING LOSSES AND STOCKHOLDER'S DEFICIT

     The Issuer recorded a loss before extraordinary item of $57.0 million for the year ended December 31, 1996 and a loss before extraordinary item of $6.3 million for the six months ended June 30, 1997. On a historical basis, the Issuer's earnings before fixed charges were insufficient to cover fixed charges by approximately $86.1 million and $5.1 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. On a pro forma basis, assuming that the Offering, the Coleman Holdings Notes Redemption, the LYONs Exchange Offer, the retirement of the remaining $16.5 million aggregate principal amount at maturity of LYONs on May 27, 1998, the Coleman Holdings Merger and the Coleman Worldwide Merger had each occurred on January 1, 1996, the Issuer would have experienced a loss before extraordinary item of $70.9 million and $11.8 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. On a pro forma basis, assuming that the Offering, the Coleman Holdings Notes Redemption, the LYONs Exchange Offer, the retirement of the remaining $16.5 million aggregate principal amount at maturity of LYONs on May 27, 1998, the Coleman Holdings Merger and the Coleman Worldwide Merger had each occurred on January 1, 1996, the Issuer's net earnings for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been insufficient to cover fixed charges by approximately $107.1 million and $13.3 million, respectively. As a result, on a historical and a pro forma basis, the Issuer would have had to achieve growth in its earnings before fixed charges at least equal to the amounts of such insufficiencies in order to cover its fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not the loss relating to the early extinguishment of debt) and 33% of rental expense (considered by the Issuer to be representative of the interest factor). The Issuer had a stockholder's deficit of approximately $203.6 million as of June 30, 1997 and, on a pro forma basis, assuming that the Coleman Holdings Notes Redemption, the Coleman Holdings Merger, the completion of the LYONs Retirement and the Coleman Worldwide Merger had each occurred on June 30, 1997, the Issuer's stockholder's deficit would have been approximately $211.7 million.

SUBORDINATION TO SUBSIDIARY LIABILITIES

     Any right of the Issuer and its creditors, including holders of the Notes, to participate in the assets of any of the Issuer's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of the subsidiary's creditors, including trade creditors (except to the extent the Issuer may itself be a creditor of such subsidiary). Accordingly, the Old Notes are, and the New Notes will be, effectively subordinated to liabilities, including trade payables, of the subsidiaries of the Issuer. The ability of the Issuer's creditors, including the holders of the Notes, to participate in such assets will also be limited to the extent that the outstanding shares of Coleman Common Stock are not beneficially owned by the Issuer. The Issuer is a holding company and currently does not have any indebtedness that ranks pari passu with, or senior to, the Notes. As of June 30, 1997, after giving effect to the Coleman Holdings Notes Redemption, the Coleman Holdings Merger and the completion of the LYONs Retirement, subsidiaries of the Issuer would have had approximately $923.5 million of total liabilities, including approximately $609.9 million of indebtedness. The Indenture generally prohibits the incurrence of additional debt by the Issuer and limits the incurrence of additional debt and the issuance of preferred stock by the Issuer's subsidiaries, including Coleman. Prior to the LYONs Retirement, the Notes will also be effectively subordinated to the LYONs.

     There can be no assurance that the LYONs Retirement will be consummated on or before May 27, 1998. See 'Description of the Notes.' To the extent that the

LYONs Retirement may not be completed until May 27, 1998, the Issuer and its subsidiaries will continue to incur interest expense on the outstanding principal amount of the LYONs not retired at the rate of 7.25%. In addition, there can be no assurance that the Escrowed Funds will be sufficient to consummate the LYONs Retirement at any time, particularly if the market value of the Coleman Common Stock increases such that the market value of the shares for which the outstanding LYONs may be exchanged exceeds the remaining Escrowed Funds. See 'Description of Other Indebtedness--Coleman Worldwide--The LYONs.' If the Escrowed Funds are insufficient, the Issuer will be required to adopt one or more alternatives, such as seeking capital contributions or loans from its affiliates, or if LYONs are exchanged, delivering Coleman Common Stock upon exchange, thereby reducing the Issuer's indirect ownership of Coleman. None of the affiliates of the Issuer is required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligation to consummate the LYONs Retirement. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that they would be sufficient to enable the Issuer to consummate the LYONs Retirement on May 27, 1998 without delivering Coleman Common Stock upon exchange or that any of such actions would be permitted by the terms of the Indenture, the LYONs Indenture or the debt instruments of the Company then in effect.

SECURITY FOR THE NOTES; POTENTIAL FOR DIMINUTION

     Prior to the Coleman Worldwide Merger, all of the Issuer's obligations under the Indenture and the Notes will be secured by a pledge of all of the shares of capital stock of Coleman Worldwide and guaranteed pursuant to the Coleman Worldwide Non-Recourse Guaranty, which Coleman Worldwide Non-Recourse Guaranty is currently secured by 36,233,312 shares of Coleman Common Stock. The Coleman Worldwide Non-Recourse Guaranty and the pledge of the Coleman Worldwide capital stock will terminate upon the Coleman Worldwide Merger. The Trustee's claim under the Coleman Worldwide Non-Recourse Guaranty will be limited to the shares pledged as security therefor and will not entitle the Trustee or the holders of the Notes to the status of a general creditor of Coleman Worldwide. In addition to such shares, simultaneously with the release of Escrowed Funds from time to time to redeem the LYONs or upon exchange of LYONs in connection with the LYONs Retirement, the Coleman Worldwide Non-Recourse Guaranty will become secured by the shares of Coleman Common Stock into which such exchanged or redeemed LYONs are exchangeable that are released from the pledge to secure any exchanged or redeemed LYONs, until consummation of the LYONs Retirement, at which time the Notes will also be secured by the 7,834,208 shares of Coleman Common Stock currently pledged to secure the LYONs, less any Delivered Shares. Upon consummation of the LYONs Retirement, the Notes will be secured by 44,067,520 shares of Coleman Common Stock less any Delivered Shares.

     No additional shares of Coleman Common Stock will be pledged irrespective of the market value of the stock at any time. The Coleman Common Stock is currently listed on the NYSE. Since January 1, 1996, the high and low sales prices of the Coleman Common Stock were $26 and $11 1/2 per share, respectively. There currently is no public market for the Coleman Worldwide capital stock. The value of the collateral will be subject to fluctuation and there can be no assurance that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts due on the Notes in the event of a default. In addition, the ability of the holders of the Notes to realize upon the collateral may be subject to certain limitations and there can be no assurance that the Trustee or the holders of the Notes would be able to sell the shares pledged as collateral to secure the Notes and the Coleman Worldwide Non-Recourse Guaranty at the then current market value. Sales of substantial amounts of the Coleman Common Stock (whether by the Trustee or other secured lenders, if any, or otherwise) could adversely affect market prices.

     The Notes are not guaranteed by the Company, and except for the Coleman Worldwide Non-Recourse Guaranty of Coleman Worldwide, which will terminate upon the Coleman Worldwide Merger, the Notes are not guaranteed by any other affiliate of the Issuer. If there were an Event of Default under the Indenture and the Trustee under the Indenture or the holders of the Notes were to foreclose upon the collateral, such foreclosure could constitute a change of control of the Company which would result in an event of default permitting acceleration under the Company Credit Agreement. There can be no assurance that the assets of the Company and its subsidiaries would be sufficient to repay in full borrowings under the Company Credit Agreement if they became due. In such event no assets of the subsidiaries of the Company would be available to the holders of the Notes and the value of the shares of Coleman Common Stock (and Coleman Worldwide capital stock) securing the Notes would be substantially diminished or eliminated. Although currently unsecured, the Company Credit Agreement provides that it will become secured by the Company's assets at December 31, 1997 if a specified financial leverage requirement is not met. If the Company Credit Agreement became secured, any enforcement of the security interests securing the Company Credit Agreement, or enforcement of the security interests securing any other indebtedness of the Issuer or its subsidiaries, could have a material adverse effect on the market price of Coleman Common Stock and on the ability of the Trustee to realize value through sales of the collateral pledged to secure the Notes and the Coleman Worldwide Non-Recourse Guaranty. The Indenture permits the Issuer, under certain circumstances, to grant liens on its assets, if any, other than the shares of Coleman Worldwide or Coleman, as the case may be, pledged to secure the Notes.

     Because the additional shares of Coleman Common Stock pledged to secure the Coleman Worldwide Non-Recourse Guaranty following the Coleman Holdings Merger and the LYONs Exchange Offer, and the shares, if any, to be pledged upon the completion of the LYONs Retirement, were not pledged simultaneously with Coleman Worldwide incurring its obligation to issue the Coleman Worldwide Non-Recourse Guaranty, but rather were, or will be, pledged later, in certain circumstances such pledge could constitute a preference if Coleman Worldwide were to become a debtor in a bankruptcy case. Under applicable provisions of the United States Bankruptcy Code (the 'Bankruptcy Code'), if Coleman Worldwide were to become the subject of a bankruptcy case within the 90-day period following the issuance of the Coleman Worldwide Non-Recourse Guaranty or following any pledges of additional shares of Coleman Common Stock (or within one year of such events if the entity for whom the transfer is made is an 'insider' within the meaning of the Bankruptcy Code), a bankruptcy court could avoid the pledge of Coleman Common Stock as a preference if Coleman Worldwide was insolvent at the time thereof and the pledge enabled holders of the Notes to receive more than they would if Coleman Worldwide were liquidated under the Bankruptcy Code. Such pledges by Coleman Worldwide may also be voidable as preferences under similar state laws, which in many cases have a 120-day preference period. The Notes are not secured by a pledge of the Escrowed Funds. The Escrowed Funds could be subject to the claims of creditors of the Issuer, if any, other than the holders of the Notes.

CONTROL BY HOLDERS OF FIRST PRIORITY NOTES

     The First Priority Notes constitute approximately 82.0% of the aggregate principal amount at maturity of the Notes sold in the Offering and the Second Priority Notes constitute the balance. Under the terms of the Indenture, the First Priority Notes and the Second Priority Notes will be treated as separate series of securities for purposes of their respective rights to payment upon a realization of the collateral securing the Notes and the Coleman Worldwide Non-Recourse Guaranty. Accordingly, any proceeds received by the Trustee from a realization on the collateral will be applied first to pay the expenses of the Trustee under the Indenture, second to pay the Default Amount (as defined herein) on the First Priority Notes and, thereafter, to pay the Default Amount on the Second Priority Notes. For all other purposes the First Priority Notes and the Second Priority Notes will be treated as a single class of securities issued under the Indenture. Any actions that may be taken by the holders of less than all of Notes outstanding under the Indenture, including the approval of any supplements or amendments thereto, waivers of any past defaults, giving notice to the Issuer and the Trustee of an Event of Default, rescinding an acceleration of the Notes, exercising remedies with respect to the collateral securing the Notes and controlling proceedings following an Event of Default, may be taken by the holders of specified percentages of the aggregate principal amount at maturity of Notes outstanding. There will be no separate class voting for holders of the Second Priority Notes under any circumstances, even if the proposed action would more adversely affect the holders of the Second Priority Notes. Accordingly, it is expected that the holders of the First Priority Notes will be able to control the vote on all actions requiring approval of the holders of a majority of the aggregate principal amount at maturity of Notes outstanding without obtaining the approval of any holders of the Second Priority Notes. With respect to actions that may be taken by holders of at least 25% of the aggregate principal amount at maturity of Notes outstanding, the approval of at least some of the holders of the First Priority Notes will be required in order to take such actions. In addition, if a default occurs under the Indenture, the Trustee may be deemed to have a 'conflicting interest' within the meaning of the Trust Indenture Act of 1939, as amended (the 'TIA'). In such case, the Trustee would be required to eliminate the conflicting interest, by appointing another trustee or otherwise.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS; CONSEQUENCES OF FAILURE TO COMPLY

     The terms and conditions of the Indenture, the LYONs Indenture, the Company Credit Agreement and the Company Senior Notes (as defined herein) impose restrictions that affect, among other things, the ability of the Issuer and its subsidiaries to incur debt, pay dividends, make acquisitions, create liens, sell assets and make certain investments.


     The terms of the Company Credit Agreement also require the Company to maintain specified financial ratios and tests, including a specified ratio of consolidated current assets to consolidated current liabilities, a specified ratio of consolidated debt to consolidated net worth, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, and a minimum consolidated net worth. The terms of the Company Senior Notes also require the Company to maintain specified financial ratios and tests, including a specified level of consolidated net worth. The Company's ability to comply with the foregoing provisions can be affected by events beyond the Company's control, and there can be no assurance that the Company will achieve operating results that maintain compliance with such provisions. The breach of any of such covenants would result in a default under the Company Credit Agreement or the Company Senior Notes permitting the holders thereof to declare all amounts outstanding thereunder to be due and payable. In addition, the terms of the LYONs Indenture provide that if the Company fails to maintain a specified ratio of consolidated debt to the sum of consolidated debt and consolidated net worth or Coleman Worldwide fails to maintain a minimum consolidated net worth, an Additional Purchase Right Event under the LYONs Indenture would occur, which would require Coleman Worldwide to repurchase the LYONs. If an Additional Purchase Right Event under the LYONs Indenture did so occur, however, the Issuer would be permitted under the Indenture and the Escrow Agreement to use the Escrowed Funds to finance such LYONs repurchase. If indebtedness of the Issuer or its subsidiaries were to be accelerated or required to be repurchased, there could be no assurance that the assets of the Issuer and its subsidiaries would be sufficient to repay in full borrowings under the outstanding debt instruments of the Issuer and its subsidiaries, including the Notes. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources,' 'Description of the Notes' and 'Description of Other Indebtedness.'

     The events that constitute a Change of Control under the Indenture may also constitute events of default or repurchase right events under certain indebtedness of the Issuer's subsidiaries which indebtedness is effectively senior to the Notes. See '--Subordination to Subsidiary Liabilities.' Such events may permit the lenders under such debt instruments to accelerate the debt (or, in the case of the LYONs, to require Coleman Worldwide to repurchase such securities) and, if the debt is not paid or repurchased, to enforce their security interests, if any, thereby limiting the Issuer's ability to raise cash to repurchase the Notes and reducing the practical benefit of this provision to the holders of the Notes. As of June 30, 1997 after giving pro forma effect to the Coleman Holdings Notes Redemption, the Coleman Holdings Merger, the completion of the LYONs Retirement and the Coleman Worldwide Merger, the amount of outstanding indebtedness that could be accelerated or result in a mandatory repurchase under these circumstances would have been $162.1 million. See '--Indebtedness and Ability to Repay the Notes,' '--Subordination to Subsidiary Liabilities' and 'Description of the Notes--Change of Control.'

COMPETITION

     The markets in which the Company operates are highly competitive. The Company competes in selected product categories against a number of multinational manufacturers, some of which are larger and have substantially greater resources than the Company. See 'Business--Competition.'

SOCIAL, POLITICAL AND ECONOMIC RISKS AFFECTING FOREIGN OPERATIONS AND EFFECTS OF FOREIGN CURRENCY FLUCTUATIONS

     The Company sells its products in more than 100 countries. As a result, the Company is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations, including changes in the laws and policies that govern foreign investment in countries where it has operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. In addition, the Company's results of operations and the value of its foreign assets are affected by fluctuations in foreign currency exchange rates, which may favorably or adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which the Company and foreign competitors sell their products in the same market. For 1996 and 1995, 32% and 24%, respectively, of the Company's net sales were outside North America. The Company enters into forward and option contracts to hedge certain cash flows denominated in foreign currency. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

FRAUDULENT CONVEYANCE CONSIDERATIONS

     None of the proceeds from the Offering were made available to Coleman Worldwide, which issued the Coleman Worldwide Non-Recourse Guaranty to secure the Notes issued by its parent, the Issuer, and pledged Coleman Common Stock as security therefor. Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if a court were to find that at the time it issued the Coleman Worldwide Non-Recourse Guaranty or pledged the Coleman Common Stock in connection with the Offering (a) Coleman Worldwide issued the Coleman Worldwide Non-Recourse Guaranty or pledged the Coleman Common Stock with the intent of hindering, delaying or defrauding creditors, or (b) Coleman Worldwide received less than reasonably equivalent value or fair consideration in exchange for the obligations that it incurred under the Coleman Worldwide Non-Recourse Guaranty, or for the pledge of Coleman Common Stock, and Coleman Worldwide (i) was insolvent or was rendered insolvent by reason of such incurrence or pledge, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which its remaining assets constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the Coleman Worldwide Non-Recourse Guaranty and the pledge of the Coleman Common Stock securing the Coleman Worldwide Non-Recourse Guaranty could be voided, or claims in respect of the Coleman Worldwide Non-Recourse Guaranty and the pledge could be subordinated to all other debts of Coleman Worldwide. In addition, any payments by Coleman Worldwide pursuant to the Coleman Worldwide Non-Recourse Guaranty could be avoided and be required to be returned to Coleman Worldwide, particular creditors of Coleman Worldwide or to a fund for the benefit of its creditors.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, Coleman Worldwide would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance, however, as to what standard a court would apply in making such determination.

ORIGINAL ISSUE DISCOUNT; LIMITATIONS ON HOLDERS' CLAIMS

     The Old Notes were, and the New Notes will be, issued at a substantial original issue discount from their principal amount at maturity. Consequently, purchasers of Notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See 'Certain U.S. Federal Income Tax Considerations' for a more detailed discussion of the federal income tax consequences to the purchasers of the Notes resulting from the purchase, ownership or disposition thereof.

     Under the Indenture, in the event of an acceleration of the maturity of the Notes upon the occurrence of an Event of Default, the holders of the Notes may be entitled to recover only the amount which may be declared due and payable pursuant to the Indenture, which will be less than the principal amount at maturity of such Notes. See 'Description of the Notes--Defaults.'

     If a bankruptcy case is commenced by or against the Issuer under the Bankruptcy Code, the claim of a holder of Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the Issue Price of the Notes and (ii) that portion of the Original Issue Discount which is not deemed to constitute 'unmatured interest' for purposes of the Bankruptcy Code. Accordingly, holders of the Notes under such circumstances may, even if sufficient funds are available, receive a lesser amount than they would be entitled to under the express terms of the Indenture. In addition, there can be no assurance that a bankruptcy court would compute the accrual of interest by the same method as that used for the calculation of Original Issue Discount under federal income tax law and, accordingly, a holder might be required to recognize gain or loss in the event of a distribution related to such a bankruptcy case.

LACK OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued on May 20, 1997 to a small number of institutional investors and institutional accredited investors and are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen-based, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. Although the Initial Purchasers have informed the Issuer that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. As a result, the market price of the New Notes could be adversely affected. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

CONTROL BY MACANDREWS & FORBES

     MacAndrews & Forbes' indirect ownership of all of the capital stock of each of the Issuer and Coleman Worldwide and approximately 82.6% of the Coleman Common Stock permits MacAndrews & Forbes to elect the entire Board of Directors of each of the Issuer, Coleman Worldwide and the Company and to control the Issuer, Coleman Worldwide and the Company, including the vote on matters submitted to a vote of the Company's stockholders. Although the Company has five directors who are neither officers nor employees of MacAndrews & Forbes or any of its affiliates, the Board of Directors of each of the Issuer, Coleman Worldwide and the Company has been, and is expected to continue to be, comprised entirely of designees of MacAndrews & Forbes, which is wholly owned by Ronald O. Perelman.

     The shares of common stock of the Issuer and shares of common stock of intermediate holding companies are or may from time to time be pledged to secure obligations of MacAndrews & Forbes or its affiliates. A foreclosure upon any such shares of common stock could constitute a Change of Control under the Indenture and certain debt instruments of the Issuer's subsidiaries, including the Company Credit Agreement and the LYONs. See '--Security for the Notes; Potential for Diminution.'

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. Such forward-looking statements are principally contained in the sections 'Prospectus Summary,' 'Business--Business Strategy' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' In addition, in those and other portions of this Prospectus. the words 'anticipate,' 'believe,' 'estimate,' 'expect,' 'plans,' 'intends' and similar expressions, as they relate to the Issuer, Coleman Worldwide, the Company or management, are intended to identify forward-looking statements. Such statements reflect the current views of the Issuer and its subsidiaries with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. In addition to factors that may be described in this Prospectus, the following factors, among others, could cause the actual results of the Issuer and its subsidiaries, including the Company, to differ materially from those expressed in any forward-looking statements made: (i) difficulties or delays in the reduction of wholesaler inventories in Japan, (ii) unanticipated costs or delays in eliminating low or unprofitable products or businesses, closing facilities, or consummating the Company's other restructuring activities, (iii) unanticipated costs or delays in developing new products, (iv) the possibility the Company fails to meet the various restrictive covenants of the Company Credit Agreement, (v) a decrease in the public's interest in camping and related activities, and (vi) adverse weather, market or economic conditions which negatively affect demand for the Company's products. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Issuer does not intend to update these forward-looking statements.

                                USE OF PROCEEDS

     The Issuer will not receive any proceeds from the Exchange Offer. Of the approximately $455.3 million of net proceeds from the Offering, the Issuer used approximately $187.3 million to finance a portion of the $188.3 million capital contribution made to Coleman Worldwide to fund the LYONs Exchange Offer (including redemption fees and expenses) and approximately $262.2 million to make a capital contribution to Coleman Holdings to fund the Coleman Holdings Notes Redemption. The Issuer will use the remainder of the net proceeds from the Offering to make capital contributions to Coleman Worldwide to fund the completion of the LYONs Retirement. The LYONs mature on May 27, 2013 and original issue discount accretes at the rate of 7.25% per annum, compounded on a semiannual bond equivalent basis. As of June 30, 1997, the accreted value of the LYONs was approximately $5.3 million. If there are any Escrowed Funds remaining after the consummation of the LYONs Retirement, the Issuer intends to dividend or distribute such funds to MacAndrews & Forbes. See 'Description of Other Indebtedness.' Pending such use, the Escrowed Funds are being held in escrow and invested in Treasury Securities and other Permitted Investments.

                                 CAPITALIZATION

     The following table sets forth the actual consolidated capitalization of the Issuer and its subsidiaries as of June 30, 1997 and the consolidated capitalization of the Issuer and its subsidiaries at such date as adjusted to give effect to the Coleman Holdings Notes Redemption, the Coleman Holdings Merger, the completion of the LYONs Retirement and the Coleman Worldwide Merger, as if such transactions had been consummated on June 30, 1997. Due to its direct 100% ownership of Coleman Worldwide and indirect 82.6% ownership of Coleman, the Consolidated Financial Statements of the Issuer and its subsidiaries include the accounts of Coleman Worldwide and its subsidiaries after elimination of all material intercompany accounts and transactions. Minority interest primarily represents the minority stockholders' proportionate share of the equity of Coleman. This table should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto and the Pro Forma Financial Data included elsewhere in this Prospectus.

                                              AS OF JUNE 30, 1997
                                           -------------------------
                                             ACTUAL      AS ADJUSTED
                                           ----------    -----------
                                            (DOLLARS IN THOUSANDS,
                                              EXCEPT SHARE DATA)
Short-term borrowings...................   $   86,498    $   86,498
Current portion of long-term debt.......        5,937           617 (c)
Long-term debt:
  The Issuer:
    First Priority Notes(a).............      394,820       394,820
    Second Priority Notes(a)............       81,148        81,148
  Coleman Holdings:
    Coleman Holdings Notes..............      255,511            -- (b)
  Coleman Worldwide:
    LYONs...............................        5,320            -- (c)
  Coleman:
    7.26% Senior Notes due 2007.........      200,000       200,000
    7.10% Senior Notes due 2006.........       85,000        85,000
    7.25% Senior Notes due 2008.........       75,000        75,000
    Company Credit Agreement (d):
      Revolving credit facility.........       96,000        96,000
      Term loan.........................       66,126        66,126
    Other...............................        1,310         1,310
                                           ----------    -----------
      Total long-term debt, including
       current portion..................    1,260,235       999,404
      Less: current portion.............       (5,937)         (617)
                                           ----------    -----------
         Total long-term debt...........    1,254,298       998,787
                                           ----------    -----------
Minority interest.......................       47,120        47,120

Stockholder's deficit:
  Common stock, $1.00 par value; 1,000
    shares authorized, issued and
    outstanding.........................            1             1
  Capital deficiency....................     (119,610)     (122,483)(e)
  Accumulated deficit...................      (79,832)      (85,139)(f)
  Currency translation adjustment.......       (3,596)       (3,596)
  Minimum pension liability
    adjustment..........................         (514)         (514)
                                           ----------    -----------
  Total stockholder's deficit...........     (203,551)     (211,731)
                                           ----------    -----------
Total capitalization....................   $1,190,302    $  921,291
                                           ----------    -----------
                                           ----------    -----------

------------------
(a) Reflects the issuance of the Notes, net of the Original Issue Discount of $210.5 million and $51.6 million for the First Priority Notes and Second Priority Notes, respectively.

(b) Reflects the Coleman Holdings Notes Redemption.

(c) Reflects the retirement of the remaining $16.5 million aggregate principal amount at maturity ($5.3 million accreted value at June 30, 1997) of LYONs on May 27, 1998.

(d) The Company Credit Agreement consists of a $275.0 million revolving credit facility and a 385.1 million French Franc (approximately $66.1 million at June 30, 1997 exchange rates) term loan that matures on April 30, 2001. At June 30, 1997, $173.5 million was available for borrowings under the Company Credit Agreement.

(e) Reflects the distribution of the tax benefit relating to the interest accretion and extraordinary loss associated with the Coleman Holdings Notes Redemption and the LYONs Retirement since the Issuer is not a party to a tax sharing agreement.

(f) Reflects the interest accretion on the LYONs from July 1, 1997 through May 27, 1998 and an extraordinary loss, net of taxes, related to the LYONs Retirement and reflects the interest accretion on the Coleman Holdings Notes from July 1, 1997 through July 15, 1997 and an extraordinary loss, net of taxes, related to the Coleman Holdings Notes Redemption.

                      PRICE RANGE OF COLEMAN COMMON STOCK


     The Coleman Common Stock is listed and traded on the NYSE under the symbol 'CLN' and has unlisted trading privileges on the Midwest Stock Exchange and the Pacific Stock Exchange. The following table sets forth the high and low sales prices as reported on the NYSE Composite Tape for the Coleman Common Stock for the first quarter in 1997, the second quarter in 1997, the third quarter in 1997 (through September 23, 1997) and for each quarter in 1996 and 1995.



1997                                                   HIGH       LOW
--------------------------------------------------     ----       ---
  First Quarter...................................   $ 16 1/8    $11 1/2
  Second Quarter..................................     19 1/8     12 7/8
  Third Quarter (through September 23, 1997)......     18         15 3/16

1996
--------------------------------------------------
  First Quarter...................................   $ 26        $16 5/16
  Second Quarter..................................     23 1/4     19 13/16
  Third Quarter...................................     21 5/8     13 3/4
  Fourth Quarter..................................     15 1/4     11 3/4

1995
--------------------------------------------------
  First Quarter...................................   $ 19 15/16  $16 1/4
  Second Quarter..................................     19 1/8     15 1/2
  Third Quarter...................................     19 9/16    17 11/16
  Fourth Quarter..................................     18 3/4     16 3/8



     On September 23, 1997, the last reported sales price of the Coleman Common Stock on the NYSE was $15 7/8 per share.

                            PRO FORMA FINANCIAL DATA

     The following unaudited summary pro forma consolidated condensed statements of operations and other data for the year ended December 31, 1996 and the six months ended June 30, 1997 give pro forma effect to the Offering, the Coleman Holdings Notes Redemption, the LYONs Exchange Offer, the retirement of the remaining $16.5 million aggregate principal amount at maturity of LYONs on May 27, 1998, the Coleman Holdings Merger and the Coleman Worldwide Merger, in each case, as if such transactions had been consummated on January 1, 1996. The following unaudited summary pro forma consolidated condensed balance sheet as of June 30, 1997 gives pro forma effect to the Coleman Holdings Notes Redemption, the Coleman Holdings Merger, the completion of the LYONs Retirement and the Coleman Worldwide Merger, in each case, as if such transactions had been consummated on June 30, 1997. The pro forma adjustments are based upon available information and certain assumptions that management of the Issuer believes are reasonable under the circumstances. The pro forma financial data do not purport to represent the results of operations or the financial position of the Issuer and its subsidiaries that actually would have occurred had the foregoing transactions been consummated on the aforesaid dates.

     The pro forma financial data should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus.

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                        AS OF JUNE 30, 1997
                                           ---------------------------------------------
                                              ACTUAL        ADJUSTMENTS       PRO FORMA
                                           -------------    -----------       ----------
Current Assets:
  Cash and cash equivalents.............    $    17,047                       $   17,047
  Short-term investments in escrow......        270,195         (5,670)(1)         2,328
                                                              (262,197)(2)
  Accounts and notes receivable.........        309,921                          309,921
  Inventories...........................        252,880                          252,880
  Deferred tax assets...................         40,040                           40,040
  Prepaid assets and other..............         16,265                           16,265
                                           -------------    -----------       ----------
    Total current assets................        906,348       (267,867)          638,481
Property, plant and equipment, net......        180,161                          180,161
Intangible assets related to businesses         333,954                          333,954
  acquired, net.........................
Note receivable--affiliate..............         35,395                           35,395
Deferred tax assets and other...........         48,979         (1,144)(2)        47,835
                                           -------------    -----------       ----------
                                              1,504,837       (269,011)        1,235,826

                                           -------------    -----------       ----------
                                           -------------    -----------       ----------

Current Liabilities:
  Accounts and notes payable............        207,885                          207,885
  Other current liabilities.............        124,604         (5,320)(1)       119,284
                                           -------------                      ----------
    Total current liabilities...........        332,489                          327,169
Long-term debt..........................      1,254,298       (255,511)(2)       998,787
Income taxes payable--affiliate.........         12,182                           12,182
Other liabilities.......................         62,299                           62,299
Minority interest.......................         47,120                           47,120

Stockholder's deficit:
  Common stock..........................              1                                1
  Capital deficiency....................       (119,610)          (133)(1)      (122,483)
                                                                (2,740)(2)
  Accumulated deficit...................        (79,832)          (217)(1)       (85,139)
                                                                (5,090)(2)
  Other.................................         (4,110)                          (4,110)
                                           -------------    -----------       ----------
                                               (203,551)        (8,180)         (211,731)
                                           -------------    -----------       ----------
                                            $ 1,504,837      $(269,011)       $1,235,826
                                           -------------    -----------       ----------
                                           -------------    -----------       ----------

                                                   (continued on following page)

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                      SIX MONTHS ENDED
                                                        JUNE 30, 1997                    YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------------    -------------------------------------
                                              ACTUAL     ADJUSTMENTS   PRO FORMA       ACTUAL     ADJUSTMENTS   PRO FORMA
                                            ----------   -----------   ----------    ----------   -----------   ----------
Net revenues..............................  $  678,978                 $  678,978    $1,220,216                 $1,220,216
Cost of sales.............................     496,023                    496,023       928,497                    928,497
                                            ----------                 ----------    ----------                 ----------
Gross profit..............................     182,955                    182,955       291,719                    291,719
Selling, general and administrative
  expenses ...............................     136,132                    136,132       292,012                    292,012
Interest expense, net.....................      44,167    $  24,048 (3)    51,747        75,120    $  55,227 (3)    93,943
                                                            (19,149)(4)                              (36,404)(4)

                                                              2,681 (5)
Amortization of goodwill and deferred
  charges.................................       6,998        1,383 (3)     7,601        12,304        3,688 (3)    14,431
                                                               (780)(4)                               (1,561)(4)
Other expense (income), net...............         797           --           797        (1,604)          --        (1,604)
                                            ----------   -----------   ----------    ----------   -----------   ----------
Loss before income taxes, minority
  interest and extraordinary item.........      (5,139)      (8,183)      (13,322)      (86,113)     (20,950)     (107,063)
Income tax benefit........................      (1,559)      (2,679)(6)    (4,238)      (23,766)      (6,961)(6)    (30,727)

Minority interest in earnings of Camping
  Gaz.....................................         843                        843         1,872                      1,872
Minority interest in earnings (loss) of
  Coleman.................................       1,886                      1,886        (7,262)                    (7,262)
                                            ----------   -----------   ----------    ----------   -----------   ----------
Loss before extraordinary item............  $   (6,309)   $  (5,504)   $  (11,813)   $  (56,957)   $ (13,989)   $  (70,946)
                                            ----------   -----------   ----------    ----------   -----------   ----------
                                            ----------   -----------   ----------    ----------   -----------   ----------
OTHER DATA:
Ratio of earnings to fixed charges (7)....          --                         --            --                         --

------------------

(1) Reflects the retirement of the remaining $16,500 aggregate principal amount at maturity of LYONs on May 27, 1998 for aggregate consideration of $5,670 based on a redemption price of $343.61 per $1,000 principal amount at maturity. Stockholder's deficit includes (a) a charge of $217 net of taxes, representing interest accretion on the LYONs not retired in the LYONs Exchange Offer from July 1, 1997 through May 27, 1998 and (b) a distribution of the tax benefit of $133 associated with such charges since the Issuer is not a party to a tax sharing agreement.

(2) Reflects the redemption of the Coleman Holdings Notes for aggregate consideration of $262,197 based on the redemption price of 102.175% of the accreted value at July 15, 1997. Stockholder's deficit reflects (a) a charge representing interest accretion on the Coleman Holdings Notes from July 1, 1997 through July 15, 1997 of $718, net of taxes, (b) an extraordinary loss of $4,372, net of taxes, representing the redemption premium paid to redeem the Coleman Holdings Notes and the write-off of deferred charges related to the Coleman Holdings Notes, and (c) a distribution of the tax benefit of $2,740 associated with such charges since the Issuer is not a party to a tax sharing agreement.

(3) Reflects interest expense on the New Notes based on a yield to maturity of 11 1/8% on the New First Priority Notes and 12 7/8% on the New Second Priority Notes compounded semiannually on a bond equivalent basis, and the related amortization of deferred financing costs over four years.

(4) Reflects the elimination of interest expense and amortization of deferred financing costs related to the LYONs and Coleman Holdings Notes.

(5) Reflects the elimination of interest income on the Escrowed Funds.


(6) Reflects the tax effect of the pro forma adjustments.

(7) The actual and pro forma deficiency of earnings to fixed charges was $86,113 and $107,063, respectively, for the year ended December 31, 1996 and $5,139 and $13,322, respectively, for the six months ended June 30, 1997.

                       SELECTED HISTORICAL FINANCIAL DATA

     The Issuer is a holding company formed in May 1997 to hold all of the common stock of Coleman Holdings. Coleman Holdings was a holding company formed in July 1993 in connection with the offering of the Coleman Holdings Notes and, until the Coleman Holdings Merger, held all the outstanding shares of capital stock of Coleman Worldwide. Pursuant to the Coleman Holdings Merger, Coleman Holdings was merged with and into the Issuer, with the Issuer as the surviving corporation. The Issuer directly holds all the outstanding shares of capital stock of Coleman Worldwide. Coleman Worldwide was formed in March 1993 in connection with the offering of $575 million aggregate principal amount at maturity of LYONs and holds 44,067,520 shares of Coleman Common Stock, which represent approximately 82.6% of the outstanding Coleman Common Stock. Coleman was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of Holdings. Due to the Issuer's 100% direct ownership of Coleman Worldwide and approximately 82.6% indirect ownership of Coleman, the Consolidated Financial Statements of the Issuer include the accounts of Coleman Worldwide and its subsidiaries after elimination of all material intercompany accounts and transactions. Minority interest primarily represents the minority stockholders' proportionate share of the results of operations and equity of Coleman.

     The selected historical financial data for, and as of the end of, each of the years in the five year period ended December 31, 1996 have been derived from the audited Consolidated Financial Statements of the Issuer and its subsidiaries. The selected historical financial data for the six months ended June 30, 1997 and 1996 and as of June 30, 1997 have been derived from the unaudited Consolidated Financial Statements of the Issuer which reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial data for such periods and at such date. Results for the interim periods are not necessarily indicative of results for the full year.

     The following selected historical financial data should be read in conjunction with 'Capitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus.

                                                                        (DOLLARS IN THOUSANDS)
                                           SIX MONTHS ENDED
                                               JUNE 30,                             YEAR ENDED DECEMBER 31,
                                         ---------------------    -----------------------------------------------------------
                                           1997         1996         1996          1995        1994        1993        1992
                                         --------     --------    ----------     --------    --------    --------    --------
OPERATIONS DATA:
Net revenues..........................   $678,978     $726,214    $1,220,216     $933,574    $751,580    $575,415    $505,815
Cost of sales.........................    496,023(a)   507,710       928,497(b)   649,427     535,710     400,052     350,141
                                         --------     --------    ----------     --------    --------    --------    --------

Gross profit..........................    182,955      218,504       291,719      284,147     215,870     175,363     155,674
Selling, general and administrative
  expenses............................    136,132(a)   125,819       292,012(b)   175,036     128,664     102,214      92,711
Asset impairment charge (c)...........         --           --            --       12,289          --          --          --
Restructuring expense (d).............         --           --            --           --      18,456          --          --
Interest expense, net.................     44,167       36,606        75,120       57,830      43,736      23,760      14,465
Amortization of goodwill and deferred
  charges.............................      6,998        6,082        12,304        9,558       7,864       6,322       6,002
Gain on IPO (e).......................         --           --            --           --          --          --     (54,515)
Other expense (income), net...........        797       (2,098)       (1,604)         283       1,138         766       1,343
                                         --------     --------    ----------     --------    --------    --------    --------
(Loss) earnings before income taxes,
  minority interest and extraordinary
  item................................     (5,139)      52,095       (86,113)      29,151      16,012      42,301      95,668
Income tax (benefit) expense..........     (1,559)(a)   17,390       (23,766)(b)   11,701       3,091      18,210      40,713
Minority interest.....................      2,729        9,188        (5,390)       6,696       5,734       6,401       4,428
                                         --------     --------    ----------     --------    --------    --------    --------
(Loss) earnings before extraordinary
  item................................     (6,309)      25,517       (56,957)      10,754       7,187      17,690      50,527
Extraordinary loss on early
  extinguishment of debt, net of
  income taxes........................    (10,929)      (1,239)       (1,244)        (787)       (677)         --          --
                                         --------     --------    ----------     --------    --------    --------    --------
Net (loss) earnings...................   $(17,238)    $ 24,278    $  (58,201)    $  9,967    $  6,510    $ 17,690    $ 50,527
                                         --------     --------    ----------     --------    --------    --------    --------
                                         --------     --------    ----------     --------    --------    --------    --------
OTHER DATA:
Ratio of earnings to fixed charges
  (f).................................         --         2.29x           --         1.45x       1.33x       2.51x       6.35x

                                                                         AS OF DECEMBER 31,
                                       AS OF JUNE    ----------------------------------------------------------
                                        30, 1997        1996         1995        1994        1993        1992
                                       ----------    ----------    --------    --------    --------    --------
BALANCE SHEET DATA:
Total assets........................   $1,504,837    $1,208,275    $909,460    $759,417    $558,243    $443,781
Long-term debt (including current
  portions).........................    1,260,235     1,000,541     738,672     642,297     489,618     237,098
Minority interest...................       47,120        45,088      49,266      42,233      39,952      36,372
Total stockholder's (deficit)
  equity............................     (203,551)     (177,936)   (113,320)   (114,998)   (115,692)     54,778

------------------------
(a) During the six months ended June 30, 1997, the Company recorded restructuring and other charges of $13,982, net of tax. Cost of sales includes a pre-tax charge of $10,977, selling, general and administrative expenses include a pre-tax charge of $11,574, and the provision for income taxes includes a tax benefit of $8,569 resulting from these charges.

(b) During 1996, the Company recorded restructuring and certain other charges totaling $52,516, net of tax. Cost of sales includes a pre-tax charge of $44,005, selling, general and administrative expenses include a pre-tax charge of $30,195, and the provision for income taxes includes net tax benefits of $21,684 resulting from these charges.

(c) Asset impairment charge reflects primarily the non-recurring charge taken in connection with the adoption of Statement of Financial Accounting Standards No. 121.

(d) Restructuring expense reflects primarily the non-recurring charge taken in connection with the German Restructuring which includes severance costs, commitments to third parties and write-downs of leasehold improvements and other assets to estimated realizable values.

(e) Gain on IPO represents the gain to Coleman Worldwide on the sale of approximately 18% of the Coleman Common Stock in the IPO.

(f) Earnings used in computing the ratio of earnings to fixed charges consist of loss (earnings) before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not the loss relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factors). The deficiency of earnings to fixed charges was $5,139 and $86,113 for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Issuer is a holding company with no business operations or source of income of its own. Accordingly, except as otherwise indicated, the following discussion relates to the results of operations of the Company. The following discussion should be read in conjunction with the Consolidated Financial Statements of the Issuer and the notes thereto included elsewhere in this Prospectus. See 'Index to Consolidated Financial Statements.'

RESULTS OF OPERATIONS

     As part of its strategy to improve profitability, the Company has developed a restructuring program including plans to (i) close its executive offices in Golden, Colorado, with most of its administrative functions relocating to its Wichita, Kansas facility, (ii) reduce its work force by approximately 10% or 700 employees, (iii) close or relocate several of its factories, (iv) close its Geneva, Switzerland international headquarters, (v) rationalize its product lines, including a significant reduction in SKUs, and (vi) exit its pressure washer business. In addition, the Company continues to evaluate the various components of its business operations and may, as a result of those ongoing evaluations, decide to sell certain businesses or assets if suitable opportunities arise. Several of the initiatives involved in the Company's restructuring plan, including closing and relocating certain administrative and manufacturing facilities, were substantially completed as of June 30, 1997. The remaining initiatives are expected to be substantially completed within one year.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 1996

     Net revenues of $679.0 million in 1997 were $47.2 million or 6.5% less than in 1996 with outdoor recreation products decreasing $19.4 million or 3.6% and hardware products decreasing $27.8 million or 15.3%. The outdoor recreation products revenues decrease is largely attributable to lower sales in Japan due to weak market conditions and a program to reduce wholesaler inventories. The hardware products revenues decrease is primarily due to a decline in pressure washer sales as a result of the Company's decision to exit the pressure washer business. Geographically, United States and Canadian revenues decreased $15.8 million or 3.3% while international revenues decreased $31.4 million or 13.1% primarily related to lower sales in Japan. Results in the 1996 period include the Camping Gaz operations from the date of acquisition.

     Gross margins of 28.6%, excluding the impact of restructuring and other charges which are more fully described below, decreased as a percent of sales by
1.5 percentage points from 30.1% in 1996. The decrease is primarily the result of the effect of lower sales of high margin products in Japan. The closing of several of the Company's factories as part of the Company's restructuring initiatives is intended to reduce manufacturing costs in future periods.

     Selling, general and administrative ('SG&A') expenses, excluding the impact of restructuring and other charges which are more fully described below, were $124.4 million in 1997 compared to $125.7 million in 1996, a decrease of 1%. The inclusion of a full six months of Camping Gaz SG&A costs in the 1997 period increased SG&A expenses, however these increases were more than offset by reduced costs in the Company's various promotional programs and benefits resulting from the integration of Camping Gaz operations and the restructuring initiatives.

     During the 1997 period, the Company recorded restructuring charges totaling $22.6 million of which $11.0 million was reflected in cost of sales and $11.6 million in SG&A expenses. These charges relate to the Company's restructuring initiatives designed to improve profitability. Tax benefits of $8.6 million associated with these charges are reflected in income tax expense.

     Interest expense was $21.7 million in 1997 compared with $18.8 million in 1996, an increase of $2.9 million. This increase was primarily the result of higher interest rates and increased borrowings related to the Camping Gaz acquisition. On an unconsolidated basis, Coleman Worldwide had $6.0 million of interest expense in 1997 compared with $5.9 million in 1996, an increase of $0.1 million. This slight increase was a result of the effects of compounding interest related to the LYONs, offset by the reduction in the outstanding amount of LYONs due to the exchange of LYONs for cash in June 1997. On an unconsolidated basis, the Issuer and Coleman Holdings had $16.5 million of interest expense in 1997 compared with $11.9 million in 1996, an increase of $4.6 million. This increase reflects the issuance of the Notes and the effects of compounding interest related to the Coleman Holdings Notes.

     During the second quarter of 1997, in connection with the exchange of $545.1 million aggregate principal amount at maturity of LYONs for cash, Coleman Worldwide recorded an extraordinary loss of $10.9 million, net of tax benefits of $7.1 million, relating to the excess of the exchange offer price over the accreted value of the LYONs, the write-off of deferred charges related to the LYONs exchanged and redemption fees and expenses. During the six months ended June 30, 1996, holders of LYONs with a principal amount at maturity of $9.8 million elected to exchange such LYONs pursuant to the terms of the LYONs Indenture. In connection with these exchanges, Coleman Worldwide delivered 74,107 shares of Coleman Common Stock owned by Coleman Worldwide to the holders of the LYONs which were exchanged. Coleman Worldwide recognized a gain of $2.7 million in connection with these exchanges which is included in other income. Coleman Worldwide also recognized an extraordinary loss on early extinguishment of debt as a result of the LYONs exchange in an amount of $1.0 million ($0.6 million after tax). This extraordinary loss represents i) the excess fair value of the property delivered by Coleman Worldwide to the holders of the LYONs which were exchanged over the accreted value of the LYONs obligations at the time of the exchange, along with ii) a pro-rata portion of the related unamortized financing costs associated with the LYONs issuance. In addition, during the second quarter of 1996, in connection with the renegotiation of its then existing credit agreement, the Company recorded an extraordinary loss of $1.1 million ($0.6 million after taxes) which represents a write-off of the related unamortized financing costs associated with its then existing credit agreement.


     Minority interest in the earnings of Camping Gaz in the 1997 period reflects the minority interests held by other shareholders in certain subsidiary operations acquired with the Camping Gaz business. On March 1, 1996, the Company acquired control of approximately 70% of Camping Gaz and in July 1996 obtained control of the remaining 30% of Camping Gaz and, accordingly, in the 1996 period, minority interest in the earnings of Camping Gaz reflected the approximately 30% share of Camping Gaz held by other shareholders and also the minority interests in certain subsidiary operations acquired with the Camping Gaz business. Minority interest in the earnings of Coleman represents the minority shareholders' proportionate share of the results of operations of Coleman, which is reflected on the Issuer's consolidated financial statements because of the Issuer's ownership through Coleman Worldwide of approximately 83% ownership of the Coleman Common Stock.

     The Company recorded a provision for income tax expense of $7.1 million or 38.0% of pre-tax earnings in 1997 compared to a provision for income tax expense of $23.2 million or 34.0% of pre-tax earnings in 1996. The increase in the effective tax rate in 1997 as compared to 1996 is primarily due to reduced tax benefits associated with certain of the Company's offshore operations. On an unconsolidated basis, Coleman Worldwide recorded an income tax benefit of $2.5 million in 1997 and $1.4 million in 1996, or approximately 40% of Coleman Worldwide's unconsolidated pre-tax loss in each period. On an unconsolidated basis, the Issuer and Coleman Holdings recorded an income tax benefit of $6.2 million in 1997 and $4.4 million in 1996, or approximately 35% of the Issuer's and Coleman Holdings' unconsolidated pre-tax loss in each period.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1995

     Net revenues in 1996 and 1995 were $1,220.2 million and $933.6 million, respectively, an increase of $286.6 million or 30.7% with outdoor recreation products increasing $170.7 million or 24.8% and hardware products increasing $115.9 million or 47.4%.

     The outdoor recreation products revenues increase includes approximately $152.5 million of revenues associated with the Camping Gaz operations acquired in 1996 and approximately $13.4 million of additional revenues associated with the Sierra operations acquired in 1995. Excluding (i) the impact of the Camping Gaz and Sierra acquisitions, (ii) the effect of a weaker yen in 1996 as compared to 1995, which reduced revenues approximately $21.1 million, and (iii) the one-time 1995 thermo-electric cooler premium promotion revenue gain of approximately $16.6 million, outdoor recreation product revenues increased approximately $42.5 million or 6.4%. Increases in revenue were experienced in the backpack, tent and sleeping bag businesses, primarily in international markets. In addition, the Company introduced a new line of camping accessories and expanded its heater and light businesses. These gains were substantially offset by poor weather conditions during the camping season in North America and the economic downturn experienced in Japan, both of which adversely affected the demand for the Company's camping products. The hardware products revenue increase includes approximately $82.1 million of revenues associated with the

Seatt operations acquired in 1996. Excluding the impact of the Seatt acquisition, hardware products revenues increased approximately $33.8 million or 13.8%, driven by increases in generator and pressure washer sales. Geographically, United States and Canada revenues increased $111.6 milion or 15.6% primarily related to the Seatt acquisition, while international revenues increased $175.0 million or 79.5% primarily related to the Camping Gaz acquisition.

     Gross margins, excluding the impact of restructuring and other charges totaling $44.0 million which are more fully discussed below, decreased as a percent of sales by 2.9 percentage points from 30.4% in 1995 to 27.5% in 1996. This decrease is primarily the result of lower margins associated with the Company's backpack business and the unfavorable effects of product mix including significantly higher sales of pressure washers at lower gross margin percentages and lower sales of camping products which tend to have higher gross margin percentages than the Company's average.

     SG&A expenses, excluding $30.2 million of restructuring and other charges as discussed more fully below, were $261.5 million in 1996 compared to $174.7 million in 1995, an increase of 49.7%. The increase in SG&A expenses primarily reflects SG&A expenses associated with the Camping Gaz and Seatt business acquisitions of approximately $60.3 million and increased advertising and marketing expenses of approximately $16.6 million.

     During 1996, the Company recorded restructuring charges of $66.2 million, certain other charges of $8.0 million and related net tax benefits of $21.7 million.

     The pre-tax restructuring charges of $66.2 million consisted of (i) $29.1 million to integrate the Camping Gaz and Coleman operations into a global recreation products business, (ii) $19.0 million to exit the low end electric pressure washer business, and (iii) $14.1 million to exit a portion of the Company's battery powered light business and $4.0 million to settle certain litigation with respect to this business.

     The charges to integrate the Camping Gaz and Coleman operations reflected primarily the cost to dispose of duplicate manufacturing, distribution and administrative facilities and the related severance costs. These actions are expected to be completed by 1998. The low end pressure washer and battery powered light businesses will be exited by discontinuing the manufacturing and distribution of these products. The exiting of the battery powered light business was completed by July 1997 and the exiting of the low end pressure washer business is expected to be substantially completed in 1997. The restructuring charges are expected to generate cost savings in the Company's future manufacturing, distribution and administrative costs, from reductions in personnel, production facilities and administrative overhead. However, there can be no assurance as to the Company's success in implementing its planned initiatives or the results therefrom, the amount of future charges, or against any adverse impact of the Company's restructuring initiatives.

     The pre-tax restructuring charges of $66.2 million included $64.4 million related to exiting products and facilities and $1.8 million of termination costs for 174 administrative employees, of which $40.8 million was reflected in cost of sales and $25.4 million in SG&A expenses. The pre-tax charges for exit costs were comprised of (i) $37.2 million related primarily to writing down inventory, fixed assets, accounts receivable and certain other receivable and prepaid amounts to estimated net realizable value, and (ii) $27.2 million of other exit costs, including carrying costs of idle facilities, relocation costs, and costs to exit the pressure washer business, of which $20.3 million was paid as of June 30, 1997. All of the $1.8 million of termination costs was paid to 174 employees who had been terminated as of June 30, 1997.

     Other pre-tax charges of $8.0 million relate primarily to certain asset write-offs. These other charges, of which $3.2 million was reflected in cost of sales and $4.8 million in SG&A expenses, were incurred in the Company's normal course of business, although the amounts involved were higher than similar charges the Company has recorded in prior periods.

     The provision for income taxes includes $21.7 million of tax benefits resulting from these restructuring and other charges, net of an increase in the valuation reserve related to certain foreign deferred tax assets and other foreign tax charges totaling $5.6 million.

     The Company's interest expense was $38.7 million in 1996 compared with $24.5 million in 1995, an increase of $14.2 million. This increase was primarily the result of higher borrowings to fund business acquisitions and support the increased working capital. On an unconsolidated basis, Coleman Worldwide had an additional $12.1 million of interest expense in 1996 compared with $11.4 million in 1995, an increase of $0.7 million. This increase is a result of the effects of compounding interest related to the LYONs. In addition, Coleman Holdings, on an unconsolidated basis, had $24.3 million of interest expense in 1996 compared with $21.9 million in 1995, an increase of $2.4 million. This increase is a result of the effects of compounding interest related to the Coleman Holdings Notes.

     The Company recorded an income tax benefit in 1996 of $10.9 million, which includes the net tax benefits of $21.7 million associated with restructuring and other charges discussed above. Excluding the net tax benefit from restructuring and other charges, the provision for income taxes would have been $10.8 million or 45.0% of pre-tax earnings, excluding restructuring and other charges, as compared to a provision for income tax expense of $24.5 million or 37.9% of pre-tax earnings in 1995. The increase is primarily due to losses of certain foreign subsidiaries for which the Company has not recognized a tax benefit and the impact of non-deductible goodwill amortization. On an unconsolidated basis, Coleman Worldwide recorded an income tax benefit of $3.9 million in 1996 and $4.6 million in 1995 or approximately 38% of Coleman Worldwide's unconsolidated pre-tax loss in each period. In addition, Coleman Holdings on an unconsolidated basis, recorded a provision for income tax benefit of $9.0 million in 1996 and $8.2 million in 1995 or approximately 35.0% of Coleman Holdings' unconsolidated pre-tax loss in each period.

     The Company obtained control of approximately 70% of Camping Gaz in March 1996 and obtained control of the remaining 30% in July 1996. Accordingly, the minority interest in Camping Gaz for 1996 primarily represents the minority shareholders' approximate 30% proportionate share of the results of operations of Camping Gaz for the period March through June of 1996. Minority interest in Camping Gaz also includes the interests of minority shareholders in certain subsidiary operations of Camping Gaz.

     Minority interest in the loss of the Company represents the minority stockholders' proportionate share of the results of operations of the Company, which is reflected on the Issuer's Consolidated Financial Statements because of the Issuer's ownership through Coleman Worldwide of approximately 83% of the Coleman Common Stock.

     During the second quarter of 1996, in connection with the renegotiation of its then existing credit agreement, the Company recorded an extraordinary loss of $1.1 million ($0.6 million after taxes) which represents a write-off of the related unamortized financing costs associated with its then existing credit agreement. During the third quarter of 1995, the Company completed a $200.0 million private placement debt issue. In connection with the private placement, the Company renegotiated its previous credit agreement and recorded an extraordinary loss of $1.3 million ($0.8 million after taxes) which represents a write-off of the related unamortized financing costs associated with its previous credit agreement.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1994

     Net revenues in 1995 and 1994 were $933.6 million and $751.6 million, respectively, an increase of $182.0 million, or 24.2% with outdoor recreation products increasing by $125.2 million or 22.2% and hardware products increasing $56.8 million or 30.2%. The outdoor recreation products revenue increase is partially attributable to additional sales of approximately $38.5 million in the 1995 period associated with the Eastpak business, a business acquired in November 1994. The sales increase also reflects strong performance in the tent, sleeping bag, and other camping products, particularly in Japan. Sales of coolers and jugs increased overall in part due to a thermo-electric cooler premium promotion that began in early 1995 and generated revenues of approximately $17.3 million. In addition, price increases in selected areas also helped to compensate for the loss of revenues attributable to the German operations which were sold in the third quarter of 1994. Approximately 37% of the hardware products revenue increase reflects the effects of a full twelve months of the compressor business, a business acquired in April of 1994 with increased revenues from generators and pressure washers accounting for the rest of the growth. Generator sales were up primarily as a result of storm activity in the latter half of 1995 and pressure washer unit sales continued to increase although per unit sales prices declined somewhat in the latter half of 1995 in response to a more competitive market. Geographically, United States and Canada revenues increased $137.9 million or 24.0%, while international revenues increased $44.1 million or 25.1%.

     Gross margins increased as a percent of sales by 1.7 percentage points from 28.7% in 1994 to 30.4% in 1995. The margin improvement is due to the favorable effects of the mix of products sold including higher margin new products. Gross margins were negatively impacted in 1995 due to manufacturing inefficiencies, integration costs and pricing issues at the Company's Brazilian operations. Cost of sales in 1995 also includes a $6.3 million benefit resulting from the effects of marking to market the Company's forward exchange contracts pursuant to the guidance of the Emerging Issues Task Force (the 'EITF') in its consensus opinion of EITF 95-2 'Determination of What Constitutes a Firm Commitment for Foreign Currency Transactions Not Involving a Third Party', which was adopted in the fourth quarter of 1995. Prior to the adoption of EITF 95-2, the Company routinely used forward exchange contracts to hedge certain intercompany commitments and deferred recognition of forward exchange contract gains and losses until the component of the related hedge transaction was completed and recognized in income. Cost of sales in 1994 also includes a $2.2 million charge resulting from an increase in the Company's reserves for estimated costs of environmental remediation efforts.

     SG&A expenses were $174.7 million in 1995, compared to $128.5 million in 1994, an increase of 36.0%. The increase in SG&A expenses is primarily related to an increase of approximately $14.3 million associated with the Company's selling and marketing organization, $13.2 million of expenses associated with the businesses acquired in 1994, and other individually immaterial items.

     During the fourth quarter of 1995, the Company adopted Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' ('FAS 121'). In connection with the adoption of FAS 121 the Company recognized an asset impairment charge of $12.3 million ($9.9 million after tax) related to its Brazilian operations. The Brazilian operations had not performed to the Company's expectations since the acquisition of this business in April of 1994, and, in the fourth quarter of 1995, the Company initiated actions to reduce the operating losses in Brazil. These actions included replacing management, increasing prices, dramatically downsizing the manufacturing operations and reducing SG&A and other overhead. Because of these actions, the Company performed an impairment review pursuant to the guidelines set forth in FAS 121 and concluded that a recognition of an asset impairment charge was appropriate.

     During September 1994, the Company restructured its German manufacturing operations in a move to strengthen its European business and eliminate unprofitable operations. The German Restructuring resulted in a one-time charge of approximately $18.0 million before tax and included severance costs of $1.5 million, commitments to third parties of approximately $5.5 million, and write-downs of leasehold improvements and other assets to estimated realizable values aggregating $11.0 million. In connection with the restructuring, the Company recognized tax benefits of approximately $10.9 million relating to the write-off of the Company's investment in its German operations. The Company also announced a plan to change from manufacturing to sourcing for certain textile product lines and to exit the market for personal flotation devices. This plan resulted in a $0.5 million pretax charge.

     The Company's interest expense was $24.5 million in 1995 and $13.4 million in 1994, an increase of $11.1 million. This increase was primarily the result of higher borrowings in 1995 necessary to support the Company's acquisitions and increased working capital needs related to the growth of the Company and, to a lesser extent, higher interest rates in 1995. On an unconsolidated basis,

Coleman Worldwide had an additional $11.4 million of interest expense in 1995 compared with $10.6 million in 1994, an increase of $0.8 million, or 6.9%. This increase is a result of the effects of compounding interest related to the LYONs. In addition, Coleman Holdings, on an unconsolidated basis, had $21.9 million of interest expense in 1995 compared with $19.7 million in 1994, an increase of $2.2 million, or 11.1%. This increase is a result of the effects of compounding interest related to the Coleman Holdings Notes.

     Minority interest represents the minority stockholders' proportionate share of the results of operations of the Company, which is reflected on the Issuer's Consolidated Financial Statements because of the sale of approximately 18% of the Coleman Common Stock in the IPO in 1992. Minority interest increased in 1995 due to an increase in the Company's income in 1995.

     The Company's effective income tax rate was 37.9% in 1995 compared with 30.6% in 1994. The increase in the effective tax rate in 1995 as compared to 1994 is primarily due to higher taxes on foreign earnings in the 1995 period as compared to the 1994 period which was favorably impacted by the tax benefits arising from permanent basis differences associated with the restructuring of the German operations. The effective income tax rate in 1995 also reflects the favorable impact of tax benefits associated with the Company's manufacturing operations in Puerto Rico, which were acquired in late 1994. The Issuer's consolidated effective income tax rate was 40.1% in 1995 compared with 19.3% in 1994. The increase in the Issuer's consolidated effective income tax rate reflects the proportionately greater impact of the items discussed above when compared to the Issuer's consolidated earnings before income taxes, minority interest and extraordinary item, partially offset by the proportionately higher impact of nondeductible goodwill amortization when compared with 1994.

     During the third quarter of 1995, the Company completed a $200.0 million private placement debt issue. In connection with the private placement, the Company renegotiated its previous credit agreement and recorded an extraordinary loss of $1.3 million ($0.8 million after taxes), which represents a write-off of the related unamortized financing costs associated with its previous credit agreement. During the second quarter of 1994, in connection with the renegotiation of its then existing credit agreement, the Company recorded an extraordinary loss of $1.1 million ($0.7 million after taxes) which represents a write-off of the related unamortized financing costs associated with its then existing credit agreement.

LIQUIDITY AND CAPITAL RESOURCES

     Operating activities of the Issuer and its subsidiaries used $5.5 million of cash during the year ended December 31, 1996 and provided $9.3 million and $46.6 million for the years ended December 31, 1995 and 1994, respectively, and used $277.7 million and $42.2 million during the six months ended June 30, 1997 and 1996, respectively. At December 31, 1996, receivables were approximately equal to 1995 year-end levels, excluding the amount acquired in connection with the Camping Gaz and Seatt acquisitions and the effect of the restructuring and other charges described above. Inventories, excluding the amount acquired in connection with the Camping Gaz and Seatt acquisitions and the effect of the restructuring and other charges described above, increased by $42.4 million during the year ended December 31, 1996 ($31.7 million in hardware and $10.7 million in outdoor recreation). The increase in inventory was primarily concentrated in the United States and resulted primarily from production of inventory that was greater than actual demand for the Company's products, including as a result of the expansion of the Company's product lines. The overall level of inventory has decreased in 1997 due to greater management focus and success on managing inventory levels and rationalizing the Company's products, both of which are steps taken as part of the Company's restructuring initiatives. Net cash used by operating activities during the 1997 period also reflects an increase in short term investments in escrow in the amount of $270.2 million.

     Net cash (used for) provided by investing activities by the Issuer and its subsidiaries was ($204.3) million, ($68.3) million, and ($157.1) million for the years ended December 31, 1996, 1995 and 1994, respectively, and $9.5 million and ($180.7) million for the six months ended June 30, 1997 and 1996, respectively. Net cash used for investing activities was composed primarily of the Company's capital expenditures, purchases of businesses, and also advances to Mafco under the Coleman Worldwide Tax Sharing Agreement (as defined herein) and the terms of the LYONs Indenture of $4.1 million, $6.7 million and $27.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. The Company's capital expenditures were $41.3 million in the year ended December 31, 1996, and the Company used $161.9 million of cash for business acquisitions during the year ended December 31, 1996. During the six months ended June 30, 1997, the Company's capital expenditures were $12.7 million, and Coleman Worldwide had a reduction in the net advances to Mafco under the Coleman Worldwide Tax Sharing Agreement and the terms of the LYONs Indenture in the amount of $19.3 million.

     Net cash provided by financing activities by the Issuer and its subsidiaries was $210.7 million, $64.4 million, and $114.7 million for the years ended December 31, 1996, 1995, and 1994, respectively, and consisted primarily of increases in long-term borrowings and in 1994 from revolving credit agreement borrowings. Net cash provided by the Issuer's consolidated financing activities for the six months ended June 30, 1997 consisted primarily of the issuance of the Notes resulting in net proceeds of approximately $455.3 million, and the use of a portion of such net proceeds to consummate the LYONs Exchange Offer.

     As part of its strategy to improve profitability, the Company has announced several restructuring initiatives. The Company has recognized year-to-date 1997 pre-tax charges of $22.6 million associated with these actions and expects to record additional pre-tax charges of approximately $7.0 million during the remaining periods of 1997. These restructuring initiatives are expected to generate cost savings in the future from reductions in personnel, production facilities and administrative overhead. There can be no assurance as to the Company's success in implementing its planned initiatives or the results therefrom, the amount of future charges, or against any adverse impact of the Company's restructuring initiatives.

     The Company's working capital requirements are currently funded by cash flow from operations and domestic and foreign bank lines of credit. In April 1996, the Company amended the Company Credit Agreement to: (a) provide a term loan of French Franc 385.1 million ($75.0 million at the then current exchange rates and approximately $66.1 million at June 30, 1997), (b) provide an unsecured revolving credit facility in an amount of $275.0 million, (c) allow for the Camping Gaz acquisition and (d) extend the maturity of the Company Credit Agreement. Due to the restructuring and other charges as discussed previously and lower than expected operating results, the Company further amended the Company Credit Agreement in October 1996 and again in March 1997.

     Availability under the Company Credit Agreement is reduced by any commercial paper borrowings outstanding. The Company Credit Agreement is available to the Company until April 30, 2001. At June 30, 1997, $173.5 million was available for borrowings under the Company Credit Agreement. However, the Indenture and the LYONs Indenture contain certain provisions that by their terms restrict the Company's ability to, among other things, incur debt. Accordingly, to the extent that borrowings by the Company of amounts otherwise available under the Company Credit Agreement exceed the level of borrowings permitted by such holding company debt instruments, a default will result under such debt instruments.

     The outstanding loans under the Company Credit Agreement bear interest at either of the following rates, as selected by the Company from time to time: (i) the higher of the agent's base lending rate or the federal funds rate plus .50% or (ii) the London Inter-Bank Offered Rate ('LIBOR') plus a margin ranging from
 .25% to 2.125% based on the Company's financial performance. If there is a default, the interest rate otherwise in effect will be increased by 2% per annum. The Company Credit Agreement also bears an overall facility fee ranging from .15% to .375% based on the Company's financial performance.

     The Company Credit Agreement contains various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios, levels of consolidated net worth and profits, and certain other provisions limiting the incurrence of additional debt, purchase or redemption of the Company's common stock, issuance of preferred stock of the Company, and also prohibits the Company from paying any dividends until on or after January 1, 1999 and limits the amount of dividends the Company may pay thereafter. The Company Credit Agreement also provides for a specific requirement relating to the Company's financial leverage at December 31, 1997 which, if not achieved, will result in the Company Credit Agreement becoming secured by the Company's assets. For purposes of determining the Company's compliance with certain of such financial covenants, the Company Credit Agreement excludes up to $30.0 million of pre-tax charges in connection with the Company's restructuring initiatives. See 'Description of Other Indebtedness--Company Credit Agreement.' In addition, substantially all of the Coleman Common Stock owned by Coleman Worldwide is pledged to secure indebtedness of Coleman Worldwide and of its parent, the Issuer.

     The Company believes that cash flow from operations and borrowings under the Company Credit Agreement and foreign lines of credit will be sufficient for the Company to meet its current cash operating requirements, including projected capital expenditures, tax sharing payments and other obligations. The Company's ability to borrow under the terms of the Company Credit Agreement is subject to the Company's continuing requirement to meet the various covenants, including without limitation, those described above, and the various covenants in the Notes due 2006, the Notes due 2008 and the Notes due 2007 described below. If the Company fails to meet the various restrictive covenants of the Company Credit Agreement, the Company will need to seek a waiver of such provisions, renegotiate its current Company Credit Agreement, and/or enter into alternative financing arrangements. There is no assurance that the Company would be able to obtain such waiver or that terms and conditions of such renegotiated or alternative agreements, if any, would be as favorable as those now contained in the Company Credit Agreement.

     The Company financed the acquisition of the shares of Camping Gaz with the net proceeds from (i) a private placement issuance and sale of $85.0 million aggregate principal amount of 7.10% Senior Notes, Series A, due 2006 (the 'Notes due 2006') and (ii) a private placement issuance and sale of $75.0 million aggregate principal amount of 7.25% Senior Notes, Series B, due 2008 (the 'Notes due 2008'). The Notes due 2006 bear interest at the rate of 7.10% per annum payable semiannually, and the principal amount is payable in annual installments of $12.1 million commencing June 13, 2000 with a final payment due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10% or (ii) 2% above the prime interest rate. The Notes due 2008 bear interest at the rate of 7.25% per annum payable semiannually, and the principal amount is payable in annual installments of $15.0 million commencing June 13, 2004 with a final payment due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25% or (ii) 2% above the prime interest rate. The Notes due 2006 and the Notes due 2008 are unsecured and are subject to various restrictive covenants, including without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the Note Purchase Agreement. The Notes due 2006 and the Notes due 2008 and the Company's Notes due 2007 (as defined herein) shall become secured if the Company Credit Agreement becomes secured as discussed above. See 'Description of Other Indebtedness.'

     The Company's international operations are located primarily in Japan, Europe, and Canada, which are not considered to be highly inflationary environments. The Company periodically uses a variety of derivative financial instruments to manage its foreign currency and interest rate exposures. The Company does not speculate on interest rates or foreign currency rates. Instead, it uses derivatives when implementing its risk management strategies to reduce the possible effects of these exposures.

     With respect to foreign currency exposures, the Company principally uses forward and option contracts to reduce risks arising from firm commitments, anticipated intercompany sales transactions and intercompany receivable and payable balances. The Company generally uses interest rate swaps and interest rate caps to fix certain of its variable rate debt. The Company manages credit risk related to these derivative contracts through credit approvals, exposure limits and other monitoring procedures.

     On May 20, 1997, the Issuer issued approximately $600.5 million in principal amount at maturity of First Priority Notes and $131.6 million principal amount at maturity in Second Priority Notes, resulting in net proceeds of approximately $455.3 million. The First Priority Notes and Second Priority Notes were issued at a discount from their principal amount at maturity to yield 11 1/8% and 12 7/8%, respectively, per annum calculated from May 20, 1997. Approximately $262.2 million of the net proceeds of the Notes were contributed to Coleman Holdings and used by it to redeem, on July 15, 1997, the Coleman Holdings Notes. Approximately $187.3 million of the net proceeds of the Notes were used to finance a portion of the $188.3 million capital contribution to Coleman Worldwide and used by it to accept for exchange on June 20, 1997, $545.1 million aggregate principal amount at maturity of LYONs including redemption fees and expenses. The Indenture requires, subject to certain exceptions, that the retirement of the remaining outstanding LYONs be consummated no later than June 10, 1998. The Indenture requires the Issuer to hold, directly or indirectly, a majority of the voting power of the Company at all times, unless and until the Issuer exercises its right to substitute U.S. Government obligations for all of the pledged collateral. The Indenture, to which the Company is not a party, also contains certain covenants that, among other things, generally prohibit the incurrence of additional debt by the Issuer and the issuance of additional debt and the issuance of preferred stock by Coleman Worldwide, and limit (i) the incurrence of additional debt and the issuance of preferred stock by the Company, (ii) the payment of dividends on the capital stock of the Issuer and its subsidiaries and the redemption or repurchase of the capital stock of the Issuer, (iii) the sale of assets and subsidiary stock, (iv) transactions with affiliates, (v) the creation of liens on the assets of the Issuer and Coleman Worldwide, and (vi) consolidations, mergers and transfers of all or substantially all of the Issuer's assets. The foregoing limitations and prohibitions, however, are subject to a number of qualifications. The Notes also contain customary events of defaults and a put right by the holders in the event of a Change of Control of the Issuer (as defined in the Indenture).

     Following the redemption of the Coleman Holdings Notes, Coleman Holdings was merged into the Issuer and the name of the Issuer was subsequently changed to 'CLN Holdings Inc.' The LYONs, to which the Company is not a party, provide that it is an Additional Purchase Right Event under the LYONs Indenture if, among other things, the amount of debt incurred by the Company exceeds certain limitations. The $16.5 million principal amount at maturity of LYONs which remain outstanding are secured by a pledge of 7,834,208 shares of Coleman Common Stock owned by Coleman Worldwide. The Notes are secured by a pledge of all the shares of common stock of Coleman Worldwide and guaranteed pursuant to the Coleman Worldwide Non-Recourse Guaranty, which Coleman Worldwide Non-Recourse Guaranty is currently secured by a pledge of 36,233,312 shares of Coleman Common Stock and will be secured by the shares currently securing the LYONs upon their redemption.

     Coleman Worldwide is a holding company with no business operations or source of income of its own, and its ability to meet its obligations with respect to the LYONs and any other obligations is contingent upon distributions from the Company, including payments under the Company Tax Sharing Agreement, capital contributions or loans from its direct and indirect parent companies, other borrowings and proceeds from the disposition of the Coleman Common Stock owned by Coleman Worldwide. As the holder of approximately 83% of the Coleman Common Stock, Coleman Worldwide has the ability to cause the Company to make distributions up to the maximum amount permitted by law, subject to limitations in the debt instruments of the Company. However, Coleman Worldwide currently expects that, for the foreseeable future, the net earnings and cash flow of the Company will be retained and used in the business of the Company and that Coleman Worldwide will not receive any distributions from the Company other than payments under the Company's tax sharing agreement. Furthermore, the terms of the Company Credit Agreement prohibits the Company from paying any dividends until on or after January 1, 1999 and limits the amount of dividends the Company may pay thereafter. The receipt by Coleman Worldwide of tax sharing payments from the Company will cease upon Coleman Worldwide's ownership interest in Coleman falling below 80%, and the LYONs Indenture does not require Coleman Worldwide to own more than a majority of the Coleman Common Stock. Pursuant to the LYONs Indenture, at any time that the LYONs are outstanding, the amounts that Coleman Worldwide would be required to pay to Mafco Holdings under the Worldwide Tax Sharing Agreement, together with any remaining funds paid to Coleman Worldwide by the Company under the Company Tax Sharing Agreement may not be paid as tax sharing payments, but Coleman Worldwide may advance such funds to Mafco Holdings as long as the aggregate amount of such advances at any time does not exceed the issue price plus accrued OID of the LYONs. Such advances are evidenced by noninterest bearing unsecured demand promissory notes from Mafco Holdings in the amount of $35.4 million at June 30, 1997. See 'Relationship with MacAndrews & Forbes and Related Transactions--Tax Sharing Agreements.'

     The Issuer expects to use the Escrowed Funds to redeem the LYONs or to repurchase the LYONs for cash, including upon the optional redemption on May 27, 1998 or upon the occurrence of any Additional Purchase Right Event (as defined), or to repay the LYONs upon an acceleration after an Event of Default (as defined in the LYONs Indenture) has occurred. There can be no assurance, however, that the Escrowed Funds will be sufficient to consummate the LYONs Retirement. If the Escrowed Funds are insufficient, the Issuer will be required to adopt one or more alternatives, such as seeking capital contributions or loans from its affiliates. None of the affiliates of the Issuer will be required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligations to consummate the LYONs Retirement. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that they would be sufficient to enable the Issuer to consummate the LYONs Retirement when required or that any of such actions would be permitted by the terms of the Indenture, the LYONs Indenture or the debt instruments of the Company then in effect.

     The LYONs Indenture provides the holders of LYONs with the option to require Coleman Worldwide to purchase the LYONs after the occurrence of certain events ('Additional Purchase Right Events'). Additional Purchase Right Events occur, among other things, upon the Company's Consolidated Debt Ratio (as defined) exceeding 0.75 to 1.0 or the Consolidated Net Worth (as defined) of Coleman Worldwide as of the end of any fiscal quarter being less than a specified amount which is $70.0 million at June 30, 1997. The Indenture and the Escrow Agreement will permit the use of Escrowed Funds to finance any required purchase of LYONs by Coleman Worldwide following an Additional Purchase Right Event.

     On March 31, 1997, MacAndrews Holdings assumed a liability of Coleman Worldwide in the amount of approximately $2.3 million. The assumption was accounted for as a capital contribution.

     The Issuer is a holding company with no business operations or source of income of its own. The Issuer's only significant asset is all of the common stock of Coleman Worldwide, which owns approximately 82.6% of the outstanding shares of Coleman Common Stock and the Escrowed Funds, which use is generally restricted to the redemption of the remaining outstanding LYONs. The Issuer's principal business operations are conducted by Coleman and its subsidiaries, and the Issuer has no operations of its own. Accordingly, the Issuer's only source of cash to pay its obligations with respect to the Notes and any other obligations is expected to be distributions with respect to ownership interest in Coleman from the net earnings and cash flow generated by Coleman, after payment by Coleman Worldwide of amounts due on the LYONs for so long as they remain outstanding and certain other expenses. As the indirect holder through Coleman Worldwide of approximately 82.6% of the Coleman Common Stock, the Issuer has the ability to cause the Company and Coleman Worldwide, to make distributions up to the maximum amount permitted by law, subject to limitations in the debt instruments of the Company and Coleman Worldwide. However, the Issuer currently expects that, for the foreseeable future, the net earnings and cash flow of the Company will be retained and used in the business of the Company and that the Issuer will not receive any distributions from the Company or Coleman Worldwide. The terms of the Company Credit Agreement prohibit the Company from paying dividends until on or after January 1, 1999 and thereafter restrict the Company's ability to pay dividends or make other payments to Coleman Worldwide and the Issuer. In addition, the LYONs Indenture restricts Coleman Worldwide's ability to pay dividends and make other payments to the Issuer. Although Coleman Worldwide may receive payments from the Company pursuant to the Company Tax Sharing Agreement, Coleman Worldwide will not distribute such payments to the Issuer. In addition, the LYONs Indenture requires that any such payments received from the Company be paid to Mafco or retained by Coleman Worldwide (except under certain limited circumstances which are unlikely to occur prior to the LYONs Retirement). See 'Description of Other Indebtedness--Coleman Worldwide--The LYONs' and 'Risk Factors--Holding Company Structure.'

     The Issuer currently anticipates that in order to pay the principal amount at maturity of the Notes or upon the occurrence of an Event of Default, to redeem the Notes or to repurchase the Notes upon the occurrence of a Change of Control, the Issuer will be required to adopt one or more alternatives, such as seeking capital contributions or loans from its affiliates, refinancing its indebtedness or selling its equity securities or the equity securities or assets of Coleman. None of the affiliates of the Issuer is required to make any capital contributions or other payments to the Issuer with respect to the Issuer's obligations on the Notes, and, except for the Coleman Worldwide Non-Recourse Guaranty, the obligations of the Issuer with respect to the Notes are not guaranteed by any affiliate of the Issuer or any other person. There can be no assurance that any of the foregoing actions could be effected on satisfactory terms, that they would be sufficient to enable the Issuer to make any payments in respect of the Notes when required or that any of such actions would be permitted by the terms of the Indenture, the LYONs Indenture or the debt instruments of the Company or Coleman Worldwide then in effect. Moreover, the events that constitute a Change of Control under the Indenture may also constitute events of default or repurchase right events under certain debt instruments of the Issuer's subsidiaries. Such events may permit the lenders under such debt instruments to accelerate the debt (or, in the case of LYONs, to require Coleman Worldwide to repurchase the LYONs) and, if the debt is not paid or repurchased, to enforce their security interests in substantially all of the assets of the Issuer's subsidiaries and the shares of Coleman Common Stock securing the LYONs. Any such enforcement may limit the Issuer's ability to raise cash to purchase the Notes and may have a material adverse effect on the market price of Coleman Common Stock and on the price that could be obtained for the Coleman Worldwide capital stock and thus on the ability of the Trustee to realize value through sales of the collateral. See 'Risk Factors--Indebtedness and Ability to Repay the Notes,' '--Security for the Notes; Potential for Diminution,' 'Description of Other Indebtedness' and 'Description of the Notes.'

SEASONALITY

     The Company's sales generally are highest in the second quarter of the year and lowest in the fourth quarter. As a result of this seasonality, the Company has generally incurred a loss in the fourth quarter. The Company's sales may be affected by weather conditions, especially during the second and third quarters of the year. For the years ended December 31, 1994, 1995 and 1996, second quarter sales comprised approximately 34%, 33% and 37% of annual sales, respectively. Consequently, the Company's annual results are generally dependent on its results during the second quarter.

INFLATION

     In general, manufacturing costs are affected by inflation and the effects of inflation may be experienced by the Company in future periods. Management believes, however, that such effect has not been material to the Company during the past three years.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the

Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term 'Expiration Date' means 5:00 p.m., New
York City time, on        , 1997; provided, however, that if the Issuer, in its
sole discretion, has extended the period of time for which the Exchange Offer is open, the term 'Expiration Date' means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $600,475,000 aggregate principal amount at maturity of the Old First Priority Notes and $131,560,000 aggregate principal amount of the Old Second Priority Notes were outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about
          , 1997, to all holders of Old Notes known to the Issuer. The Issuer's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below under '--Certain Conditions to the Exchange Offer.'

     The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuer. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     The Issuer expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not therefore accepted for exchange, upon the occurrence of any of the events specified below under '--Certain Conditions to the Exchange Offer.' The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Issuer of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder and the Issuer upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit either (i) a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Trust National Association, as Exchange Agent, at the address set forth below under '--Exchange Agent' on or prior to the Expiration Date, or (ii) if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an Agent's Message (as defined herein) to the Exchange Agent in lieu of the Letter of Transmittal, in either case, on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a 'Book-Entry Confirmation') of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the 'Book-Entry Transfer Facility') pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal or an Agent's Message, as the case may be, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. The term 'Agent's Message' means a message, transmitted to the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering Participant (as defined herein) that such Participant has received and agrees to be bound by the Letter of Transmittal and the Issuer may enforce the Letter of Transmittal against such Participant. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGE AND

ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUER.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, 'Eligible Institutions'). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer in its sole discretion, duly executed by, the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer or its counsel, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attomey are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

     By tendering, each holder will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. In the case of a holder that is not a broker-dealer, each such holder, by tendering, will also represent to the Issuer that such holder is not engaged in, or does not intend to engage in, a distribution of the New Notes. If any holder or any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Issuer, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person
(i) could not rely on the applicable interpretations of the staff of the SEC and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' The Letter of

Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See '--Certain Conditions to the Exchange Offer.' For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Original Issue Discount on the New Notes will accrue from May 20, 1997, the date of original issuance of the Old Notes. If the Exchange Offer is not consummated by November 17, 1997, interest will accrue on the Old Notes (in addition to the accrual of Original Issue Discount) from and including such date until but excluding the date of consummation of the Exchange Offer payable in cash semiannually in arrears on May 15 and November 15 commencing May 15, 1998, at a rate per annum equal to .50% of the Accreted Value of the Old Notes as of the November 15 or May 15 immediately preceding such interest payment date. Payments of such interest, if any, on Old Notes in exchange for which the New Notes were issued will be made to the persons who, at the close of business on May 1 or November 1 next preceding the interest payment date, are registered holders of such Old Notes if such record date occurs prior to such exchange, or are registered holders of the New Notes if such record date occurs on or after the date of such exchange, even if Notes are cancelled after the record date and on or before the interest payment date.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or, in the case of a Book-Entry Confirmation, an Agent's Message in lieu thereof. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount at maturity than the holder desired to exchange, such unaccepted or non-exchanged Old Notes will be resumed without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under '--Exchange Agent' on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender Old Notes held by such holder and such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution,

(ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ('NYSE') trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under '--Exchange Agent.' Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such

Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under '--Procedures for Tendering Old Notes' above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Issuer shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

          (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order of decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Issuer to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Issuer might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the reasonable judgment of the Issuer, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

          (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuer and its subsidiaries taken as a whole that, in the reasonable judgment of the Issuer, is or may be adverse to the Issuer, or the Issuer shall have become aware of facts that, in the reasonable judgment of the Issuer, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which in the reasonable judgment of the Issuer in any case, and regardless of the circumstances (including any action by the Issuer) giving rise to any event described above, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

     The foregoing conditions are for the sole benefit of the Issuer and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuer will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the 'TIA').

EXCHANGE AGENT

     First Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

         Delivery To: First Trust National Association, Exchange Agent

               By Mail:                     By Overnight Courier or Hand:
   First Trust National Association        First Trust National Association
      Corporate Trust Depositary                 180 East 5th Street
            P.O. Box 64485                         4th Floor Window
       St. Paul, MN 59164-9549                    St. Paul, MN 55101
        Attn: Corporate Trust                   Attn: Corporate Trust
                                By Facsimile:
                                (612) 244-1537
                            Confirm by Telephone:
                                (612) 973-5800

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and are estimated in the aggregate to be $650,000.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuer to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Issuer believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Issuer does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Issuer, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' In addition, to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to 'qualified institutional buyers' (as such term is defined under Rule 144A of the Securities
Act) is generally exempt from registration or qualifcation under the state securities laws. The Issuer currently does not intend to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

                                    BUSINESS

THE ISSUER

     The Issuer is a holding company whose only significant asset is all of the common stock, par value $1.00 per share, of Coleman Worldwide. Coleman Worldwide was formed in March 1993 in connection with the offering of $575 million aggregate principal amount at maturity of LYONs. Coleman Worldwide also holds 44,067,520 shares of the Coleman Common Stock, which represent approximately 82.6% of the outstanding Coleman Common Stock. As such, the Issuer's principal business operations are conducted by Coleman and its subsidiaries, and the Issuer has no operations of its own. The Issuer is an indirect wholly owned subsidiary of MacAndrews Holdings, a corporation wholly owned by Ronald O. Perelman. See 'Relationship with MacAndrews & Forbes and Related Transactions' and 'Ownership of Common Stock.' Following the LYONs Retirement, the Issuer expects to be merged with and into Coleman Worldwide in the Coleman Worldwide Merger, with Coleman Worldwide being the surviving corporation and changing its name to 'CLN Holdings Inc.'

THE COMPANY

     Coleman believes that it is a leading manufacturer and marketer of consumer products for outdoor recreation and home hardware use on a global basis. The Company's products have been sold domestically and internationally under the Coleman brand name since the 1920s. The Company believes its strong market position is attributable primarily to its well-recognized trademarks, particularly the Coleman brand name, broad product line, product quality and innovation, and marketing, distribution and manufacturing expertise.

     The Company has two primary classes of products, outdoor recreation and hardware. The Company's principal outdoor recreation products include a comprehensive line of lanterns and stoves, fuel-related products such as disposable fuel cartridges, a broad range of coolers and jugs, sleeping bags, backpacks, daypacks, adventure travel gear, tents, outdoor folding furniture, portable electric lights, spas, camping accessories and other products. The Company's principal hardware products include portable generators, portable and stationary air compressors, and safety and security products such as smoke alarms, carbon monoxide detectors and thermostats. The Company's products, which are mostly used for outdoor recreation, home improvement projects, and emergency preparedness, are distributed predominantly through mass merchandisers, home centers and other retail outlets.

     The Company has made several acquisitions in recent years designed to expand its product lines. In 1996, the Company acquired the French company, Camping Gaz, which the Company believes is a leader in the European camping equipment market and also acquired the assets of Seatt, a leading designer, manufacturer and distributor of smoke alarms, thermostats and carbon monoxide detectors. In 1995, the Company acquired Sierra, a manufacturer of portable outdoor and recreational folding furniture and accessories and substantially all of the assets of ATI, a manufacturer of technologically advanced lightweight generators and battery charging equipment. In 1994, the Company acquired substantially all of the assets of Eastpak and substantially all of the assets of Sanborn, a manufacturer of a broad line of portable and stationary air compressors. In 1993, the Company acquired substantially all of the assets associated with the butane business of Taymar in the United Kingdom and substantially all of the assets of S.V.B. in Italy. Taymar manufactures and distributes lightweight butane camping lanterns and stoves, as well as butane gas torches and other accessories. S.V.B. manufactures and distributes a wide range of products for the camping and home hardware markets under the S.V.B. brand name.

     The Company also restructured certain operations. In 1994, the Company completed the German Restructuring of its German manufacturing operations, including selling its plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic. In 1996, the Company closed the Brazilian manufacturing operations it had acquired from Metal Yanes, Ltda. in 1994.

PRODUCTS

  Outdoor Recreation

     The Company's principal products include a comprehensive line of lanterns and stoves, fuel-related products such as disposable fuel cartridges, a broad range of coolers and jugs, sleeping bags, backpacks, tents, outdoor folding furniture, portable electric lights, spas, camping accessories and other products. These products are used predominantly in outdoor recreation, but many products have applications in emergency preparedness and some are also used in home improvement projects and are distributed predominantly through mass merchandisers, home centers and other retail outlets.

     Lanterns and Stoves. Coleman believes that it is the leading manufacturer of lanterns and stoves for outdoor recreational use in the world. Coleman's liquid fuel appliances include single and dual fuel-powered lanterns and stoves. Coleman also manufactures a broad range of propane- and butane-fueled lanterns and stoves, which allow the user to regulate the intensity of light or heat. These products are manufactured at the Company's facilities located in the United States and Europe and are marketed under the Coleman, Camping Gaz and Peak 1 brand names.

     Fuel. The Company believes that it is a leading supplier to the worldwide camping and outdoor recreation market of propane and butane cartridges and camping fuel. In addition to manufacturing and filling disposable propane cartridges and refillable LPG cylinders, Coleman sells camping fuel that is refined and canned to its specifications by various suppliers, fills butane gas cartridges and purchases butane-filled gas cartridges from third-party vendors for sale to customers throughout the world. These products are marketed under the Coleman, Camping Gaz and Peak 1 brand names.

     Coolers and Jugs. The Company manufactures and sells a wide variety of insulated coolers and jugs and reusable ice substitutes. The Company's cooler line includes personal coolers for camping, picnics or lunch box use; large coolers; beverage coolers for use at work sites and recreational and social events; and soft-sided coolers. Coleman's cooler products are manufactured predominantly at the Company's facilities located in the United States and are marketed under the Coleman brand name worldwide and under the Camping Gaz brand name in Europe. In addition, the Company also manufactures coolers and jugs for third parties to be given away as promotions or sold with the customer's own products as a premium.

     Recreational Soft Goods. The Company designs, manufactures or sources, and markets textile products, including tents, sleeping bags, backpacks, daysacks, sports bags, duffle bags and rucksacks. These products are manufactured at the Company's facilities located in the United States and Puerto Rico or sourced from third-party vendors who manufacture them to the Company's specifications. The Company's tents and sleeping bags are marketed under the Coleman and Peak 1 brand names, while its daysacks, sport bags and related products are marketed under the Coleman, Eastpak and the licensed Timberland brand names.

     Outdoor Furniture. The Company manufactures and markets aluminum-and steel-framed, portable, out-door, folding furniture under the Coleman and Sierra Trails brand names. These products are manufactured predominantly at the Company's facilities located in the United States.

     Electric Lights. The Company designs and markets electric lighting products that are manufactured by others and sold under the Coleman, Powermate, Job-Pro and Camping Gaz brand names. These products include portable electric lights such as hand held spotlights, flashlights and fluorescent lanterns and a line of rechargeable lanterns and flashlights.

     Spas. The Company manufactures and markets a wide range of spas, which are made primarily from acrylic, for residential applications. These products are manufactured at the Company's facility located in the United States and are distributed through a nationwide dealer network.

     Camping Accessories. The Company designs, sources and markets a variety of small accessories for camping and outdoor use, such as cookware and utensils. These products are manufactured by third-party vendors to Coleman's specifications and are marketed under the Coleman brand name.

  Hardware

     The Company's principal products include portable generators, portable and stationary air compressors and safety and security products such as smoke alarms, carbon monoxide detectors and thermostats.

     Generators. The Company believes that it is a leading manufacturer and distributor of portable generators in the United States and worldwide. Generators are used for home improvement projects, emergency preparedness and outdoor recreation. These products are manufactured by the Company, using engines manufactured by Tecumseh, Briggs & Stratton, Vanguard, Honda and Kawasaki, at its facilities located in the United States, are marketed under the Coleman Powermate brand name and are distributed predominantly through mass merchandisers and home center chains. With its acquisition of ATI, the Company now produces advanced, light-weight generators incorporating proprietary technology.


     Air Compressors. The Company's air compressors are manufactured at its facilities located in the United States, are marketed under the Coleman Powermate brand name and are distributed predominantly through mass merchandisers and home center chains.

     Safety and Security Products. The Company manufactures a range of safety and security products for resi-dential use, primarily smoke alarms, carbon monoxide detectors and thermostats. The Company manufactures these products at its facilities located in Mexico and markets them under the Firex, Code 1 and Coleman Sheltra brand names. These products are distributed predominantly through electrical wholesalers, mass merchandisers, and home center chains in North America and selected foreign countries, primarily Australia and the United Kingdom.

BUSINESS STRATEGY AND RESTRUCTURING

  Business Strategy

     The Company's business strategy is to build upon its reputation as a leading manufacturer and marketer of high quality brand name consumer products for outdoor recreation and home hardware use. The specific operating strategies include:

          Focus on Quality and Service. Since the business of the Company was founded in the early 1900s, Coleman has built a reputation for its quality products and superior customer service. The Company is committed to continuing, and building upon, this reputation.

          Introducing New Products. The Company plans to continue introducing new products. Management intends to focus on leveraging the Company's existing technologies, processes and expertise to maximize the speed and efficiency of new product development and introductions.


          Developing Existing Brands. The Company believes it has some of the more prominent brand names for outdoor recreation and home hardware use and plans to strengthen and globalize these brands through superior product design, advertising and promotion on a worldwide basis.



          Expanding International Markets. Coleman is currently a market leader in several product categories in various markets around the world, including Europe and Japan. The Company plans to utilize its well-established infrastructures in these markets to expand in other core product categories and to invest appropriately to develop and build businesses in new geographic markets.


          Developing Human Resources. The Company plans to continue developing, training, and motivating its personnel at all levels to achieve excellence, including developing and building its team of experienced managers and revising its management incentive programs to increase management's focus on profitability and cash flows.

          Operating Efficiency. The Company plans to continue seeking ways to further improve the quality and efficiency of its business processes in order to ensure quality and realize cost savings, including, among other things, exiting low margin product lines and businesses and consolidating manufacturing, distribution and administrative facilities.

  Restructuring

     As part of its strategy to improve profitability, the Company has developed a restructuring program including plans to (i) close its executive offices in Golden, Colorado, with most of its administrative functions relocating to its Wichita, Kansas facility, (ii) reduce its work force by approximately 10% or 700 employees, (iii) close or relocate several of its factories, (iv) close its Geneva, Switzerland international headquarters, (v) rationalize its product lines, including a significant reduction in SKUs, and (vi) exit its pressure washer business. In addition, the Company continues to evaluate the various components of its business operations and may, as a result of those ongoing evaluations, decide to sell certain businesses or assets if suitable opportunities arise. Several of the initiatives involved in the Company's restructuring plan, including closing and relocating certain administrative and manufacturing facilities, were substantially completed as of June 30, 1997. The remaining initiatives are expected to be substantially completed within one year. The Company recorded restructuring and other charges of approximately $22.6 million and related tax benefits of approximately

$8.6 million during the six months ended June 30, 1997. There can be no assurance that restructuring and other charges will not be recorded in subsequent periods. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

SALES AND MARKETING

     The following table sets forth the net revenues by class of products for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994.

                                              SIX MONTHS ENDED
                                                  JUNE 30,          YEAR ENDED DECEMBER 31,

                                              ----------------    ----------------------------
                                               1997      1996       1996       1995      1994
                                              ------    ------    --------    ------    ------
                                                               (IN MILLIONS)
Outdoor Recreation.........................   $525.3    $544.7    $  859.6    $688.9    $563.7
Hardware...................................    153.7     181.5       360.6     244.7     187.9
                                              ------    ------    --------    ------    ------
     Total.................................   $679.0    $726.2    $1,220.2    $933.6    $751.6
                                              ------    ------    --------    ------    ------
                                              ------    ------    --------    ------    ------

     In the United States and Canada, the Company's outdoor recreation products are sold by the Company's own sales force and, to a lesser extent, by sales representatives or distributors that serve specialty markets and related distribution channels. Spa products, however, are sold by independent sales representatives to a nationwide dealer network and, to a lesser extent, by regional sales managers employed by the Company. The Company's hardware products are sold by Company and independent sales representatives that serve specialty markets and related distribution channels.

     The Company promotes its products through national and local advertising campaigns, frequently coordinating with retailers' promotions to maximize the benefits of its advertising efforts.

     Coleman's major customers include Canadian Tire, Home Depot, Kmart, Price/Costco, Target, and Wal-Mart. Wal-Mart and its affiliates accounted for approximately 15% of the Company's 1996 consolidated net revenues. Although the loss of Wal-Mart as a customer could have an adverse effect on the Company, the Company believes its relationship with Wal-Mart is satisfactory and the Company has no reason to believe Wal-Mart will not continue as a customer.

     International sales represented 32%, 24% and 23% of net revenues for the years ended December 31, 1996, 1995 and 1994, respectively. For 1996, approximately 79% of the Company's international sales were in Japan and Europe, with the balance in Latin America, Asia-Pacific, Africa and the Middle East. The Company has sales administration offices and warehouse and distribution facilities in Australia, Austria, Belgium, Brazil, the Czech Republic, France, Germany, Hungary, Italy, Japan, The Netherlands, Portugal, Spain, Switzerland, the United Arab Emirates and the United Kingdom. Each office is responsible for sales and distribution of the Company's products in the territories assigned to that office. The Company's direct export operations market its products directly to international customers in certain other markets through Company sales managers, independent distributors, and commissioned sales representatives. In total, the Company sells its products in more than 100 countries.

SEASONALITY

     The Company's sales generally are highest in the second quarter of the year and lowest in the fourth quarter. As a result of this seasonality, the Company has generally incurred a loss in the fourth quarter. The Company's sales may be affected by weather conditions, especially during the second and third quarters of the year. See 'Management's Discussion and Analysis of Financial Condition

and Results of Operations--Seasonality.'

COMPETITION

     The markets in which the Company operates are highly competitive, based primarily on product quality, product innovation, price and customer service and support. The Company's competitors vary according to product line. The Company believes that no other company produces and markets the breadth of camping and outdoor recreation products marketed by the Company. Lanterns and stoves compete with, among others, products offered by Century Primus (a unit of Century Tool & Manufacturing Inc.), American Camper (a unit of

Brunswick Corporation) and Dayton Hudson Corporation. The Company's insulated cooler and jug products compete with products offered by Rubbermaid Incorporated, Igloo Products Corp. (a unit of Brunswick Corporation) and The Thermos Company (a unit of Nippon Sanso KK). The Company's sleeping bags compete with, among others, American Recreation and Slumberjack (units of Kellwood Company), Academy Broadway Corp. and MZH Inc. (a unit of Brunswick Corporation), as well as certain private label manufacturers. In the tent market, the Company competes with, among others, Sears, Wenzel (a unit of Kellwood Company), Eureka (a unit of Johnson Worldwide Associates, Inc.) and Mountain Safety Research (a unit of Thaw Corporation), as well as certain private label manufacturers. The Company's backpack products compete with, among others, American Camper (a unit of Brunswick Corporation), JanSport (a unit of VF Corporation), Nike, Outdoor Products and Kelty (a unit of Kellwood Company), as well as certain private label manufacturers. The Company's competition in the electric light business includes, among others, Eveready (a unit of Ralston Purina Company) and Rayovac Corporation. The Company's spas compete with, among others, Watkins Manufacturing Corporation (d.b.a. Hot Springs, a unit of Masco Corporation) and Clark Manufacturing Company, Inc. (d.b.a. Sundance Spas). The Company's camping accessories compete primarily with Coughlan's. The Company's primary competitors in the generator business are Generac Corporation, Honda Motor Co., Ltd., Kawasaki and Yamaha. Primary competitors in the air compressor business include DeVilbiss and Campbell Hausfield. The Company's safety and security products compete primarily with First Alert, American Sensor and Nighthawk (a unit of Williams Holding PLC). In addition, the Company competes with various other entities in international markets.

PATENTS, TRADEMARKS, AND LICENSES

     The Company's operations are not significantly dependent upon any single or related group of patents. While the Company does not believe any single trademark is material to its business other than the 'Coleman' word mark, the 'Coleman in parallelogram with lantern symbol' logo mark and the 'Eastpak' trademark, it believes its trademarks taken as a whole are material to its business. Accordingly, the Company has taken, and will continue to take, actions to protect its interests in all such trademarks.

     The Company licenses the Coleman name and logo under two types of licensing arrangements: general merchandise licenses and licenses to purchasers of businesses divested by Holdings. The Company's general merchandise licensing activities involve licensing the Coleman name and logo, for a royalty fee, to certain companies that manufacture and sell products that complement the Company's product lines. In connection with the divestitures of certain businesses after the Acquisition, Holdings entered into trademark license agreements with the purchasers of these businesses. The Company and Holdings receive no direct financial remuneration from the use of the Coleman name by the purchasers of the divested businesses. The Company's licensing activities are not material to the results of operations of the Company.

RESEARCH AND DEVELOPMENT

     The Company's research and development efforts are linked to the process of marketing its products. New products and improvements to existing products are developed based upon the perceived needs and demands of consumers. The Company's research and development is performed primarily by an in-house team of marketing managers, engineers, draftsmen and product testers using tools such as computer-assisted design and a variety of consumer research techniques. Research and development expenditures are expensed as incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $11.1 million, $6.5 million and $5.2 million, respectively.

INDUSTRY SEGMENTS, FOREIGN AND DOMESTIC OPERATIONS

     The Company operates in a single business segment. Certain information concerning geographic segments of the Company is set forth in Note 16 to the Notes to Consolidated Financial Statements of the Issuer contained elsewhere in this Prospectus.

EMPLOYEES

     As of December 31, 1996, the Company employed approximately 4,200 persons full time in the United States and 2,800 persons internationally. None of the Company's United States employees are represented by unions. The Company's Canadian warehouse employees are represented by a union. All of the approximately 350 production employees at the Company's operations in France and Italy and the approximately 1,100 production employees at the Company's operations in Mexico are represented by unions. The Company believes that its relations with its employees are satisfactory and that its employees, many of whom have long-term experience with the Company, represent a valuable resource.

PROPERTIES

     The Company's principal properties as of September 1, 1997 are as follows:

                                                                         BUILDING
                                                                          SQUARE
LOCATION                        PRINCIPAL USE                            FOOTAGE

------------------------------  ------------------------------------------------------------
St Genis Laval, France........  Manufacture of lanterns and                        2,070,000
                                stoves, filling of gas
                                cylinders, and assembly of
                                barbecues; office and
                                warehouse

Wichita, KS...................  Manufacture of lanterns and                        1,162,000
                                stoves and insulated coolers
                                and jugs; research and
                                development and design
                                operations; office and
                                warehouse

New Braunfels, TX.............  Manufacture of insulated                             338,000
                                coolers and other plastic
                                products

Lake City, SC.................  Manufacture of sleeping bags                         168,000

Springfield, MN...............  Manufacture of air compressors                       166,000

Cedar City, UT................  Manufacture of sleeping bags                         160,000

Kearney, NE...................  Manufacture/assembly of                              155,000
                                portable generators and
                                pressure washers; office and
                                warehouse

Pacola, OK....................  Manufacture of outdoor folding                       123,000
                                furniture

Maize, KS.....................  Manufacture of propane                               116,000
                                cylinders and machined parts

Chihuahua, Mexico.............  Manufacture of smoke alarms                          110,000
                                and carbon monoxide detectors

*New Ulm, MN..................  Manufacture of air compressors                        90,000

Morovis and Orocovis, Puerto    Manufacture of daypacks,                              80,000
  Rico........................  sports bags, and related
                                products

Chandler, AZ..................  Manufacture of acrylic spas;                          78,000
                                office and warehouse


                                                                         BUILDING
                                                                          SQUARE
LOCATION                        PRINCIPAL USE                            FOOTAGE
------------------------------  ------------------------------------------------------------
Centenaro di Lonato, Italy....  Manufacture of butane                                 77,000
                                lanterns, stoves and heaters;
                                office and warehouse

Stockport, England............  Manufacture of butane                                 60,000
                                cylinders, torches, lanterns
                                and stoves; office and
                                warehouse

------------------
* The Company has announced the closing of this facility.

     The Wichita, Kansas; New Braunfels, Texas; Lake City, South Carolina; Cedar City, Utah; Pacola, Oklahoma; Chandler, Arizona; New Ulm and Springfield, Minnesota; Centenaro di Lonato, Italy; and Stockport, England facilities are owned by the Company. The owned facilities at Kearney, Nebraska reside on land leased under three leases that expire in 2007 with options to extend for three additional ten-year periods. The Maize, Kansas facility is leased by the Company under leases that terminate in 2005. The Company has an option to purchase this facility at the end of the lease period. The Puerto Rico facilities in Morovis and Orocovis are leased for terms that expire in 1999 and 2007, respectively. The warehouse portion of St. Genis Laval, France is leased for terms that expire in 1998, the remaining facility is owned. Approximately 48,000 square feet of the Chihuahua, Mexico property are leased for terms that expire in 1998, and the remaining facility is owned. After giving effect to the closing of the New Ulm facility, Company management considers the Company's facilities to be well maintained, adequate, suitable and satisfactory for the Company's operations, and believes that the Company's facilities provide sufficient capacity for its production requirements.

PRODUCT LIABILITY AND INSURANCE

     The Company is party to various product liability lawsuits relating to its products and incidental to its business. The Company believes that many of the personal injury and damage claims brought against it arise from the misuse or misapplication of the Company's products and rarely involve manufacturing defects. In such cases, the Company vigorously defends against such actions. Since 1985, in only one policy period did the Company have a product liability award that exceeded the individual per occurrence self-insured retention amount and product liability awards that exceeded the aggregate self-insured retention amount. There can be no assurance, however, that the Company's future product liability experience will be consistent with its past experience. The Company believes that the ultimate conclusion of the various pending product liability claims and lawsuits of the Company will not have a material adverse effect on the financial position or results of operations of the Company.



     The Company participates in product liability insurance programs maintained by Holdings and reimburses Holdings for its allocable share of the cost of such coverage. Such liability insurance is written on a "claims made" basis. A "claims made" policy insures the Company for any claim made while such insurance coverage is in effect regardless of when the incident or event giving rise to such claim occurred. There can be no assurance that the Company's insurance carrier would not discontinue the Company's policy after the occurrence of, but prior to a claim with respect to, an incident or event giving rise to a claim. The Company believes that, in such event, it would be able to obtain insurance coverage that would cover the particular incident or event and replace the Company's existing policy, although there can be no assurance that the Company could obtain such coverage or that it would be on terms comparable to its existing coverage.

     Under Holdings' product liability insurance coverages, the Company retains liability in the amount of $2 million per occurrence and $4 million in the aggregate for the policy year. The Company believes that this type and level of coverage is adequate. For a discussion of the Company's policy on accrual of reserves for the self-insured portions of the risks covered by the insurance programs maintained by Holdings, see Notes 1 and 11 to the Consolidated Financial Statements of the Company.

LEGAL PROCEEDINGS

  Environmental Matters

     Gilbert and Mosley Site. As a result of investigations undertaken in 1986, the Kansas Department of Health and Environment ('KDHE') discovered that groundwater in the downtown Wichita area (the 'Gilbert and Mosley Site') was contaminated with volatile organic chemicals ('VOCs'). Coleman occupied a facility within the boundaries of the Gilbert and Mosley Site. Subsequent investigations in the area, including investigations in November 1988 by Coleman, indicated that the groundwater beneath the Coleman property is contaminated with VOCs. Coleman is in the process of remediating the contamination on its property.

     The City of Wichita has entered into a voluntary agreement with KDHE in which the City agreed to investigate and then remediate contamination in the Gilbert and Mosley Site. Coleman has entered into an agreement with KDHE in which Coleman agreed to perform a similar study for the Coleman property and to implement remedial activities at its property. In addition, Coleman entered into an agreement with the City of Wichita in which Coleman agreed to fund its proportionate share of the City's study and remediation of the Gilbert and Mosley site.

     All previously filed lawsuits alleging that properties in the downtown Wichita area were diminished in value as a result of discharges of volatile organic chemicals from Coleman's downtown Wichita facility have been settled and dismissed.

     Maize Site. Coleman has undertaken a soil and groundwater investigation at its facility in Maize, Kansas (the 'Maize Site'). Results indicate that limited VOC contamination is present in the groundwater under and to the southeast of the facility. The data has been reported to the KDHE, and Coleman has entered into an agreement with KDHE to implement appropriate remedial actions. The remediation system has been installed, and Coleman is in the process of remediating the contaminated groundwater.

     Northeast Site. In 1990 Coleman undertook a soil and groundwater investigation of its facility in northeast Wichita (the 'Northeast Site'). Results indicated the presence of VOCs in the groundwater and soils. Although some of the contamination may be a result of Coleman's operations at the facility, the data also indicated that contamination was migrating onto the Coleman property from up gradient sources. Coleman reported the initial results of its study to KDHE. Coleman has also provided copies of all data to the United States Environmental Protection Agency (the 'EPA'), at its request. The EPA has not initiated any actions against the Company with respect to the Northeast Site. An agreement has been entered into with KDHE to undertake additional investigatory activities, and an interim remediation system has been installed. Additions to the interim remediation system are planned for installation during 1997.

     Lake City Site. In 1992 Coleman undertook a soil and groundwater investigation of its facility in Lake City, South Carolina (the 'Lake City Site'). Results indicated limited VOC and fuel oil contamination in the soil and groundwater. In both instances the contamination appears to relate to the activities of a previous occupant of the Lake City Site. The results of the investigation have been reported to the appropriate South Carolina environmental agency. Coleman has demanded that the prior owner and occupant undertake appropriate action. At the state's request, Coleman has undertaken additional investigations. Coleman has also commenced legal proceedings against the prior owner.

     The Company has not been named as a potentially responsible party ('PRP') by the EPA nor does it have joint and several liability with any other PRP for remediation at any of the above sites.

     The Company has adopted an environmental policy designed to ensure that the Company operates in full compliance with applicable environmental regulations and, where appropriate, the Company's own internal standards. Coleman has also undertaken an environmental compliance audit program. The Company makes expenditures that it believes are necessary to comply with environmental management practices. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate and were not significant in 1996 and are not expected to be significant in the foreseeable future. Coleman has established reserves for environmental matters, including the investigations, remedial activities and litigation described above.

     Although there can be no assurance, the Company believes that the reserves established for environmental matters are adequate. This belief is based on estimates provided by the state governmental authorities referred to above, the results of environmental investigations of the groundwater and soils at the manufacturing facilities operated by Coleman conducted by independent consultants specializing in environmental investigations and remediation and estimates provided by such independent consultants, together with estimates provided by Coleman's environmental engineering staff.

OTHER

     General. The Company and Holdings are involved in various claims and legal actions arising in the ordinary course of business, including environmental matters and product liability lawsuits that are incidental to its business. The Issuer believes the ultimate disposition of these matters is not expected to have a material adverse effect on the Issuer's consolidated financial condition or results of operations. Coleman Holdings and the Company have entered into a cross-indemnification agreement with Holdings pursuant to which Coleman will indemnify Holdings against all liabilities related to businesses transferred to the Company, and Holdings will indemnify the Company against all liabilities of Holdings other than liabilities related to the businesses transferred to the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of September 1, 1997, concerning the directors and executive officers of the Issuer. Each director holds office until his successor is duly elected and qualified or until his resignation or removal, if earlier.

                        DIRECTORS AND EXECUTIVE OFFICERS

NAME                             AGE POSITION
------------------------------   --- ------------------------------
Ronald O. Perelman............   54  Chairman of the Board, Chief
                                     Executive Officer and Director

Howard Gittis.................   63  Vice Chairman of the Board and
                                     Director

Irwin Engelman................   63  Executive Vice President and
                                     Chief Financial Officer

Barry F. Schwartz.............   48  Executive Vice President and
                                     General Counsel

     The following table sets forth certain information as of September 1, 1997, concerning the directors and executive officers of the Company. Each director holds office until his successor is duly elected and qualified or until his resignation or removal, if earlier.

                                   DIRECTORS

NAME                             AGE   POSITION
------------------------------   ---   ------------------------------
Ronald O. Perelman............   54    Director
Donald G. Drapkin.............   49    Director
Lawrence M. Jones.............   65    Director
Ann Jordan....................   62    Director
Jerry W. Levin................   53    Chairman of the Board,
                                         Director and Chief Executive
                                         Officer
John A. Moran.................   65    Director
James Robinson................   61    Director
Bruce Slovin..................   61    Director
William H. Spoor..............   74    Director


                               EXECUTIVE OFFICERS

NAME                             AGE   POSITION
------------------------------   ---   ------------------------------
Jerry W. Levin................   53    Chairman of the Board,
                                         Director and Chief Executive
                                         Officer
Mark Goldman..................   42    Executive Vice President
                                         (President--Eastpak)
Patrick McEvoy................   46    Executive Vice President
                                         (President--Coleman Safety &
                                         Security)
Joseph P. Page................   43    Executive Vice President and
                                         Chief Financial Officer
Paul E. Shapiro...............   56    Executive Vice President and
                                         General Counsel
David K. Stearns..............   50    Executive Vice President
                                         (President--Coleman
                                         Powermate)
Lynn E. Feldkamp..............   41    Principal Accounting Officer

     Mr. Perelman has been Chairman of the Board and a Director of the Issuer and Coleman Worldwide since their formations in May 1997 and March 1993, respectively, and a Director and Chairman of the Executive Committee of the Company since 1989. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews Holdings and various of its affiliates since 1980. Mr. Perelman also is Chairman of the Board of Consolidated Cigar Holdings Inc. ('Cigar Holdings'), Mafco Consolidated Group Inc. ('Mafco Consolidated'), Meridian Sports Incorporated ('Meridian'), M&F Worldwide Corp. ('MFW') and REV Holdings Inc. ('REV Holdings') and is the Chairman of the Executive Committees of the Boards of Directors of Revlon, Inc. ('Revlon') and Revlon Consumer Products Corporation ('Products Corporation'). Mr. Perelman is a Director of the following corporations which file reports pursuant to the Exchange Act: California Federal Bank, A Federal Savings Bank ('California Federal'), Cigar Holdings, Consolidated Cigar Corporation ('Consolidated Cigar'), The Cosmetic Center, Inc. ('Cosmetic Center'), First Nationwide Holdings Inc. ('FN Holdings'), First Nationwide (Parent) Holdings Inc. ('FN Parent'), Mafco Consolidated, Marvel III Holdings Inc. ('Marvel III'), Meridian, MFW, Pneumo Abex Corporation ('Pneumo Abex'), Products Corporation, Revlon and REV Holdings. (On December 27, 1996, Marvel Entertainment Group ('Marvel'), Marvel (Parent) Holdings Inc. ('Marvel Parent') and Marvel Holdings Inc. ('Marvel Holdings'), of which Mr. Perelman was a director, Marvel III and several subsidiaries of Marvel filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

     Mr. Gittis has been Vice Chairman of the Board of the Issuer since its formation in May 1997. He has been Vice Chairman of MacAndrews Holdings and various of its affiliates since 1985. Mr. Gittis is a Director of the following corporations which file reports pursuant to the Exchange Act: California Federal, Cigar Holdings, Consolidated Cigar, Cosmetic Center, FN Holdings, FN Parent, Mafco Consolidated, MFW, Pneumo Abex, Products Corporation, Revlon, REV Holdings,Jones Apparel Group, Inc., Loral Space & Communications Ltd. and Rutherford-Moran Oil Corporation.

     Mr. Engelman has been Executive Vice President and Chief Financial Officer of the Issuer since its formation in May 1997. He has been Executive Vice President and Chief Financial Officer of MacAndrews Holdings and various of its affiliates since 1992. He was Executive Vice President and Chief Financial Officer of GAF Corporation from 1990 to 1991; Director, President and Chief Operating Officer of Citytrust Bancorp Inc. from 1988 to 1990; Executive Vice President of the Blackstone Group LP from 1987 to 1988; and Director and Executive Vice President of General Foods Corporation for more than five years prior to 1987. (On December 27, 1996, Marvel III, of which Mr. Engelman is an executive officer, and Marvel Parent and Marvel Holdings, of which Mr. Engelman was an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

     Mr. Schwartz has been Executive Vice President and General Counsel of the Issuer since its formation in May 1997. He has been Executive Vice President and General Counsel of MacAndrews Holdings and various of its affiliates since 1993. Mr. Schwartz was Senior Vice President of MacAndrews Holdings from 1989 to 1993. (On December 27, 1996, Marvel III, of which Mr. Schwartz is an executive officer, and Marvel Parent and Marvel Holdings, of which Mr. Schwartz was an executive officer, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)


     Mr. Drapkin has been a Director of the Issuer and Coleman Worldwide and Coleman Holdings since their formations in May 1997 and March 1993, respectively, and a Director of the Company since 1989. He has been a Director and Vice Chairman of MacAndrews Holdings and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom in New York for more than five years prior to 1987. Mr. Drapkin also is a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Cigar Holdings, Consolidated Cigar, Cosmetic Center, Marvel III, Products Corporation, Revlon, REV Holdings, Algos Pharmaceutical Corporation, Cardio Technologies, Inc., Genta Inc., Playboy Enterprises, Inc. and VIMRx Pharmaceuticals Inc. (On December 27, 1996, Marvel, Marvel Parent and Marvel Holdings, of which Mr. Drapkin was a director, Marvel III, and several subsidiaries of Marvel filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)


     Mr. Jones has been a Director of the Company since 1989. Mr. Jones was Chairman and Chief Executive Officer of the Company from October 1990 to December 1993 and has been associated with the Company for more than 35 years, including serving as President and Chief Executive Officer from July 1989 to

September 1990. Prior to rejoining the Company in 1989, Mr. Jones was Vice Chairman and Chief Financial Officer of Fleming Companies, Inc. (distributor of food products, health and beauty items) from December 1987 to June 1989. Mr. Jones is presently a Director of Union Pacific Resources. He was also a Director of Fourth Financial Corporation until January 1996, of Fleming Companies, Inc. until December 1996, and Chairman of Prince Sports Group, Inc. until March 1997.

     Ms. Jordan has been a Director of the Company since June 1997. Ms. Jordan is a consultant and a Director of Automatic Data Processing, The Hechinger Company, Johnson & Johnson, Salant Corporation and Travelers Group Inc. She was formerly the Director of the Department of Social Services for the University of Chicago Medical Center and was also Field Work Associate Professor at the School of Social Service Administration of the University of Chicago. She served as the Director of Social Services of Chicago Lying-In Hospital from 1970 to 1985.

     Mr. Levin has been Chairman and Chief Executive Officer of the Company since February 1997, a Director since 1989 and was previously Chairman of the Company from 1989 to 1991. Mr. Levin has been a Director of Coleman Worldwide since March 14, 1994. Mr. Levin has been Chairman of the Board of Revlon and of Products Corporation since their respective formations in 1992 and Chairman of the Board of Cosmetic Center since April 1997. Mr. Levin served as Chief Executive Officer of Revlon and of Products Corporation from 1992 until January 1997, and President of Revlon and of Products Corporation from their respective formations in 1992 to November 1995. Mr. Levin has been Executive Vice President of MacAndrews Holdings since 1989. For 15 years prior to joining MacAndrews Holdings he held various senior positions with The Pillsbury Company. Mr. Levin is a Director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934: Ecolab Inc., Cosmetic Center, First Bank System, Inc., Meridian, Products Corporation, Revlon and REV Holdings.

     Mr. Moran has been a Director of the Company since July 1996. Mr. Moran currently serves as Chairman of Rutherford-Moran Oil Corporation. From 1967, Mr. Moran was affiliated with Dyson-Kissner-Moran Corporation, a private holding company, serving in various executive positions including Chairman of the Board, President and Chief Executive Officer, and Executive Vice President. He is a Director of Bessemer Securities Corporation. He is a member and former Chairman of the National Advisory Council of the University of Utah, as well as a member of World Presidents Organization, the Chief Executives Organization and The Foreign Policy Association. He is a former Director of the United Nations Association and trustee of the Brooklyn Museum.


     Mr. Robinson has been a Director of the Company since June 1997. Mr. Robinson is Chairman and Chief Executive Officer of RRE Investors, LLC, a private venture investment firm, and President of J.D. Robinson Inc., a strategic advisory company. He is also Chairman of Violy, Byorum & Partners Holdings, LLC and Senior Advisor to Trust Company of the West and Smith Barney, Inc. He previously served as Chairman, Chief Executive Officer and a Director of

the American Express Company from 1977 to 1993. Mr. Robinson is a Director of Bristol-Myers Squibb Company, Cambridge Technology Partners, Inc., The Coca-Cola Company, First Data Corporation and Union Pacific Corporation.


     Mr. Slovin has been a Director of Coleman Worldwide since its formation in March 1993 and of the Company since February 1993 and President of Coleman Worldwide since 1995. He has been President of MacAndrews Holdings and various of its affiliates since 1982. Mr. Slovin is also a Director of the following corporations which file reports pursuant to the Exchange Act: Cantel Industries, Inc., Continental Health Affiliates, Inc., Infu-Tech, Inc., Meridian, and MFW.

     Mr. Spoor has been a Director of the Company since May 1992. Mr. Spoor retired in September 1985 as Chairman and Chief Executive Officer of The Pillsbury Company ('Pillsbury') after 14 years in that position and 36 years with Pillsbury. He returned to Pillsbury as Chairman of the Executive Committee in September 1987, and resumed as Chairman, Chief Executive Officer and President of Pillsbury in March 1988, from which he retired in August 1988. Mr. Spoor now serves as Chairman Emeritus of Pillsbury, and is in the business of personal investments. He is a Director of L & L Holdings and Inner City Tennis.

     Mr. Goldman has been Executive Vice President since April 1995 and President of Eastpak since November 1994. He joined Eastpak in 1976.

     Mr. McEvoy has been Executive Vice President since March 1996 and President of Coleman Safety & Security Products, Inc. since January 1996. Mr. McEvoy has also been President of Seatt since December 1995. He joined Coleman in April 1994 as the Senior Vice President of Production, Development and Operations for the Company's North American Recreation business unit. Prior to joining Coleman, he served as Vice President of Black & Decker Corporation from 1990 to 1994, and Vice President for the Chrysler Corporation from 1988 to 1990.

     Mr. Page joined the Company in August 1997 as Executive Vice President and Chief Financial Officer. Since 1994, Mr. Page has served as Executive Vice President and Chief Financial Officer of Andrews Group Incorporated ('Andrews Group'). Prior to 1994, Mr. Page was a partner in the accounting firm of Price Waterhouse for more than five years.

     Mr. Shapiro has been Executive Vice President and General Counsel of the Company since August 1997. Mr. Shapiro has been Executive Vice President of Andrews Group since 1994, and from January 1994 to June 1997, served as the Executive Vice President and General Counsel of Marvel. Prior to January 1994, Mr. Shapiro was a shareholder in the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quental from 1991 to 1993, and is currently Of Counsel to that firm. Mr. Shapiro is a director of Toll Brothers, Inc. (On December 27, 1996, Marvel, of which Mr. Shapiro was an executive officer, and several subsidiaries of Marvel filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.)

     Mr. Stearns has been Executive Vice President since January 1995 and

President of Coleman Powermate, Inc. since June 1997. He joined the Company in 1976 and has served in various positions, including Vice President/General Manager--Import Division from 1985 to 1990, and Senior Vice President--Marketing from October 1991 to January 1995.

     Mr. Feldkamp has been Principal Accounting Officer since August 1997 and was Controller from May 1987 to August 1997. He joined the Company in 1980 and has served as Tax Manager and Assistant Controller.

     All of the executive officers serve at the pleasure of the Board.

COMPENSATION OF DIRECTORS

     Directors, if any, who are not currently receiving compensation as employees of the Issuer or the Company or any of their affiliates are paid an annual $25,000 retainer fee payable in monthly installments, plus reasonable out-of-pocket expenses. In addition, such directors receive a fee of $1,000 for each meeting of the Board of Directors or any committee meeting that they attend.

EXECUTIVE COMPENSATION

     The Issuer is a holding company with no business operations of its own. The officers of the Issuer receive no compensation for their services to the Issuer. The information regarding certain compensation awarded to the Chief Executive Officer and the next four most highly-compensated executive officers of Coleman, who served as executive officers of Coleman at December 31, 1996, is set forth below.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual, long term and other compensation of the Company's former Chief Executive Officer and the next four most highly-compensated executive officers.

                                                                                               LONG TERM COMPENSATION
                                                                                  ------------------------------------------------
                                                                                      AWARDS
                                           ANNUAL COMPENSATION                    ---------------               PAYOUTS
                            --------------------------------------------------      SECURITIES       -----------------------------
   NAME AND PRINCIPAL                                           OTHER ANNUAL        UNDERLYING          LTIP          ALL OTHER
         POSITION           YEAR    SALARY($)     BONUS($)     COMPENSATION($)    OPTIONS/SARS(#)    PAYOUTS($)    COMPENSATION($)
-------------------------   ----    ---------    ----------    ---------------    ---------------    ----------    ---------------

Michael N. Hammes .......   1996      625,000             0                0             80,000(3)        0               3,270(4)
  Former Chairman and       1995      600,000       891,103(1)       163,590(2)         100,000(3)        0               3,117
  Former Chief              1994      600,000       900,000(1)        94,238(2)         200,000(3)        0                 304
  Executive Officer

Frederik B. van den         1996      333,333       233,333(1)       204,266(2)         130,000(3)        0               2,124(4)
  Bergh .................
  Former Executive Vice
  President

Frederick J. Fritz ......   1996      255,208             0                0             10,000(3)        0                 248(4)
  Former Executive Vice     1995      236,859       278,005           61,082(2)         120,000(3)        0                 985
  President

Mark Goldman ............   1996      250,000             0                0                  0           0               4,270(4)
  Executive Vice            1995      250,000             0                0             20,000(3)        0               4,492
  President                 1994       43,346             0            7,885(2)               0           0                   0

Gerald E. Brown .........   1996      225,000             0           45,877(2)               0           0               4,834(4)
  Former Executive Vice     1995      225,000       100,000           96,568(2)          20,000(3)        0               4,704
  President                 1994      218,750       262,500                0             88,000(3)        0               3,188

------------------

(1) Bonus earned in 1995 includes $591,103 from a performance incentive plan and a $300,000 special bonus payment pursuant to Mr. Hammes' employment agreement. For 1994, bonus earned includes a $600,000 performance incentive plan payment and a $300,000 special bonus payment pursuant to Mr. Hammes' employment agreement. Mr. van den Bergh's bonus for 1996 was paid pursuant to a guaranteed incentive payment provision in his employment agreement.

(2) Other Annual Compensation earned by Mr. van den Bergh during 1996 includes a $153,100 payment made to him to compensate him for the loss of stock option price appreciation upon leaving his former employer. Other Annual Compensation for 1995 includes relocation costs as follows: Mr. Hammes, $137,703; and Mr. Fritz, $52,127. For 1994, Other Annual Compensation includes $29,908 reimbursed to Mr. Hammes for the payment of taxes due on relocation and travel expenses, and $44,091 for costs related to travel between Wichita, Kansas and his residence; and $7,885 for Mr. Goldman's personal use of a Company vehicle. Other Annual Compensation for 1996 includes $27,996 reimbursed to Mr. Brown for the payment of taxes due on relocation, personal use of Company vehicle, and other expenses; for 1995, Other Annual Compensation includes $54,264 in relocation costs and $27,021 for country club memberships.

(3) Share numbers have been adjusted for a two-for-one stock split on July 15, 1996.

(4) All Other Compensation for 1996 represents the Company's matching 401(k) contributions and premiums paid for term life insurance, respectively, as follows: Mr. Hammes, $3,230 and $40; Mr. van den Bergh, $0 and $2,124; Mr. Fritz, $208 and $40; Mr. Goldman, $3,230 and $1,040; and Mr. Brown, $4,750
    and $84.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options during 1996 to the Company's former Chief Executive Officer and the next four most highly-compensated executive officers.

                                                   INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------
                                                                        % OF
                                                                        TOTAL
                                                                       OPTIONS
                                                       NUMBER OF       GRANTED
                                                      SECURITIES         TO        EXERCISE
                                                      UNDERLYING      EMPLOYEES    OR BASE                   GRANT DATE
                                                        OPTIONS       IN FISCAL     PRICE      EXPIRATION     PRESENT
                       NAME                           GRANTED(#)        YEAR        ($/SH)        DATE        VALUE(4)
--------------------------------------------------   -------------    ---------    --------    ----------    ----------
Michael N. Hammes ................................        80,000(1)      11.9%     $ 15.00       12/27/06     $256,520
Frederik B. van den Bergh ........................       100,000(2)      14.8        23.125      05/01/06      775,326
                                                          30,000(2)       4.4        15.00       12/27/06       96,195
Frederick J. Fritz ...............................        10,000(3)       1.5        15.00       12/27/06       32,065
Mark Goldman .....................................             0            0         0                 0            0
Gerald E. Brown ..................................             0            0         0                 0            0

------------------


(1) Mr. Hammes' options were granted on December 27, 1996 pursuant to the 1996 Stock Option Plan. Pursuant to an agreement entered into with Mr. Hammes in February 1997, discussed later in this Prospectus, Mr. Hammes' options were canceled.

(2) Mr. van den Bergh's options were granted on May 1, 1996 and December 27, 1996, respectively. The May 1, 1996 and December 27, 1996 options were granted pursuant to the 1996 Stock Option Plan. The options are exercisable in installments of 33%, 33%, and 34%, respectively. The earlier option vests on May 1, 1999, May 1, 2000, and May 1, 2001. The later option vests on December 27, 1999, December 27, 2000, and December 27, 2001, respectively. Pursuant to an agreement entered into with Mr. van den Bergh on June 11, 1997, Mr. van den Bergh's exercisable options were canceled, in exchange for which he was paid the difference between the option price and fair market value as of August 27, 1997.

(3) Mr. Fritz' options were granted on December 27, 1996 pursuant to the 1996 Stock Option Plan. Pursuant to an agreement entered into with Mr. Fritz on March 15, 1997, Mr. Fritz' exercisable options were canceled, in exchange for which he was paid the difference between the option price and fair market value as of June 13, 1997.

(4) The grant date present value was estimated using the Black-Scholes option pricing model and the following weighted-average assumptions: risk-free interest rate of 6.11%, dividend yield of 0.0%, volatility of the expected market price of the Company's common stock of 20.22%, and a weighted-average expected life of the option of 5.5 years.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth aggregated option exercises in the last fiscal year and fiscal year-end option values for the Company's former Chief Executive Officer and the next four most highly-compensated executive officers.

                                                                                                            VALUE OF
                                                                                    NUMBER OF              UNEXERCISED
                                                                                   UNEXERCISED            IN-THE-MONEY
                                                                                    OPTIONS AT             OPTIONS AT
                                                    SHARES                      FISCAL YEAR-END(#)    FISCAL YEAR-END($)(1)
                                                   ACQUIRED
                                                      ON            VALUE          EXERCISABLE/           EXERCISABLE/
                     NAME                         EXERCISE(#)    REALIZED($)      UNEXERCISABLE           UNEXERCISABLE
-----------------------------------------------   -----------    -----------    ------------------    ---------------------
Michael N. Hammes(2) ..........................        0              0            120,000/460,000              0/0
Frederik van den Bergh ........................        0              0                  0/130,000              0/0

Frederick J. Fritz(3) .........................        0              0                  0/130,000              0/0
Mark Goldman ..................................        0              0                   0/20,000              0/0
Gerald E. Brown ...............................        0              0             15,200/104,800              0/0

------------------
(1) Market closing price of $13.75 per share on December 31, 1996, was used in computing year-end values.

(2) In connection with an agreement entered into with Mr. Hammes on February 28, 1997, the Company agreed to accelerate the vesting of 280,000 stock options.

(3) In connection with an agreement entered into with Mr. Fritz on March 15, 1997, the Company agreed to accelerate the vesting of 130,000 stock options.

                    EMPLOYMENT AGREEMENTS AND TERMINATION OF
                            EMPLOYMENT ARRANGEMENTS

     Mr. Hammes had an employment agreement with the Company which became effective January 1, 1996. The term of the agreement was for two years with automatic extensions of one year unless notice of nonrenewal was given. In February 1997, the Company and Mr. Hammes agreed to terminate the employment agreement. Pursuant to the agreement to terminate, Mr. Hammes will continue to receive his base salary and benefits for two years. The Company also has agreed to pay Mr. Hammes $450,000 in connection with the agreement to terminate and to pay an equal amount at the end of two years.


     Mr. van den Bergh had an employment agreement with the Company which became effective May 1, 1996. The term of the agreement was for two years with automatic extensions of one year unless notice of non-renewal was given. In June 1997, the Company and Mr. van den Bergh agreed to terminate the employment agreement. Pursuant to the agreement to terminate, the Company has agreed to pay Mr. van den Bergh $616,667. In addition, Mr. van den Bergh will continue to receive medical benefits for one year.



     Mr. Fritz had an employment agreement with the Company which became effective January 20, 1995. The agreement was for a term expiring January 31, 1997 with automatic extensions of six months unless notice of non-renewal was given. In March 1997, the Company and Mr. Fritz agreed to terminate the employment agreement. Pursuant to the agreement to terminate, Mr. Fritz will continue to receive his base salary and benefits for one year.


     Mr. Goldman has two employment agreements with the Company which became effective November 1, 1994. Under the agreements, which have identical material terms, Mr. Goldman's base salary is $250,000 per year. He is eligible for a discretionary incentive payment each year. The agreements are for terms expiring December 31, 1997.

     Mr. Brown had an employment agreement with the Company which became effective January 1, 1996. The term of the agreement was for two years with automatic extensions of one year unless notice of non-renewal was given. On July 9, 1997, Mr. Brown's employment with the Company was terminated for cause pursuant to the terms of his employment agreement and, therefore, he is not eligible for severance compensation or continuation of employee welfare benefits. Mr. Brown has filed a complaint against the Company in which he alleges that his employment with the Company was improperly terminated without cause. The Company believes that the outcome of this proceeding will not have a material adverse effect on its results of operations or financial condition.

                                 PENSION PLANS

     RETIREMENT PLAN. The Company participates in the New Coleman Company, Inc. Retirement Plan for Salaried Employees (the 'Salaried Pension Plan') which replaced a prior plan that was terminated on June 30, 1989. Participants in the Salaried Pension Plan include participants under the prior plan and certain salaried exempt employees who are at least 21 years old and have completed at least one year of service with the Company.

     Benefits to participants vest fully after five years of Vesting Service (as defined in the Salaried Pension Plan) and such benefits are determined primarily by a formula based on the average of the five consecutive years of greatest compensation earned during the last ten years of the participant's service to the Company, and the number of years of service attained by the individual participant. Such compensation is composed primarily of regular base salary and contributions to qualified deferred compensation plans and does not include amounts paid pursuant to the Company's annual cash incentive compensation plans. Participants make no contributions to the Salaried Pension Plan.

     EXCESS BENEFIT PLAN. The Company participates in the New Coleman Holdings Inc. Excess Benefit Plan (the 'Excess Benefit Plan') for designated employees who are participants in the Salaried Pension Plan and whose retirement income from the Salaried Pension Plan in the form of payment to be made under the Salaried Pension Plan exceeds the maximum permissible under the Employee Retirement Income Security Act, as amended, and certain Internal Revenue Code provisions. The Excess Benefit Plan supplements the Salaried Pension Plan by providing additional retirement benefits to its participants in excess of the maximum amount permitted under the Salaried Pension Plan, which benefits generally are payable in conjunction with payments made under the Salaried Pension Plan. Benefits payable under the Excess Benefit Plan have been included in the estimated annual benefits payable listed on the table following discussion of the Consolidated Supplemental Retirement Plan. The Excess Benefit Plan was amended and restated effective January 1, 1995 to add a provision allowing annual cash incentive compensation plan payments to designated participants to be included as compensation in the formula used to determine benefits under the Excess Benefit Plan. Thirteen executives participated in this feature of the Excess Benefit Plan during 1996.

     CONSOLIDATED SUPPLEMENTAL RETIREMENT PLAN. In addition to the obligation of the Company under the Salaried Pension Plan and the Excess Benefit Plan, the Company had committed to provide other supplemental retirement benefits for Mr. Hammes, including credit for additional years of service and certain other formula changes. Pursuant to an agreement entered into with Mr. Hammes in February 1997, discussed above, Mr. Hammes is no longer a participant in the Consolidated Supplemental Retirement Plan.

     The following table shows estimated annual benefits payable under the Salaried Pension Plan, Excess Benefit Plan and the Consolidated Supplemental Retirement Plan and reflects the straight life benefit form of payment for employees, assumes normal retirement at age 65, and reflects deductions for Social Security and other offset amounts:

                              ESTIMATED ANNUAL PENSION
  FINAL        -------------------------------------------------------
 AVERAGE        10 YEARS       20 YEARS       30 YEARS       35 YEARS
 EARNINGS      OF SERVICE     OF SERVICE     OF SERVICE     OF SERVICE
----------     ----------     ----------     ----------     ----------
$  100,000      $  36,076      $  42,152     $   48,228     $   56,266
   200,000         76,076         92,152        108,228        126,266
   300,000        116,076        142,152        168,228        196,266
   400,000        156,076        192,152        228,228        266,266
   500,000        196,076        242,152        288,228        336,266
   600,000        236,076        292,152        348,228        406,266
   700,000        276,076        342,152        408,228        476,266
   800,000        316,076        392,152        468,228        546,266
   900,000        356,076        442,152        528,228        616,266
 1,000,000        396,076        492,152        588,228        686,266
 1,100,000        436,076        542,152        648,228        756,266
 1,200,000        476,076        592,152        708,228        826,266
 1,300,000        516,076        642,152        768,228        896,266
 1,400,000        556,076        692,152        828,228        966,266
 1,500,000        596,076        742,152        888,228      1,036,266
 1,600,000        636,076        792,152        948,228      1,106,266
 1,700,000        676,076        842,152      1,008,228      1,176,266
 1,800,000        716,076        892,152      1,068,228      1,246,266

     Benefits under the Salaried Pension Plan are payable upon normal retirement at age 65, and at age 55 following vested termination, disability, and death. A participant may elect to commence early benefit payments at any time after the participant's 55th birthday or may retire with 30 years of Vesting Service at amounts reduced from those payable upon normal retirement age. As of December 31, 1996, credited years of service for each of the individuals listed on the Summary Compensation Table are as follows: Mr. Hammes, 3.3 years (plus additional years of service provided under the Consolidated Supplemental

Retirement Plan, for a total of 11.3 years); Mr. van den Bergh, 8 months; Mr. Fritz, 2 years; Mr. Goldman, 3 years; and Mr. Brown, 7 years. In accordance with Mr. Hammes' agreement discussed above, Mr. Hammes will be entitled to receive a pension of $15,110 per month commencing March 1, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company (currently consisting of Messrs. Robinson (Chairman), Drapkin and Slovin and Ms. Jordan) determined compensation of executive officers of the Company during 1996.

                           OWNERSHIP OF COMMON STOCK

     The Issuer has 1,000 shares of common stock, par value $1.00 per share, issued and outstanding. Ronald O. Perelman, 35 East 62nd Street, New York, New York 10021, through MacAndrews & Forbes, beneficially owns 100% of the outstanding shares of common stock of the Issuer and Coleman Worldwide. No other director, executive officer or person beneficially owns any shares of common stock of the Issuer or Coleman Worldwide. The shares of common stock of the Issuer and Coleman Worldwide and shares of common stock of intermediate holding companies are or may from time to time be pledged to secure obligations of MacAndrews & Forbes or its affiliates.

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         RELATIONSHIP WITH MACANDREWS & FORBES AND RELATED TRANSACTIONS

     MacAndrews & Forbes beneficially owns 100% of the common stock of the Issuer and owns indirectly approximately 82.6% of the Coleman Common Stock. Due to its stock ownership, MacAndrews & Forbes controls the Issuer and the Company and is able to elect the entire Board of Directors of each of the Issuer and the Company.

     MacAndrews & Forbes is a diversified holding company with interests in several industries. Through its 83% ownership of Revlon, MacAndrews & Forbes is engaged in the cosmetics and skin care, fragrance and personal care products business. MacAndrews & Forbes owns 65% of Meridian, a manufacturer and marketer of specialized boats and water sports equipment. Through its 85% ownership of Mafco Consolidated, MacAndrews & Forbes is engaged in the manufacture and distribution of cigars and pipe tobacco, and through Mafco Consolidated's 36% ownership of MFW, MacAndrews & Forbes is in the business of processing licorice and other flavors. MacAndrews & Forbes is also in the financial services business through its 80% ownership of California Federal. In addition, MacAndrews & Forbes has an investment in Marvel, a youth entertainment company, which is currently the subject of a Chapter 11 bankruptcy case. The principal executive offices of MacAndrews & Forbes are located at 35 East 62nd Street, New York, New York 10021.

     The Company is insured under policies maintained by MacAndrews & Forbes, and the Company reimburses MacAndrews & Forbes for the portion of the cost of such policies attributable to the Company. Management believes that such cost is lower than would be incurred were such entities to be separately insured. In addition, the Company reimburses MacAndrews & Forbes for the Issuer's allocable portion of certain costs such as legal, accounting and other professional fees and other services and related expenses.

TAX SHARING AGREEMENTS

     The Issuer, Coleman Worldwide and the Company are, for federal income tax purposes, included in the affiliated group of which Mafco is the common parent, and the federal taxable income and loss of the Issuer, Coleman Worldwide and the Company will be included in the consolidated federal income tax return filed by Mafco. The Issuer, Coleman Worldwide and the Company also may be included in certain state and local tax returns of Mafco or its subsidiaries. Coleman Holdings and Mafco had entered into a tax sharing agreement (the 'Holdings Tax Sharing Agreement'), pursuant to which Coleman Holdings was required to pay to Mafco amounts equal to the taxes that Coleman Holdings would otherwise have to pay if it were to file separate returns including only itself (including any amounts determined to be due as a result of a redetermination of the tax liability of the Mafco consolidated group arising from an audit or otherwise). Following the Coleman Holdings Merger, the Holdings Tax Sharing Agreement was terminated.

     In connection with the offering of the LYONs, Coleman Worldwide and Mafco entered into a tax sharing agreement (the 'Worldwide Tax Sharing Agreement'), pursuant to which Coleman Worldwide is required to pay to Mafco amounts equal to the taxes that Coleman Worldwide would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries (including any amounts determined to be due as a result of a redetermination of the tax liability of the Mafco consolidated group ensuing from an audit or otherwise). At any time that the LYONs are outstanding, the amounts that Coleman Worldwide would be required to pay to Mafco under the Worldwide Tax Sharing Agreement, together with any remaining funds paid to Coleman Worldwide by the Company under the Company Tax Sharing Agreement, will instead be advanced by Coleman Worldwide to Mafco as long as the aggregate amount of such advances at any time does not exceed the Issue Price plus accrued Original Issue Discount on the LYONs. Such advances will be evidenced by noninterest bearing unsecured demand promissory notes from Mafco. In addition, the Company, Coleman Worldwide and Mafco entered into a Tax Sharing Agreement with the Company (the 'Company Tax Sharing Agreement') pursuant to which the Company is required to pay to Coleman Worldwide amounts equal to the taxes that the Company would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries (including any amounts determined to be due as a result of a redetermination of the tax liability of the Mafco consolidated group ensuing from an audit or otherwise). Under federal tax law, the Issuer, Coleman Worldwide and the Company will be subject to several liability with respect to the consolidated federal income tax liabilities of the affiliated group of which Mafco is the common parent for any taxable period during which the Issuer, Coleman Worldwide or the Company or a subsidiary of any of them is a member of such group. Mafco has agreed, however, to indemnify the Issuer, Coleman Worldwide and the Company for any such federal income tax liability (and certain state and local tax liabilities) of Mafco or any of its subsidiaries that the Issuer, Coleman

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

Worldwide or the Company or any of their subsidiaries are actually required to pay. Because the tax sharing payments to be made under the respective Tax Sharing Agreements will be determined by the amount of taxes that the Company or Coleman Worldwide, as the case may be, would otherwise have to pay if it were to file federal, state or local income tax returns, including only itself and, in the case of Coleman Worldwide and the Company, its domestic subsidiaries, the Tax Sharing Agreements will not increase the taxes payable by the Issuer if the Issuer were to file separate returns for itself, or by the Company or Coleman Worldwide. Mafco may benefit, however, to the extent that Mafco can offset the taxable income generated by the Issuer's domestic subsidiaries (including Coleman Worldwide and the Company) against losses and tax credits generated by Mafco and its other subsidiaries. On January 5, 1995, the Company paid to Coleman Worldwide, an amount equal to its estimated Federal tax liability for the first, second and third quarters of 1995, net of the amount of the then estimated refund due to the Company with respect to its 1994 tax liability, and also net of an early payment discount.

     Following the Coleman Worldwide Merger, the Worldwide Tax Sharing Agreement will be terminated and the Company Tax Sharing Agreement will be amended so that payments thereunder from the Company will be made to Mafco directly. The Issuer will not be a party to any tax sharing agreement and will neither receive, nor make, any tax sharing payments. If the value of the Coleman Common Stock into which the LYONs are exchangeable exceeds the accreted value of the LYONs on May 27, 1998 holders of the LYONs may elect to exchange their LYONs for Coleman Common Stock rather than have their LYONs redeemed on such date. Although the Issuer intends to cause Coleman Worldwide to deliver cash from the remaining Escrowed Funds to holders equal to the then market value of the Coleman Common Stock for which the LYONs may be exchanged, the Escrowed Funds may be insufficient to enable Coleman Worldwide to satisfy exchanges of LYONs with cash on May 27, 1998. As a result, Coleman Worldwide would be required to deliver shares of Coleman Common Stock upon exchange of LYONs as part of the LYONs Retirement. If delivery of such Delivered Shares to the holders of LYONs causes the Issuer to own indirectly less than 80% of the Coleman Common Stock, then Coleman would no longer be included in the consolidated tax group of which Mafco is the common parent.

CROSS-INDEMNIFICATION AGREEMENT

     The Company and Holdings are parties to a cross-indemnification agreement (the 'Cross-Indemnification Agreement'), pursuant to which the Company has agreed to indemnify Holdings against all liabilities related to the outdoor products business transferred to the Company, and Holdings has agreed to indemnify the Company and its immediate corporate parent against all liabilities of Holdings other than liabilities related to the outdoor products business transferred to the Company. The liabilities that the Company will indemnify Holdings against include (i) asserted and potential product liability claims arising out of products manufactured or sold by the outdoor products business, and (ii) asserted and potential environmental claims and liabilities related to facilities currently or formerly owned or used by the outdoor products business.

MANAGEMENT AGREEMENT


     Pursuant to a management services agreement with Holdings (the 'Management Agreement'), the Company provided management services to certain affiliates. During 1993, the Management Agreement was amended and stipulated that the Company would provide management services to such other affiliates through June 30, 1995, instead of through the original expiration date of March 31, 1997. Prior to the termination of the Management Agreement, the services provided by the Company included general executive services, accounting services, legal and tax services, employee personnel services and systems services. The Management Agreement also provided for the indemnification of the Company by such affiliates against liabilities which could arise in connection with the Company's management services. For the period ended December 31, 1994, management fees earned by the Company were $4.8 million. For the period ended June 30, 1995, management fees earned by the Company were $2.4 million. The Company believes that the terms of the Management Agreement were at least as favorable to the Company as those it could have negotiated with nonaffiliated parties.

INTERNATIONAL SALES ARRANGEMENTS

     The Company purchases products from certain affiliates which it resells in international markets. These products are purchased at negotiated prices that reflect what the Company believes is a reasonable allocation between the Company and the affiliates of the gross margins on these products. The Company believes that terms of the international sales arrangements are at least as favorable to the Company as those it could have negotiated with nonaffiliated parties.

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SALE AND PURCHASE OF INACTIVE FOREIGN SUBSIDIARIES

     During the fourth quarter of 1996, the Company and a subsidiary sold an inactive subsidiary to an affiliate for approximately $3.0 million. The affiliate expects to realize certain tax benefits in future years. During the first quarter of 1997, the Company purchased an inactive foreign subsidiary from an affiliate for approximately $1.0 million. The Company expects to realize certain tax benefits in future years from the tax losses of such subsidiary.

OFFICE LEASE

     The Company subleases its office space in New York City from an affiliate. The rent paid by the Company represents the allocable portion, based on the space leased, of the rent paid by the affiliate to its third party landlord. The Company believes that the terms of the sublease are at least as favorable to the Company as those it could have negotiated with nonaffiliated parties.

SERVICES PROVIDED BY OTHER AFFILIATE

     From time to time, the Company purchases at negotiated rates specialized accounting and other services provided by an affiliate. The Company believes that the terms of such purchases are at least as favorable to the Company as those it could have negotiated with nonaffiliated parties.


PENSION PLANS

     Holdings maintains pension and other retirement plans in various forms covering employees of the Company who meet eligibility requirements. Holdings also has an unfunded excess benefit plan covering certain of the Company's U.S. employees whose benefits under the plans described above are limited by provisions of the Internal Revenue Code. The Company pays to Holdings its allocable costs of maintaining such plans for the Company's employees.

OTHER ARRANGEMENTS

     At the beginning of 1995, Mr. McEvoy, an Executive Vice President of the Company, had a noninterest-bearing loan from the Company in the amount of $63,333. At the end of 1995, the principal balance of the loan was $42,222 and at the end of 1996, the principal balance of the loan was $21,111.

     During 1996, a subsidiary of the Company paid approximately $250,000 for office and warehouse space leased from a real estate partnership in which Mr. Goldman, an Executive Vice President of the Company, and three other immediate family members of Mr. Goldman's are partners. A manufacturing business owned by Mr. Goldman's father contracted with the Company's subsidiary for the manufacture of goods sold to the subsidiary, for which the subsidiary paid approximately $1.7 million during 1996. The Company believes that the terms of purchase of the manufactured goods from Mr. Goldman's father during 1996 were at least as favorable to the Company's subsidiary as those it could have negotiated with nonaffiliated parties. Approximately 6% of the subsidiary's product units sold during 1996 were produced by Mr. Goldman's father's company. Pursuant to the agreement by which the Company acquired the Eastpak business, Mr. Goldman is entitled to certain additional payments from the Company upon Eastpak achieving certain operating targets. In accordance with such agreement, Mr. Goldman was paid $5.5 million in 1996.

     On July 1, 1997, the Company entered into a month-to-month consulting arrangement with David Levin, the brother of Jerry Levin, the Chairman of the Board and Chief Executive Officer of the Company. David Levin is experienced in the business of, among other things, operating outlet stores. Pursuant to such arrangement, the Company pays David Levin $16,000 per month for consulting services provided in connection with the development of the Company's outlet store business. The Company believes that the terms of the consulting arrangement are at least as favorable to the Company as those it could have negotiated with nonaffiliated parties.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

     Each of the following summaries of certain indebtedness of Coleman Worldwide and the Company is subject to and qualified in its entirety by reference to the detailed provisions of the respective agreements and instruments to which each summary relates. Copies of such agreements and instruments are filed as exhibits to the Registration Statement of which this

Prospectus constitutes a part.

COLEMAN WORLDWIDE

  The LYONs

     On May 27, 1993, Coleman Worldwide issued and sold $500.0 million principal amount at maturity of LYONs in an underwritten public offering. On June 7, 1993, an additional $75.0 million principal amount at maturity of LYONs was sold upon exercise of the underwriter's over-allotment option.

     The LYONs mature on May 27, 2013 and are secured by 16,394,810 shares of Coleman Common Stock. There are no periodic payments of interest on the LYONs. Each LYON was sold for an issue price of $240.67 and has a principal amount at maturity of $1,000. The aggregate principal amount of the LYONs represents a yield to maturity of 7.25% per annum (computed on a semiannual bond equivalent basis) calculated from May 27, 1993.

     Each LYON is exchangeable, at the option of the holder, at any time on or prior to maturity (unless previously redeemed or otherwise purchased) for shares of Coleman Common Stock securing the LYONs at an exchange rate of 15.706 shares of Coleman Common Stock per LYON, subject to Coleman Worldwide's right to pay cash equal to the then market value (defined in the LYONs Indenture as the closing sale price for Coleman Common Stock on the trading day immediately preceding the date on which a holder seeking to exchange LYONs satisfies the requirements of exchange) of such shares in lieu, in whole or in part, of delivering such shares. The exchange rate will not be adjusted for accrued OID, but will be subject to adjustment upon the occurrence of certain events affecting the Coleman Common Stock, such as a stock dividend, stock split, reverse stock split, conversion or reclassification, consolidation, merger or binding share exchange, or the payment of extraordinary cash dividends.

     The LYONs are redeemable by Coleman Worldwide on or after May 27, 1998, at the option of Coleman Worldwide, in whole or in part, at redemption prices equal to the issue price plus accrued OID through but excluding the date of redemption, payable solely in cash. Coleman Worldwide will be obligated to purchase any LYON, at the option of the holder, on May 27, 1998, May 27, 2003 and May 27, 2008 (each, a 'Purchase Date') for a purchase price per LYON of $343.61, $490.58 and $700.42 (representing the issue price plus accrued OID through but excluding each such Purchase Date), respectively, representing a yield per annum to the holder on each such date of 7.25%, computed on a semiannual bond equivalent basis. Coleman Worldwide may, at its option, elect to pay the purchase price on any Purchase Date either in cash or shares of Coleman Common Stock or any combination thereof.

     In addition, 35 business days after the occurrence of an Additional Purchase Right Event, the LYONs must be purchased solely for cash by Coleman Worldwide, at the option of the holder, for a purchase price equal to the issue price plus accrued OID of the LYONs through but excluding the applicable purchase date. An Additional Purchase Right Event will occur, among other things, if (i) Permitted Holders (defined in the LYONs Indenture to include Ronald O. Perelman, his heirs and their affiliates) cease to beneficially own a majority of the voting power and outstanding common stock of Coleman Worldwide,
(ii) Coleman Worldwide ceases to be the holder of record of a majority of the voting power and outstanding Coleman Common Stock, (iii) any debt of Coleman Worldwide (including the Old Coleman Worldwide Non-Recourse Guaranty) or any debt of its wholly-owned subsidiaries is not paid within any applicable grace period after maturity or is accelerated because of a default, (iv) the number of shares of Coleman Common Stock the beneficial owners of which are not affiliates of the Company falls below 3,000,000 (subject to adjustment under certain circumstances) as a result of purchases of Coleman Common Stock by Coleman Worldwide or any of its affiliates, (v) the Company or any of its subsidiaries incurs any indebtedness if, after giving effect to such incurrence, the Company's consolidated ratio of debt to the sum of debt plus net worth would exceed 75%, (vi) Coleman Worldwide's consolidated net worth as of the end of any fiscal quarter falls below specified levels ($70 million at June 30, 1997),
(vii) Permitted

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Holders (as defined in clause (i) above) beneficially own any Coleman Common
Stock other than through Coleman Worldwide or (viii) the Company transfers all or substantially all of its assets to any person.

     The LYONs Indenture contains various restrictive covenants which, among other things, limit (i) the issuance of additional debt and preferred stock or the creation of liens by Coleman Worldwide, (ii) the payment of dividends on and redemption or repurchase of capital stock of Coleman Worldwide, (iii) the use by Coleman Worldwide of dividends or distributions received in respect of Coleman Common Stock and tax sharing payments received from Coleman, (iv) the making of any payments or the transfer of any assets, (v) the business activities of Coleman Worldwide and (vi) consolidations, mergers and transfers of all or substantially all of Coleman Worldwide's assets. All of these limitations, however, are subject to a number of important qualifications.

     Events of default under the LYONs Indenture include, among other things,
(i) a default in the payment of any principal or interest, if any, when due,
(ii) a default in the delivery of exchange property upon the exchange of the LYONs as provided in the LYONs Indenture, (iii) the failure by the Trustee to have a perfected security interest in the collateral, (iv) the failure to comply with any other agreements in the LYONs or in the LYONs Indenture upon receipt by Coleman Worldwide of notice of such default by the Trustee or by the holders of not less than 25% in aggregate principal amount at maturity of the LYONs then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after the receipt of such notice and (v) certain events of bankruptcy, insolvency or reorganization of Coleman Worldwide or the Company.

THE COMPANY

  Company Credit Agreement

     The Company Credit Agreement consists of a $275.0 million unsecured revolving credit facility (the 'Revolving Credit Facility'), and a term loan facility for approximately 385.1 million French Francs (approximately $66.1 million at June 30, 1997 exchange rates). The Revolving Credit Facility includes as subfacilities a $75.0 million multi-currency facility, a $15.0 million swing line facility and a $75.0 million letter of credit facility. The multi-currency facility is available to the Company and certain of its international subsidiaries designated from time to time in certain foreign currencies. Proceeds of the loans under the Company Credit Agreement may be used for general corporate purposes, including to finance working capital needs and to provide liquidity support for any commercial paper issued by the Company.

     As of December 31, 1996, approximately $128.1 million was available for borrowings under the Company Credit Agreement. At June 30, 1997, approximately $173.5 million was available for borrowings under the Company Credit Agreement.

     The Company Credit Agreement is available to the Company until April 30, 2001. The outstanding loans under the Company Credit Agreement bear interest at either of the following rates, as selected by the Company from time to time: (i) the higher of the agent's base lending rate or the federal funds rate plus .50% or (ii) LIBOR plus, in the case of all LIBOR loans other than loans denominated in certain specified currencies, a margin ranging from .25% to 2.125% based on the Company's financial performance and, in the case of loans denominated in certain specified currencies, a margin ranging from .35% to 2.225% based on the Company's financial performance. If there is a default, the interest rate otherwise in effect will be increased by 2% per annum. The Company Credit Agreement also bears an overall facility fee ranging from .15% to .375% based on the Company's financial performance.

     The loans and other extensions of credit under the Company Credit Agreement are guaranteed by the domestic subsidiaries of the Company.

     The Company is required to prepay borrowings under the Company Credit Agreement with (i) all of the net cash proceeds of any sales or other dispositions of assets of the Company or its subsidiaries outside of the ordinary course of business, subject to certain exceptions, or (ii) all of the net cash proceeds of any sale or other disposition of the capital stock or other equity securities or incurrence of indebtedness of the Company or any of its subsidiaries, subject to certain exceptions, and, in each case, such proceeds will first be applied to prepayment of the term loans and, after the term loans have been repaid in full and subject to certain exceptions, any

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

remaining proceeds will be applied to prepayment of any loans under the Revolving Credit Facility, the effect of which will be to permanently reduce the Revolving Credit Facility by such amount. The Company is also required to prepay borrowings under the Company Credit Agreement equal to the amount by which the aggregate outstanding loans under the Revolving Credit Facility exceed the available Revolving Credit Facility then in effect.

     The Company Credit Agreement restricts the Company and its subsidiaries from, among other things (subject to certain exceptions), (i) creating any liens, (ii) incurring any indebtedness, (iii) merging with or into or consolidating with or into, or conveying, transferring, leasing or disposing of all or substantially all of its assets to, or acquiring all or substantially all of the assets of, any other person, (iv) selling, transferring or otherwise disposing of any of its assets outside of the ordinary course of its business,
(v) making any loan, advance or investment in any person, (vi) purchasing, redeeming or otherwise acquiring for value any of its capital stock, paying dividends on its capital stock or making certain other restricted payments,
(vii) making any material change in its business, (viii) issuing any preferred stock, (ix) amending, supplementing or waiving any provisions of the the Management Agreement, the Cross-Indemnification Agreement, the Reimbursement Agreement or the Tax Sharing Agreements (collectively, the 'Intercompany Agreements'), (x) making any capital expenditures or (xi) engaging in transactions with affiliates.

     The Company Credit Agreement requires the Company to satisfy the financial covenants described below. The Company is required to: (i) maintain a specified minimum consolidated net worth, (ii) not exceed a specified ratio of (a) total debt of the Company and its subsidiaries to (b) consolidated EBITDA of the Company, (iii) maintain a specified interest coverage ratio, (iv) maintain a specified ratio of (a) consolidated EBITDA available for fixed charges to (b) consolidated fixed charges, (v) maintain a specified minimum cumulative EBITDA and (vi) not exceed a specified maximum amount of debt. The Company Credit Agreement also provides for a specific requirement relating to the Company's financial leverage as of the end of the fiscal quarter ending on December 31, 1997 which, if not achieved, will result in the Company's Credit Agreement becoming secured by the assets of the Company and its domestic subsidiaries. For purposes of determining the Company's compliance with certain of such financial covenants, the Company Credit Agreement excludes from the definition of EBITDA up to $30 million of charges in connection with the Company's restructuring initiatives. These financial covenants may limit the Company's ability to pay cash dividends to Coleman Worldwide.

     The events of default under the Company Credit Agreement include, among other things, the following: (i) the failure to make payments of principal or interest or fees when due or other amounts payable under the Company Credit Agreement within five business days after their due date, (ii) any material inaccuracy in the representations and warranties made in the Company Credit Agreement, (iii) a breach of certain covenants in the Company Credit Agreement and related documents, subject in certain instances to the expiration of applicable grace periods, (iv) the failure to pay any principal, premium or interest on or any other amount payable in respect of indebtedness in an aggregate principal amount of $5.0 million when the same becomes due and payable or a default under the agreements related to such indebtedness (if the effect of such default is to cause or permit the acceleration thereof), (v) certain events of bankruptcy, insolvency or reorganization, (vi) the Company or any subsidiary being the subject of certain unstayed judgments in excess of $5.0 million that are not insured or certain materially adverse nonmonetary judgments, (vii) the failure of any loan document to be valid and binding on or enforceable against the Company or any subsidiary party thereto in all material respects, (viii) any person (other than Ronald O. Perelman (and heirs and affiliates)) shall own an amount of the capital stock of the Company having greater than or equal to 30% of the voting power under ordinary circumstances to elect the Board of Directors of the Company and the failure of Ronald O. Perelman (and heirs and affiliates) to beneficially own a majority of the outstanding voting stock of the Company or to have the power to direct the management of the Company, (ix) certain ERISA events or (x) the amendment of any Intercompany Agreements without the consent of the banks having a majority of the interests under the Company Credit

Agreement or the failure of any such Intercompany Agreement to be in full force and effect.

     The Company Credit Agreement requires the Company to give the Agent thereunder notice of (i) any claim by MacAndrews & Forbes under the Reimbursement Agreement during the continuance of a default under the Company Credit Agreement or (ii) any claim by Holdings or the Company under the Cross-Indemnification Agreement, in either case not later than three business days after the claim is made or five business days before the Company makes any payment in respect thereof.

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  Company Senior Notes

     7.26% Senior Notes due 2007

     On August 8, 1995, the Company completed a private placement issuance and sale of $200 million aggregate principal amount of 7.26% Senior Notes due 2007 (the 'Notes due 2007'). Interest on the Notes due 2007 is payable semiannually, and the principal is payable in annual installments of $40 million each commencing August 8, 2003, with a final installment payment of $40 million due on August 8, 2007. If there is a default, the interest rate will be the greater of (i) 9.26% or (ii) 2.0% above the prime interest rate.

     The Notes due 2007 are unsecured, are guaranteed by the Company's domestic subsidiaries and are subject to various restrictive covenants, including without limitation, requirements for the maintenance of specified levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the applicable note purchase agreement. The Notes due 2007 shall become secured if the Company Credit Agreement becomes secured as discussed under '--Company Credit Agreement.'

     7.10% Senior Notes due 2006

     On June 13, 1996, the Company completed a private placement issuance and sale of $85 million aggregate principal amount of 7.10% Senior Notes due 2006 (the 'Notes due 2006'). Interest on the Notes due 2006 is payable semiannually, and the principal is payable in annual installments of $12.1 million each commencing June 13, 2000, with a final installment payment of $12.1 million due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10% or (ii) 2.0% above the prime interest rate.

     The Notes due 2006 are unsecured, are guaranteed by the Company's domestic subsidiaries and are subject to various restrictive covenants, including without limitation, requirements for the maintenance of specified levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the applicable note purchase agreement. The Notes due 2006 shall become secured if the Company Credit Agreement becomes secured as discussed under '--Company Credit Agreement.'


     7.25% Senior Notes due 2008

     On June 13, 1996, the Company completed a private placement issuance and sale of $75 million aggregate principal amount of 7.25% Senior Notes due 2008 (the 'Notes due 2008' and, together with the Notes due 2007 and the Notes due 2006, the 'Company Senior Notes'). Interest on the Notes due 2008 is payable semiannually, and the principal is payable in annual installments of $15 million each commencing June 13, 2004, with a final installment payment of $15 million due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25% or 2.0% above the prime interest rate.

     The Notes due 2008 are unsecured, are guaranteed by the Company's domestic subsidiaries and are subject to various restrictive covenants, including without limitation, requirements for the maintenance of specified levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the applicable note purchase agreement. The Notes due 2008 shall become secured if the Company Credit Agreement becomes secured as discussed under '--Company Credit Agreement.'

                            DESCRIPTION OF THE NOTES

     The New Notes will be issued under the Indenture dated as of May 20, 1997 between the Issuer and First Trust National Association, as trustee (the 'Trustee'), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary, which describes material provisions of the Indenture and the Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as in effect on the date of the original issue of the Notes (the 'TIA'), and all the provisions of the Indenture and the Notes, including the definitions therein of terms not defined in this Prospectus. Certain terms used herein are defined below under '--Certain Definitions.' The terms of the New First Priority Notes and the New Second Priority Notes are identical in all material respects to the terms of the Old First Priority Notes and the Old Second Priority Notes, respectively, except for certain transfer restrictions and registration rights relating to the Old Notes and except that, if the Exchange Offer is not consummated by November 17, 1997, interest will accrue on the Old Notes (in addition to the accretion of Original Issue Discount) from and including such date, until but excluding the date if consummation of the Exchange Offer payable in cash semiannually in arrears on May 15 and November 15, commencing May 15, 1998, at a rate per annum equal to
 .50% of the Accreted Value as of the November 15 and May 15 immediately preceding such interest payment date.

GENERAL

     The Notes will mature on May 15, 2001. The Trustee authenticated and delivered the Old First Priority Notes for original issue in an aggregate principal amount at maturity of $600,475,000 and the Old Second Priority Notes for original issue in an aggregate principal amount at maturity of $131,560,000.

     The Old Notes were offered at a substantial discount from their principal amount at maturity. See 'Certain U.S. Federal Income Tax Considerations.' There will be no periodic cash payments of interest, except as described below. The New Notes will be treated as a continuation of the Old Notes, which were issued at an Original Issue Discount (the difference between the original issue price of the Notes and their principal amount at maturity). The calculation of the accretion of Original Issue Discount in the period during which a New Note remains outstanding will be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months; such accretion will commence from the date of original issue of the Notes. The aggregate principal amount at maturity of the Notes represents a yield to maturity of 11 1/8% and 12 7/8% per annum with respect to the First Priority Notes and the Second Priority Notes, respectively, without giving effect to any periodic payments of interest described below. Redemption or purchase by the Issuer of a Note will cause the Original Issue Discount and interest, if any, to cease to accrue on such Note, under the terms and subject to the conditions of the Indenture.

     If by November 17, 1997 neither (i) the Exchange Offer is consummated nor
(ii) a Shelf Registration Statement with respect to the resale of the Old Notes is declared effective, interest will accrue (in addition to the accretion of Original Issue Discount) on the Old Notes from and including November 17, 1997 until but excluding the earlier of (i) the consummation of the Exchange Offer and (ii) the effective date of such Shelf Registration Statement. In each case such interest will be payable in cash semiannually in arrears on May 15 and November 15, commencing May 15, 1998 at a rate per annum equal to .50% of the Accreted Value of the Notes as of the Semi-Annual Accrual Date (as defined) immediately preceding the interest payment date. Payments of such interest, if any, on Old Notes in exchange for which the New Notes were issued will be made to the persons who at the close of business on the May 1 or November 1 preceding such interest payment date are registered holders of such Old Notes if such record date occurs prior to such exchange, or are registered holders of the New Notes if such record date occurs on or after the date of such exchange, even if Notes are cancelled after the record date and on or before the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Holders of Old Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Old Notes.

     Principal and interest, if any, will be payable at the office of the Trustee, but, at the option of the Issuer interest may be paid by check mailed to the registered holders of the Notes at their registered addresses; provided that all payments with respect to Global Notes (as defined herein), and Certificated Securities (as defined herein) the holders of which have given wire transfer instructions to the Issuer, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. The Notes will be transferable and exchangeable at the office of the Trustee and will be issued only in fully registered form, without coupons, in denominations of principal amount at maturity of $1,000 and any integral multiple thereof. Wherever it is provided that the Accreted Value, the Put Amount, the Due Amount or the principal amount at maturity with respect to a Note will be paid, such provision will be deemed to require the simultaneous payment of accrued and unpaid interest (if any) on such Note.

     Any Old First Priority Notes or Old Second Priority Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture except as expressly provided therein.

ESCROW OF PROCEEDS

     On May 15, 1997, the Issuer entered into an escrow agreement (the 'Escrow Agreement') with First Trust National Association, as escrow agent (the 'Escrow Agent'), pursuant to which the Issuer deposited with the Escrow Agent the Escrowed Funds, which consisted of the net proceeds of the Offering. The Escrowed Funds are being temporarily invested in Treasury Securities and other Permitted Investments (as defined in the Escrow Agreement). 'Treasury Securities' mean any investment in obligations issued or guaranteed by the United States government or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof. In addition to Treasury Securities, the Escrowed Funds may be invested pursuant to the Escrow Agreement in certain other Permitted Investments, including repurchase obligations with a term of not more than 30 days entered into with a nationally recognized broker dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof.

     The Issuer is only entitled to release the Escrowed Funds in accordance with the provisions of the Escrow Agreement. Pursuant to the provisions of the Escrow Agreement, the Escrow Agent released approximately $187.3 million to the Issuer in connection with the LYONs Exchange Offer and approximately $262.2 million in connection with the Coleman Holdings Notes Redemption. Pursuant to the Escrow Agreement, the Escrow Agent will release the remaining Escrowed Funds to the Issuer from time to time upon the satisfaction of certain conditions, including presentation of an Officer's Certificate certifying that, among other things (a) (i) the conditions to the optional redemption by Coleman Worldwide contained in the LYONs Indenture to be complied with on May 27, 1998 (other than payment) have been satisfied or waived, (ii) the conditions to any exchange of LYONs from time to time by the holders thereof and the election by Coleman Worldwide to deliver cash in lieu of shares of Coleman Common Stock that are contained in the LYONs Indenture (other than payment) have been satisfied or waived, (iii) the conditions to any purchase of LYONs at the option of the holder thereof upon the occurrence of a Purchase Right Event or an Additional Purchase Right Event and the election by Coleman Worldwide to deliver cash in lieu of shares of Coleman Common Stock that are contained in the LYONs Indenture (other than payment) have been satisfied or waived or (iv) the LYONs have been accelerated for payment upon the occurrence of an event of default pursuant to the terms of the LYONs Indenture and (b) following the release, such Escrowed Funds will, subject to certain limited exceptions, be contributed to Coleman Worldwide and used to fund the LYONs Retirement (whether through an exchange offer, redemption, repurchases upon the occurrence of an Additional Purchase Right Event, the exchange of LYONs by the holders thereof or payment of the LYONs upon acceleration), as the case may be. Notwithstanding the foregoing, there will be no release of Escrowed Funds to the Issuer after the occurrence of a Triggering Event. If a Triggering Event occurs, the Issuer will be required to use any remaining Escrowed Funds to redeem the Notes, on a pro rata basis, at a redemption price equal to the Accreted Value plus accrued interest (if any) on the Mandatory Redemption Date. See '--Mandatory Redemption.'

     Pursuant to the Escrow Agreement, the amount of Escrowed Funds that may be released to the Issuer at any one time in connection with the LYONs Retirement prior to the optional redemption by Coleman Worldwide on May 27, 1998 will be equal to the lesser of (a) the amount of cash required by Coleman Worldwide pursuant to the LYONs Indenture to satisfy its obligations in connection with the exchange of LYONs by the holders thereof for Coleman Common Stock and Coleman Worldwide's election to pay cash in lieu thereof or the repurchase of LYONs at the holders' option upon the occurrence of an Additional Purchase Right Event or the amount of cash required to purchase or exchange LYONs in an exchange offer and (b) the pro rata portion of the Escrowed Funds based upon the LYONs to be exchanged or repurchased by the Issuer under the circumstances described in clause (a) above. The Escrow Agreement provides that all Escrowed Funds shall be released to the Issuer to fund the optional redemption by Coleman Worldwide of the LYONs on May 27, 1998 or to repay the LYONs after the occurrence of an event of default and the acceleration thereof. Notwithstanding the foregoing, the Escrow Agreement provides that upon any release of Escrowed Funds to the Issuer, if Coleman Worldwide has cash available (the 'Available Coleman Worldwide Cash') to finance a portion of the purchase, redemption, exchange or payment upon acceleration of the

LYONs other than as a result of Coleman Worldwide's receipt of a Capital Contribution from the Escrowed Funds released to the Issuer, then the Issuer may reduce the amount of the Capital Contribution to be made to Coleman Worldwide by the amount of the Available Coleman Worldwide Cash. The Escrow Agreement permits the portion of Escrowed Funds released to the Issuer in the amount of the Available Coleman Worldwide Cash to be retained by the Issuer, which in turn will be able to use such funds in its discretion for any purpose, including to dividend or distribute such funds to MacAndrews & Forbes.

     Upon consummation of the LYONs Retirement, the Escrow Agent will release any remaining Escrowed Funds to the Issuer upon the Issuer's delivery to the Trustee of an Officer's Certificate stating that each of the Coleman Holdings Notes Redemption and the LYONs Retirement have been consummated. Upon receipt, the Issuer will be permitted to use such funds in its discretion for any purpose, including to dividend or distribute such excess to MacAndrews & Forbes.

OPTIONAL REDEMPTION

     Except as set forth below, the Notes may not be redeemed by the Issuer prior to May 15, 2000. On and after such date, the Issuer may redeem the Notes in whole at any time or in part from time to time at the redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

PERIOD                                                   REDEMPTION PRICE
----------------------------------------   ---------------------------------------------
                                           FIRST PRIORITY NOTES    SECOND PRIORITY NOTES
                                           --------------------    ---------------------
From May 15, 2000 through May 14,
2001....................................          102.781%                103.219%

Thereafter, the Issuer may redeem the Notes in whole at any time or in part from time to time at a redemption price of 100% of the aggregate principal amount at maturity of the Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

     The Notes may be redeemed at the option of the Issuer at any time as a whole at a redemption price equal to the sum of (i) the Accreted Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

     'Accreted Value' as of any date (the 'Specified Date') means, with respect to each $1,000 principal amount at maturity of Notes:

          (i) if the Specified Date is one of the following dates (each a 'Semi-Annual Accrual Date'), the amount set forth opposite such date below under Column 1, in the case of First Priority Notes, or under Column 2, in the case of Second Priority Notes:

SEMI-ANNUAL ACCRUAL DATE                                   ACCRETED VALUE
--------------------------------------   ---------------------------------------------------
                                                COLUMN 1                   COLUMN 2
                                         -----------------------    ------------------------
                                         (FIRST PRIORITY NOTES)     (SECOND PRIORITY NOTES)
                                         -----------------------    ------------------------
May 20, 1997..........................          $  649.49                  $   608.12
November 15, 1997.....................          $  684.59                  $   646.15
May 15, 1998..........................          $  722.67                  $   687.75
November 15, 1998.....................          $  762.87                  $   732.02
May 15, 1999..........................          $  805.30                  $   779.15
November 15, 1999.....................          $  850.10                  $   829.30
May 15, 2000..........................          $  897.38                  $   882.69
November 15, 2000.....................          $  947.30                  $   939.51
May 15, 2001..........................          $1,000.00                  $ 1,000.00

          (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is May 20, 1997, the denominator of which is 175).

     Notice of redemption will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in integral multiples thereof. If money sufficient to pay the redemption price of and accrued interest (if any) on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date, on and after such date Accreted Value ceases to increase and interest (if any) ceases to accrue on such Notes (or such portions thereof) called for redemption.

MANDATORY REDEMPTION

     The Notes are subject to mandatory redemption upon the occurrence of a Triggering Event at a time when any Escrowed Funds are remaining. If a Triggering Event occurs, the Issuer will be required to use any such remaining Escrowed Funds to redeem the Notes, on a pro rata basis, at a redemption price equal to the Accreted Value plus accrued interest (if any) on the Mandatory Redemption Date (the 'Mandatory Redemption Price'). The 'Mandatory Redemption Date' means the 45th day (or if such day is not a business day, the next following business day) following the occurrence of a Triggering Event. Notice of redemption will be mailed at least 30 days before the Mandatory Redemption Date to each holder of Notes to be redeemed at its registered address.

     If the Escrow Agent receives a notice of mandatory redemption pursuant to the terms of the Indenture and the Notes, the Escrow Agent will liquidate all Escrowed Funds then held by it by not later than the third Business Day prior to the Mandatory Redemption Date and release to the Paying Agent for the Notes an amount of Escrowed Funds equal to the aggregate Mandatory Redemption Price of the Notes for payment to holders of the Notes on the Mandatory Redemption Date. Concurrently with such release to the Paying Agent, the Escrow Agent will release any excess of Escrowed Funds over the Mandatory Redemption Price to the Issuer which, in turn, will be permitted to use such funds in its discretion for any purpose, including to dividend or distribute such excess funds to MacAndrews & Forbes.

SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.

GUARANTY


     Coleman Worldwide has irrevocably and unconditionally guaranteed the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Issuer under the Indenture whether for principal of or interest (if any) on the Notes, expenses, indemnification or otherwise (all such Obligations guaranteed by Coleman Worldwide being the 'Guaranteed Obligations').

     Coleman Worldwide's liability under the Indenture is limited to the Coleman Collateral provided by it and any Substitute Collateral (as defined) provided by it and the proceeds realized by the Trustee upon the sale or other realization of such Coleman Collateral and Substitute Collateral, it being understood that the Coleman Worldwide Non-Recourse Guaranty otherwise is a nonrecourse obligation of Coleman Worldwide and that the Trustee's and the Holders' rights to recover against Coleman Worldwide under the Indenture shall be limited solely to the Coleman Collateral provided by it and any Substitute Collateral provided by it and the proceeds realized by the Trustee upon the sale or other realization of such Coleman Collateral and Substitute Collateral.

     Subject to the limited recourse set forth in the immediately preceding paragraph, Coleman Worldwide agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Coleman Worldwide Non-Recourse Guaranty with respect to Coleman Worldwide.

     The Coleman Worldwide Non-Recourse Guaranty is a continuing guarantee and shall (a) remain in full force and effect until the earliest of (i) the release of all the Coleman Collateral provided by Coleman Worldwide and all the Substitute Collateral, if any, provided by Coleman Worldwide, in each case pursuant to the terms of the Indenture, (ii) the sale or other disposition of all Coleman Collateral provided by Coleman Worldwide and all Substitute Collateral, if any, provided by Coleman Worldwide and the application of the proceeds thereof in accordance with the Indenture and (iii) the Coleman Worldwide Merger, (b) be binding upon Coleman Worldwide and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. Following the completion of the LYONs Retirement, the Issuer expects to be merged with and into Coleman Worldwide in the Coleman Worldwide Merger with Coleman Worldwide, as the surviving corporation, assuming all of the Issuer's obligations under the Indenture and the Notes.

SECURITY

     Pursuant to the Indenture, the Notes will be secured by (i) until the Coleman Worldwide Merger, a security interest in and pledge by the Issuer of all its right, title and interest in and to all of the Capital Stock of Coleman Worldwide (the 'Worldwide Pledged Shares') and (ii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the foregoing, other than in each case, such of the foregoing that may be released from the Lien of the Indenture under certain circumstances

(collectively, the 'Holding Company Collateral'). The pledge of the Worldwide Pledged Shares will terminate upon the Coleman Worldwide Merger. The Coleman Worldwide Non-Recourse Guaranty will be secured by (i) a security interest in and pledge by Coleman Worldwide of all its right, title and interest in and to 36,233,612 shares of Coleman Common Stock owned by Coleman Worldwide, (ii) from time to time in connection with the LYONs Retirement, a security interest in and pledge by Coleman Worldwide of all its right, title and interest in and to all shares of Coleman Common Stock owned by Coleman Worldwide which are released in connection with the LYONs Retirement simultaneously with such release, less any Delivered Shares, (iii) from time to time as they become available to be pledged, any other shares of Coleman Common Stock owned by Coleman Worldwide (all of the foregoing, collectively, the 'Coleman Pledged Shares,' which term shall exclude Withdrawn Shares), and (iv) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for any of the foregoing other than in each case for such of the foregoing that may be released from the Lien of the Indenture under certain circumstances (collectively, the 'Coleman Collateral'). In addition, each of the Issuer and Coleman Worldwide will assign and pledge to the Trustee, for its benefit and the benefit of the holders of the Notes, a security interest in all cash and U.S. Government Obligations deposited by it with the Trustee in substitution for Coleman Collateral, and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in an exchange for the foregoing other than such of the foregoing that are released from the Lien of the Indenture under certain circumstances (the 'Substitute Collateral', and together with the Holding Company Collateral and the Coleman Collateral, the 'Collateral'). Other than the right to enforce their security interest in the Coleman Collateral and in the Substitute Collateral, if any, provided by Coleman Worldwide, the holders of the Notes will have no recourse to any assets of Coleman Worldwide.

     The security interest in the Collateral will be a first priority security interest. The First Priority Notes will rank senior in right of payment to the Second Priority Notes with respect to the Collateral. However, absent any Default, the Issuer and Coleman Worldwide will be able to vote, as each sees fit in its sole discretion, the Capital Stock of Coleman Worldwide and Coleman, respectively, provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of the Indenture or the Notes.

     After the completion of the LYONs Retirement, the Indenture will permit the Issuer to withdraw the Coleman Collateral in whole or, on a pro rata basis, in part by substituting therefor or causing Coleman Worldwide to substitute therefor with the Trustee cash or U.S. Government Obligations for the payment of principal and interest (if any) on the Notes and satisfying certain other conditions. If a pro rata portion of Coleman Collateral is to be released, the Issuer will be required to certify to the Trustee that the ratio of the Market Value of the Coleman Collateral that will remain after giving effect to such release to the aggregate Accreted Value of that portion of the outstanding Notes not covered by cash or U.S. Government Obligations is at least the same as such ratio immediately prior to the withdrawal, but in no event less than 1.5 to 1.00, and that the Market Value of the Coleman Collateral that will remain after giving effect to such release would be at least equal to the aggregate principal amount at maturity of the outstanding Notes not covered by cash or U.S. Government Obligations.

     In connection with or after a redemption of Notes in part, or a purchase of Notes in part pursuant to the provisions described under 'Change of Control' or any delivery by the Issuer of less than all the Notes for cancellation, the Indenture permits the Issuer to request a pro rata release of the Coleman Collateral based on the percentage of the Notes redeemed or purchased, or delivered for cancellation so long as the ratio of the Market Value of the remaining Coleman Collateral to the aggregate Accreted Value of the Notes not so redeemed or repaid and not covered by cash or U.S. Government Obligations is at least the same as such ratio immediately prior to such release, but in no event less than 1.5 to 1.00, and that the Market Value of the Coleman Collateral that will remain after giving effect to such release would be at least equal to the aggregate principal amount at maturity of the outstanding Notes not covered by cash or U.S. Government Obligations. In addition, in connection with a redemption of Notes, or with a purchase of Notes pursuant to the provisions described under 'Change of Control' or with the payment at maturity of the principal amount of the Securities the Indenture permits the Issuer or Coleman Worldwide to request a release of Substitute Collateral to the extent necessary to pay the redemption price, purchase price, or principal amount at maturity as the case may be.

     Upon satisfaction by the Issuer of the conditions to its legal defeasance option or its covenant defeasance option or the discharge of the Indenture, the Lien of the Indenture on all the Collateral will terminate and all the Collateral will be released without any further action by the Trustee or any other person.

     There can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture following an Event of Default would be sufficient to satisfy payments due on the Notes. In addition, the ability of the holders of Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

     If an Event of Default occurs under the Indenture, the Trustee, on behalf of the holders of the Notes, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture, second to pay the Default Amount (as defined) on the First Priority Notes and, thereafter, to pay the Default Amount on the Second Priority Notes.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a 'Change of Control'), each holder of Notes will have the right to require the Issuer to repurchase all or any part of such holder's Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase:

          (i) prior to the earlier to occur of the first public offering of Voting Stock of Parent or the first public offering of Voting Stock of the Issuer, the Permitted Holders cease to be the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Issuer, whether as a result of issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the 'specified corporation') held by any other corporation (the 'parent corporation') so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

          (ii) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a person will be deemed to have 'beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; provided, however, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for the purposes of this clause (ii), such other person will be deemed to 'beneficially own' any Voting Stock of a specified corporation held by a parent corporation, if such other person beneficially owns (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of 66 2/3% of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office.

     Within 45 days following any Change of Control, the Issuer will mail a notice to each holder stating (i) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase all or any part of such holder's Notes at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest, if any, to the date of repurchase; (ii) the circumstances and relevant facts regarding such Change of Control; (iii) the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions determined by the Issuer consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

     The Issuer's ability to pay cash to holders of Notes upon a repurchase may be limited by the Issuer's then existing financial resources. The Issuer will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuer to repurchase the Notes as a result of a Change of Control.

     Certain provisions relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may not be waived or modified without the written consent of the holders of all the Notes.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the Indenture:

          Limitation on Debt of the Issuer and Coleman Worldwide. The Issuer will not issue any Debt and the Issuer shall not permit Coleman Worldwide to issue any Debt or Preferred Stock; provided, however, that the foregoing will not prohibit the issuance of the following Debt:

             (1) The Old Notes, the New Notes and Debt issued in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (1); provided, however, that in the case of any Debt (other than the New Notes) issued in connection with a Refinancing, (x) the principal amount or, in the case of Debt issued at a discount, the accreted value of the Debt so issued shall, as of the date of the Stated Maturity of the Debt being Refinanced, not exceed the sum of (i) the principal amount or, if the Debt being Refinanced was issued at a discount, the accreted value of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (ii) any Refinancing Costs associated with such Refinancing, and (y) the Debt so issued shall not provide for the payment of principal or interest in cash prior to the Stated Maturity of the Notes and shall not have a Stated Maturity prior to the Stated Maturity of the Notes;

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             (2) The LYONs; and


             (3) Debt consisting solely of a guarantee by the Issuer or Coleman Worldwide of obligations of another person of the type referred to in clauses (i) through (vi) of the definition of 'Debt', in respect of which guarantee the holder thereof shall have no recourse to the Issuer or Coleman Worldwide other than Unrestricted Assets pledged by the Issuer or Coleman Worldwide to secure such guarantee; provided, however, that this clause (3) shall not permit the Issuer or Coleman Worldwide to assume the obligation of such other person.

          Limitation on Debt of Coleman and Its Subsidiaries and Limitation on Preferred Stock of Coleman. (a) The Issuer will not permit Coleman or any Subsidiary of Coleman to issue, directly or indirectly, any Debt; provided, however, that Coleman and its Subsidiaries will be permitted to issue Debt if, at the time of such issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is issued exceeds the ratio of 2.5 to 1.0.

          (b) Notwithstanding the foregoing, Coleman and its Subsidiaries may issue the following Debt:

             (1) Debt issued pursuant to the Credit Agreement, any Refinancing thereof or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $350 million outstanding at any one time;

             (2) Debt issued pursuant to the Note Purchase Agreements, any Refinancing thereof or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed at any one time outstanding $360 million plus any Refinancing Costs associated with any such Refinancing; provided, however, that the Debt so issued shall not have an Average Life shorter than the Average Life of the Debt outstanding under the Note Purchase Agreements on the Issue Date or Stated Maturity prior to the earliest Stated Maturity of the Debt outstanding under the Note Purchase Agreements on the Issue Date;

             (3) Debt (in addition to Debt described in clauses (1) and (2) above) issued for working capital and general corporate purposes in an aggregate principal amount at the time of such issue which, when taken together with the aggregate principal amount then outstanding of all other Debt issued pursuant to this clause (3), shall not exceed the sum of (i) 50% of the book value of the inventory of Coleman and its consolidated Subsidiaries and (ii) 80% of the book value of the accounts receivable of Coleman and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

             (4) Debt of Coleman issued to and held by a Wholly Owned Recourse Subsidiary and Debt of a Subsidiary of Coleman issued to and held by Coleman or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to Coleman or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by Coleman or of such Debt by such Subsidiary;

             (5) Debt (other than Debt described in clause (1), (2), (3) or (4) above) outstanding on the Issue Date and Debt issued to Refinance any Debt permitted by this clause (5), by clause (7) below or by paragraph
        (a) above; provided, however, that in the case of a Refinancing, (x) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt being Refinanced plus any Refinancing Costs associated with such Refinancing and (y) the Debt so issued shall not have an Average Life shorter than the Average Life of the Debt being Refinanced or Stated Maturity prior to the Stated Maturity of the Debt being Refinanced;

             (6) Debt issued and arising out of purchase money obligations for property acquired in an amount not to exceed, for the period through December 31, 1997, $15 million, plus for each fiscal year thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any period and are not so utilized may be utilized during any succeeding period;

             (7) Debt of a Subsidiary of Coleman issued and outstanding on or prior to the date on which such Subsidiary was acquired by Coleman (other than Debt issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related

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

        transactions pursuant to which such Subsidiary became a Subsidiary of Coleman or was acquired by Coleman);

             (8) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purposes of this covenant to constitute the issuance of such Debt by the Issuer thereof; and

             (9) Debt (in addition to Debt described in clauses (1) through (8) above and in paragraph (a) above) in an aggregate principal amount outstanding at any time not to exceed $75 million.

          (c) The Issuer will not permit Coleman to issue any Preferred Stock; provided, however, that Coleman may issue the following Preferred Stock:

             (1) Preferred Stock of Coleman issued to and held by the Issuer or Coleman Worldwide or a Wholly Owned Recourse Subsidiary of Coleman; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary of Coleman or any subsequent transfer of such Preferred Stock (other than to the Issuer or a Wholly Owned Recourse Subsidiary of the Issuer or Coleman Worldwide),

        will be deemed, in each case, to constitute the issuance of such Preferred Stock by Coleman; and

             (2) Preferred Stock (other than Preferred Stock described in clause
        (1) but including Preferred Stock described in the proviso to clause
        (1)) issued by Coleman; provided, however, that the liquidation value of any Preferred Stock issued pursuant to this clause (2) will constitute Debt of Coleman for purposes of this covenant.

          (d) To the extent Coleman or any Subsidiary of Coleman guarantees any Debt of Coleman or of a Subsidiary of Coleman, such guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If Coleman or a Subsidiary of Coleman guarantees any Debt of a person that, subsequent to the issuance of such guarantee, becomes a Subsidiary, such guarantee and the Debt so guaranteed shall be deemed to be the same indebtedness which shall be deemed to have been issued when the guarantee was issued and shall be deemed to be permitted to the extent the guarantee was permitted when issued.

     Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if, at the time of the making of such Restricted
     Payment:

             (1) a Default has occurred or is continuing (or would result therefrom); or

             (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                (i) 50% of Consolidated Net Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) of the Issuer accrued during the period (treated as one accounting period) from January 1, 1997, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment;

                (ii) the aggregate Net Cash Proceeds from sales of Capital Stock of the Issuer or cash capital contributions made to the Issuer and, without duplication, any earnings thereon or proceeds thereof to the extent invested in any Temporary Cash Investments on or after the Issue Date; and

                (iii) the amount by which Debt of the Issuer is reduced on or after the Issue Date upon any conversion or exchange of Debt of the Issuer into Capital Stock of the Issuer which is not Redeemable Stock or Exchangeable Stock.

          (b) The preceding paragraph will not prohibit the following (none of which will be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (viii) below):

             (i) so long as no Default has occurred and is continuing or would result from such transaction, any Restricted Payment to the extent it consists of Unrestricted Assets;

             (ii) any purchase or redemption of Capital Stock or Subordinated Obligations out of the proceeds from the substantially concurrent sale of Capital Stock;

             (iii) any purchase or redemption of Subordinated Obligations out of the proceeds from the substantially concurrent sale of Subordinated Obligations;

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

             (iv) dividends or distributions made by Coleman to the Issuer or Coleman Worldwide and to its other stockholders on a pro rata basis;

             (v) dividends or distributions made by Coleman Worldwide to the Issuer;

             (vi) dividends or distributions made by a Subsidiary of Coleman or by an Unrestricted Subsidiary to the Issuer, Coleman Worldwide, Coleman or a Subsidiary of Coleman or to an Unrestricted Subsidiary and, if a Subsidiary of Coleman or such Unrestricted Subsidiary is not wholly owned, to its other stockholders pro rata to the extent they are not Affiliates of the Issuer (other than (w) Coleman, (x) a Subsidiary of Coleman, (y) an Unrestricted Affiliate and (z) a Permitted Affiliate);

             (vii) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this covenant; provided, however, that at the time of payment of such dividend, or the making of such Restricted Payment, no other Default has occurred or is continuing (or results therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

             (viii) purchases, redemptions, defeasances or acquisitions of Non-Recourse Debt by a Non-Recourse Subsidiary;

             (ix) dividends and distributions made by Coleman or its Subsidiaries in respect of Preferred Stock of Coleman permitted by paragraph (b) under 'Limitation of Debt of Coleman and Its Subsidiaries and Limitation on Preferred Stock of Coleman' above or in respect of Preferred Stock of such Subsidiaries permitted by paragraph (a) of such section;

             (x) Investments in Affiliates of the Issuer consisting of Debt permitted by clause (3) of 'Limitation on Debt of the Issuer and Coleman Worldwide' or Investments consisting of Debt of Unrestricted Subsidiaries;


             (xi) so long as no Default or (so long as the LYONs Indenture is in effect) no LYONs Default has occurred and is continuing or would result from such transaction, dividends or distributions made by the Issuer to the extent attributable to (A) the net proceeds of the issuance of Debt by Non-Recourse Subsidiaries or (B) cash dividends or distributions received from Unrestricted Subsidiaries of the Issuer or Coleman Worldwide (other than dividends or distributions paid to Coleman Worldwide or the Issuer out of dividends or distributions received by Unrestricted Subsidiaries in respect of the shares of Coleman Common Stock);

             (xii) so long as no Default or (so long as the LYONs Indenture is in effect) no LYONs Default has occurred and is continuing or would result from such transaction, the contribution by the Issuer or Coleman Worldwide to an Unrestricted Subsidiary of Withdrawn Shares;

             (xiii) so long as no Default or (so long as the LYONs Indenture is in effect) no LYONs Default has occurred and is continuing or would result from such transaction, Restricted Payments to the extent attributable to Restricted Cash;

             (xiv) dividends or other Restricted Payments consisting solely of funds released from time to time pursuant to Section 2(k) of the Escrow Agreement to the extent such funds are not needed for the Capital Contributions to be made to Coleman Worldwide;

             (xv) dividends or other Restricted Payments consisting solely of funds released from the Escrow Agreement after all LYONs have been retired; and

             (xvi) any Restricted Payment to the extent it consists of the disposition of any Mafco Demand Notes (as defined in the LYONs Indenture) after all LYONs have been retired.

          (c) The Issuer or any Subsidiary of the Issuer may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in clause (b) of this covenant; provided, however, that the making of such Restricted Payment will be conditioned upon the occurrence of such event.

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          Limitation on Sales of Assets and Subsidiary Stock.  (a) The Issuer
     shall not, and shall not permit Coleman Worldwide to, make any Asset Disposition.

          (b) The Issuer shall not permit Coleman or any Subsidiary of Coleman (other than a Non-Recourse Subsidiary) to make any Asset Disposition unless:

             (i) Coleman or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of Coleman (including as to the value of all non-cash consideration), of the Capital Stock and assets subject to such Asset Disposition;

             (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which Coleman intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of Coleman, liabilities of such Subsidiary) (provided, however, that in respect of an Asset Disposition, more than 25% of the consideration may consist of consideration other than cash, cash equivalents, such readily marketable securities or such assumed liabilities if (x) such Asset Disposition is approved by a majority of those members of the Board of Directors of Coleman having no personal stake in such Asset Disposition and (y) if such Asset Disposition involves aggregate consideration in excess of $10 million (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of Coleman having no personal stake in such Asset Disposition), such Asset Disposition has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair from a financial point of view to Coleman or such Subsidiary, as the case may be); and

             (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Coleman (or such Subsidiary, as the case may be) at Coleman's election (1) to the prepayment, repayment or repurchase of Debt of Coleman or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to (x) an Unrestricted Subsidiary, (y) a Non-Recourse Subsidiary or (z) an Affiliate of the Issuer which is not a Subsidiary of the Issuer) (whether or not the related loan commitment is permanently reduced in connection therewith),
        (2) to the investment by Coleman or such Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in (x) assets to replace the assets that were the subject of such Asset Disposition, (y) assets that (as determined by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of Coleman and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (z) Temporary Cash Investments or (3) to make a Restricted Payment to Coleman Worldwide or the Issuer.

          Notwithstanding the foregoing, Coleman and its Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph (b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions made by Coleman and its Subsidiaries which are not applied in accordance with this paragraph (b) exceed $10 million.

          Limitation on Transactions with Affiliates. (a) Neither the Issuer, nor Coleman Worldwide will conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or with an Affiliate of such owner.

          (b) The Issuer will not permit Coleman or any of its Subsidiaries (other than a Non-Recourse Subsidiary) to conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of

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     the Issuer or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or with an Affiliate of any such owner unless

             (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to Coleman or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

             (ii) to the extent that such business, transaction or series of transactions is known by the Board of Directors of Coleman or of such Subsidiary to involve an Affiliate of the Issuer or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or an Affiliate of such owner, then

                (A) with respect to a transaction or series of related transactions, other than any purchase or sale of inventory in the ordinary course of business, involving aggregate payments or other consideration in excess of $5,000,000, such transactions or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of Coleman having no personal stake in such business, transaction or series of transactions and

                (B) with respect to a transaction or series of related transactions, other than any distribution arrangement or any purchase or sale of inventory, in each case in the ordinary course of business (an 'Exempt Transaction'), involving aggregate payments or other consideration in excess of $25,000,000 (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of Coleman having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to Coleman or such Subsidiary.

             The provisions of the preceding paragraphs (a) and (b) above will not prohibit (i) any Restricted Payment permitted to be paid as described under 'Limitation on Restricted Payments' above, (ii) any transaction between Coleman and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Issuer, Coleman Worldwide, Coleman, a Wholly Owned Recourse Subsidiary of Coleman, a Permitted Affiliate or an Unrestricted Affiliate) of the Issuer or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or any Affiliate of such owner (other than the Issuer, Coleman Worldwide, Coleman, any Wholly Owned Recourse Subsidiary of Coleman or an Unrestricted Affiliate), (iii) any transaction between Subsidiaries of Coleman; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Issuer, Coleman Worldwide, Coleman, a Wholly Owned Recourse Subsidiary of Coleman, a Permitted Affiliate or an Unrestricted Affiliate) of the Issuer or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or any Affiliate of such owner (other than the Issuer, Coleman Worldwide, Coleman, any Wholly Owned Recourse Subsidiary of Coleman or an Unrestricted Affiliate), (iv) any transaction between Coleman or a Subsidiary of Coleman and its own employee stock ownership plan, (v) any transaction with an officer or director of any Subsidiary of the Issuer entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Issuer, (vi) any business or transaction with an Unrestricted Affiliate, (vii) any transaction pursuant to which Mafco Holdings will provide the Issuer and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services; (viii) any transaction contemplated by the Escrow Agreement, the Securities Loan Agreement or the Tax Sharing Agreements; (ix) any Guarantee issued by the Issuer or Coleman Worldwide permitted under 'Limitation on the Debt of the Issuer and Coleman Worldwide' and (x) the Mergers.

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          Limitation on Other Business Activities.  (a) The Issuer will not engage in any trade or business other than the ownership of the Capital Stock of Coleman and Coleman Worldwide and one or more Unrestricted Subsidiaries.

          (b) The Issuer shall not permit Coleman Worldwide to engage in a trade or business other than the ownership of the Capital Stock of Coleman and one or more Unrestricted Subsidiaries.


          Required Stock Ownership; Limitation on Liens. (a) The Issuer shall at all times be, or cause Coleman Worldwide to be, the legal and beneficial owner of the Coleman Pledged Shares. The Issuer shall at all times be, or cause Coleman Worldwide together with the Issuer to be, the legal and beneficial owner of at least a majority of the voting power of the Voting Stock of Coleman (including the Coleman Pledged Shares) (treating any Coleman Pledged Shares, any Coleman Common Stock pledged for the benefit of the holders of LYONs or subject to any other Lien permitted by this covenant and any Coleman Common Stock subject to or lent pursuant to the Securities Loan Agreement as held legally and beneficially by the Issuer or Coleman Worldwide); provided, however, that the Issuer and Coleman Worldwide will be deemed to be the legal and beneficial owner of any Coleman Common Stock held of record by a nominee for the Depositary Trust Company ('DTC') or any other public clearing corporation (a 'public clearing corporation' is any member of the Federal Reserve System registered as a clearing agency pursuant to the provisions of Section 17A of the Exchange Act), if the books of DTC or such other public clearing corporation, as the case may be, show that such Coleman Common Stock is held solely for the account of the Issuer or Coleman Worldwide, subject to any Lien permitted under this covenant. The Issuer shall at all times prior to the Coleman Worldwide Merger be the legal and beneficial owner of 100% of the Capital Stock of Coleman Worldwide.

          (b) The Issuer shall not create or permit to exist any Lien on the Collateral directly owned by it, other than the Lien of this Indenture. The Issuer shall not permit Coleman Worldwide to create or permit to exist any Lien on the Collateral directly owned by Coleman Worldwide, other than the Lien of (or with respect to) the LYONs Indenture and the Indenture.

          (c) The Issuer shall not create or permit to exist any Lien to secure Debt of the Issuer on terms more favorable to the holders of such Debt than the terms of the collateral for the Notes in the Indenture, including the initial loan to value ratio in respect of such Debt compared to the initial loan to value ratio of the Collateral in respect of the Notes, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Debt with a Lien on the same assets securing such Debt for so long as such Debt is secured by such Lien; provided, however, that if such Debt is a Subordinated Obligation, the Lien securing such Debt will be subordinate and junior to the Lien securing the Notes with the same or lesser relative priority as such Subordinated Obligation will have with respect to the Notes; provided further, however, that this paragraph (c) shall not apply to Liens created as permitted by clause (3) of 'Limitation on Debt of the Issuer and Coleman Worldwide' above.

          (d) The limitations set forth in this covenant shall not be applicable from and after the time that all the Collateral shall have been released from the Lien of the Indenture pursuant to the provisions of the Indenture relating to substitution or release of Collateral.

     LYONs Retirement. The Issuer shall cause Coleman Worldwide to redeem or otherwise retire all of the LYONs by no later than June 10, 1998, provided that, in each case, no Triggering Event shall have occurred.


     SEC Reports. Notwithstanding that the Issuer may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the date (the 'reporting date') of effectiveness of a Registration Statement, the Issuer will file or cause to be filed with the SEC and provide the Trustee and holders of the Notes with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. Prior to the reporting date, the Issuer shall provide the Trustee and the holders of the Notes with information that is substantially similar to that required to be provided to such Persons after the reporting date. The Issuer also will comply with the other provisions of TIA Section 314(a).

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SUCCESSOR COMPANY

     (a) The Issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:
(i) the resulting, surviving or transferee person (if not the Issuer) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Indenture and the Notes; (ii) except in the case of the Coleman Worldwide Merger, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any of its Subsidiaries as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing; (iii) except in the case of the Coleman Worldwide Merger, immediately after giving effect to such transaction, the resulting, surviving or transferee person has a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction; and (iv) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     (b) The resulting, surviving or transferee person will be the successor company under the Indenture and thereafter, except in the case of a lease, the Issuer will be discharged from all obligations and covenants under the Indenture and the Notes.

     (c) Following consummation of the Coleman Worldwide Merger, the provisions of 'Certain Covenants' restricting the activities of Coleman Worldwide shall not be applicable to the surviving corporation.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest (if any) on the Notes when due, continued for 30 days, (ii)

a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, (iii) (1) the failure by the Issuer to comply with its obligations described under 'Successor Company' above, (2) the failure by the Issuer to comply with its obligations described under paragraph (a) under 'Required Stock Ownership; Limitation on Liens' above (the 'stock ownership provision'), (3) the failure by the Issuer to comply with its obligations described under 'LYONs Retirement' above (the 'retirement provision') and 'Mandatory Redemption' above or (4) the Trustee fails to have a perfected security interest in the Collateral (the 'continued perfection provision'), (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under 'Limitation on Debt of the Issuer and Coleman Worldwide,' 'Limitation on Debt of Coleman and its Subsidiaries and Limitation on Preferred Stock of Coleman,' 'Limitation on Restricted Payments', 'Limitations on Sales of Assets and Subsidiary Stock,' 'Limitation on Transactions with Affiliates,' 'Change of Control' (other than a failure to purchase Notes), 'Limitation on Other Business Activities,' 'Required Stock Ownership; Limitation on Liens' (other than paragraph (a) thereof) or 'SEC Reports' above, (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture or the Notes or the Escrow Agreement (other than those referred to in clauses (i), (ii), (iii) and (iv) of this paragraph) or with certain representations and warranties given in relation to the grant of the security interest described under 'Security' above, (vi) Debt of the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 5 days after notice (the 'cross acceleration provision'), (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the 'bankruptcy provisions'), (viii) any judgment or decree for the payment of money in excess of $25 million is entered against the Issuer or a Significant Subsidiary and is not discharged and either
(A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified in the next sentence (the 'judgment default provision') or (ix) Coleman Worldwide fails to pay when due the purchase price of LYONs tendered to it by and at the option of the holders thereof pursuant to the terms of the LYONs Indenture and the total purchase price of such LYONs that is unpaid exceeds

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$25 million. However, a default under clauses (iv), (v), (vi) and (viii) (B)
will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than an Event of Default specified in clause
(vii) in the above paragraph with respect to the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Notes may declare the Accreted Value of and accrued interest (if any) on all the Notes as of the date of such declaration to be due and payable (collectively, the 'Default Amount'). Upon such a declaration, such Default Amount will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the Default Amount on all the Notes as of the date of such Event of Default will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount at maturity of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount at maturity of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount at maturity of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENT


     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Notes then outstanding and any past default or noncompliance with any provisions may be waived with the consent of the holders of a majority in principal amount at maturity of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may (i) reduce the principal amount at maturity of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest (if any) on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note or reduce the Accreted Value, Put Amount, Due Amount, Mandatory Redemption Price or Default Amount of any Note, (iv) reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under 'Optional Redemption' or 'Mandatory Redemption' above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and

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interest (if any) on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (vii) make any change in the provisions relating to Collateral that adversely affects such holder, (viii) make any change in the definition of Change of Control or Triggering Event or in the dates by which the Issuer must purchase, or in the obligation of the Issuer to purchase, tendered Notes upon a Change of Control or a Mandatory Redemption, respectively, or (ix) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of or notice to any holder of the Notes, the Issuer and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture if in compliance with the provisions described under 'Successor Company' above, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Notes or to secure (or provide additional security for) the Notes, to add to the covenants of the Issuer for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, to provide for issuance of the New Notes under the Indenture (including to provide for treatment of the New Notes and the Old Notes as a single class of securities) in connection with the Exchange Offer, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise to comply with the TIA.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.


     After an amendment under the Indenture becomes effective, the Issuer is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

     A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. See 'Book Entry; Delivery and Form.'

DEFEASANCE

     The Issuer at any time may terminate all its obligations under the Notes and the Indenture ('legal defeasance'), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under 'Certain Covenants,' 'Change of Control,' and 'Security' above, Coleman Worldwide's obligations under 'Guaranty' and 'Security' above, and the operation of the stock ownership provision, the retirement provision, the continued perfection provision, the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the LYONs cross default provision described under 'Defaults' above and the limitations contained in clause (iii) described under 'Successor Company' above ('covenant defeasance').

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii)(2), (3) and (4), (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under 'Defaults' above, or because of the failure of the Issuer to comply with clause (iii) described under 'Successor Company' above

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or with its obligations under 'Security' above or because of Coleman Worldwide's failure to comply with its obligations under 'Guaranty' and 'Security' above.

     In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the 'defeasance trust') with the Trustee money or U.S. Government Obligations for the payment of principal and interest (if any) on the

Notes to redemption or maturity, as the case may be (it being understood that any cash or U.S. Government Obligations previously deposited with the Trustee as Substitute Collateral pursuant to the Indenture may be designated for this purpose), and must comply with certain other conditions, including (unless the Notes will mature or be redeemed within 40 days) delivering to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

     First Trust National Association, is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     The following are certain definitions used in the Indenture and applicable to the description of the Indenture and the Notes set forth herein.

     'Affiliate' of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms 'controlling' and 'controlled' have meanings correlative to the foregoing.

     'Applicable Premium' means, with respect to a Note at any time, the greater of (i) 1.0% of the Accreted Value of such Note at such time and (ii) the excess of (A) the present value at such time of the principal amount at maturity plus any required interest payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such Note at such time.

     'Asset Disposition' means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Issuer (other than directors' qualifying shares and other than Capital Stock of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a 'disposition') by the Issuer or any of its

Subsidiaries (other than an Unrestricted Subsidiary or a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of Coleman to Coleman or by Coleman or a Subsidiary of Coleman to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by Coleman or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by Coleman or its Subsidiaries of obsolete assets or inventory in the ordinary course of business, (iv) a disposition subject to or permitted by the provisions described under 'Limitation on Restricted Payments' above, (v) a disposition by the Issuer or Coleman Worldwide of any Unrestricted Assets, (vi) a disposition of (A) Capital Stock of Coleman Worldwide to the Issuer or (B) Capital Stock of Coleman to Coleman Worldwide or the Issuer, (vii) an issuance of employee stock options, (viii) the Mergers and (ix) a disposition by Coleman or any of its Subsidiaries in which Coleman or its Subsidiaries receive as consideration

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Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of Coleman and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of Coleman, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of Coleman.

     'Average Life' means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     'Board of Directors' means, with respect to any person, the Board of Directors of such person or any committee thereof duly authorized to act on behalf of such Board.

     'Business Day' means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

     'Capital Lease Obligations' of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     'Capital Stock' of any person means any and all shares, interests

(including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     'Closing Price' on any Trading Day with respect to the per share price of any Capital Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Capital Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Issuer for that purpose and is reasonably acceptable to the Trustee.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Coleman' means The Coleman Company, Inc., a Delaware corporation, and its successors.

     'Coleman Common Stock' means the common stock, par value $.01 per share, of Coleman, as such common stock may from time to time be reclassified or otherwise changed.

     'Coleman Holdings Indenture' means the Indenture dated as of July 15, 1993, between Coleman Holdings and the trustee thereunder, pursuant to which the Coleman Holdings Notes were issued, as such agreement may be amended from time to time.

     'Coleman Holdings Merger' means the merger of Coleman Holdings with and into the Issuer.

     'Coleman Holdings Notes' means the Senior Secured Discount Notes Due 1998 of Coleman Holdings and the Series B Senior Secured Discount Notes Due 1998 of Coleman Holdings.

     'Coleman Worldwide Merger' means the merger of the Issuer with and into Coleman Worldwide.

     'Consolidated EBITDA Coverage Ratio' means, for any period, the ratio of
(i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if Coleman or any Subsidiary of Coleman has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is

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an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period Coleman or any Subsidiary of Coleman shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of Coleman or any Subsidiary of Coleman Refinanced or otherwise discharged with respect to Coleman and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of Coleman is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent Coleman and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period Coleman or any Subsidiary of Coleman (by merger or otherwise) shall have made an Investment in any Subsidiary of Coleman (or any Person which becomes a Subsidiary of Coleman) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, including any Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, an Investment in any Person, an Asset Disposition, or the amount of income or earnings relating thereto, or the amount of Consolidated Interest Expense associated with any Debt, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Coleman. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     'Consolidated Interest Expense' means, for any period, the sum of (a) the interest expense, net of any interest income, of Coleman and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of Coleman or any Subsidiary of Coleman (other than a Non-Recourse Subsidiary) held by Persons other than Coleman or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of Coleman and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

     'Consolidated Net Income' means with respect to any person, for any period, the consolidated net income (or loss) of such person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such person and its consolidated Subsidiaries attributable to minority interests in unconsolidated persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such person, to the limitations contained in clause (v) below) and, in the case of net loss, such person or any Subsidiary of such person has actually contributed, lent or transferred cash to such unconsolidated person; (iii) net income (or loss) of any other person attributable to any period prior to the date of combination of such other person with such person or any of its Subsidiaries on a 'pooling of interests' basis;
(iv) net gains or losses in respect of dispositions of assets by such person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary of such person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (vi) any net income or loss of any Non-Recourse Subsidiary, except that such person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in

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calculating Consolidated Net Income of Coleman, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

     'Consolidated Net Worth' of any person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such person at such date, less any amounts attributable to Redeemable Stock or Exchangeable Stock.

     'Credit Agreement' means the Amended and Restated Credit Agreement dated as of August 3, 1995 by and among Coleman, Credit Suisse and the Banks named therein, as the same may be amended or restated from time to time.

     'Debt' of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);
(iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of, in the case of a Subsidiary of Coleman, any Preferred Stock and, in the case of any other person, any Redeemable Stock (but excluding in each case any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     'Default' means any event which is, or after notice or passage of time or both would be, an Event of Default.

     'Delivered Shares' means any shares of Coleman Common Stock delivered by Coleman Worldwide upon an exchange of the LYONs to the holders thereof pursuant to the LYONs Indenture.

     'Due Amount' as of any date means with respect to each $1,000 principal amount at maturity of Notes, the Accreted Value thereof on such date plus any premium due and payable thereon.

     'EBITDA' means, for any period, the Consolidated Net Income of Coleman for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

     'Escrow Agent' means the Escrow Agent from time to time under the Escrow Agreement.

     'Escrow Agreement' means the Escrow Agreement dated as of May 15, 1997 between the Issuer and First Trust National Association, as escrow agent thereunder, as amended from time to time.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Exchangeable Stock' means any Capital Stock of a person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such person which is neither Exchangeable Stock nor Redeemable Stock).

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     'Generally Accepted Accounting Principles' or 'GAAP' means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

     'guarantee' means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term 'guarantee' will not include endorsements for collection or deposit in the ordinary course of business. The term 'guarantee' used as a verb has a corresponding meaning.

     'Holder' or 'Securityholder' means the person in whose name a Note is registered on the Registrar's books.

     'Investment' in any person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Investment shall exclude advances to customers and suppliers in the ordinary course of business. The term 'Invest' has a corresponding meaning. For purposes of the definitions of 'Non-Recourse Subsidiary,' 'Unrestricted Subsidiary' and 'Restricted Payment' and for purposes of the 'Limitation on Restricted Payments' covenant, (i) 'Investment' shall include a designation after the Issue Date of a Subsidiary as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and
(ii) any property transferred to or from a Non-Recourse Subsidiary or an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer (or of Coleman in the case of a Non-Recourse Subsidiary), and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10 million, such determination shall be confirmed by an independent appraiser.

     'issue' means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person existing at the time such person becomes a Subsidiary of another person (whether by merger, consolidation, acquisition or otherwise) will be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other person.

     'Issue Date' means the date of original issue of the Notes.

     'Lien' means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.


     'LYONs' means the Liquid Yield OptionTM(1) Notes due 2013 of Coleman Worldwide.

     'LYONs Default' means any event which is, or after notice or passage of time or both would be, an event of default under the LYONs Indenture.

     'LYONs Escrow Agreement' means the Escrow and Pledge Agreement dated as of May 27, 1993, between Coleman Worldwide and First Trust National Association, as escrow agent thereunder, as amended from time to time.

     'LYONs Indenture' means the Indenture, dated as of May 27, 1993, between Coleman Worldwide and First Trust National Association, as successor trustee, pursuant to which the LYONs were issued, as it may be amended from time to time.

------------------
(1) Trademark of Merrill Lynch & Co., Inc.

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     'MacAndrews Holdings' means MacAndrews & Forbes Holdings Inc., a Delaware corporation, and its successors.

     'Mafco Consolidated Group' means the 'Affiliated Group' (within the meaning of Section 1504(a)(1) of the Code) of which Mafco Holdings is the common parent.

     'Mafco Holdings' means Mafco Holdings Inc., a Delaware corporation, and its successors.

     'Market Value' means as of any date the sum of (i) in respect of Coleman Pledged Shares, an amount equal to the product of (x) the average of the Closing Prices per share of Coleman Common Stock during the five Trading Days ending immediately preceding such date and (y) the number of Coleman Pledged Shares,
(ii) as to Collateral consisting of cash, the amount of such cash, (iii) as to any other Collateral having a purported value equal to or less than $5 million, the fair market value thereof as of such date as determined by the Board of Directors of the Issuer (the determination of which shall be conclusive and shall be evidenced by a resolution of such Board of Directors of the Issuer), and (iv) as to any other Collateral having a purported value of more than $5 million, the fair market value thereof as of such date as determined by an independent appraiser.

     'Net Available Cash' from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under Generally Accepted Accounting Principles, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of Coleman (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus
(B) Coleman's percentage ownership in such Subsidiary.

     'Net Cash Proceeds,' with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

     'Non-Convertible Capital Stock' means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock will not include any Redeemable Stock or Exchangeable Stock.

     'Non-Recourse Debt' means Debt or that portion of Debt (i) as to which neither the Issuer nor its Subsidiaries (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary or an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer or its Subsidiaries (other than Non-Recourse Subsidiaries or Unrestricted Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     'Non-Recourse Subsidiary' means a Subsidiary of Coleman (i) which has been designated as such by Coleman, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as Coleman and its Wholly Owned Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

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     'Note Purchase Agreements' means (i) the Note Purchase Agreements, each dated as of August 3, 1995, between Coleman and the Purchasers named therein, as amended from time to time, relating to Coleman's 7.26% Senior Notes due 2007, and (ii) the Note Purchase Agreements, each dated as of May 1, 1996, between Coleman and the Purchasers named therein, as amended from time to time relating to Coleman's 7.10% Senior Notes, Series A, due 2006, and 7.25% Senior Notes,

Series B, due 2008.

     'Obligations' means (a) the full and punctual payment of principal of and interest, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the Notes and (b) the full and punctual performance of all other obligations of the Issuer under the Indenture and the Notes.

     'Officer' means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Issuer.

     'Officers' Certificate' means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to the requirement for a Compliance Certificate, as described in the last paragraph under 'Defaults' above, will be the principal executive, financial or accounting officer of the Issuer.

     'Opinion of Counsel' means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or its Parent or one of its Subsidiaries) or the Trustee.

     'Parent' means Coleman (Parent) Holdings Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the Voting Stock of the Issuer.

     'Permitted Affiliate' means any individual that is a director or officer of the Issuer, of a Subsidiary of the Issuer or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of MacAndrews Holdings or any person that controls MacAndrews Holdings.

     'Permitted Holders' means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, 'heirs')) or any person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

     'person' means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     'Pledged Shares' means any Collateral consisting of Coleman Pledged Shares and Worldwide Pledged Shares.

     'Preferred Stock,' as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     'principal' of a Note as of any date means the Accreted Value of the Note as of such date plus the premium, if any, payable on the Note which is due or overdue or is to become due on such date.

     'principal amount at maturity' of a Note means the amount specified as such on the face of such Note.

     'Put Amount' as of any date means, with respect to each $1,000 principal amount at maturity of Notes, the sum of (a) the Accreted Value thereof on such date and (b) 1% of the Accreted Value thereof on such date (if such date is a Semi-Annual Accrual Date) or (if such date is not a Semi-Annual Accrual Date) the preceding Semi-Annual Accrual Date.

     'Redeemable Stock' means, with respect to any person, any Capital Stock of such person that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

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

     'Refinance' means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. 'Refinanced' and 'Refinancing' shall have correlative meanings.

     'Refinancing Costs' means, with respect to any Debt or Preferred Stock being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt issued in connection with such a Refinancing is issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premium, costs and expenses.

     'Registration Agreement' means the Registration Agreement, dated May 20, 1997, among the Issuer and Bear, Stearns & Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation.

     'Restricted Cash' means any cash received by Coleman Worldwide pursuant to a Tax Sharing Agreement, the LYONs Escrow Agreement or the Securities Loan Agreement.

     'Restricted Payment' means, as to any person making a Restricted Payment,
(i) any dividend or any distribution on or in respect of the Capital Stock of such person (including any payment in connection with any merger or consolidation involving such person) or to the holders of the Capital Stock of such person (except dividends or distributions payable solely in the Non-Convertible Capital Stock of such person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such person), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or of any direct or indirect parent of the Issuer, (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),
(iv) any Investment in any Affiliate of the Issuer other than (a) a Subsidiary of the Issuer, (b) an Affiliate of the Issuer which will become a Subsidiary of the Issuer as a result of any such Investment and (c) an Unrestricted Affiliate or (v) any Investment in a Non-Recourse Subsidiary or an Unrestricted Subsidiary.

     'Securities Loan Agreement' means the Securities Loan Agreement dated as of May 27, 1993, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Coleman Worldwide and the securities loan custodian thereunder, as amended from time to time.

     'Shelf Registration Statement' has the meaning ascribed thereto in the Registration Agreement.

     'Significant Subsidiary' means (i) any Subsidiary (other than a Non-Recourse Subsidiary and other than any Unrestricted Subsidiary) of the Issuer which at the time of determination either (A) had assets which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, constituted at least 5% of the Issuer's total assets on a consolidated basis as of such date, in each case determined in accordance with Generally Accepted Accounting Principles, or (B) had revenues for the 12-month period ending on the date of the Issuer's most recent quarterly consolidated statement of income which constituted at least 5% of the Issuer's total revenues on a consolidated basis for such period, or (ii) any subsidiary of the Issuer (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Issuer, would at the time of determination either (A) have had assets which, as of the date of the Issuer's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Issuer's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Issuer's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Issuer's total revenues on a consolidated basis for such period (each such determination being made in accordance with Generally Accepted Accounting Principles). 'Defaulting Subsidiary' means any Subsidiary of the Issuer (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) with respect to which an event described under clause (vi), (vii), (viii) or (ix) of 'Defaults' above has occurred and is continuing.

     'Stated Maturity' means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).


     'Subordinated Obligation' means any Debt of the Issuer (whether outstanding on the Issue Date or thereafter issued) which is subordinate or junior in right of payment to the Notes.

     'Subsidiary' means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries of such person or (iii) one or more Subsidiaries of such person.

     'Tax Sharing Agreements' means (i) the Tax Sharing Agreement dated as of May 27, 1993 by and among Mafco Holdings, Coleman Worldwide, Coleman and its Subsidiaries and any entities which become parties thereto, (ii) the Tax Sharing Agreement dated as of May 27, 1993 by and among Mafco Holdings, Coleman Worldwide and any entities which become parties thereto, (iii) the Tax Sharing Agreement dated as of July 22, 1993 between Mafco Holdings and Coleman Holdings and (iv) any amendments to any of the foregoing and any other tax allocation agreement between the Issuer or any of its Subsidiaries with the Issuer or any direct or indirect shareholder of the Issuer with respect to consolidated or combined tax returns including the Issuer or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Issuer or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Issuer or such Subsidiary would have been required to make to any relevant taxing authority had the Issuer or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Issuer or its Subsidiaries (provided that any such agreement may provide that, if the Issuer or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a 'Deconsolidation Event'), then the Issuer or such Subsidiary will indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Issuer, such Subsidiary or any predecessor business thereof (computed as if the Issuer, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Issuer or such Subsidiary with respect to any such period).

     'Temporary Cash Investments' means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated 'A' (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of 'P-2' (or higher) according to Moody's Investors Service, Inc. or 'A-2' (or higher) according to Standard and Poor's Corporation and (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above.

     'Trading Day' means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

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     'Treasury Rate' means the yield to maturity at the time of computation of
United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Notes; provided, however, that if the average life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities of which such yields are given, except that if the average life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     'Trust Officer' means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     'Unrestricted Affiliate' means a person (other than a Subsidiary of Coleman) controlled (as defined in the definition of an 'Affiliate') by Coleman, in which no Affiliate of the Issuer (other than (w) Coleman, Coleman Holdings or Coleman Worldwide, (x) a Wholly Owned Recourse Subsidiary of Coleman, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

     'Unrestricted Assets' means (i) Withdrawn Shares, (ii) Capital Stock of Unrestricted Subsidiaries and (iii) all dividends, cash and other property and proceeds (including proceeds of sale) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

     'Unrestricted Subsidiary' means a Subsidiary of the Issuer which (i) is acquired or organized by the Issuer or Coleman Worldwide or any other Unrestricted Subsidiary (or any combination of the foregoing), (ii) is capitalized only with Unrestricted Assets, cash or Temporary Cash Investments,
(iii) does not have any Debt (A) which is held by the Issuer, (B) as to which the Issuer or any of its Subsidiaries (other than an Unrestricted Subsidiary) has provided credit support (other than as permitted by paragraph (3) of 'Limitations on Debt of the Issuer and Coleman Worldwide' above) or (C) any default as to which would permit any holder (whether upon notice, after lapse of time or both) of any Debt of the Issuer or any of its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such Debt or (except, in the case of the LYONs, upon the occurrence of an event that gives the holders of the LYONs an option to require Coleman Worldwide to purchase such holders' LYONs) to cause the payment thereof to be accelerated prior to its Stated Maturity and
(iv) conducts no trade or business other than ownership of Coleman Common Stock.

     'U.S. Government Obligations' means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     'Voting Stock' of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     'Wholly Owned Recourse Subsidiary' means a Subsidiary of a person (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by such person or another Wholly Owned Recourse Subsidiary of such person.

     'Withdrawn Collateral' means any Coleman Pledged Shares which are released from the Lien of the Indenture ('Withdrawn Shares') together with any cash or instruments or other Collateral which are released from the Lien of the Indenture.

REGISTRATION RIGHTS

     Holders of the New Notes are not entitled to any registration rights with respect to the New Notes. The Issuer has entered into a registration agreement (the 'Registration Agreement') with the Initial Purchasers, for the benefit of the holders of the Old Notes, pursuant to which the Issuer has agreed that it will, at its cost, by October 17, 1997, use its best efforts to cause a registration statement (the 'Registration Statement') to be declared effective under the Securities Act. The Registration Statement of which this Prospectus forms a part constitutes the registration statement for the

Exchange Offer. Upon the Registration Statement being declared effective, the Issuer will offer the New First Priority Notes and the New Second Priority Exchange Notes in exchange for surrender of the Old First Priority Notes and the Old Second Priority Notes, respectively. The Issuer will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Issuer pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Because the New Notes will be treated as a continuation of the Old Notes, Original Issue Discount on each New Note will accrete from May 20, 1997, the date of original issuance of the Old Notes. Under existing SEC interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. The Issuer has agreed for a period of 180 days after the date of consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Agreement (including certain indemnification rights and obligations).

     In the event that applicable interpretations of the staff of the SEC do not permit the Issuer to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated by November 17, 1997, the Issuer will, at its cost, (a) as promptly as practicable, file the Shelf Registration Statement covering resales of the Old Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date. The Issuer will, in the event of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such a holder (including certain indemnification obligations).

     If by November 17, 1997, neither (i) the Exchange Offer is consummated nor
(ii) the Shelf Registration Statement is declared effective, interest will accrue (in addition to the accretion of Original Issue Discount) on the Notes from and including such date, until but excluding the earlier of (i) the consummation of the Exchange Offer and (ii) the effective date of a Shelf Registration Statement. In each case, such interest will be payable in cash semiannually in arrears on May 15 and November 15, commencing May 15, 1998, at a rate per annum equal to .50% of the Accreted Value as of the November 15 and May 15 immediately preceding such interest payment date.


     The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuer, has advised the Issuer that the following discussion, except as otherwise indicated, expresses their opinion as to the material federal income tax considerations applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular holders, and does not address state, local, foreign or other tax laws. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to the alternative minimum tax and foreign partners) may be subject to special rules not discussed below. The description assumes that holders of the New Notes will hold the New Notes as 'capital assets' (generally, property held for investment purposes) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'). EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

EXCHANGE OF NOTES

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will not be treated as an 'exchange' for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes, and because the exchange will occur by operation of the terms of the Old Notes. Rather the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, no gain or loss will be recognized on the exchange of Old Notes for New Notes pursuant to the Exchange Offer.

ORIGINAL ISSUE DISCOUNT

     The Old Notes were issued on May 20, 1997 and have Original Issue Discount for federal income tax purposes. Because the New Notes will be treated as a continuation of the Old Notes, which were issued with Original Issue Discount, the New Notes will have Original Issue Discount for federal income tax purposes, and holders of the New Notes will be required to recognize such Original Issue Discount as ordinary income in advance of the receipt of the cash payments to which such income is attributable (regardless of the holder's regular method of accounting).

     The total amount of Original Issue Discount with respect to a New Note will be equal to the excess of the 'stated redemption price at maturity' of such New Note over its 'issue price.' The 'stated redemption price at maturity' of a New Note will be equal to the stated principal amount due at maturity. The 'issue price' of all the New Notes will be equal to the issue price of the Old Notes.

Holders of New Notes are required to include Original Issue Discount in income as it accrues in accordance with a constant yield method based on compounding at the end of each accrual period (regardless of a holder's regular method of accounting). In general, the amount of Original Issue Discount that is includable in income is determined by allocating to each day in an accrual period the ratable portion of Original Issue Discount allocable to the accrual period. The amount of Original Issue Discount that is allocable to an accrual period is generally an amount equal to the product of the adjusted issue price of a Note at the beginning of such accrual period (the issue price of the Notes determined as described above, generally increased by all prior accruals of Original Issue Discount with respect to the Notes) and the yield to maturity (the discount rate, which when applied to all payments under the Notes results in a present value equal to the issue price) less any qualified stated interest (interest that is unconditionally payable in cash or property at least annually at a single fixed rate) allocable to the accrual period.

DISPOSITION OF NEW NOTES

     A holder's tax basis in a New Note will be increased by the amount of Original Issue Discount that is includable in such holder's income. If a New
Note is redeemed, sold or otherwise disposed of, the holder thereof will generally recognize gain or loss equal to the difference between the amount realized on the redemption, sale or other disposition of such New Note and the holder's adjusted basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, a holder has a holding period for the New Notes (which would include the holding period of the Old Notes) of more than one year.

     Under the market discount rules of the Code, an exchanging holder (other than a holder who made the election described below) who purchased an Old Note with 'market discount' (generally defined as the amount by which the adjusted issue price of the Old Note on the holder's date of purchase exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

INFORMATION REPORTING

     Each New Note will contain a legend stating that it has Original Issue Discount and setting forth the issue date, the issue price, the amount of Original Issue Discount and the yield to maturity. The Issuer will report annually to the IRS and to each holder (other than holders not subject to the information reporting requirements) the amount of Original Issue Discount accrued with respect to such New Note and any interest paid with respect to the Old Notes as described above under 'Description of the Notes--Registration Rights.'

                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

     Except as set forth below, the Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a 'Global Note'). Each Global Note was or will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     Subject to the terms of the Indenture and the limitations applicable to the Global Notes, Notes may be presented for exchange as provided below or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Registrar or at the office of any transfer agent designated by the Issuer for such purpose. Such transfer or exchange will be effected upon the Registrar's or such transfer agent's, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Issuer has appointed the Trustee as Registrar. The Issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts; provided, however, that there shall at all times be a transfer agent in the Borough of Manhattan, The City of New York.

GLOBAL NOTES

     DTC has advised the Issuer that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a 'clearing corporation' within the meaning of the Uniform Commercial Code, as amended, and (iv) a 'Clearing Agency' registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the 'Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the 'Indirect Participants') that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

     The Issuer expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and

(ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the Notes as collateral will be limited to such extent.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the 'Certificated Securities'), and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Issuer understands that under existing industry practice, in the event the Issuer requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments with respect to the principal of, premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

CERTIFICATED SECURITIES

     If (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Issuer is unable to locate a qualified successor within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until           , 1997, all dealers effecting transactions in the New
Notes may be required to deliver a prospectus.

     The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Issuer will promptly send additional copies of the Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such document in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the issuance of the New Notes will be passed upon for the Issuer by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York and, with respect to certain federal income tax considerations, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel for the Issuer and Coleman Worldwide in connection with the Exchange Offer. Skadden, Arps, Slate, Meagher & Flom LLP and Paul, Weiss, Rifkind, Wharton & Garrison have from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including the Issuer, Coleman Worldwide and Coleman) in connection with certain legal matters. Joseph H. Flom, a partner in the firm of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of RGI Group Incorporated, a wholly owned subsidiary of MacAndrews & Forbes.

                                    EXPERTS

     The consolidated financial statements and schedules of CLN Holdings Inc., Coleman Worldwide Corporation and The Coleman Company, Inc. at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                               -----
CLN HOLDINGS INC.:
As of December 31, 1996 and 1995 and for the years ended
  December 31, 1996, 1995 and 1994:
  Report of Independent Auditors............................   F-2
  Consolidated Balance Sheets as of December 31, 1996 and
     1995...................................................   F-3
  Consolidated Statements of Operations for the years
     ended December 31, 1996, 1995 and 1994.................   F-4
  Consolidated Statements of Stockholder's Deficit for the
     years ended December 31, 1996, 1995 and 1994...........   F-5
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994.......................   F-6
  Notes to Consolidated Financial Statements................   F-7
As of June 30, 1997 and for the six months ended June 30,
  1997 and 1996 (Unaudited):
  Condensed Consolidated Balance Sheet as of June 30, 1997
     (Unaudited)............................................   F-28
  Condensed Consolidated Statements of Operations for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-29
  Condensed Consolidated Statements of Cash Flows for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-30
  Notes to Condensed Consolidated Financial Statements
     (Unaudited)............................................   F-31

COLEMAN WORLDWIDE CORPORATION:
As of December 31, 1996 and 1995 and for the years ended
  December 31, 1996, 1995 and 1994:
  Report of Independent Auditors............................   F-34
  Consolidated Balance Sheets as of December 31, 1996 and
     1995...................................................   F-35
  Consolidated Statements of Operations for the years
     ended December 31, 1996, 1995 and 1994.................   F-36
  Consolidated Statements of Stockholder's Equity for the
     years ended December 31, 1996, 1995 and 1994...........   F-37
  Consolidated Statements of Cash Flows for the years
     ended December 31, 1996, 1995 and 1994.................   F-38
  Notes to Consolidated Financial Statements................   F-39
As of June 30, 1997 and for the six months ended June 30,
  1997 and 1996 (Unaudited):
  Condensed Consolidated Balance Sheet as of June 30, 1997
     (Unaudited)............................................   F-60
  Condensed Consolidated Statements of Operations for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-61
  Condensed Consolidated Statements of Cash Flows for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-62

  Notes to Condensed Consolidated Financial Statements
     (Unaudited)............................................   F-63

THE COLEMAN COMPANY, INC.:
As of December 31, 1996 and 1995 and for the years ended
  December 31, 1996, 1995 and 1994:
  Report of Independent Auditors............................   F-65
  Consolidated Balance Sheets as of December 31, 1996 and
     1995...................................................   F-66
  Consolidated Statements of Operations for the years
     ended December 31, 1996, 1995 and 1994.................   F-67
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1996, 1995 and 1994...........   F-68
  Consolidated Statements of Cash Flows for the years
     ended December 31, 1996, 1995 and 1994.................   F-69
  Notes to Consolidated Financial Statements................   F-70
As of June 30, 1997 and for the six months ended June 30,
  1997 and 1996 (Unaudited):
  Condensed Consolidated Balance Sheet as of June 30, 1997
     (Unaudited)............................................   F-89
  Condensed Consolidated Statements of Operations for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-90
  Condensed Consolidated Statements of Cash Flows for the
     six months ended June 30, 1997 and 1996 (Unaudited)....   F-91
  Notes to Condensed Consolidated Financial Statements
     (Unaudited)............................................   F-92

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
CLN Holdings Inc.

We have audited the accompanying consolidated balance sheets of CLN Holdings Inc. (formerly Coleman Escrow Corp.) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's deficit, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CLN Holdings Inc. and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Denver, Colorado
March 10, 1997,
except for the first sentence
of Note 1 as to which the date
is May 7, 1997

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          DECEMBER 31,
                                                     ----------------------
                                                        1996         1995
                                                     ----------    --------
                      ASSETS
Current assets:
  Cash and cash equivalents.......................   $   17,299    $ 12,065
  Accounts receivable, less allowance of $11,512
     in 1996 and $3,115 in 1995...................      182,418     148,765
  Notes receivable................................       27,524      16,544
  Inventories.....................................      287,502     216,236
  Deferred tax assets.............................       40,466      20,481
  Prepaid assets and other........................       14,943      22,475
                                                     ----------    --------
     Total current assets.........................      570,152     436,566
Property, plant and equipment, net................      199,182     162,691
Intangible assets related to businesses acquired,
  net.............................................      349,761     225,247
Note receivable--affiliate........................       54,739      50,685
Deferred tax assets and other.....................       34,441      34,271
                                                     ----------    --------
                                                     $1,208,275    $909,460
                                                     ----------    --------
                                                     ----------    --------

      LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Current portion of long-term debt...............   $      747    $  1,051
  Short-term borrowings...........................       33,935      19,302
  Accounts payable................................       98,906      71,377
  Accrued expenses................................      113,040      58,245
                                                     ----------    --------
     Total current liabilities....................      246,628     149,975
Long-term debt....................................      999,794     737,621
Income taxes payable--affiliate...................       18,528      37,846
Other liabilities.................................       76,173      48,072
Minority interest.................................       45,088      49,266
Commitments and contingencies
  Stockholder's deficit:
  Common stock, par value $1.00 per share;
     1,000 shares issued and outstanding..........            1           1
  Capital deficiency..............................     (117,963)   (113,674)
  Accumulated deficit.............................      (62,594)         --
  Currency translation adjustment.................        2,856         353

  Minimum pension liability adjustment............         (236)         --
                                                     ----------    --------
     Total stockholder's deficit..................     (177,936)   (113,320)
                                                     ----------    --------
                                                     $1,208,275    $909,460
                                                     ----------    --------
                                                     ----------    --------

                 See Notes to Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                          YEAR ENDED DECEMBER 31,
                                                     ----------------------------------
                                                        1996         1995        1994
                                                     ----------    --------    --------
Net revenues......................................   $1,220,216    $933,574    $751,580
Cost of sales.....................................      928,497     649,427     535,710
                                                     ----------    --------    --------
Gross profit......................................      291,719     284,147     215,870
Selling, general and administrative expenses......      292,012     175,036     128,664
Asset impairment charge...........................           --      12,289          --
Restructuring expense.............................           --          --      18,456
Interest expense, net.............................       75,120      57,830      43,736
Amortization of goodwill and deferred charges.....       12,304       9,558       7,864
Other (income) expense, net.......................       (1,604)        283       1,138
                                                     ----------    --------    --------
(Loss) earnings before income taxes, minority
  interest and extraordinary item.................      (86,113)     29,151      16,012
Income tax (benefit) expense......................      (23,766)     11,701       3,091
Minority interest in earnings of Camping Gaz......        1,872          --          --
Minority interest in (loss) earnings of Coleman...       (7,262)      6,696       5,734
                                                     ----------    --------    --------
(Loss) earnings before extraordinary item.........      (56,957)     10,754       7,187
Extraordinary loss on early extinguishment of
  debt, net of income tax benefit of $846 in 1996,
  $503 in 1995, and $435 in 1994..................       (1,244)       (787)       (677)
                                                     ----------    --------    --------
Net (loss) earnings...............................   $  (58,201)   $  9,967    $  6,510
                                                     ----------    --------    --------
                                                     ----------    --------    --------

                 See Notes to Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                              COMMON STOCK                      (ACCUMULATED
                                           -------------------                    DEFICIT)        CURRENCY      MINIMUM
                                            NUMBER                 CAPITAL        RETAINED      TRANSLATION     PENSION
                                           OF SHARES    AMOUNT    DEFICIENCY      EARNINGS       ADJUSTMENT     LIABILITY
                                           ---------    ------    ----------    ------------    ------------    -------
Balance at December 31, 1993............     1,000       $  1     $ (109,319)     $ (6,159)        $ (215)       $  --
  Net earnings..........................        --         --             --         6,510             --           --
  Currency translation adjustment.......        --         --             --            --          1,185
  Net distributions.....................        --         --         (3,350)       (3,651)            --           --
                                           ---------       --     ----------    ------------    ------------    -------
Balance at December 31, 1994............     1,000          1       (112,669)       (3,300)           970           --
  Net earnings..........................        --         --             --         9,967             --           --
  Currency translation adjustment.......        --         --             --            --           (617)
  Net distributions.....................        --         --         (1,005)       (6,667)                         --
                                           ---------       --     ----------    ------------    ------------    -------
Balance at December 31, 1995............     1,000          1       (113,674)           --            353           --
  Net loss..............................        --         --             --       (58,201)            --           --
  Currency translation adjustment.......        --         --             --            --          2,503           --
  Minimum pension liability adjustment,
     net of tax.........................        --         --             --            --             --         (236)
  Net distributions.....................        --         --         (4,289)       (4,393)            --           --
                                           ---------       --     ----------    ------------    ------------    -------
Balance at December 31, 1996............     1,000       $  1     $ (117,963)     $(62,594)        $2,856        $(236)
                                           ---------       --     ----------    ------------    ------------    -------
                                           ---------       --     ----------    ------------    ------------    -------

                 See Notes to Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          YEAR ENDED DECEMBER 31,
                                                     ----------------------------------
                                                       1996         1995        1994
                                                     ---------    --------    ---------
Cash Flows from Operating Activities:
  Net (loss) earnings.............................   $ (58,201)   $  9,967    $   6,510
                                                     ---------    --------    ---------
  Adjustments to reconcile net (loss) earnings to
     net cash flows from operating activities:
       Depreciation and amortization..............      38,189      28,335       24,410
       Non-cash tax sharing agreement provision...      (4,376)      7,562       (3,678)
       Minority interest in (loss) earnings of
          Coleman.................................      (7,262)      6,696        5,734
       Minority interest in earnings of Camping
          Gaz.....................................       1,872          --           --
       Interest accretion.........................      36,404      33,288       30,362
       Non-cash gain on LYONs conversion..........      (2,755)         --           --
       Non-cash restructuring and other charges...      48,269      12,289       10,950
       Extraordinary loss on early extinguishment
          of debt.................................       2,090       1,290        1,112
       Change in assets and liabilities:
          Decrease (increase) in receivables......         976     (37,833)     (22,001)
          Increase in inventories.................     (42,402)    (49,396)     (10,852)
          (Decrease) increase in accounts
            payable...............................     (12,308)     13,825       (1,403)
          Other, net..............................      (5,972)    (16,682)       5,504
                                                     ---------    --------    ---------
                                                        52,725        (626)      40,138
                                                     ---------    --------    ---------
Net cash (used) provided by operating
  activities......................................      (5,476)      9,341       46,648
                                                     ---------    --------    ---------
Cash Flows from Investing Activities:
  Capital expenditures............................     (41,334)    (29,053)     (34,915)
  Purchases of businesses, net of cash acquired...    (161,875)    (33,385)     (99,587)
  Increase in note receivable--affiliate..........      (4,054)     (6,742)     (27,052)
  Proceeds from sale of fixed assets..............       2,924         928        4,471
                                                     ---------    --------    ---------
Net cash used by investing activities.............    (204,339)    (68,252)    (157,083)
                                                     ---------    --------    ---------
Cash Flows from Financing Activities:
  Net change in short-term borrowings.............     (11,043)      3,106        6,867
  Net (payments of) proceeds from revolving
     credit agreement borrowings..................      (2,779)    (61,289)     129,274

  Proceeds from issuance of long-term debt........     235,000     200,000           --
  Repayment of long-term debt.....................      (6,778)    (74,782)     (10,796)
  Debt issuance and refinancing costs.............      (3,902)     (3,569)      (1,955)
  Purchases of Company common stock...............      (2,329)     (4,086)      (9,571)
  Proceeds from stock options exercised including
     tax benefits.................................       2,192       4,520          584
  Contributions from parent.......................         331         488          345
                                                     ---------    --------    ---------
Net cash provided by financing activities.........     210,692      64,388      114,748
                                                     ---------    --------    ---------
Effect of exchange rate changes on cash...........       4,357      (1,731)      (1,587)
                                                     ---------    --------    ---------
Net increase in cash and cash equivalents.........       5,234       3,746        2,726
Cash and cash equivalents at beginning of the
  year............................................      12,065       8,319        5,593
                                                     ---------    --------    ---------
Cash and cash equivalents at end of the year......   $  17,299    $ 12,065    $   8,319
                                                     ---------    --------    ---------
                                                     ---------    --------    ---------

                 See Notes to Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES

  Background:

     CLN Holdings Inc., formerly known as Coleman Escrow Corp. ('CLN Holdings'), is a holding company formed in May 1997 in connection with the offering of Senior Secured First Priority Discount Notes due 2001 and Senior Secured Second Priority Discount Notes due 2001 (the 'Old Notes') to hold all of the outstanding shares of capital stock of Coleman Holdings Inc. ('Coleman Holdings'). Coleman Holdings was a holding company formed in July 1993 in connection with the offering of Senior Secured Discount Notes Due 1998 (the 'Old Discount Notes') to hold all of the outstanding shares of capital stock of Coleman Worldwide Corporation ('Coleman Worldwide'). Coleman Worldwide is a holding company formed in March 1993 in connection with the offering of Liquid Yield Option(Trademark) Notes due 2013 (the 'LYONs'(Trademark)) to hold the common stock of The Coleman Company, Inc. ('Coleman' or the 'Company'). Coleman Worldwide owns approximately 44,067,520 shares of the common stock of the Company which represents approximately 83% of the outstanding common stock of the Company as of December 31, 1996. CLN Holdings and Coleman Worldwide have no operations of their own. In connection with an initial public offering ('IPO'), the Company was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of New Coleman Holdings Inc. ('Holdings'), an indirect wholly-owned subsidiary of Mafco Holdings Inc. ('Mafco'). Holdings (then named The Coleman Company, Inc.) was acquired in 1989 by MacAndrews & Forbes Holdings Inc. ('MacAndrews Holdings' and, together with Mafco, 'MacAndrews & Forbes'), a corporation wholly-owned through Mafco by Ronald O. Perelman. Coleman is a subsidiary of Coleman Worldwide, which is an indirect wholly-owned subsidiary of Holdings. In March 1992, the Company completed the IPO of its common stock.

  Principles of Consolidation:

     The consolidated financial statements include the accounts of CLN Holdings and its subsidiaries after elimination of all material intercompany accounts and transactions.

  Cash Equivalents:

     Cash equivalents (primarily investments in money market funds and commercial paper which are purchased with original maturities of three months or less) are carried at cost, which approximates fair value.

  Inventories:

     Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out ('FIFO') method.


  Property, Plant and Equipment:

     Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of such assets as follows: land improvements, 5 to 25 years; buildings and building improvements, 7 to 45 years; and machinery and equipment, 3 to 15 years. Leasehold improvements are amortized over their estimated useful lives or the terms of the leases, whichever is shorter. Repairs and maintenance are charged to operations as incurred, and significant expenditures for additions and improvements are capitalized.

  Intangible Assets:

     Intangible assets represent goodwill which is being amortized on a straight-line basis over periods not in excess of 40 years. Accumulated amortization aggregated $39,520 and $29,664 at December 31, 1996 and 1995, respectively. The carrying amount of goodwill is reviewed if facts and circumstances suggest it may be impaired.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     If this review indicates goodwill will not be recoverable over the remaining amortization period, as determined based on the estimated undiscounted cash flows of the entity acquired, the carrying amount of the goodwill is reduced to estimated fair value based on market value or discounted cash flows, as appropriate.

  Deferred Charges:

     Expenses associated with borrowings, such as for underwriting, legal fees and printing costs, are amortized over the term of the related debt.

  Revenue Recognition:

     The Company recognizes net revenues upon shipment of merchandise. Net revenues comprise gross revenues less customer returns and allowances.

  Advertising and Promotion Expense:

     Production costs of future media advertising are deferred until the advertising occurs. All other advertising and promotion costs are expensed when incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $58,823, $37,544 and $30,831, respectively.

  Research and Development:


     Research and development expenditures are expensed as incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $11,082, $6,548, and $5,230, respectively.

  Self Insurance:

     CLN Holdings participates in insurance programs maintained by Holdings. CLN Holdings estimates its liability for the self-insured portions of the risks covered by such programs and accrues appropriate reserves. (See Note 11.)

  Foreign Currency Translation:

     The Company's international operations, other than its Brazilian and Mexican operations, are conducted in economic environments which the Company does not consider to be highly inflationary. Assets and liabilities of international operations generally are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date, and income and expense items generally are translated at the average exchange rates prevailing during the period presented. Gains and losses resulting from the translation of these financial statements are recorded as a component of stockholder's equity. Gains and losses resulting from foreign currency transactions and translation of the financial statements of the Company's Brazilian and Mexican operations are included in the results of operations and have not been significant for the years ended December 31, 1996, 1995 and 1994.

  Financial Instruments with Off-Balance-Sheet Risk:

     The Company periodically enters into a variety of foreign currency exchange agreements in the management of foreign currency exposure related primarily to firm commitments, intercompany foreign sales transactions expected to occur within the next twelve months and intercompany accounts receivables and payables.

     At December 31, 1996, the Company did not have any outstanding foreign currency exchange agreements related to firm commitments. At December 31, 1995, the Company had a forward exchange contract to buy $15,000 of Italian lira maturing on May 31, 1996 and had an unrecognized gain of $93. The gains and losses from this contract are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions. In the event it is no longer probable the transactions will be consummated, the gains and losses are recognized immediately in income under the fair value method. At December 31, 1995, the Company had outstanding option contracts for the purchase or sale of Italian lira totaling $10,500, which contracts expired during 1996.

     During the fourth quarter of 1995, the Company elected to adopt the provisions of the Emerging Issues Task Force Issue No. 95-2, 'Determination of What Constitutes a Firm Commitment for Foreign Currency

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Transactions Not Involving a Third Party' ('EITF 95-2') which narrowed the scope of intercompany foreign currency commitments eligible to be hedged for financial reporting purposes. Under EITF 95-2, the Company reflects the carrying value of its forward currency contract positions relating to intercompany foreign sales transactions on a mark-to-market basis and accounts for the resulting unrecognized gains or losses in income as a component of cost of sales. As a result of this change, the Company increased net income by $3,796 in the fourth quarter of 1995. Prior to the adoption of EITF 95-2, the gains and losses associated with these contracts were accounted for under the deferral method. At December 31, 1996, the Company had forward exchange contracts to sell $8,500 in Canadian dollars maturing on February 28, 1997, for which the Company has recognized a net gain of $40 as a component of cost of sales. At December 31, 1995, the Company had forward exchange contracts to sell $22,969 in foreign currencies, which contracts matured at various dates in 1996 and for which the Company has recognized a net gain of $7,599 as a component of cost of sales.

     The Company also enters into option contracts to hedge intercompany foreign sales transactions. Gains and losses on these contracts are deferred and recognized as an adjustment to cost of sales upon the sale of the related inventory. At December 31, 1996 and 1995, the Company had outstanding option contracts for the sale of Japanese yen at fixed exchange rates totaling $20,038 and $24,926 for specified periods of time which expire during 1997 and 1996, respectively. Net unrealized gains deferred at December 31, 1996 and 1995 were $653 and $125, respectively.

     With respect to intercompany accounts receivable and payables, at December 31, 1996, the Company had forward exchange contracts to sell $26,623 and to buy $3,898 in foreign currencies, which contracts matured at various dates in 1997, and had deferred a net gain of $185. At December 31, 1995, the Company had forward exchange contracts to sell $31,152 and to buy $1,712 in foreign currencies, which contracts matured at various dates in 1996 and had deferred a net gain of $56. The gains and losses from these contracts are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions.

     The Company periodically enters into interest rate swap and cap agreements as a hedge against interest rate exposure of variable rate debt. At December 31, 1996, $25,000 of the Company's outstanding long-term debt was subject to an interest rate swap agreement and $25,000 of the Company's outstanding long-term debt was subject to an interest rate cap. Under the interest rate swap agreement, the Company pays the counterparty interest at a fixed rate of 6.115%, and the counterparty pays the Company interest at a variable rate equal to the three month LIBOR for a seven year period commencing January 2, 1996. The agreement is with a major financial institution which is expected to fully perform under the terms of the agreement, thereby mitigating the credit risk from the transaction. The differences to be paid or received on interest rate swap agreements designated as hedges are included in interest expense as payments are made or received. The interest rate cap agreement entitles the Company to receive from a major financial institution the amount, if any, by which the Company's interest payments on $25,000 of its variable rate debt exceed 7.35%. The $509 premium paid for this interest rate cap agreement is included in other assets and is amortized to interest expense over the three-year term of the cap, which commenced January 3, 1995. Payments received as a result of the cap are accrued as a reduction of interest expense on the variable rate debt. In the event the interest rate swap or cap agreements are terminated early and the related debt remains outstanding, the amounts paid or received upon the early termination, along with any unamortized premium, will continue to be amortized over the terms of the original interest rate swap and cap agreements.

  Credit Risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments. Credit risk on trade receivables is minimized as a result of the large and diversified nature of the Company's worldwide customer base. Although the Company

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

has one significant customer (See Note 14), there have been no credit losses related to this customer. With respect to its derivative contracts, the Company is also subject to credit risk of non performance by counterparties and its maximum potential loss may exceed the amount recognized in the financial statements. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures. Collateral is generally not required for the Company's financial instruments.

  Fair Value of Financial Instruments:

     The following methods and assumptions were used by CLN Holdings in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          Long- and short-term debt: The carrying amounts of CLN Holdings borrowings under its foreign bank lines of credit, revolving credit agreement and other variable rate debt approximate their fair value. The fair value of the Company's senior notes issues (see Note 9) are estimated using discounted cash flow analysis based on the Company's estimated current borrowing rate for similar types of borrowing arrangements. The fair value of the publicly traded LYONs debt and Discount Notes is based on quoted market prices.

          Foreign currency exchange agreements: The fair values of CLN Holdings foreign currency agreements are estimated based on quoted market prices of comparable agreements, adjusted through interpolation where necessary for maturity differences.

          Interest rate swap and cap agreements: The fair values of interest rate swap and cap agreements are the amounts at which they could be terminated, based on estimates obtained from dealers.

     The carrying amounts and fair values of CLN Holdings financial instruments at December 31, 1996 and 1995 are as follows:

                                               DECEMBER 31, 1996             DECEMBER 31, 1995
                                           --------------------------    --------------------------
                                            CARRYING         FAIR         CARRYING         FAIR
                                             AMOUNT          VALUE         AMOUNT          VALUE
                                            OF ASSET/      OF ASSET/      OF ASSET/      OF ASSET/
                                           (LIABILITY)    (LIABILITY)    (LIABILITY)    (LIABILITY)
                                           -----------    -----------    -----------    -----------
Cash and cash equivalents...............    $   17,299     $   17,299     $   12,065     $   12,065
Short-term debt.........................       (33,935)       (33,935)       (19,302)       (19,302)
Long-term debt excluding capital
  leases................................      (999,947)      (972,821)      (737,895)      (770,667)
Foreign currency exchange agreements....           940          1,629          8,026          8,287
Interest rate swap agreements...........            --            296             --           (635)
Interest rate cap agreement.............           170              1            340             18

USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Reclassifications:


     Certain amounts in the prior years' financial statements have been reclassified to conform to the current year presentation.

  Accounting for Stock-Based Compensation:

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB 25') and related pronouncements. Under the provisions of APB 25, no compensation expense is recognized when stock options are granted with exercise prices equal to or greater than market value on the date of grant.

  Impairment of Long-Lived Assets:

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' ('FAS 121'), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets expected to be disposed of. The Company adopted FAS 121 in the fourth quarter of 1995. The effect of the adoption of FAS 121 is described in Note 3.

2. ACQUISITIONS

     During April 1994, the Company purchased substantially all the assets of Sanborn Manufacturing Company ('Sanborn') in Eden Prairie, Minnesota, a manufacturer of a broad line of portable and stationary air compressors for consumer and commercial markets distributed primarily through warehouse clubs, home centers and mass merchants in North America, and substantially all the assets and business of Metal Yanes, Ltda. ('Yanes') in Sao Paulo, Brazil, a manufacturer of camping products, including propane and butane fueled lanterns, camp stoves, tents, lantern mantles and fuel. The Sanborn and Yanes acquisitions, which were accounted for under the purchase method of accounting, were completed for the following consideration: (a) approximately $41,066 in cash financed through borrowings under the Company Credit Agreement (as defined in Note 9), (b) assumption of liabilities in the amount of $22,193, and (c) a note payable of $2,999. During 1995, in connection with the Sanborn acquisition, the Company entered into a settlement agreement with the predecessor owners which resolved certain disputes between the parties as well as fulfilled certain obligations owed and anticipated to be owed by the Company to the predecessor owners. These anticipated obligations related to a requirement to make additional payments of up to $4,000 based upon the achievement of certain annual sales levels during the five year period ending December 31, 1998 by Coleman Powermate Compressors, Inc. ('Compressors'), the Company's subsidiary that acquired the Sanborn assets (the 'Sales Agreement'). As a result of the settlement, goodwill was increased by $3,282. For 1994, approximately $671 was earned under the terms of the Sales Agreement based on the 1994 sales levels of Compressors, and this amount was recorded as additional goodwill in 1994. The results of operations of these businesses have been included in the consolidated financial statements from the dates of acquisitions.

     On November 2, 1994, the Company purchased substantially all the assets of Eastpak, Inc. and all of the capital stock of M.G. Industries, Inc.

(collectively, 'Eastpak'), a leading designer, manufacturer and distributor of branded daypacks, sports bags and related products. The Eastpak acquisition, which was accounted for under the purchase method, was completed for approximately $57,850 in cash financed through borrowings under the Company Credit Agreement, and assumption of certain liabilities in the amount of $4,130. The Company also entered into an agreement with the predecessor owner of Eastpak to make additional payments based upon the achievement of certain annual sales levels of Eastpak products and other products substantially similar to the Eastpak products during the years ended December 31, 1995, 1996, and 1997. For 1995 and 1996, a total of approximately $11,000 was recorded under the terms of this agreement. An additional amount of up to $12,000

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

may be earned during the year ended December 31, 1997. These amounts are recorded as additional goodwill. The results of operations of Eastpak have been included in the consolidated financial statements from the date of acquisition.

     In connection with the final purchase price allocations of the Sanborn and Eastpak acquisitions, the Company recorded goodwill of approximately $53,000. The Company is amortizing these amounts over 40 years. The goodwill of approximately $7,700 associated with the Yanes acquisition was included in the 1995 asset impairment charge of $12,289 related to the Company's operations in Brazil, which is further discussed in Note 3.

     During 1995, the Company purchased all of the outstanding shares of capital stock of Sierra Corporation of Fort Smith, Inc. ('Sierra'), a manufacturer of portable outdoor and recreational folding furniture and accessories, and substantially all of the assets of Active Technologies, Inc. ('ATI'), a manufacturer of technologically advanced lightweight generators and battery charging equipment. The aggregate purchase price for these acquisitions was $19,516 including fees and expenses. These acquisitions were accounted for using the purchase method of accounting. The purchase price and expenses associated with these acquisitions exceeded the fair value of net assets acquired by $11,186 and the excess has been assigned to goodwill and is being amortized over 20 to 30 years on the straight-line basis. In connection with the ATI purchase, the Company may also be required to record an additional amount of up to $18,750 based on the Company's sales of ATI related products and royalties received by the Company for licensing arrangements related to ATI patents. For 1995 and 1996, the amounts earned under the terms of this agreement were immaterial. Amounts earned under the terms of the agreement are recorded as additional goodwill. The results of operations of these companies on a pro forma basis as if their acquisitions had occurred at the beginning of 1995 and 1994, respectively, individually and in the aggregate were not significant to Coleman Holdings.


     On January 2, 1996, the Company purchased substantially all the assets and assumed certain liabilities of Seatt Corporation ('Seatt'), a leading designer, manufacturer and distributor of safety and security related electronic products for residential and commercial applications. The Seatt acquisition, which was accounted for under the purchase method, was completed for approximately $65,300 including fees and expenses. The results of operations of Seatt have been included in the consolidated financial statements from the date of acquisition. In connection with the purchase price allocation of the Seatt acquisition, the Company recorded goodwill of approximately $38,800. The Company is amortizing this amount over 40 years on the straight-line method.

     On February 28, 1996, the Company and Butagaz S.N.C. ('Butagaz'), a subsidiary of Societe de Petroles Shell S.A., jointly announced they had entered into an agreement (the 'Share Purchase Agreement') in connection with the sale to Coleman of approximately 70% of the outstanding shares of Application des Gaz, S.A. 'ADG' or 'Camping Gaz'). Camping Gaz is a leading manufacturer and distributor of camping appliances in Europe. On June 24, 1996, Coleman commenced a public tender offer for the purchase of all the publicly traded outstanding shares of ADG, or approximately 30% of the outstanding shares. The tender offer period expired in July 1996 with approximately 94% of the outstanding publicly traded shares of ADG tendered for purchase. The Company completed the necessary steps to acquire the remaining publicly held stock during the third quarter of 1996. The cost of acquiring all the shares of ADG was approximately $100,000 including fees and expenses.

     The acquisition of Camping Gaz is being accounted for under the purchase method. In connection with the allocation of purchase price to the fair values of assets acquired and liabilities assumed, the Company recorded goodwill of approximately $84,200, which is being amortized over 40 years on the straight-line method. The Company also recognized liabilities in the amount of $21,898 representing severance and other termination benefits for production and administrative employees of Camping Gaz who will be terminated. The Company paid termination costs of approximately $4,385 during 1996 and anticipates all remaining termination costs will be paid during 1997.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

     The Company has included the results of operations of Camping Gaz in the consolidated financial statements from March 1, 1996, the date on which the Company obtained control of Camping Gaz, and has recognized minority interest related to the publicly traded shares for the period March 1, 1996 through June 30, 1996.

     The following summarized, unaudited pro forma results of operations of CLN

Holdings for the years ended December 31, 1996 and 1995 assume the acquisition of Seatt and the acquisition of all the outstanding shares of Camping Gaz occurred as of the beginning of the respective periods. The pro forma results include certain adjustments, primarily reflecting increased amortization and interest expense and a lower income tax provision, and are not necessarily indicative of what the results of operations would have been had the Seatt and Camping Gaz acquisitions occurred at the beginning of the respective periods. Moreover, the pro forma information is not intended to be indicative of future results of operations.

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                     ------------------------
                                                        1996          1995
                                                     ----------    ----------
Net revenues......................................   $1,246,370    $1,193,295
(Loss) earnings before extraordinary item.........      (57,091)        9,996
Net (loss) earnings...............................      (58,335)        9,209

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES

     During 1996, the Company recorded restructuring charges of $66,202, certain other charges of $7,998 and related net tax benefits of $21,684.

     The pre-tax restructuring charges of $66,202 consist of (i) $29,067 to integrate the Camping Gaz and Coleman operations into a global recreation products business, (ii) $19,000 to exit the low end electric pressure washer business, and (iii) $14,135 to exit a portion of the Company's battery powered light business and $4,000 to settle certain litigation with respect to this business.

     The charges to integrate the Camping Gaz and Coleman operations reflect primarily the cost to dispose of duplicate manufacturing, distribution and administrative facilities and the related severance costs. These actions are expected to be completed in 1998. The low end pressure washer and battery powered light businesses will be, exited by discontinuing the manufacturing and distribution of these products. These actions are expected to be substantially completed in 1997.

     The pre-tax restructuring charges of $66,202 include $64,403 related to exiting products and facilities and $1,799 of termination costs for 174 administrative employees, of which $40,832 is reflected in cost of sales and $25,370 in SG&A expenses. The pre-tax charges for exit costs are comprised of
(i) $37,200 related primarily to writing down inventory, fixed assets, accounts receivable and certain other receivable and prepaid amounts to estimated net realizable value, and (ii) $27,203 of other exit costs, including carrying costs of idle facilities, relocation costs, and costs to exit the pressure washer business, of which $14,964 was paid as of December 31, 1996. Of the $1,799 of termination costs, $1,408 was paid to 145 employees who had been terminated as of December 31, 1996.


     Other pre-tax charges of $7,998 relate primarily to cetain asset write-offs. These other charges, of which $3,173 was reflected in cost of sales and $4,825 in SG&A expenses, were incurred in the Company's normal course of business, although the amounts involved are higher than similar charges the Company has recorded in prior periods.

     The provision for income taxes includes $21,684 of tax benefits resulting from these restructuring and other charges, net of an increase in the valuation reserve related to certain foreign deferred tax assets and other foreign tax charges totaling $5,595.

     During 1995, in connection with the adoption of FAS 121, the Company recognized an asset impairment charge of $12,289 related to its Brazilian operations. The Brazilian operations had not performed to the Company's

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES--(CONTINUED)

expectations since acquisition of this business in April of 1994, and in the fourth quarter of 1995, the Company initiated actions to reduce the operating losses in Brazil. These actions included replacing management, increasing prices, downsizing the manufacturing operations and reducing SG&A and other expenses. Because of these actions, the Company performed an impairment review pursuant to the guidelines set forth in FAS 121 and concluded recognition of an asset impairment charge was appropriate. The basis of the fair values used in the computation of the charge were appraisals for property and equipment and estimated discounted cash flows for goodwill. The charge has been included in the statement of operations under the caption 'Asset Impairment Charge'.

     During September 1994, the Company restructured its German manufacturing operations. The German Restructuring included the sale of the low margin plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic, including inventory, to a management group. The German Restructuring resulted in a one-time charge of approximately $17,956 before tax and included severance costs of $1,541, commitments to third parties of approximately $5,465 and write-downs of leasehold improvements and other assets to estimated realizable values aggregating $10,950. As a result of the restructuring, the German work force was reduced by about 150 employees from a pre-restructuring level of approximately 250 employees. The restructuring was substantially completed in 1994. In connection with the restructuring, the Company recognized tax benefits of approximately $10,900 relating to the write-off of the Company's investment in its German operations. The Company also announced a plan to change from manufacturing to sourcing for certain textile product lines and to exit the market for personal flotation devices. This plan resulted in a $500 pre-tax charge.


4. INVENTORIES

     Inventories consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Raw material and supplies.........................   $ 82,399    $ 57,653
Work-in-process...................................     12,878       5,389
Finished goods....................................    192,225     153,194
                                                     --------    --------
                                                     $287,502    $216,236
                                                     --------    --------
                                                     --------    --------

     Generally, inventory costs are determined by the FIFO method; however, approximately 13% and 10% of total inventories at December 31, 1996 and 1995, respectively, are determined using the last-in, first-out ('LIFO') method. If such inventories were stated using the FIFO method, such amounts would approximate the LIFO carrying values.

5. PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Land and land improvements........................   $  8,772    $  6,318
Buildings and building improvements...............     78,760      67,989
Machinery and equipment...........................    194,714     142,941
Construction-in-progress..........................     15,519      13,105
                                                     --------    --------
                                                      297,765     230,353
Accumulated depreciation..........................    (98,583)    (67,662)
                                                     --------    --------
                                                     $199,182    $162,691
                                                     --------    --------
                                                     --------    --------

     Depreciation expense was $25,770, $19,142, and $16,793 for the years ended December 31, 1996, 1995 and 1994, respectively.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

6. ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Compensation and related benefits.................   $ 29,331    $ 14,201
Other.............................................     83,709      44,044
                                                     --------    --------
                                                     $113,040    $ 58,245
                                                     --------    --------
                                                     --------    --------

7. OTHER LIABILITIES

     Other liabilities consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Pensions and other postretirement benefits........   $ 52,229    $ 40,240
Other.............................................     23,944       7,832
                                                     --------    --------
                                                     $ 76,173    $ 48,072
                                                     --------    --------
                                                     --------    --------

8. SHORT-TERM BORROWINGS

     The Company maintained foreign bank lines of credit aggregating $119,101, and $64,375, of which $33,935 and $19,302 were outstanding at December 31, 1996 and 1995, respectively. The weighted average interest rate on amounts borrowed was approximately 2.4% and 7.1% at December 31, 1996 and 1995, respectively.


     Outstanding letters of credit aggregated approximately $32,897 and $40,036 at December 31, 1996 and 1995, respectively.

9. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                          DECEMBER 31,
                                                     ----------------------
                                                        1996         1995
                                                     ----------    --------
7.26% Senior Notes due 2007(a)....................   $  200,000    $200,000
7.10% Senior Notes due 2006(b)....................       85,000          --
7.25% Senior Notes due 2008(c)....................       75,000          --
Revolving credit facility(d)......................      146,350     150,150
Term loan(d)......................................       73,478          --
Liquid Yield Option -TM- Notes due 2013(e)........      174,594     165,434
Series B Senior Secured Discount Notes due in
  1998(f).........................................      242,334     217,981
Other.............................................        3,785       5,107
                                                     ----------    --------
                                                      1,000,541     738,672
Less current portion..............................          747       1,051
                                                     ----------    --------
                                                     $  999,794    $737,621
                                                     ----------    --------
                                                     ----------    --------

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)


9. LONG-TERM DEBT--(CONTINUED)
------------------------

(a) On August 8, 1995, the Company completed a private placement issuance and sale of $200,000 aggregate principal amount of 7.26% Senior Notes due 2007 (the '2007 Notes'). Interest on the 2007 Notes is payable semiannually, and the principal is payable in annual installments of $40,000 each commencing August 8, 2003, with a final installment payment of $40,000 due on August 8, 2007. If there is a default, the interest rate will be the greater of (i) 9.26% or (ii) 2.0% above the prime interest rate.

        The 2007 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2007 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(b) On June 13, 1996, the Company completed a private placement issuance and sale of $85,000 aggregate principal amount of 7.10% Senior Notes due 2006 (the '2006 Notes'). Interest on the 2006 Notes is payable semiannually, and the principal is payable in annual installments of $12,143 each commencing June 13, 2000, with a final installment payment of $12,143 due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10% or (ii) 2.0% above the prime interest rate.

        The 2006 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2006 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(c) On June 13, 1996, the Company completed a private placement issuance and sale of $75,000 aggregate principal amount of 7.25% Senior Notes due 2008 (the '2008 Notes'). Interest on the 2008 Notes is payable semiannually, and the principal is payable in annual installments of $15,000 each commencing June 13, 2004, with a final installment payment of $15,000 due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25% or (ii) 2.0% above the prime interest rate.

        The 2008 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2008 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(d) In April 1996, the Company amended its credit agreement to: a) provide a term loan of French Franc 385,125 ($73,478 at current exchange rates), b) provide an unsecured revolving credit facility in an amount of $275,000, c) allow for the Camping Gaz acquisition and d) extend the maturity of the credit agreement (as amended, the 'Company Credit
        Agreement'). In connection with the Company recording the restructuring and other charges as discussed in Note 3 and lower than expected operating results, the Company further amended the Company
        Credit Agreement in October 1996 and again in March 1997.

        The Company Credit Agreement is available to the Company until April
        30, 2001. The outstanding loans under the Company Credit Agreement bear interest at either of the following rates, as selected by the Company from time to time: (i) the higher of the agent's base lending rate or the federal funds rate plus .50% or (ii) the London Inter-Bank
        Offered Rate ('LIBOR') plus a margin ranging from .25% to 2.125% based on the Company's financial performance. If there is a default, the interest rate otherwise in effect will be increased by 2% per annum.
        The Company Credit Agreement also bears an overall facility fee ranging from .15% to .375% based on the Company's financial performance.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

        The Company Credit Agreement contains various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios, levels of consolidated net worth and profits, and certain other provisions limiting the incurrence of additional debt, purchase or redemption of the Company's common stock, issuance of preferred stock of the Company, and also prohibits the Company from paying any dividends until on or after January 1, 1999 and limits the amount of dividends the Company may pay thereafter. The
        Company Credit Agreement also provides for a specific requirement relating to the Company's financial leverage at December 31, 1997 which, if not achieved, will result in the Company Credit Agreement becoming secured by the Company's assets. In addition, substantially all of the shares of the Company's common stock owned by Coleman
        Worldwide are pledged to secure indebtedness of Coleman Worldwide and of its parent, Coleman Holdings Inc. The indentures governing this indebtedness contain various covenants including a covenant placing certain limitations on the Company's indebtedness.

(e) On May 27, 1993, Coleman Worldwide issued and sold $500,000 principal amount at maturity of LYONs in an underwritten public offering. On
        June 7, 1993, an additional $75,000 principal amount at maturity of LYONs was sold upon exercise of the underwriter's overallotment option.

        The LYONs mature on May 27, 2013 and are secured by 16,394,810 shares of common stock of Coleman. There are no periodic payments of interest on the LYONs. The aggregate principal amount of the LYONs represents a yield to maturity of 7.25% per annum (computed on a semiannual bond equivalent basis) calculated from May 27, 1993.

        Each LYON has a principal amount at maturity of $1 and is exchangeable, at the option of the holder, at any time on or prior to maturity (unless previously redeemed or otherwise purchased) for shares of common stock of Coleman securing the LYONs at an exchange rate of 15.706 shares of common stock of Coleman per LYON, subject to Coleman Worldwide's right to pay cash equal to the then market value
        (as defined) of such shares in lieu, in whole or in part, of delivering such shares. The exchange rate will not be adjusted for original issue discount ('OID') but will be subject to adjustment upon the occurrence of certain events affecting the common stock of Coleman.

        The LYONs are redeemable by Coleman Worldwide on or after May 27, 1998, at the option of Coleman Worldwide, in whole or in part, at redemption prices equal to the issue price plus accrued OID through but excluding the date of redemption, payable solely in cash. Coleman
        Worldwide will purchase any LYON, at the option of the holder, on May
        27, 1998, May 27, 2003 and May 27, 2008 (each, a 'Purchase Date') for a purchase price per LYON equal to the issue price plus accrued OID through but excluding each such Purchase Date, representing a yield per annum to the holder on each such date of 7.25% computed on a semiannual bond equivalent basis. Coleman Worldwide may, at its option, elect to pay the purchase price on any Purchase Date either in cash or shares of common stock of Coleman or any combination thereof.

        The Indenture governing the LYONs provides the holders of LYONs with the option to require Coleman Worldwide to purchase the LYONs after the occurrence of certain events ('Additional Purchase Right Events').
        Additional Purchase Right Events occur, among other things, upon the Company's Consolidated Debt Ratio (as defined) exceeding 0.75 to 1.0 or the Consolidated Net Worth (as defined) of Coleman Worldwide as of the end of any fiscal quarter being less than a specified amount which is $60,000 at March 31, 1997 and increases to $70,000 at June 30,
        1997.

(f) On July 22, 1993, Coleman Holdings issued and sold $281,281 principal amount at maturity of Old Discount Notes in a private placement offering. Subsequent to the private placement offering, a registration statement on Form S-1 was filed to exchange the Old Discount Notes for Series B Senior Secured Discount Notes (the 'Discount Notes').

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

        The Discount Notes mature on May 27, 1998 and are secured by all the shares of Coleman Worldwide. In addition, Coleman Worldwide has provided a non-recourse guaranty, which is secured by its pledge of 26,000,000 shares of Coleman Common Stock. There are no periodic payments of interest on the Discount Notes. The aggregate principal amount of the Discount Notes represents a yield to maturity of 10.875% per annum (computed on a semiannual bond equivalent basis) calculated from July 22, 1993.

        The Indenture governing the Discount Notes contains certain covenants that, among other things, states that Coleman Holdings shall not permit the Company to issue debt if after giving effect to such issuance the Company's Consolidated Debt Ratio (as defined) exceeds
        0.75 to 1.0.

        The Discount Notes are redeemable by Coleman Holdings on or after July
        15, 1996, at the option of Coleman Holdings, in whole or in part, at redemption prices listed below (expressed as percentages of Accreted
        Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):

                                                                REDEMPTION
PERIOD                                                            PRICE
-------------------------------------------------------------   ----------
From July 15, 1996 through July 14, 1997.....................    104.350%
From July 15, 1997 through January 14, 1998..................    102.175%

        Thereafter, Coleman Holdings may redeem the Discount Notes in whole at any time or in part from time to time at a redemption price of 100% of the aggregate principal amount at maturity of the Discount Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

     The aggregate scheduled amounts of long-term debt maturities in the years 1997 through 2001 are $747, $281,781, $2,357, $12,207, and $232,005,
respectively.

10. INCOME TAXES


     CLN Holdings is included in the consolidated federal and certain consolidated state income tax returns of Mafco and/or its affiliates. Coleman Holdings and Mafco have entered into a tax sharing agreement (the 'Holdings Tax Sharing Agreement') pursuant to which Coleman Holdings will pay to Mafco amounts equal to the taxes that Coleman Holdings would otherwise have to pay if it were to file separate tax returns for itself. To the extent that Coleman Holdings is entitled to a tax benefit from Mafco as a result of its tax losses, such amounts are recorded as a reduction in the provision for income taxes and a distribution to its parent. During 1996 and 1995, CLN Holdings recorded a $9,013 and $8,160, respectively, benefit for income taxes and similar amounts were recorded as distributions to its parent. Coleman Worldwide and Mafco are parties to a tax sharing agreement (the 'Tax Sharing Agreement'), pursuant to which Coleman Worldwide is required to pay to Mafco amounts equal to the taxes that Coleman Worldwide would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries. Pursuant to the LYONs indenture agreement, at any time that the LYONs are outstanding, the amounts that Coleman Worldwide would be required to pay to Mafco under the Tax Sharing Agreement, together with any remaining funds paid to Coleman Worldwide by the Company under the tax sharing agreement between Coleman Worldwide and the Company, may not be paid as tax sharing payments, but Coleman Worldwide may advance such funds to Mafco as long as the aggregate amount of such advances at any time does not exceed the issue price plus accrued OID of the LYONs. Such advances are evidenced by noninterest bearing unsecured demand promissory notes from Mafco in the amount of $54,739 at December 31, 1996. As a result of the restriction on the payment of the tax sharing amounts, income taxes provided pursuant to the Tax Sharing Agreement are reflected as a non-cash charge. For all periods presented, federal and state income taxes are provided as if Coleman Worldwide filed its

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

10. INCOME TAXES--(CONTINUED)

own income tax returns. The accompanying consolidated balance sheet includes approximately $18,528 and $37,846 of federal and state income taxes payable to Mafco pursuant to the Tax Sharing Agreement at December 31, 1996 and 1995, respectively.

     For financial reporting purposes, (loss) earnings before income taxes, minority interest and extraordinary item include the following components:

                                              YEAR ENDED DECEMBER 31,
                                           ------------------------------
                                             1996       1995       1994

                                           --------    -------    -------
Earnings (loss) earnings before income
  taxes, minority interest and
  extraordinary item:
  Domestic..............................   $(65,344)   $43,585    $38,387
  Foreign...............................    (20,769)   (14,434)   (22,375)
                                           --------    -------    -------
                                           $(86,113)   $29,151    $16,012
                                           --------    -------    -------
                                           --------    -------    -------

     Significant components of the provision for income tax (benefit) expense were as follow:

                                              YEAR ENDED DECEMBER 31,
                                           ------------------------------
                                             1996       1995       1994
                                           --------    -------    -------
Current:
  Federal...............................   $(12,945)   $ 6,360    $(4,199)
  State.................................       (937)     3,102        899
  Foreign...............................      3,454      3,853      2,248
                                           --------    -------    -------
     Total current......................    (10,428)    13,315     (1,052)
                                           --------    -------    -------
Deferred:
  Federal...............................    (10,686)    (3,104)     6,069
  State.................................     (2,178)      (725)     1,114
  Foreign...............................       (474)     2,215     (3,040)
                                           --------    -------    -------
     Total deferred.....................    (13,338)    (1,614)     4,143
                                           --------    -------    -------
                                           $(23,766)   $11,701    $ 3,091
                                           --------    -------    -------
                                           --------    -------    -------

     The effective tax rate on (loss) earnings before income taxes, minority interest and extraordinary item varies from the current statutory federal income tax rate as follows:

                                              YEAR ENDED DECEMBER 31,
                                           -----------------------------
                                           1996          1995      1994
                                           -----         ----      -----
(Benefit) provision at statutory rate...   (35.0)%       35.0%      35.0%

State taxes, net........................    (3.2)         4.0        8.0
Recognition of permanent basis
  differences related to loss on
  restructuring of foreign investment...      --           --      (30.9)
Nondeductible amortization..............     3.0          6.8       10.4
Foreign operations......................     2.6         (0.4)      (7.6)
Valuation allowance.....................     4.1           --         --
Puerto Rico operations..................     0.2         (5.7)        --
Other, net..............................     0.7          0.4        4.4
                                           -----         ----      -----
Effective tax rate (benefit)
  provision.............................   (27.6)%       40.1%      19.3%
                                           -----         ----      -----
                                           -----         ----      -----

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

10. INCOME TAXES--(CONTINUED)

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of CLN Holdings' deferred tax liabilities and assets are as follows:

                                                        DECEMBER 31,
                                                     ------------------
                                                      1996       1995
                                                     -------    -------
Deferred tax assets:
  Postretirement benefits other than pensions.....   $12,370    $11,986
  Reserves for self-insurance and warranty
     costs........................................     6,678      4,777
  Pension liabilities.............................     8,828      4,942
  Inventory.......................................     8,245      5,579
  Net operating loss carryforwards................    14,875      3,103
  Impaired assets.................................        --     10,068
  Other, net......................................    24,026      5,555
                                                     -------    -------
     Total deferred tax assets....................    75,022     46,010
  Valuation allowance.............................    (7,501)        --
                                                     -------    -------
  Net deferred tax assets.........................    67,521     46,010
                                                     -------    -------

Deferred tax liabilities:
  Depreciation....................................    18,248     17,611
  Other, net......................................     7,675      5,125
                                                     -------    -------
     Total deferred tax liabilities...............    25,923     22,736
                                                     -------    -------
  Net deferred tax assets.........................   $41,598    $23,274
                                                     -------    -------
                                                     -------    -------

     During 1996, CLN Holdings increased the valuation allowance related to certain foreign deferred tax assets due to uncertainties over realization. At December 31, 1996, CLN Holdings had net operating loss carryforwards ('NOL's') of approximately $42,677 for certain foreign income tax purposes. These NOL's expire beginning in 1999.

     CLN Holdings has not provided for taxes on undistributed foreign earnings of approximately $16,904 at December 31, 1996 as CLN Holdings intends to permanently reinvest these earnings in the future growth of the business. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

11. RELATED PARTY TRANSACTIONS

     In 1996, the Company entered into an agreement with an affiliate in which the Company realized approximately $1,800 of net tax benefits associated with certain foreign tax net operating loss carry forwards that had not previously been recognized.

     The Company provided management services to certain affiliates pursuant to a management agreement through June 30, 1995. The consolidated financial statements reflect the management fees as a reduction in selling, general and administration expenses. For the years ended December 31, 1995 and 1994, management fees earned by the Company were $2,400 and $4,800, respectively.

     MacAndrews & Forbes provides CLN Holdings, at CLN Holdings' request, with certain allocated services, pursuant to a services agreement. These allocated services are purchased by MacAndrews & Forbes from third party providers on behalf of CLN Holdings. Such services include professional services, such as legal and accounting, insurance coverage and other services. CLN Holdings reimburses MacAndrews & Forbes for that portion of amounts due to third party providers as is allocable to the services purchased for and provided to CLN Holdings and reimburses MacAndrews & Forbes for their other out-of-pocket expenses incurred in connection

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

11. RELATED PARTY TRANSACTIONS--(CONTINUED)

with providing such services. CLN Holdings participates in certain of Holdings' insurance programs, including health and life insurance, workers compensation, and liability insurance. CLN Holdings' expense represents its expected costs for self-insured retentions and premiums for excess coverage insurance. The expense was $13,923, $9,874, and $10,586 for the years ended December 31, 1996, 1995 and
1994, respectively.

     The Company purchases and sells products from and to certain affiliates. These amounts are not, in the aggregate, material.

12. EMPLOYEE BENEFIT PLANS

  Pension Plans:

     Holdings maintains pension and other retirement plans in various forms covering employees of the Company who meet eligibility requirements. The U.S. salaried retirement plan is a non-contributory defined benefit plan and provides benefits based on a formula of each participant's final average pay and years of service. The U.S. hourly pension plan is a non-contributory defined benefit plan and contains a flat benefit formula. The salaried and hourly plans provide reduced benefits for early retirement and the salaried plan takes into account offsets for Social Security benefits. The Company's policy is to contribute annually the minimum amount required pursuant to the Employee Retirement Income Security Act, as amended.

     Holdings also has an unfunded excess benefit plan covering certain of the Company's U.S. employees whose benefits under the plans described above are limited by provisions of the Internal Revenue Code. The following table reconciles the funded status of the pension plans with the amount recognized in Coleman Holdings' consolidated balance sheets as of the dates indicated:

                                                         DECEMBER 31,
                                                     ---------------------
                                                       1996         1995
                                                     --------     --------
Actuarial present value of benefit obligation:
  Accumulated benefit obligation, including vested
     benefits of $18,686 and $15,282..............   $(21,933)    $(17,588)
                                                     --------     --------
                                                     --------     --------
Projected benefit obligation for service rendered
  to date.........................................   $(37,092)    $(32,284)
Plan assets at fair value.........................     16,197        9,696
                                                     --------     --------
Projected benefit obligation in excess of plan
  assets..........................................    (20,895)     (22,588)
Unrecognized prior service cost...................         50           57

Unrecognized net loss.............................      7,999        8,869
                                                     --------     --------
Accrued pension cost..............................    (12,846)     (13,662)
Amount reflected as an intangible asset...........       (288)          --
Amount reflected as minimum pension liability
  adjustment......................................       (470)          --
                                                     --------     --------
Amount reflected as pension liability.............   $(13,604)    $(13,662)
                                                     --------     --------
                                                     --------     --------

     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The rate of increase in future compensation levels reflected in such determination was 5% as of December 31, 1996 and 1995. The expected long-term rate of return on assets was 9% as of December 31, 1996, 1995 and 1994. Plan assets consist primarily of common stock, mutual funds and fixed income securities stated at fair market value, and cash equivalents stated at cost, which approximates fair market value. Unrecognized items are being recognized over the estimated remaining service lives of active employees.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     Net pension expense includes the following components:

                                                        YEAR ENDED DECEMBER 31,
                                                     ------------------------------
                                                      1996        1995       1994
                                                     -------    --------    -------
Service cost-benefits attributed to service during
  the year........................................   $ 3,098    $  2,125    $ 2,051
Interest cost on projected benefit obligation.....     2,442       2,004      1,554
Actual return on plan assets......................    (1,490)     (1,347)       391
Net amortization and deferrals....................       844         834       (750)
                                                     -------    --------    -------
Net pension expense...............................   $ 4,894    $  3,616    $ 3,246
                                                     -------    --------    -------
                                                     -------    --------    -------


  Savings Plan:

     In January 1990, Holdings initiated an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all of the Company's full-time U.S. employees and allows employees to contribute up to 10% of their salary to the plan. The Company matches, at a 33 1/3% rate, employee contributions of up to 6% of their salary. Amounts charged to expense for matching contributions were $1,314, $1,165, and $927 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Retiree Health Care and Life Insurance:

     The Company, through Holdings, provides certain unfunded health and life insurance benefits for certain retired employees. Approximately 53 percent of the Company's U.S. employees may become eligible for these benefits if they reach retirement age while working for the Company.

     The following table reconciles the funded status of the Company's allocable portion of Holdings' postretirement benefit plans with the amount recognized in CLN Holdings' consolidated balance sheets as of the dates indicated:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Accumulated postretirement benefit obligation:
  Retirees........................................   $ (6,682)   $ (6,660)
  Fully eligible active plan participants.........     (3,015)     (2,991)
  Other active plan participants..................    (10,664)    (10,904)
                                                     --------    --------
Total accumulated postretirement benefit
  obligation......................................    (20,361)    (20,555)
Unrecognized transition benefit...................     (3,973)     (4,239)
Unrecognized prior service cost...................       (492)       (580)
Unrecognized net (gain) loss......................       (976)        936
                                                     --------    --------
Net postretirement benefit liability..............   $(25,802)   $(24,438)
                                                     --------    --------
                                                     --------    --------

     Net periodic postretirement benefit expense includes the following components:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1996      1995      1994
                                                     ------    ------    ------

Service cost-benefits attributed to
  service during the year.........................   $1,044    $  756    $  901
Interest cost on accumulated postretirement
  benefit obligation..............................    1,454     1,352     1,268
Amortization of transition benefit and other net
  gains...........................................     (354)     (455)     (354)
                                                     ------    ------    ------
Net periodic postretirement benefit expense.......   $2,144    $1,653    $1,815
                                                     ------    ------    ------
                                                     ------    ------    ------

     The discount rate used in determining the accumulated postretirement benefit obligation ('APBO') was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The assumed health care cost trend rate used in measuring the APBO at December 31, 1996 was 8% starting in 1997, then gradually decreasing to 5% by the

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

year 2003 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amount of the obligation and periodic benefit expense reported. An increase in the assumed health care cost trend rates by 1% in each year would increase the APBO as of December 31, 1996 by approximately 18% and the service and interest cost components of net periodic postretirement benefit expense by approximately 23%.

  Stock Option Plan:

     The Company adopted The Coleman Company, Inc. 1992 Stock Option Plan (the '1992 Stock Option Plan') prior to the effective date of the IPO. During 1993, the shareholders approved the 1993 Stock Option Plan (the '1993 Stock Option Plan') and during 1996, the shareholders approved The Coleman Company, Inc. 1996 Stock Option Plan (the '1996 Stock Option Plan'). Under the terms of the 1992 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Stock Option Plan (collectively the 'Stock Option Plans'), incentive stock options ('ISOs'), non-qualified stock options ('NQSOs') and stock appreciation rights ('SARs') may be granted to key employees of the Company and any of its affiliates from time to time. Stock options have been granted under the Stock Option Plans with vesting terms and maximum terms of approximately five years and ten years, respectively. The aggregate number of shares of common stock as to which options and rights may be granted under the Stock Option Plans may not exceed 4,700,000.

     The following table summarizes the stock option transactions under the Stock Option Plans:


                                               1996                          1995                          1994
                                    ---------------------------   ---------------------------   ---------------------------
                                                   WEIGHTED-                     WEIGHTED-                     WEIGHTED-
                                                    AVERAGE                       AVERAGE                       AVERAGE
                                     OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE
                                    ----------   --------------   ----------   --------------   ----------   --------------
Outstanding--January 1,..........    2,572,930       $15.25        2,310,888       $14.03        1,256,540       $12.61
  Granted:
    at market price..............      294,000        19.73          637,000        17.89        1,272,450        15.13
    above market price...........      381,000        15.00               --           --               --           --
  Exercised......................     (154,890)       12.17         (325,748)       12.09          (53,362)       10.12
  Forfeited......................      (75,410)       14.19          (49,210)       13.14         (164,740)       12.98
                                    ----------                    ----------                    ----------
Outstanding--December 31,........    3,017,630        15.84        2,572,930        15.25        2,310,888        14.03
                                    ----------                    ----------                    ----------
                                    ----------                    ----------                    ----------
Exercisable--December 31,........      513,440        13.25          413,526        12.84          488,488        12.15
                                    ----------                    ----------                    ----------
                                    ----------                    ----------                    ----------
Weighted-average fair value of
  options granted during the
  year:
  at market price................   $     6.62                    $     7.13
                                    ----------                    ----------
                                    ----------                    ----------
  above market price.............   $     3.21                            --
                                    ----------                    ----------
                                    ----------                    ----------

     The following table summarizes information concerning currently outstanding and exercisable options at December 31, 1996:

                           OPTIONS OUTSTANDING
-------------------------------------------------------------------------          OPTIONS EXERCISABLE
      RANGE                         WEIGHTED-AVERAGE                         -------------------------------
   OF EXERCISE         NUMBER           REMAINING        WEIGHTED-AVERAGE      NUMBER       WEIGHTED-AVERAGE
      PRICES         OUTSTANDING    CONTRACTUAL LIFE      EXERCISE PRICE     EXERCISABLE     EXERCISE PRICE
------------------   -----------    -----------------    ----------------    -----------    ----------------
$ 9.75-$14.32           770,630         1.59 years            $13.05           393,440           $12.71
$14.33-$15.13           606,000         7.32                   14.98           120,000            15.06
$15.14-$16.30           755,000         7.92                   16.06                --               --
$16.31-$23.13           886,000         8.86                   18.65                --               --
                     -----------                                             -----------
$ 9.75-$23.13         3,017,630         6.46                                   513,440
                     -----------                                             -----------
                     -----------                                             -----------


                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     As described in Note 1, the Company follows APB 25 in accounting for its stock compensation arrangements. Pro forma financial information regarding net income is required by FASB Statement No. 123, 'Accounting for Stock-Based Compensation' ('FAS 123'), and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value of ISOs and NQSOs granted during 1996 and 1995 were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.11% and 5.91% for 1996 and 1995, respectively, dividend yield of 0.0%, volatility of the expected market price of the Company's common stock of 20.2% and 30.8% for 1996 and 1995, respectively, and a weighted-average expected life of the option of 5.5 years.

     FAS 123 requires the use of option valuation models, one of which is the Black-Scholes model, that were not developed for use valuing ISOs or NQSOs. Further, these option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. In management's opinion, based on the above, the existing models do not necessarily provide a reliable single measure of the fair value of its ISOs or NQSOs.

     The following summarized, unaudited pro forma results of operations assume the estimated fair value of the ISOs and NQSOs granted in 1996 and 1995 is amortized to expense over the ISOs' and NQSOs' vesting period. FAS 123 does not require disclosure of the effect of any grants of stock based compensation prior to 1995 and, therefore, the pro forma effect on net earnings of FAS 123 is not representative of the pro forma effect on net earnings in future years.

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                     ------------------
                                                       1996       1995
                                                     --------    ------
Pro forma net (loss) earnings.....................   $(58,918)   $9,742

13. COMMITMENTS AND CONTINGENCIES

  Leases:


     The Company leases manufacturing, administrative and sales facilities and various types of equipment under operating lease agreements expiring through 2007. Rental expense was $14,164, $11,526, and $9,520 for the years ended December 31, 1996, 1995 and 1994, respectively. Minimum rental commitments under all noncancellable operating leases with remaining lease terms in excess of one year from December 31, 1996, aggregated $43,573; such commitments for each of the five years subsequent to December 31, 1996 are $12,379, $11,135, $6,189, $4,296, and $2,619, respectively, and $6,955 thereafter.

     The Company leases its Hastings, Nebraska facility and the corporate office building in Denver, Colorado under agreements which give the Company the right, subject to certain qualifications, to renew, terminate, or purchase the properties. Upon termination, the Company has guaranteed the lessor certain residual values.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Environmental Matters:

     The Company is subject to various environmental regulations and has adopted an environmental policy designed to ensure the Company operates in full compliance with applicable environmental regulations and, where appropriate, the Company's own internal standards. Coleman has also undertaken an environmental compliance audit program. The Company makes expenditures it believes are necessary to comply with environmental management practices. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate, were not significant in 1996, and are not expected to be significant in the foreseeable future. Coleman has established reserves for various environmental matters to cover the estimated costs of the investigations, remedial activities and litigation.

  Other:

     The Company and Holdings are involved in various claims and legal actions arising in the ordinary course of business. The Company believes the ultimate disposition of these matters is not expected to have a material adverse effect on CLN Holdings consolidated financial condition or results of operations. Coleman Holdings and the Company have entered into a cross-indemnification agreement with Holdings pursuant to which Coleman will indemnify Holdings against all liabilities related to businesses transferred to the Company, and Holdings will indemnify the Company against all liabilities of Holdings other than liabilities related to the businesses transferred to the Company.

     The Company is also party to a license agreement which requires payments of minimum guaranteed royalties aggregating to $8,225 at December 31, 1996; such commitments for each of the four years remaining under the agreement subsequent to December 31, 1996 are $933, $1,768, $2,454, and $3,070, respectively.

14. SIGNIFICANT CUSTOMERS

     The Company's U.S. and Canadian operations have one significant customer which accounted for approximately 15%, 19%, and 21% of net revenues in the years ended December 31, 1996, 1995 and 1994, respectively.

15. CASH FLOW REPORTING

     CLN Holdings uses the indirect method to report cash flows from operating activities. Interest paid was $37,608, $23,976, and $11,933 and income taxes paid were $2,857, $4,606, and $359 for the years ended December 31, 1996, 1995 and 1994, respectively. Certain non-cash transactions relating to acquisitions and the issuance of long-term debt have been reported in Notes 2 and 9.

16. GEOGRAPHIC SEGMENTS

     CLN Holdings designs, manufactures and markets a wide variety of multiuse products and accessories, which are primarily marketed through independent retail markets, for the outdoor recreation and hardware consumers. CLN Holdings is a leading manufacturer and marketer of brand name consumer products for the camping and related outdoor recreation markets in the United States, Canada, Europe, and Japan.

     Operating profit, as indicated below, represents net revenues less operating expenses and amortization of goodwill. Generally, sales between geographic areas are made at cost plus a share of operating profit. Identifiable assets are those used by each geographic segment. Corporate assets are principally cash, certain property and equipment, income tax refunds receivable--affiliate, and deferred charges. The geographic segment presentation

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

16. GEOGRAPHIC SEGMENTS--(CONTINUED)

has been restated for the years ended December 31, 1995 and 1994 to reflect the European segment which became a significant segment for the year ended December 31, 1996, primarily due to the impact of the Camping Gaz operations.

     Information related to CLN Holdings' geographic segments is as follows:

                                                          YEAR ENDED DECEMBER 31,

                                                     ----------------------------------
                                                        1996         1995        1994
                                                     ----------    --------    --------
Net revenues:
  Domestic--U.S...................................   $  916,260    $716,018    $566,098
           --Export...............................       91,125      90,434      93,917
  Europe..........................................      168,780      52,233      52,461
  Other foreign...................................      219,350     169,836     121,545
  Eliminations....................................     (175,299)    (94,947)    (82,441)
                                                     ----------    --------    --------
                                                     $1,220,216    $933,574    $751,580
                                                     ----------    --------    --------
                                                     ----------    --------    --------
Operating profit:
  Domestic(a).....................................   $   19,915    $120,915    $ 94,773
  Europe(b).......................................      (17,505)     (3,241)    (23,203)
  Other foreign(c)................................        4,027     (10,540)      2,222
                                                     ----------    --------    --------
                                                          6,437     107,134      73,792
Corporate expenses................................      (17,430)    (20,153)    (14,044)
Interest expense..................................      (75,120)    (57,830)    (43,736)
(Loss) earnings before income taxes, minority
  interest and extraordinary item.................
                                                     ----------    --------    --------
                                                     $  (86,113)   $ 29,151    $ 16,012
                                                     ----------    --------    --------
                                                     ----------    --------    --------
Identifiable assets:
  Domestic........................................   $  782,373    $696,681    $559,599
  Europe..........................................      247,412      70,478      72,908
  Other foreign...................................       83,033      59,107      54,573
  Corporate.......................................       95,457      83,194      72,337
                                                     ----------    --------    --------
                                                     $1,208,275    $909,460    $759,417
                                                     ----------    --------    --------
                                                     ----------    --------    --------

------------------
(a) Includes $49,257 of restructuring and other charges in 1996.

(b) Includes $20,002 of restructuring and other charges in 1996 and $17,956 related to German Restructuring in 1994.

(c) Includes $4,941 of restructuring and other charges in 1996 and $12,289 of asset impairment charges in 1995.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

17. QUARTERLY FINANCIAL SUMMARIES (UNAUDITED)

     Summarized quarterly financial data for 1996 and 1995 are as follow:

                                                                                QUARTER ENDED
                                                       ---------------------------------------------------------------
                                                       MARCH 31,    JUNE 30,    SEPTEMBER 30,(a)    DECEMBER 31,(b)(c)
                                                       ---------    --------    ----------------    ------------------
1996
  Net revenues......................................   $ 273,560    $452,654        $269,607             $224,395
  Gross profit......................................      80,966     137,538          39,894               33,321
  Earnings (loss) before extraordinary item.........       8,180      17,337         (46,325)             (36,149)
  Net earnings (loss)...............................       7,598      16,680         (46,330)             (36,149)

1995
  Net revenues......................................   $ 224,024    $311,281        $211,817             $186,452
  Gross profit......................................      68,496      99,575          65,932               50,144
  Earnings (loss) before extraordinary item.........       5,586      17,399           1,960              (14,191)
  Net earnings (loss)...............................       5,586      17,399           1,173              (14,191)

------------------
(a) For the third quarter of 1996, the gross profit amount includes $33,567 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $44,495 related to restructuring and other charges.

(b) For the fourth quarter of 1996, the gross profit amount includes $10,438 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $8,021 related to restructuring and other charges.

(c) For the fourth quarter of 1995, the gross profit amount includes $7,599 of income as a result of adopting the provisions of EITF 95-2. The loss before extraordinary item and net loss amounts include an after tax asset impairment charge of $9,856 as a result of adopting FAS 121 and an after tax credit of $3,796 as a result of adopting the provisions of EITF 95-2.

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                JUNE 30,
                                                                  1997
                                                               ----------
                           ASSETS

Current assets:
  Cash and cash equivalents.................................   $   17,047
  Short term investments in escrow..........................      270,195
  Accounts and notes receivable, less allowance of $9,262...      309,921
  Inventories...............................................      252,880
  Deferred tax assets.......................................       40,040
  Prepaid assets and other..................................       16,265
                                                               ----------
     Total current assets...................................      906,348
Property, plant and equipment, net..........................      180,161
Intangible assets related to businesses acquired, net.......      333,954
Note receivable--affiliate..................................       35,395
Deferred tax assets and other...............................       48,979
                                                               ----------
                                                               $1,504,837
                                                               ----------
                                                               ----------

           LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
  Accounts and notes payable................................   $  207,885
  Other current liabilities.................................      124,604
                                                               ----------
     Total current liabilities..............................      332,489
Long-term debt..............................................    1,254,298
Income taxes payable--affiliate.............................       12,182
Other liabilities...........................................       62,299
Minority interest...........................................       47,120
Contingencies...............................................

Stockholder's deficit:
  Common stock..............................................            1
  Capital deficiency........................................     (119,610)
  Accumulated deficit.......................................      (79,832)
  Currency translation adjustment...........................       (3,596)
  Minimum pension liability adjustment......................         (514)
                                                               ----------

     Total stockholder's deficit............................     (203,551)
                                                               ----------
                                                               $1,504,837
                                                               ----------
                                                               ----------

            See Notes to Condensed Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       SIX MONTHS ENDED
                                                           JUNE 30,
                                                     --------------------
                                                       1997        1996
                                                     --------    --------

Net revenues......................................   $678,978    $726,214

Cost of sales.....................................    496,023     507,710
                                                     --------    --------

Gross profit......................................    182,955     218,504

Selling, general and administrative expenses......    136,132     125,819

Interest expense, net.............................     44,167      36,606

Amortization of goodwill and deferred charges.....      6,998       6,082

Other expense (income), net.......................        797      (2,098)
                                                     --------    --------

Earnings (loss) before income taxes, minority
  interest and extraordinary item.................     (5,139)     52,095

Income tax (benefit) expense......................     (1,559)     17,390

Minority interest in earnings of Camping Gaz......        843       1,951

Minority interest in earnings of Coleman..........      1,886       7,237
                                                     --------    --------

(Loss) earnings before extraordinary item.........     (6,309)     25,517

Extraordinary loss on early extinguishment of
  debt, net of income tax benefit.................    (10,929)     (1,239)
                                                     --------    --------

Net (loss) earnings...............................   $(17,238)   $ 24,278
                                                     --------    --------
                                                     --------    --------


            See Notes to Condensed Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          SIX MONTHS
                                                        ENDED JUNE 30,
                                                     ---------------------
                                                       1997        1996
                                                     --------    ---------
Cash Flows from Operating Activities:
  Net (loss) earnings.............................   $(17,238)   $  24,278
                                                     --------    ---------
  Adjustments to reconcile net (loss) earnings to
     net cash flows from operating activities:
       Depreciation and amortization..............     20,764       18,050
       Non-cash restructuring and other charges...      9,897           --
       Extraordinary loss on early extinguishment
        of debt...................................     18,005        2,082
       Non-cash tax sharing agreement (benefit)
        provision.................................    (12,504)       7,898
       Non-cash gain on LYONs conversion..........         --       (2,755)
       Minority interest in earnings of Camping
         Gaz......................................        843        1,951
       Minority interest in earnings of Coleman...      1,886        7,237
       Interest accretion.........................     25,110       17,799
       Change in assets and liabilities:
          Increase in short term investments in
            escrow................................   (270,195)          --
          Increase in receivables.................   (102,401)    (141,964)
          Decrease (increase) in inventories......     27,526      (14,318)
          Increase in accounts payable............     19,998       24,298
          Other, net..............................        597       13,202
                                                     --------    ---------
                                                     (260,474)     (66,520)
                                                     --------    ---------
Net cash used by operating activities.............   (277,712)     (42,242)
                                                     --------    ---------
Cash Flows from Investing Activities:
  Capital expenditures............................    (12,660)     (18,803)
  Purchases of businesses, net of cash acquired...         --     (158,228)
  Decrease (increase) in note
     receivable--affiliate........................     19,344       (4,079)
  Proceeds from sale of fixed assets..............      2,815          433
                                                     --------    ---------
Net cash provided by (used by) investing
  activities......................................      9,499     (180,677)
                                                     --------    ---------

Cash Flows from Financing Activities:
  Net payments of revolving credit agreement
     borrowings...................................    (49,959)     (31,996)
  Net change in short-term borrowings.............     51,594       24,068
  Proceeds from issuance of long-term debt........    470,007      235,000
  Repayment of long-term debt.....................   (189,662)      (6,022)
  Debt issuance and refinancing costs.............    (16,516)      (1,765)
  Purchases of Company common stock...............         --       (2,329)
  Proceeds from stock options exercised...........      1,443        1,655
  Contributions from parent.......................         81           76
                                                     --------    ---------
Net cash provided by financing activities.........    266,988      218,687
                                                     --------    ---------
Effect of exchange rate changes on cash...........        973        3,531
                                                     --------    ---------
Net decrease in cash and cash equivalents.........       (252)        (701)
Cash and cash equivalents at beginning of the
  period..........................................     17,299       12,065
                                                     --------    ---------
Cash and cash equivalents at end of the period....   $ 17,047    $  11,364
                                                     --------    ---------
                                                     --------    ---------

            See Notes to Condensed Consolidated Financial Statements

                       CLN HOLDINGS INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

     CLN Holdings Inc., formerly known as Coleman Escrow Corp. ('CLN Holdings'), is a holding company formed in May 1997 in connection with the offering of Senior Secured First Priority Discount Notes due 2001 (the 'First Priority Notes') and Senior Secured Second Priority Discount Notes due 2001 (the 'Second Priority Notes' and together with the First Priority Notes, the 'Old Notes') to hold all of the outstanding shares of capital stock of Coleman Holdings Inc., a former subsidiary of CLN Holdings ('Coleman Holdings'). Coleman Holdings was a holding company formed in July 1993 in connection with the offering of Senior Secured Discount Notes Due 1998 (the 'Holdings Notes') to hold all of the outstanding shares of capital stock of Coleman Worldwide Corporation ('Coleman Worldwide'). On July 15, 1997, Coleman Holdings was merged into Coleman Escrow Corp. and the name of Coleman Escrow Corp. was subsequently changed to CLN Holdings Inc. Coleman Worldwide is a holding company formed in March 1993 in connection with the offering of Liquid Yield Option(Trademark) Notes due 2013 (the 'LYONs'(Trademark)). Coleman Worldwide also holds 44,067,520 shares of the common stock of The Coleman Company, Inc. ('Coleman' or the 'Company') which represents approximately 83% of the outstanding Coleman common stock as of June 30, 1997. CLN Holdings and Coleman Worldwide are holding companies with no business operations of their own.

     The accompanying unaudited condensed consolidated financial statements of CLN Holdings include the accounts of CLN Holdings, Coleman Holdings, Coleman Worldwide and Coleman and its subsidiaries after elimination of all material intercompany accounts and transactions, and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for future periods. The balance sheet at December 31, 1996 has been derived from the audited financial statements for that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included elsewhere herein.

2. INVENTORIES

     The components of inventories consist of the following:


                                                  JUNE 30,     DECEMBER 31,
                                                    1997           1996
                                                  ---------    ------------
Raw material and supplies......................   $  67,937      $ 82,399
Work-in-process................................      11,569        12,878
Finished goods.................................     173,374       192,225
                                                  ---------    ------------
                                                  $ 252,880      $287,502
                                                  ---------    ------------
                                                  ---------    ------------

3. RESTRUCTURING AND OTHER CHARGES

     During the six months ended June 30, 1997, the Company recorded restructuring and other charges totaling $22,551 and related tax benefits of $8,569. The second quarter pre-tax restructuring charge of $18,623 related primarily to (i) exiting various low margin products, including pressure washers, (ii) closing and relocating certain administrative and sales offices, and (iii) closing several manufacturing facilities. These restructuring initiatives are expected to be substantially completed within one year. Pre-tax restructuring and other costs totaling $3,928 were recorded, primarily in selling, general and administrative ('SG&A') expenses, in the first quarter of 1997 and related primarily to executive severance costs.

     The costs associated with the second quarter restructuring charge included pre-tax charges of $12,919 related to exiting certain products and facilities of which $10,261 was reflected in cost of sales and $2,658 in

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

3. RESTRUCTURING AND OTHER CHARGES--(CONTINUED)

SG&A expenses. Included in this restructuring charge was $8,632 of pre-tax charges related primarily to the write down of inventory and fixed assets to estimated net realizable value, and $4,287 of liabilities for other exit costs, including carrying costs of idle facilities and relocation costs, of which $1,134 was paid as of June 30, 1997.

     The costs associated with the second quarter restructuring charge also included $5,704 of termination costs for 389 factory and administrative employees of which $1,141 was reflected in cost of sales and $4,563 in SG&A expenses. As of June 30, 1997, $1,763 of these termination benefits were paid to the 234 employees who were terminated as of that date.


     During 1996, the Company recorded restructuring charges primarily to (i) integrate the Camping Gaz and Coleman operations, and (ii) exit certain products. Activities associated with the implementation of those plans are substantially completed or are in process at June 30, 1997. Remaining liabilities of approximately $8,500 at June 30, 1997, relate primarily to anticipated returns of discontinued products and to closing certain factory, warehouse and office facilities.

4. LONG-TERM DEBT

     On May 20, 1997, Coleman Escrow Corp., now known as CLN Holdings, issued approximately $600,475 in principal amount at maturity of First Priority Notes and approximately $131,560 in principal amount at maturity of Second Priority Notes resulting in aggregate net proceeds of approximately $455,257. The First Priority Notes and Second Priority Notes were issued at a discount from their principal amount at maturity to yield 11 1/8% and 12 7/8%, respectively, per annum calculated from May 20, 1997. The indenture governing the Old Notes (the 'Indenture') requires, subject to certain exceptions, that the retirement of the remaining outstanding LYONs be consummated no later than June 10, 1998. The Indenture requires CLN Holdings to hold, directly or indirectly, a majority of the voting power of the Company at all times, unless and until CLN Holdings exercises its right to substitute U.S. Government obligations for all of the pledged collateral. The Indenture, to which Coleman is not a party, also contains certain covenants that, among other things, generally prohibit the incurrence of additional debt by CLN Holdings and the issuance of additional debt and the issuance of preferred stock by Coleman Worldwide, and limit (i) the incurrence of additional debt and the issuance of preferred stock by the Company, (ii) the payment of dividends on the capital stock of CLN Holdings and its subsidiaries and the redemption or repurchase of the capital stock of CLN Holdings, (iii) the sale of assets and subsidiary stock, (iv) transactions with affiliates, (v) the creation of liens on the assets of CLN Holdings and Coleman Worldwide, and (vi) consolidations, mergers and transfers of all or substantially all of CLN Holdings' assets. The foregoing limitations and prohibitions, however, are subject to a number of qualifications. The Old Notes also contain customary events of defaults and a put right by the holders in the event of a change of control of CLN Holdings (as defined in the Indenture).

     CLN Holdings has agreed to consummate an exchange offer registered under the Securities Act to exchange senior secured notes having terms substantially identical terms as the Old Notes. If (i) the registration statement for such exchange offer is not declared effective under the Securities Act by October 17, 1997 or (ii) the exchange offer is not consummated by November 17, 1997, then the Old Notes will accrue interest at a rate of 0.5% of the accreted value of the Old Notes, payable semiannually in cash, from either October 17, 1997 or November 17, 1997 until the date the condition in (i) or (ii) above, respectively, is satisfied. CLN Holdings filed a registration statement for such exchange offer on June 13, 1997.

     Approximately $262,197 of the net proceeds of the Old Notes were contributed to Coleman Holdings, then a subsidiary of CLN Holdings, and used by it to redeem, on July 15, 1997, the Holdings Notes. Approximately $188,286 of the net proceeds of the Old Notes were contributed to Coleman Worldwide and used by it to accept for exchange on June 20, 1997, $545,053 aggregate principal amount at maturity of LYONs, including redemption fees and expenses. Coleman

Worldwide recorded an extraordinary loss of $10,929, net of tax benefit

                       CLN HOLDINGS INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

4. LONG-TERM DEBT--(CONTINUED)

of $7,076, relating to the excess of the exchange offer price over the accreted value of the LYONs, the write-off of deferred charges related to the LYONs exchanged and redemption fees and expenses. Coleman Worldwide plans to redeem the remaining $16,500 aggregate principal amount at maturity of LYONs on May 27, 1998 with the remaining proceeds from the issuance of the Old Notes which are being held in escrow. The LYONs, to which the Company is not a party, provide it is an Additional Purchase Right Event (as defined below) if, among other things, the amount of debt incurred by the Company exceeds certain limitations. The $16,500 principal amount at maturity of LYONs which remain outstanding is secured by a pledge of 7,834,208 shares of Company common stock owned by Coleman Worldwide. The Old Notes are secured by a pledge of all the shares of common stock of Coleman Worldwide and guaranteed pursuant to a non-recourse guaranty of Coleman Worldwide (the 'Guaranty'), which Guaranty is currently secured by a pledge of 36,233,312 shares of Company common stock and will be secured by the shares currently securing the LYONs upon their redemption.

5. RELATED PARTY TRANSACTIONS

     As of March 31, 1997, the Company purchased an inactive subsidiary from an affiliate for $1,000. The Company expects to realize certain foreign tax benefits from this transaction in future years. The Company has accounted for this transaction in a manner similar to a pooling-of-interests due to the Mafco Holdings Inc. ('Mafco') common control over each of the parties involved in the transaction. The $2,608 excess value of estimated realizable tax benefits acquired over the purchase price has been accounted for as a capital contribution.

     On March 31, 1997, MacAndrews & Forbes Holdings Inc., an indirect parent, assumed a liability of Coleman Worldwide in the amount of $2,271. The assumption was accounted for as a capital contribution.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Coleman Worldwide Corporation

     We have audited the accompanying consolidated balance sheets of Coleman Worldwide Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Coleman Company, Inc. and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Denver, Colorado
March 10, 1997

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          DECEMBER 31,
                                                     ----------------------
                                                        1996         1995
                                                     ----------    --------
                      ASSETS

Current assets:
  Cash and cash equivalents.......................   $   17,299    $ 12,065
  Accounts receivable, less allowance of $11,512
     in 1996 and $3,115 in 1995...................      182,418     148,765
  Notes receivable................................       27,524      16,544
  Inventories.....................................      287,502     216,236
  Deferred tax assets.............................       40,466      20,481
  Prepaid assets and other........................       14,885      22,420
                                                     ----------    --------
     Total current assets.........................      570,094     436,511

Property, plant and equipment, net................      199,182     162,691
Intangible assets related to businesses acquired,
  net.............................................      349,761     225,247
Note receivable--affiliate........................       54,739      50,685
Deferred tax assets and other.....................       32,673      31,255
                                                     ----------    --------
                                                     $1,206,449    $906,389
                                                     ----------    --------
                                                     ----------    --------
       LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long-term debt...............   $      747    $  1,051
  Short-term borrowings...........................       33,935      19,302
  Accounts payable................................       98,906      71,377
  Accrued expenses................................      112,944      58,162
                                                     ----------    --------
     Total current liabilities....................      246,532     149,892

Long-term debt....................................      757,460     519,640
Income taxes payable--affiliate...................       18,528      37,846
Other liabilities.................................       76,173      48,072
Minority interest.................................       45,088      49,266
Commitments and contingencies.....................
Stockholder's equity:
  Common stock, par value $1.00 per share;
     1,000 shares issued and outstanding..........            1           1

  Additional paid-in capital......................       23,687      23,496
  Retained earnings...............................       36,360      77,823
  Currency translation adjustment.................        2,856         353
  Minimum pension liability adjustment............         (236)         --
                                                     ----------    --------
     Total stockholder's equity...................       62,668     101,673
                                                     ----------    --------
                                                     $1,206,449    $906,389
                                                     ----------    --------
                                                     ----------    --------

                 See Notes to Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996         1995        1994
                                           ----------    --------    --------
Net revenues............................   $1,220,216    $933,574    $751,580
Cost of sales...........................      928,497     649,427     535,710
                                           ----------    --------    --------
Gross profit............................      291,719     284,147     215,870
Selling, general and administrative
  expenses..............................      291,862     174,870     128,561
Asset impairment charge.................           --      12,289          --
Restructuring expense...................           --          --      18,456
Interest expense, net...................       50,767      35,930      24,031
Amortization of goodwill and deferred
  charges...............................       11,056       8,309       6,667
Other (income) expense, net.............       (1,604)        283       1,138
                                           ----------    --------    --------
  (Loss) earnings before income taxes,
     minority interest and extraordinary
     item...............................      (60,362)     52,466      37,017
Income tax (benefit) expense............      (14,753)     19,861      10,437
Minority interest in earnings of Camping
  Gaz...................................        1,872          --          --
Minority interest in (loss) earnings of
  Coleman...............................       (7,262)      6,696       5,734
                                           ----------    --------    --------
  (Loss) earnings before extraordinary
     item...............................      (40,219)     25,909      20,846
Extraordinary loss on early
  extinguishment of debt, net of income
  tax benefit of $846 in 1996, $503 in
  1995, and $435 in 1994................       (1,244)       (787)       (677)
                                           ----------    --------    --------
  Net (loss) earnings...................   $  (41,463)   $ 25,122    $ 20,169
                                           ----------    --------    --------
                                           ----------    --------    --------

                 See Notes to Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   COMMON STOCK
                                                -------------------    ADDITIONAL                 CURRENCY      MINIMUM
                                                 NUMBER                 PAID-IN      RETAINED    TRANSLATION    PENSION
                                                OF SHARES    AMOUNT     CAPITAL      EARNINGS    ADJUSTMENT     LIABILITY
                                                ---------    ------    ----------    --------    -----------    -------
Balance at December 31, 1993.................     1,000       $  1      $ 22,902     $ 32,532      $  (215)      $  --
  Net earnings...............................        --         --            --       20,169           --          --
  Currency translation adjustment............        --         --            --           --        1,185          --
  Contributions..............................        --         --           208           --           --          --
                                                ---------    ------    ----------    --------    -----------    -------
Balance at December 31, 1994.................     1,000          1        23,110       52,701          970          --
  Net earnings...............................        --         --            --       25,122           --          --
  Currency translation adjustment............        --         --            --           --         (617)         --
  Contributions..............................        --         --           386           --                       --
                                                ---------    ------    ----------    --------    -----------    -------
Balance at December 31, 1995.................     1,000          1        23,496       77,823          353          --
  Net loss...................................        --         --            --      (41,463)          --          --
  Currency translation adjustment............        --         --            --           --        2,503          --
  Minimum pension liability adjustment, net
     of tax..................................        --         --            --           --           --        (236)
  Contributions..............................        --         --           191           --           --          --
                                                ---------    ------    ----------    --------    -----------    -------
Balance at December 31, 1996.................     1,000       $  1      $ 23,687     $ 36,360      $ 2,856       $(236)
                                                ---------    ------    ----------    --------    -----------    -------
                                                ---------    ------    ----------    --------    -----------    -------

                 See Notes to Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                             1996         1995        1994
                                           ---------    --------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) earnings...................   $ (41,463)   $ 25,122    $  20,169
     Adjustments to reconcile net (loss)
       earnings to net cash flows from
       operating activities:
       Depreciation and amortization....      36,941      27,087       23,213
       Non-cash tax sharing agreement
          provision.....................       4,637      15,722        3,668
       Minority interest in (loss)
          earnings of Coleman...........      (7,262)      6,696        5,734
       Minority interest in earnings of
          Camping Gaz...................       1,872          --           --
       Interest accretion...............      12,051      11,388       10,657
       Non-cash gain on LYONs
          conversion....................      (2,755)         --           --
       Non-cash restructuring and other
          charges.......................      48,269      12,289       10,950
       Extraordinary loss on early
          extinguishment of debt........       2,090       1,290        1,112
     Change in assets and liabilities:
       Decrease (increase) in
          receivables...................         976     (37,833)     (22,122)
       Increase in inventories..........     (42,402)    (49,396)     (10,852)
       (Decrease) increase in accounts
          payable.......................     (12,308)     13,825       (1,403)
       Other, net.......................      (5,982)    (16,747)       5,659
                                           ---------    --------    ---------
                                              36,127     (15,679)      26,616
                                           ---------    --------    ---------
Net cash (used) provided by operating
  activities............................      (5,336)      9,443       46,785
                                           ---------    --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................     (41,334)    (29,053)     (34,915)
  Purchases of businesses, net of cash
     acquired...........................    (161,875)    (33,385)     (99,587)
  Increase in note
     receivable--affiliate..............      (4,054)     (6,742)     (27,052)
  Proceeds from sale of fixed assets....       2,924         928        4,471
                                           ---------    --------    ---------

Net cash used by investing activities...    (204,339)    (68,252)    (157,083)
                                           ---------    --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in short-term borrowings...     (11,043)      3,106        6,867
  Net (payments of) proceeds from
     revolving credit agreement
     borrowings.........................      (2,779)    (61,289)     129,274
  Proceeds from issuance of long-term
     debt...............................     235,000     200,000           --
  Repayment of long-term debt...........      (6,778)    (74,782)     (10,796)
  Debt issuance and refinancing costs...      (3,902)     (3,569)      (1,955)
  Purchases of Company common stock.....      (2,329)     (4,086)      (9,571)
  Proceeds from stock options exercised
     including tax benefits.............       2,192       4,520          584
  Contributions from parent.............         191         386          208
                                           ---------    --------    ---------
Net cash provided by financing
  activities............................     210,552      64,286      114,611
                                           ---------    --------    ---------
Effect of exchange rate changes on
  cash..................................       4,357      (1,731)      (1,587)
                                           ---------    --------    ---------
Net increase in cash and cash
  equivalents...........................       5,234       3,746        2,726
Cash and cash equivalents at beginning
  of the year...........................      12,065       8,319        5,593
                                           ---------    --------    ---------
Cash and cash equivalents at end of the
  year..................................   $  17,299    $ 12,065    $   8,319
                                           ---------    --------    ---------
                                           ---------    --------    ---------

                 See Notes to Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES

  Background:

     Coleman Worldwide Corporation ('Coleman Worldwide') was formed in March 1993 in connection with the offering of Liquid Yield OptionTM Notes due 2013 (the 'LYONs'TM). Coleman Worldwide also holds 44,067,520 shares of the common stock of The Coleman Company, Inc. ('Coleman' or the 'Company') which represents approximately 83% of the outstanding Coleman common stock as of December 31, 1996. Coleman was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of New Coleman Holdings Inc. ('Holdings') an indirect wholly-owned subsidiary of Mafco Holdings Inc. ('Mafco'). Holdings (then named The Coleman Company, Inc.) was acquired in 1989 by MacAndrews & Forbes Holdings Inc. ('MacAndrews Holdings', and, together with Mafco, 'MacAndrews & Forbes'), a corporation wholly owned through Mafco by Ronald O. Perelman. Coleman is a subsidiary of Coleman Worldwide Corporation ('Coleman Worldwide'), which is an indirect wholly-owned subsidiary of Holdings. In March 1992, the Company completed an initial public offering of its common stock.

  Principles of Consolidation:

     The consolidated financial statements include the accounts of Coleman Worldwide and its subsidiaries after elimination of all material intercompany accounts and transactions.

  Cash Equivalents:

     Cash equivalents (primarily investments in money market funds and commercial paper which are purchased with original maturities of three months or less) are carried at cost, which approximates fair value.

  Inventories:

     Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out ('FIFO') method.

  Property, Plant and Equipment:

     Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of such assets as follows: land improvements, 5 to 25 years; buildings and building improvements, 7 to 45 years; and machinery and equipment, 3 to 15 years. Leasehold improvements are amortized over their estimated useful lives or the terms of the leases, whichever is shorter. Repairs and maintenance are charged to operations as incurred, and significant expenditures for additions and improvements are capitalized.


  Intangible Assets:

     Intangible assets represent goodwill which is being amortized on a straight-line basis over periods not in excess of 40 years. Accumulated amortization aggregated $39,520 and $29,664 at December 31, 1996 and 1995, respectively. The carrying amount of goodwill is reviewed if facts and circumstances suggest it may be impaired. If this review indicates goodwill will not be recoverable over the remaining amortization period, as determined based on the estimated undiscounted cash flows of the entity acquired, the carrying amount of the goodwill is reduced to estimated fair value based on market value or discounted cash flows, as appropriate.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Deferred Charges:

     Expenses associated with borrowings, such as for underwriting, legal fees and printing costs, are amortized over the term of the related debt.

  Revenue Recognition:

     The Company recognizes net revenues upon shipment of merchandise. Net revenues comprise gross revenues less customer returns and allowances.

  Advertising and Promotion Expense:

     Production costs of future media advertising are deferred until the advertising occurs. All other advertising and promotion costs are expensed when incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $58,823, $37,544 and $30,831, respectively.

  Research and Development:

     Research and development expenditures are expensed as incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $11,082, $6,548, and $5,230, respectively.

  Self Insurance:

     Coleman Worldwide participates in insurance programs maintained by Holdings. Coleman Worldwide estimates its liability for the self-insured portions of the risks covered by such programs and accrues appropriate reserves. (See Note 11.)


  Foreign Currency Translation:

     The Company's international operations, other than its Brazilian and Mexican operations, are conducted in economic environments which the Company does not consider to be highly inflationary. Assets and liabilities of international operations generally are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date, and income and expense items generally are translated at the average exchange rates prevailing during the period presented. Gains and losses resulting from the translation of these financial statements are recorded as a component of stockholder's equity. Gains and losses resulting from foreign currency transactions and translation of the financial statements of the Company's Brazilian and Mexican operations are included in the results of operations and have not been significant for the years ended December 31, 1996, 1995 and 1994.

  Financial Instruments with Off-Balance-Sheet Risk:

     The Company periodically enters into a variety of foreign currency exchange agreements in the management of foreign currency exposure related primarily to firm commitments, intercompany foreign sales transactions expected to occur within the next twelve months and intercompany accounts receivables and payables.

     At December 31, 1996, the Company did not have any outstanding foreign currency exchange agreements related to firm commitments. At December 31, 1995, the Company had a forward exchange contract to buy $15,000 of Italian lira maturing on May 31, 1996 and had an unrecognized gain of $93. The gains and losses from this contract are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions. In the event it is no longer probable the transactions will be consummated, the gains and losses are recognized immediately in income under the fair value method. At December 31, 1995, the Company had outstanding option contracts for the purchase or sale of Italian lira totaling $10,500, which contracts expired during 1996.

     During the fourth quarter of 1995, the Company elected to adopt the provisions of the Emerging Issues Task Force Issue No. 95-2, 'Determination of What Constitutes a Firm Commitment for Foreign Currency

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Transactions Not Involving a Third Party' ('EITF 95-2') which narrowed the scope of intercompany foreign currency commitments eligible to be hedged for financial reporting purposes. Under EITF 95-2, the Company reflects the carrying value of its forward currency contract positions relating to intercompany foreign sales transactions on a mark-to-market basis and accounts for the resulting unrecognized gains or losses in income as a component of cost of sales. As a result of this change, the Company increased net income by $3,796 in the fourth quarter of 1995. Prior to the adoption of EITF 95-2, the gains and losses associated with these contracts were accounted for under the deferral method. At December 31,1996, the Company had forward exchange contracts to sell $8,500 in Canadian dollars maturing on February 28, 1997, for which the Company has recognized a net gain of $40 as a component of cost of sales. At December 31,1995, the Company had forward exchange contracts to sell $22,969 in foreign currencies, which contracts matured at various dates in 1996 and for which the Company has recognized a net gain of $7,599 as a component of cost of sales.

     The Company also enters into option contracts to hedge intercompany foreign sales transactions. Gains and losses on these contracts are deferred and recognized as an adjustment to cost of sales upon the sale of the related inventory. At December 31, 1996 and 1995, the Company had outstanding option contracts for the sale of Japanese yen at fixed exchange rates totaling $20,038 and $24,926 for specified periods of time which expire during 1997 and 1996, respectively. Net unrealized gains deferred at December 31, 1996 and 1995 were $653 and $125, respectively.

     With respect to intercompany accounts receivable and payables, at December 31, 1996, the Company had forward exchange contracts to sell $26,623 and to buy $3,898 in foreign currencies, which contracts matured at various dates in 1997, and had deferred a net gain of $185. At December 31, 1995, the Company had forward exchange contracts to sell $31,152 and to buy $1,712 in foreign currencies, which contracts matured at various dates in 1996 and had deferred a net gain of $56. The gains and losses from these contracts are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions.

     The Company periodically enters into interest rate swap and cap agreements as a hedge against interest rate exposure of variable rate debt. At December 31, 1996, $25,000 of the Company's outstanding long-term debt was subject to an interest rate swap agreement and $25,000 of the Company's outstanding long-term debt was subject to an interest rate cap. Under the interest rate swap agreement, the Company pays the counterparty interest at a fixed rate of 6.115%, and the counterparty pays the Company interest at a variable rate equal to the three month LIBOR for a seven year period commencing January 2, 1996. The agreement is with a major financial institution which is expected to fully perform under the terms of the agreement, thereby mitigating the credit risk from the transaction. The differences to be paid or received on interest rate swap agreements designated as hedges are included in interest expense as payments are made or received. The interest rate cap agreement entitles the Company to receive from a major financial institution the amount, if any, by which the Company's interest payments on $25,000 of its variable rate debt exceed 7.35%. The $509 premium paid for this interest rate cap agreement is included in other assets and is amortized to interest expense over the three-year term of the cap, which commenced January 3, 1995. Payments received as a result of the cap are accrued as a reduction of interest expense on the variable rate debt. In the event the interest rate swap or cap agreements are terminated early and the related debt remains outstanding, the amounts paid or received upon the early termination, along with any unamortized premium, will continue to be amortized over the terms of the original interest rate swap and cap agreements.

  Credit Risk:

     Financial instruments which potentially subject Coleman Worldwide to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments. Credit risk on trade receivables is minimized as a result of the large and diversified nature of the Company's worldwide customer base. Although the Company

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

has one significant customer (see Note 14), there have been no credit losses related to this customer. With respect to its derivative contracts, the Company is also subject to credit risk of non performance by counterparties and its maximum potential loss may exceed the amount recognized in the financial statements. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures. Collateral is generally not required for the Company's financial instruments.

  Fair Value of Financial Instruments:

     The following methods and assumptions were used by Coleman Worldwide in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          Long- and short-term debt: The carrying amounts of Coleman Worldwide's borrowings under its foreign bank lines of credit, revolving credit agreement and other variable rate debt approximate their fair value. The fair value of the Company's senior notes issues (see Note 9) are estimated using discounted cash flow analysis based on the Company's estimated current borrowing rate for similar types of borrowing arrangements. The fair value of the publicly traded LYONs debt is based on quoted market prices.

          Foreign currency exchange agreements: The fair values of Coleman Worldwide's foreign currency agreements are estimated based on quoted market prices of comparable agreements, adjusted through interpolation where necessary for maturity differences.

          Interest rate swap and cap agreements: The fair values of interest rate swap and cap agreements are the amounts at which they could be terminated, based on estimates obtained from dealers.


     The carrying amounts and fair values of Coleman Worldwide's financial instruments at December 31, 1996 and 1995 are as follows:

                                                                     DECEMBER 31, 1996             DECEMBER 31, 1995
                                                                 --------------------------    --------------------------
                                                                  CARRYING         FAIR         CARRYING         FAIR
                                                                   AMOUNT          VALUE         AMOUNT          VALUE
                                                                  OF ASSET/      OF ASSET/      OF ASSET/      OF ASSET/
                                                                 (LIABILITY)    (LIABILITY)    (LIABILITY)    (LIABILITY)
                                                                 -----------    -----------    -----------    -----------
Cash and cash equivalents.....................................    $   17,299     $   17,299     $   12,065     $   12,065
Short-term debt...............................................       (33,935)       (33,935)       (19,302)       (19,302)
Long-term debt excluding capital leases.......................      (757,613)      (738,964)      (519,914)      (541,732)
Foreign currency exchange agreements..........................           940          1,629          8,026          8,287
Interest rate swap agreements.................................            --            296             --           (635)
Interest rate cap agreement...................................           170              1            340             18

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Reclassifications:

     Certain amounts in the prior years' financial statements have been reclassified to conform to the current year presentation.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Accounting for Stock-Based Compensation:

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB 25') and related pronouncements. Under the provisions of APB 25, no compensation expense is recognized when stock options are granted with exercise prices equal to or greater than market value on the date of grant.

  Impairment of Long-Lived Assets:


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' ('FAS 121'), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets expected to be disposed of. The Company adopted FAS 121 in the fourth quarter of 1995. The effect of the adoption of FAS 121 is described in Note 3.

2. ACQUISITIONS

     During April 1994, the Company purchased substantially all the assets of Sanborn Manufacturing Company ('Sanborn') in Eden Prairie, Minnesota, a manufacturer of a broad line of portable and stationary air compressors for consumer and commercial markets distributed primarily through warehouse clubs, home centers and mass merchants in North America, and substantially all the assets and business of Metal Yanes, Ltda. ('Yanes') in Sao Paulo, Brazil, a manufacturer of camping products, including propane and butane fueled lanterns, camp stoves, tents, lantern mantles and fuel. The Sanborn and Yanes acquisitions, which were accounted for under the purchase method of accounting, were completed for the following consideration: (a) approximately $41,066 in cash financed through borrowings under the Company Credit Agreement (as defined in Note 9), (b) assumption of liabilities in the amount of $22,193, and (c) a note payable of $2,999. During 1995, in connection with the Sanborn acquisition, the Company entered into a settlement agreement with the predecessor owners which resolved certain disputes between the parties as well as fulfilled certain obligations owed and anticipated to be owed by the Company to the predecessor owners. These anticipated obligations related to a requirement to make additional payments of up to $4,000 based upon the achievement of certain annual sales levels during the five year period ending December 31, 1998 by Coleman Powermate Compressors, Inc. ('Compressors'), the Company's subsidiary that acquired the Sanborn assets (the 'Sales Agreement'). As a result of the settlement, goodwill was increased by $3,282. For 1994, approximately $671 was earned under the terms of the Sales Agreement based on the 1994 sales levels of Compressors, and this amount was recorded as additional goodwill in 1994. The results of operations of these businesses have been included in the consolidated financial statements from the dates of acquisitions.

     On November 2, 1994, the Company purchased substantially all the assets of Eastpak, Inc. and all of the capital stock of M.G. Industries, Inc. (collectively, 'Eastpak'), a leading designer, manufacturer and distributor of branded daypacks, sports bags and related products. The Eastpak acquisition, which was accounted for under the purchase method, was completed for approximately $57,850 in cash financed through borrowings under the Company Credit Agreement, and assumption of certain liabilities in the amount of $4,130. The Company also entered into an agreement with the predecessor owner of Eastpak to make additional payments based upon the achievement of certain annual sales levels of Eastpak products and other products substantially similar to the Eastpak products during the years ended December 31, 1995, 1996, and 1997. For 1995 and 1996, a total of approximately $11,000 was recorded under the terms of this agreement. An additional amount of up to $12,000 may be earned during the year ended December 31, 1997. These amounts are recorded as additional goodwill.

The results of operations of Eastpak have been included in the consolidated financial statements from the date of acquisition.

     In connection with the final purchase price allocations of the Sanborn and Eastpak acquisitions, the Company recorded goodwill of approximately $53,000. The Company is amortizing these amounts over 40 years. The goodwill

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

of approximately $7,700 associated with the Yanes acquisition was included in the 1995 asset impairment charge of $12,289 related to the Company's operations in Brazil, which is further discussed in Note 3.

     During 1995, the Company purchased all of the outstanding shares of capital stock of Sierra Corporation of Fort Smith, Inc. ('Sierra'), a manufacturer of portable outdoor and recreational folding furniture and accessories, and substantially all of the assets of Active Technologies, Inc. ('ATI'), a manufacturer of technologically advanced lightweight generators and battery charging equipment. The aggregate purchase price for these acquisitions was $19,516 including fees and expenses. These acquisitions were accounted for using the purchase method of accounting. The purchase price and expenses associated with these acquisitions exceeded the fair value of net assets acquired by $11,186 and the excess has been assigned to goodwill and is being amortized over 20 to 30 years on the straight-line basis. In connection with the ATI purchase, the Company may also be required to record an additional amount of up to $18,750 based on the Company's sales of ATI related products and royalties received by the Company for licensing arrangements related to ATI patents. For 1995 and 1996, the amounts earned under the terms of this agreement were immaterial. Amounts earned under the terms of the agreement are recorded as additional goodwill. The results of operations of these companies on a pro forma basis as if their acquisitions had occurred at the beginning of 1995 and 1994, respectively, individually and in the aggregate were not significant to Coleman Worldwide.

     On January 2, 1996, the Company purchased substantially all the assets and assumed certain liabilities of Seatt Corporation ('Seatt'), a leading designer, manufacturer and distributor of safety and security related electronic products for residential and commercial applications. The Seatt acquisition, which was accounted for under the purchase method, was completed for approximately $65,300 including fees and expenses. The results of operations of Seatt have been included in the consolidated financial statements from the date of acquisition. In connection with the purchase price allocation of the Seatt acquisition, the Company recorded goodwill of approximately $38,800. The Company is amortizing this amount over 40 years on the straight-line method.


     On February 28, 1996, the Company and Butagaz S.N.C. ('Butagaz'), a subsidiary of Societe de Petroles Shell S.A., jointly announced they had entered into an agreement (the 'Share Purchase Agreement') in connection with the sale to Coleman of approximately 70% of the outstanding shares of Application des Gaz, S.A. ('ADG' or 'Camping Gaz'). Camping Gaz is a leading manufacturer and distributor of camping appliances in Europe. On June 24, 1996, Coleman commenced a public tender offer for the purchase of all the publicly traded outstanding shares of ADG, or approximately 30% of the outstanding shares. The tender offer period expired in July 1996 with approximately 94% of the outstanding publicly traded shares of ADG tendered for purchase. The Company completed the necessary steps to acquire the remaining publicly held stock during the third quarter of 1996. The cost of acquiring all the shares of ADG was approximately $100,000 including fees and expenses.

     The acquisition of Camping Gaz is being accounted for under the purchase method. In connection with the allocation of purchase price to the fair values of assets acquired and liabilities assumed, the Company recorded goodwill of approximately $84,200, which is being amortized over 40 years on the straight-line method. The Company also recognized liabilities in the amount of $21,898 representing severance and other termination benefits for production and administrative employees of Camping Gaz who will be terminated. The Company paid termination costs of approximately $4,385 during 1996 and anticipates all remaining termination costs will be paid during 1997.

     The Company has included the results of operations of Camping Gaz in the consolidated financial statements from March 1, 1996, the date on which the Company obtained control of Camping Gaz, and has recognized minority interest related to the publicly traded shares for the period March 1, 1996 through June 30, 1996.

     The following summarized, unaudited pro forma results of operations of Coleman Worldwide for the years ended December 31, 1996 and 1995 assume the acquisition of Seatt and the acquisition of all the outstanding shares of Camping Gaz occurred as of the beginning of the respective periods. The pro forma results include certain adjustments, primarily reflecting increased amortization and interest expense and a lower income tax

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

provision, and are not necessarily indicative of what the results of operations would have been had the Seatt and Camping Gaz acquisitions occurred at the beginning of the respective periods. Moreover, the pro forma information is not intended to be indicative of future results of operations.


                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                     ------------------------
                                                        1996          1995
                                                     ----------    ----------
Net revenues......................................   $1,246,370    $1,193,295
(Loss) earnings before extraordinary item.........      (40,353)       25,151
Net (loss) earnings...............................      (41,597)       24,364

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES

     During 1996, the Company recorded restructuring charges of $66,202, certain other charges of $7,998 and related net tax benefits of $21,684.

     The pre-tax restructuring charges of $66,202 consist of (i) $29,067 to integrate the Camping Gaz and Coleman operations into a global recreation products business, (ii) $19,000 to exit the low end electric pressure washer business, and (iii) $14,135 to exit a portion of the Company's battery powered light business and $4,000 to settle certain litigation with respect to this business.

     The charges to integrate the Camping Gaz and Coleman operations reflect primarily the cost to dispose of duplicate manufacturing, distribution and administrative facilities and the related severance costs. These actions are expected to be completed in 1998. The low end pressure washer and battery powered light businesses will be exited by discontinuing the manufacturing and distribution of these products. These actions are expected to be substantially completed in 1997.

     The pre-tax restructuring charges of $66,202 include $64,403 related to exiting products and facilities and $1,799 of termination costs for 174 administrative employees, of which $40,832 is reflected in cost of sales and $25,370 in SG&A expenses. These pre-tax charges are comprised of (i) $37,200 related primarily to writing down inventory, fixed assets, accounts receivable and certain other receivable and prepaid amounts to estimated net realizable value, and (ii) $27,203 of other exit costs, including carrying costs of idle facilities, relocation costs, and costs to exit the pressure washer business, of which $14,964 was paid as of December 31, 1996. Of the $1,799 of termination costs, $1,408 was paid to 145 employees who had been terminated as of December 31, 1996.

     Other pre-tax charges of $7,998 relate primarily to certain asset write-offs. These other charges, of which $3,173 was reflected in cost of sales and $4,825 in SG&A expenses, were incurred in the Company's normal course of business, although the amounts involved are higher than similar charges the Company has recorded in prior periods.

     The provision for income taxes includes $21,684 of tax benefits resulting from these restructuring and other charges, net of an increase in the valuation reserve related to certain foreign deferred tax assets and other foreign tax charges totaling $5,595.


     During 1995, in connection with the adoption of FAS 121, the Company recognized an asset impairment charge of $12,289 related to its Brazilian operations. The Brazilian operations had not performed to the Company's expectations since acquisition of this business in April of 1994, and in the fourth quarter of 1995, the Company initiated actions to reduce the operating losses in Brazil. These actions included replacing management, increasing prices, downsizing the manufacturing operations and reducing SG&A and other expenses. Because of these actions, the Company performed an impairment review pursuant to the guidelines set forth in FAS 121 and concluded recognition of an asset impairment charge was appropriate. The basis of the fair values used in the computation of the charge were appraisals for property and equipment and estimated discounted cash flows for goodwill. The charge has been included in the statement of operations under the caption 'Asset Impairment Charge'.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES--(CONTINUED)

     During September 1994, the Company restructured its German manufacturing operations. The German Restructuring included the sale of the low margin plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic, including inventory, to a management group. The German Restructuring resulted in a one-time charge of approximately $17,956 before tax and included severance costs of $1,541, commitments to third parties of approximately $5,465 and write-downs of leasehold improvements and other assets to estimated realizable values aggregating $10,950. As a result of the restructuring, the German work force was reduced by about 150 employees from a pre-restructuring level of approximately 250 employees. The restructuring was substantially completed in 1994. In connection with the restructuring, the Company recognized tax benefits of approximately $10,900 relating to the write-off of the Company's investment in its German operations. The Company also announced a plan to change from manufacturing to sourcing for certain textile product lines and to exit the market for personal flotation devices. This plan resulted in a $500 pre-tax charge.

4. INVENTORIES

     Inventories consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------

Raw material and supplies.........................   $ 82,399    $ 57,653
Work-in-process...................................     12,878       5,389
Finished goods....................................    192,225     153,194
                                                     --------    --------
                                                     $287,502    $216,236
                                                     --------    --------
                                                     --------    --------

     Generally, inventory costs are determined by the FIFO method; however, approximately 13% and 10% of total inventories at December 31, 1996 and 1995, respectively, are determined using the last-in, first-out ('LIFO') method. If such inventories were stated using the FIFO method, such amounts would approximate the LIFO carrying values.

5. PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Land and land improvements........................   $  8,772    $  6,318
Buildings and building improvements...............     78,760      67,989
Machinery and equipment...........................    194,714     142,941
Construction-in-progress..........................     15,519      13,105
                                                     --------    --------
                                                      297,765     230,353
Accumulated depreciation..........................    (98,583)    (67,662)
                                                     --------    --------
                                                     $199,182    $162,691
                                                     --------    --------
                                                     --------    --------

     Depreciation expense was $25,770, $19,142, and $16,793 for the years ended December 31, 1996, 1995 and 1994, respectively.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

6. ACCRUED EXPENSES

     Accrued expenses consisted of the following:


                                                        DECEMBER 31,
                                                     -------------------
                                                       1996       1995
                                                     --------    -------
Compensation and related benefits.................   $ 29,331    $14,201
Other.............................................     83,613     43,961
                                                     --------    -------
                                                     $112,944    $58,162
                                                     --------    -------
                                                     --------    -------

7. OTHER LIABILITIES

     Other liabilities consisted of the following:

                                                        DECEMBER 31,
                                                     ------------------
                                                      1996       1995
                                                     -------    -------
Pensions and other postretirement benefits........   $52,229    $40,240
Other.............................................    23,944      7,832
                                                     -------    -------
                                                     $76,173    $48,072
                                                     -------    -------
                                                     -------    -------

8. SHORT-TERM BORROWINGS

     The Company maintained foreign bank lines of credit aggregating $119,101, and $64,375, of which $33,935 and $19,302 were outstanding at December 31, 1996 and 1995, respectively. The weighted average interest rate on amounts borrowed was approximately 2.4% and 7.1% at December 31, 1996 and 1995, respectively.

     Outstanding letters of credit aggregated approximately $32,897 and $40,036 at December 31, 1996 and 1995, respectively.

9. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995

                                                     --------    --------
7.26% Senior Notes due 2007 (a)...................   $200,000    $200,000
7.10% Senior Notes due 2006 (b)...................     85,000          --
7.25% Senior Notes due 2008 (c)...................     75,000          --
Revolving credit facility (d).....................    146,350     150,150
Term loan (d).....................................     73,478          --
Liquid Yield OptionTM Notes due 2013 (e)..........    174,594     165,434
Other.............................................      3,785       5,107
                                                     --------    --------
                                                      758,207     520,691
Less current portion..............................        747       1,051
                                                     --------    --------
                                                     $757,460    $519,640
                                                     --------    --------
                                                     --------    --------

------------------
(a) On August 8, 1995, the Company completed a private placement issuance and sale of $200,000 aggregate principal amount of 7.26% Senior Notes due 2007 (the '2007 Notes'). Interest on the 2007 Notes is payable semiannually, and the principal is payable in annual installments of $40,000 each commencing August 8, 2003, with a final installment payment of $40,000 due on August 8, 2007. If there is a default, the interest rate will be the greater of
     (i) 9.26% or (ii) 2.0% above the prime interest rate.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

     The 2007 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2007 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(b) On June 13, 1996, the Company completed a private placement issuance and sale of $85,000 aggregate principal amount of 7.10% Senior Notes due 2006 (the '2006 Notes'). Interest on the 2006 Notes is payable semiannually, and the principal is payable in annual installments of $12,143 each commencing June 13, 2000, with a final installment payment of $12,143 due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10% or (ii) 2.0% above the prime interest rate.


     The 2006 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2006 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(c) On June 13, 1996, the Company completed a private placement issuance and sale of $75,000 aggregate principal amount of 7.25% Senior Notes due 2008 (the '2008 Notes'). Interest on the 2008 Notes is payable semiannually, and the principal is payable in annual installments of $15,000 each commencing June 13, 2004, with a final installment payment of $15,000 due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25% or (ii) 2.0% above the prime interest rate.

     The 2008 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2008 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(d) In April 1996, the Company amended its credit agreement to: a) provide a term loan of French Franc 385,125 ($73,478 at current exchange rates), b) provide an unsecured revolving credit facility in an amount of $275,000, c) allow for the Camping Gaz acquisition and d) extend the maturity of the credit agreement (as amended, the 'Company Credit Agreement'). In connection with the Company recording the restructuring and other charges as discussed in Note 3 and lower than expected operating results, the Company further amended the Company Credit Agreement in October 1996 and again in March 1997.

     The Company Credit Agreement is available to the Company until April 30, 2001. The outstanding loans under the Company Credit Agreement bear interest at either of the following rates, as selected by the Company from time to time: (i) the higher of the agent's base lending rate or the federal funds rate plus .50% or (ii) the London Inter-Bank Offered Rate ('LIBOR') plus a margin ranging from .25% to 2.125% based on the Company's financial performance. If there is a default, the interest rate otherwise in effect will be increased by 2% per annum. The Company Credit Agreement also bears an overall facility fee ranging from .15% to .375% based on the Company's financial performance.

     The Company Credit Agreement contains various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios, levels of consolidated net worth and profits, and certain other provisions limiting the incurrence of additional debt, purchase or redemption of the Company's common stock, issuance of preferred stock of the Company, and also prohibits the Company from paying any dividends until on or after January 1, 1999 and limits the amount of dividends the Company may pay thereafter. The Company Credit Agreement also provides for a specific requirement relating to the

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

     Company's financial leverage at December 31, 1997 which, if not achieved, will result in the Company Credit Agreement becoming secured by the Company's assets. In addition, substantially all of the shares of the Company's common stock owned by Coleman Worldwide are pledged to secure indebtedness of Coleman Worldwide and of its parent, Coleman Holdings Inc. The indentures governing this indebtedness contain various covenants including a covenant placing certain limitations on the Company's indebtedness.

(e) On May 27, 1993, Coleman Worldwide issued and sold $500,000 principal amount at maturity of LYONs in an underwritten public offering. On June 7, 1993, an additional $75,000 principal amount at maturity of LYONs was sold upon exercise of the underwriter's overallotment option.

     The LYONs mature on May 27, 2013 and are secured by 16,394,810 shares of common stock of Coleman. There are no periodic payments of interest on the LYONs. The aggregate principal amount of the LYONs represents a yield to maturity of 7.25% per annum (computed on a semiannual bond equivalent basis) calculated from May 27, 1993.

     Each LYON has a principal amount at maturity of $1 and is exchangeable, at the option of the holder, at any time on or prior to maturity (unless previously redeemed or otherwise purchased) for shares of common stock of Coleman securing the LYONs at an exchange rate of 15.706 shares of common stock of Coleman per LYON, subject to Coleman Worldwide's right to pay cash equal to the then market value (as defined) of such shares in lieu, in whole or in part, of delivering such shares. The exchange rate will not be adjusted for original issue discount ('OID') but will be subject to adjustment upon the occurrence of certain events affecting the common stock of Coleman.

     The LYONs are redeemable by Coleman Worldwide on or after May 27, 1998, at the option of Coleman Worldwide, in whole or in part, at redemption prices equal to the issue price plus accrued OID through but excluding the date of redemption, payable solely in cash. Coleman Worldwide will purchase any LYON, at the option of the holder, on May 27, 1998, May 27, 2003 and May 27, 2008 (each, a 'Purchase Date') for a purchase price per LYON equal to the issue price plus accrued OID through but excluding each such Purchase Date, representing a yield per annum to the holder on each such date of 7.25% computed on a semiannual bond equivalent basis. Coleman Worldwide may, at its option, elect to pay the purchase price on any Purchase Date either in cash or shares of common stock of Coleman or any combination thereof.

     The Indenture governing the LYONs provides the holders of LYONs with the option to require Coleman Worldwide to purchase the LYONs after the occurrence of certain events ('Additional Purchase Right Events'). Additional Purchase Right Events occur, among other things, upon the Company's Consolidated Debt Ratio (as defined) exceeding 0.75 to 1.0 or the Consolidated Net Worth (as defined) of Coleman Worldwide as of the end of any fiscal quarter being less than a specified amount which is $60,000 at March 31, 1997 and increases to $70,000 at June 30, 1997.

     The aggregate scheduled amounts of long-term debt maturities in the years 1997 through 2001 are $747, $500, $2,357, $12,207, and $232,005, respectively.

10. INCOME TAXES

     Coleman Worldwide is included in the consolidated federal income tax return of Mafco Holdings Inc. ('Mafco') and certain state tax returns of Mafco or its affiliates. Coleman Worldwide and Mafco are parties to a tax sharing agreement (the 'Tax Sharing Agreement'), pursuant to which Coleman Worldwide is required to pay to Mafco amounts equal to the taxes that Coleman Worldwide would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries. Pursuant to the LYONs indenture agreement, at any time that the LYONs are outstanding, the amounts that Coleman Worldwide would be required to pay to Mafco under the Tax Sharing Agreement, together with any

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

10. INCOME TAXES--(CONTINUED)

remaining funds paid to Coleman Worldwide by the Company under the tax sharing agreement between Coleman Worldwide and the Company, may not be paid as tax sharing payments, but Coleman Worldwide may advance such funds to Mafco as long as the aggregate amount of such advances at any time does not exceed the issue price plus accrued OID of the LYONs. Such advances are evidenced by noninterest bearing unsecured demand promissory notes from Mafco in the amount of $54,739 at December 31, 1996. As a result of the restriction on the payment of the tax sharing amounts, income taxes provided pursuant to the Tax Sharing Agreement are reflected as a non-cash charge. For all periods presented, federal and state income taxes are provided as if Coleman Worldwide filed its own income tax returns. The accompanying consolidated balance sheet includes approximately $18,528 and $37,846 of federal and state income taxes payable to Mafco pursuant to the Tax Sharing Agreement at December 31, 1996 and 1995, respectively.

     For financial reporting purposes, (loss) earnings before income taxes,

minority interest and extraordinary item include the following components:

                                               YEAR ENDED DECEMBER 31,
                                           --------------------------------
                                             1996        1995        1994
                                           --------    --------    --------
Earnings (loss) earnings before income
  taxes, minority interest and
  extraordinary item:
  Domestic..............................   $(39,593)   $ 66,900    $ 59,392
  Foreign...............................    (20,769)    (14,434)    (22,375)
                                           --------    --------    --------
                                           $(60,362)   $ 52,466    $ 37,017
                                           --------    --------    --------
                                           --------    --------    --------

     Significant components of the provision for income tax (benefit) expense were as follow:

                                              YEAR ENDED DECEMBER 31,
                                           ------------------------------
                                             1996       1995       1994
                                           --------    -------    -------
Current:
  Federal...............................   $ (3,932)   $14,520    $ 3,147
  State.................................       (937)     3,102        899
  Foreign...............................      3,454      3,853      2,248
                                           --------    -------    -------
       Total current....................     (1,415)    21,475      6,294
                                           --------    -------    -------
Deferred:
  Federal...............................    (10,686)    (3,104)     6,069
  State.................................     (2,178)      (725)     1,114
  Foreign...............................       (474)     2,215     (3,040)
                                           --------    -------    -------
       Total deferred...................    (13,338)    (1,614)     4,143
                                           --------    -------    -------
                                           $(14,753)   $19,861    $10,437
                                           --------    -------    -------
                                           --------    -------    -------

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

10. INCOME TAXES--(CONTINUED)

     The effective tax rate on (loss) earnings before income taxes, minority interest and extraordinary item varies from the current statutory federal income tax rate as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                               ------------------------------------
                                                    1996                       1995                       1994
                                           -----------------------    -----------------------    -----------------------
(Benefit) provision at statutory rate...            (35.0)%                     35.0%                      35.0%
State taxes, net........................             (4.5)                       2.2                        3.5
Recognition of permanent basis
  differences related to loss on
  restructuring of foreign investment...               --                         --                      (13.4)
Nondeductible amortization..............              4.3                        3.8                        4.4
Foreign operations......................              3.6                       (0.2)                      (3.4)
Valuation allowance.....................              5.8                         --                         --
Puerto Rico operations..................              0.3                       (3.1)                        --
Other, net..............................              1.1                        0.2                        2.1
                                                   ------                      -----                     ------
Effective tax rate (benefit)
  provision.............................            (24.4)%                     37.9%                      28.2%
                                                   ------                      -----                     ------
                                                   ------                      -----                     ------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Coleman Worldwide's deferred tax liabilities and assets are as follows:

                                                        DECEMBER 31,
                                                     ------------------
                                                      1996       1995
                                                     -------    -------
Deferred tax assets:
  Postretirement benefits other than pensions.....   $12,370    $11,986
  Reserves for self-insurance and warranty
     costs........................................     6,678      4,777
  Pension liabilities.............................     8,828      4,942
  Inventory.......................................     8,245      5,579
  Net operating loss carryforwards................    14,875      3,103
  Impaired assets.................................        --     10,068

  Other, net......................................    24,026      5,555
                                                     -------    -------
       Total deferred tax assets..................    75,022     46,010
Valuation allowance...............................    (7,501)        --
                                                     -------    -------
       Net deferred tax assets....................    67,521     46,010
                                                     -------    -------
Deferred tax liabilities:
  Depreciation....................................    18,248     17,611
  Other, net......................................     7,675      5,125
                                                     -------    -------
       Total deferred tax liabilities.............    25,923     22,736
                                                     -------    -------
          Net deferred tax assets.................   $41,598    $23,274
                                                     -------    -------
                                                     -------    -------

     During 1996, Coleman Worldwide increased the valuation allowance related to certain foreign deferred tax assets due to uncertainties over realization. At December 31, 1996, Coleman Worldwide had net operating loss carryforwards ('NOL's') of approximately $42,677 for certain foreign income tax purposes. These NOL's expire beginning in 1999.

     Coleman Worldwide has not provided for taxes on undistributed foreign earnings of approximately $16,904 at December 31, 1996 as Coleman Worldwide intends to permanently reinvest these earnings in the future growth of the business. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

11. RELATED PARTY TRANSACTIONS

     In 1996, the Company entered into an agreement with an affiliate in which the Company realized approximately $1,800 of net tax benefits associated with certain foreign tax net operating loss carry forwards that had not previously been recognized.

     The Company provided management services to certain affiliates pursuant to a management agreement through June 30, 1995. The consolidated financial statements reflect the management fees as a reduction in selling, general and administration expenses. For the years ended December 31, 1995 and 1994, management fees earned by the Company were $2,400 and $4,800, respectively.

     MacAndrews & Forbes provides Coleman Worldwide, at Coleman Worldwide's request, with certain allocated services, pursuant to a services agreement. These allocated services are purchased by MacAndrews & Forbes from third party providers on behalf of Coleman Worldwide. Such services include professional services, such as legal and accounting, insurance coverage and other services. Coleman Worldwide reimburses MacAndrews & Forbes for that portion of amounts due to third party providers as is allocable to the services purchased for and provided to Coleman Worldwide and reimburses MacAndrews & Forbes for their other out-of-pocket expenses incurred in connection with providing such services. Coleman Worldwide participates in certain of Holdings' insurance programs, including health and life insurance, workers' compensation, and liability insurance. Coleman Worldwide's expense represents its expected costs for self-insured retentions and premiums for excess coverage insurance. The expense was $13,923, $9,874, and $10,586 for the years ended December 31, 1996, 1995 and
1994, respectively.

     The Company purchases and sells products from and to certain affiliates. These amounts are not, in the aggregate, material.

12. EMPLOYEE BENEFIT PLANS

  Pension Plans:

     Holdings maintains pension and other retirement plans in various forms covering employees of the Company who meet eligibility requirements. The U.S. salaried retirement plan is a non-contributory defined benefit plan and provides benefits based on a formula of each participant's final average pay and years of service. The U.S. hourly pension plan is a non-contributory defined benefit plan and contains a flat benefit formula. The salaried and hourly plans provide reduced benefits for early retirement and the salaried plan takes into account offsets for Social Security benefits. The Company's policy is to contribute annually the minimum amount required pursuant to the Employee Retirement Income Security Act, as amended.

     Holdings also has an unfunded excess benefit plan covering certain of the Company's U.S. employees whose benefits under the plans described above are limited by provisions of the Internal Revenue Code. The

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)


12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

following table reconciles the funded status of the pension plans with the amount recognized in Coleman Worldwide's consolidated balance sheets as of the dates indicated:


                                               DECEMBER 31,
                                           --------------------
                                             1996        1995
                                           --------    --------
Actuarial present value of benefit
  obligation:
  Accumulated benefit obligation,
     including vested benefits of
     $18,686 and $15,282................   $(21,933)   $(17,588)
                                           --------    --------
                                           --------    --------
Projected benefit obligation for service
  rendered to date......................   $(37,092)   $(32,284)
Plan assets at fair value...............     16,197       9,696
                                           --------    --------
Projected benefit obligation in excess
  of plan assets........................    (20,895)    (22,588)
Unrecognized prior service cost.........         50          57
Unrecognized net loss...................      7,999       8,869
                                           --------    --------
Accrued pension cost....................    (12,846)    (13,662)
Amount reflected as an intangible
  asset.................................       (288)         --
Amount reflected as minimum pension
  liability adjustment..................       (470)         --
                                           --------    --------
Amount reflected as pension liability...   $(13,604)   $(13,662)
                                           --------    --------
                                           --------    --------

     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The rate of increase in future compensation levels reflected in such determination was 5% as of December 31, 1996 and 1995. The expected long-term rate of return on assets was 9% as of December 31, 1996, 1995 and 1994. Plan assets consist primarily of common stock, mutual funds and fixed income securities stated at fair market value, and cash equivalents stated at cost, which approximates fair market value. Unrecognized items are being recognized over the estimated remaining service lives of active employees.

     Net pension expense includes the following components:

                                            YEAR ENDED DECEMBER 31,
                                           --------------------------
                                            1996      1995      1994
                                           ------    ------    ------
Service cost-benefits attributed to

  service during the year...............   $3,098    $2,125    $2,051
Interest cost on projected benefit
  obligation............................    2,442     2,004     1,554
Actual return on plan assets............   (1,490)   (1,347)      391
Net amortization and deferrals..........      844       834      (750)
                                           ------    ------    ------
Net pension expense.....................   $4,894    $3,616    $3,246
                                           ------    ------    ------
                                           ------    ------    ------

  Savings Plan:

     In January 1990, Holdings initiated an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all of the Company's full-time U.S. employees and allows employees to contribute up to 10% of their salary to the plan. The Company matches, at a 33 1/3% rate, employee contributions of up to 6% of their salary. Amounts charged to expense for matching contributions were $1,314, $1,165, and $927 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Retiree Health Care and Life Insurance:

     The Company, through Holdings, provides certain unfunded health and life insurance benefits for certain retired employees. Approximately 53 percent of the Company's U.S. employees may become eligible for these benefits if they reach retirement age while working for the Company.

                COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The following table reconciles the funded status of the Company's allocable portion of Holdings' postretirement benefit plans with the amount recognized in Coleman Worldwide's consolidated balance sheets as of the dates indicated:

                                               DECEMBER 31,
                                           --------------------
                                             1996        1995
                                           --------    --------
Accumulated postretirement benefit
  obligation:
  Retirees..............................   $ (6,682)   $ (6,660)
  Fully eligible active plan

     participants.......................     (3,015)     (2,991)
  Other active plan participants........    (10,664)    (10,904)
                                           --------    --------
Total accumulated postretirement benefit
  obligation............................    (20,361)    (20,555)
Unrecognized transition benefit.........     (3,973)     (4,239)
Unrecognized prior service cost.........       (492)       (580)
Unrecognized net (gain) loss............       (976)        936
                                           --------    --------
Net postretirement benefit liability....   $(25,802)   $(24,438)
                                           --------    --------
                                           --------    --------

     Net periodic postretirement benefit expense includes the following components:

                                                                               YEAR ENDED DECEMBER 31,
                                                                              --------------------------
                                                                               1996      1995      1994
                                                                              ------    ------    ------
Service cost-benefits attributed to service during the year................   $1,044    $  756    $  901
Interest cost on accumulated postretirement benefit obligation.............    1,454     1,352     1,268
Amortization of transition benefit and other net gains.....................     (354)     (455)     (354)
                                                                              ------    ------    ------
Net periodic postretirement benefit expense................................   $2,144    $1,653    $1,815
                                                                              ------    ------    ------
                                                                              ------    ------    ------

     The discount rate used in determining the accumulated postretirement benefit obligation ('APBO') was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The assumed health care cost trend rate used in measuring the APBO at December 31, 1996 was 8% starting in 1997, then gradually decreasing to 5% by the year 2003 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amount of the obligation and periodic benefit expense reported. An increase in the assumed health care cost trend rates by 1% in each year would increase the APBO as of December 31, 1996 by approximately 18% and the service and interest cost components of net periodic postretirement benefit expense by approximately 23%.

  Stock Option Plan:

     The Company adopted The Coleman Company, Inc. 1992 Stock Option Plan (the '1992 Stock Option Plan') prior to the effective date of the IPO. During 1993, the shareholders approved the 1993 Stock Option Plan (the '1993 Stock Option Plan') and during 1996, the shareholders approved The Coleman Company, Inc. 1996 Stock Option Plan (the '1996 Stock Option Plan'). Under the terms of the 1992 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Stock Option Plan (collectively the 'Stock Option Plans'), incentive stock options ('ISOs'), non-qualified stock options ('NQSOs') and stock appreciation rights ('SARs') may be granted to key employees of the Company and any of its affiliates from time to time. Stock options have been granted under the Stock Option Plans with vesting terms and maximum terms of approximately five years and ten years, respectively. The aggregate number of shares of common stock as to which options and rights may be granted under the Stock Option Plans may not exceed 4,700,000.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The following table summarizes the stock option transactions under the Stock Option Plans:

                                                    1996                      1995                      1994
                                           ----------------------    ----------------------    ----------------------
                                                        WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                         AVERAGE                   AVERAGE                   AVERAGE
                                                        EXERCISE                  EXERCISE                  EXERCISE
                                            OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                                           ---------    ---------    ---------    ---------    ---------    ---------
Outstanding--January 1,.................   2,572,930     $ 15.25     2,310,888     $ 14.03     1,256,540     $ 12.61
  Granted:
     at market price....................     294,000       19.73       637,000       17.89     1,272,450       15.13
     above market price.................     381,000       15.00            --          --            --          --
  Exercised.............................    (154,890)      12.17      (325,748)      12.09       (53,362)      10.12
  Forfeited.............................     (75,410)      14.19       (49,210)      13.14      (164,740)      12.98
                                           ---------                 ---------                 ---------
Outstanding--December 31,...............   3,017,630       15.84     2,572,930       15.25     2,310,888       14.03
                                           ---------                 ---------                 ---------
                                           ---------                 ---------                 ---------
Exercisable--December 31,...............     513,440       13.25       413,526       12.84       488,488       12.15
                                           ---------                 ---------                 ---------
                                           ---------                 ---------                 ---------
Weighted-average fair value of options
  granted during the year:
     at market price....................       $6.62                     $7.13
                                                                     ---------
                                                                     ---------
     above market price.................       $3.21                        --
                                                                     ---------
                                                                     ---------

     The following table summarizes information concerning currently outstanding and exercisable options at December 31, 1996:

                            OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
----------------------------------------------------------------------------    -----------------------------
                                          WEIGHTED-AVERAGE      WEIGHTED-                        WEIGHTED-
        RANGE OF             NUMBER          REMAINING           AVERAGE          NUMBER          AVERAGE
    EXERCISE PRICES        OUTSTANDING    CONTRACTUAL LIFE    EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
------------------------   -----------    ----------------    --------------    -----------    --------------
$ 9.75-$14.32                 770,630       1.59 years            $13.05          393,440          $12.71
$14.33-$15.13                 606,000       7.32                   14.98          120,000           15.06
$15.14-$16.30                 755,000       7.92                   16.06               --              --
$16.31-$23.13                 886,000       8.86                   18.65               --              --
                           -----------                                          -----------
$ 9.75-$23.13               3,017,630       6.46                                  513,440
                           -----------                                          -----------
                           -----------                                          -----------

     As described in Note 1, the Company follows APB 25 in accounting for its stock compensation arrangements. Pro forma financial information regarding net income is required by FASB Statement No. 123, 'Accounting for Stock-Based Compensation' ('FAS 123'), and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value of ISOs and NQSOs granted during 1996 and 1995 were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.11% and 5.91% for 1996 and 1995, respectively, dividend yield of 0.0%, volatility of the expected market price of the Company's common stock of 20.2% and 30.8% for 1996 and 1995, respectively, and a weighted-average expected life of the option of
5.5 years.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     FAS 123 requires the use of option valuation models, one of which is the Black-Scholes model, that were not developed for use valuing ISOs or NQSOs. Further, these option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. In management's opinion, based on the above, the existing models do not necessarily provide a reliable single measure of the fair value of its ISOs or NQSOs.

     The following summarized, unaudited pro forma results of operations assume the estimated fair value of the ISOs and NQSOs granted in 1996 and 1995 is amortized to expense over the ISOs' and NQSOs' vesting period. FAS 123 does not require disclosure of the effect of any grants of stock based compensation prior to 1995 and, therefore, the pro forma effect on net earnings of FAS 123 is not representative of the pro forma effect on net earnings in future years.

                                                      YEAR ENDED DECEMBER
                                                              31,
                                                     ---------------------
                                                       1996         1995
                                                     --------      -------
Pro forma net (loss) earnings.....................   $(42,180)     $24,897

13. COMMITMENTS AND CONTINGENCIES

  Leases:

     The Company leases manufacturing, administrative and sales facilities and various types of equipment under operating lease agreements expiring through 2007. Rental expense was $14,164, $11,526, and $9,520 for the years ended December 31, 1996, 1995 and 1994, respectively. Minimum rental commitments under all noncancellable operating leases with remaining lease terms in excess of one year from December 31, 1996, aggregated $43,573; such commitments for each of the five years subsequent to December 31, 1996 are $12,379, $11,135, $6,189, $4,296, and $2,619, respectively, and $6,955 thereafter.

     The Company leases its Hastings, Nebraska facility and the corporate office building in Denver, Colorado under agreements which give the Company the right, subject to certain qualifications, to renew, terminate, or purchase the properties. Upon termination, the Company has guaranteed the lessor certain residual values.

  Environmental Matters:

     The Company is subject to various environmental regulations and has adopted an environmental policy designed to ensure the Company operates in full compliance with applicable environmental regulations and, where appropriate, the Company's own internal standards. Coleman has also undertaken an environmental compliance audit program. The Company makes expenditures it believes are necessary to comply with environmental management practices. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate, were not significant in 1996, and are not expected to be significant in the foreseeable future. Coleman has established reserves for various environmental matters to cover the estimated costs of the investigations, remedial activities and litigation.

  Non-Recourse Guaranty:

     On July 22, 1993, Coleman Worldwide's then parent, Coleman Holdings Inc., ('Coleman Holdings') issued and sold $281,281 principal amount at maturity of Senior Secured Discount Notes due 1998 (the 'Old Notes') in a private placement offering. Subsequent to the private placement offering, a registration statement on Form S-1 was filed to exchange the Old Notes for Series B Senior Secured Discount Notes (the 'Notes'). The net proceeds of approximately $162,299 were distributed to Coleman Holdings' parent.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     The Notes will mature on May 27, 1998 and are secured by all the shares of Coleman Worldwide. In connection with Coleman Holdings' Notes issuance, Coleman Worldwide has provided a non-recourse guaranty, which is secured by its pledge of 26,000,000 shares of Coleman Common Stock. There will be no periodic payment of interest on the Notes. The aggregate principal amount of the Notes represents a yield to maturity of 10.875% per annum (computed on a semiannual bond equivalent basis) calculated from July 22, 1993.

  Other:

     The Company and Holdings are involved in various claims and legal actions arising in the ordinary course of business. The Company believes the ultimate disposition of these matters is not expected to have a material adverse effect on Coleman Worldwide's consolidated financial condition or results of operations. Coleman Worldwide and the Company have entered into a cross-indemnification agreement with Holdings pursuant to which Coleman will indemnify Holdings against all liabilities related to businesses transferred to the Company, and Holdings will indemnify the Company against all liabilities of Holdings other than liabilities related to the businesses transferred to the Company.

     The Company is also party to a license agreement which requires payments of minimum guaranteed royalties aggregating to $8,225 at December 31, 1996; such commitments for each of the four years remaining under the agreement subsequent to December 31, 1996 are $933, $1,768, $2,454, and $3,070, respectively.

14. SIGNIFICANT CUSTOMERS

     The Company's U.S. and Canadian operations have one significant customer which accounted for approximately 15%, 19%, and 21% of net revenues in the years ended December 31, 1996, 1995 and 1994, respectively.

15. CASH FLOW REPORTING

     Coleman Worldwide uses the indirect method to report cash flows from operating activities. Interest paid was $37,608, $23,976, and $11,933 and income taxes paid were $2,857, $4,606, and $359 for the years ended December 31, 1996, 1995 and 1994, respectively. Certain non-cash transactions relating to acquisitions and the issuance of long-term debt have been reported in Notes 2 and 9.

16. GEOGRAPHIC SEGMENTS

     Coleman Worldwide designs, manufactures and markets a wide variety of multiuse products and accessories, which are primarily marketed through independent retail markets, for the outdoor recreation and hardware consumers. Coleman Worldwide is a leading manufacturer and marketer of brand name consumer products for the camping and related outdoor recreation markets in the United States, Canada, Europe, and Japan.

     Operating profit, as indicated below, represents net revenues less operating expenses and amortization of goodwill. Generally, sales between geographic areas are made at cost plus a share of operating profit. Identifiable assets are those used by each geographic segment. Corporate assets are principally cash, certain property and equipment, income tax refunds receivable--affiliate, and deferred charges. The geographic segment presentation has been restated for the years ended December 31, 1995 and 1994 to reflect the European segment which became a significant segment for the year ended December 31, 1996, primarily due to the impact of the Camping Gaz operations.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

16. GEOGRAPHIC SEGMENTS--(CONTINUED)

     Information related to Coleman Worldwide's geographic segments is as follows:

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996         1995        1994
                                           ----------    --------    --------
Net revenues:
  Domestic--U.S.........................   $  916,260    $716,018    $566,098
          --Export......................       91,125      90,434      93,917
  Europe................................      168,780      52,233      52,461
  Other foreign.........................      219,350     169,836     121,545
  Eliminations..........................     (175,299)    (94,947)    (82,441)
                                           ----------    --------    --------
                                           $1,220,216    $933,574    $751,580
                                           ----------    --------    --------
                                           ----------    --------    --------
Operating profit:

  Domestic (a)..........................   $   19,915    $120,915    $ 94,773
  Europe (b)............................      (17,505)     (3,241)    (23,203)
  Other foreign (c).....................        4,027     (10,540)      2,222
                                           ----------    --------    --------
                                                6,437     107,134      73,792
Corporate expenses......................      (16,032)    (18,738)    (12,744)
Interest expense........................      (50,767)    (35,930)    (24,031)
                                           ----------    --------    --------
(Loss) earnings before income taxes,
  minority interest and extraordinary
  item..................................   $  (60,362)   $ 52,466    $ 37,017
                                           ----------    --------    --------
                                           ----------    --------    --------
Identifiable assets:
  Domestic..............................   $  782,373    $696,681    $559,599
  Europe................................      247,412      70,478      72,908
  Other foreign.........................       83,033      59,107      54,573
  Corporate.............................       93,631      80,123      67,946
                                           ----------    --------    --------
                                           $1,206,449    $906,389    $755,026
                                           ----------    --------    --------
                                           ----------    --------    --------

------------------
(a) Includes $49,257 of restructuring and other charges in 1996.

(b) Includes $20,002 of restructuring and other charges in 1996 and $17,956 related to the German Restructuring in 1994.

(c) Includes $4,941 of restructuring and other charges in 1996 and $12,289 of asset impairment charges in 1995.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

17. QUARTERLY FINANCIAL SUMMARIES (UNAUDITED)

     Summarized quarterly financial data for 1996 and 1995 are as follow:

                                                                                QUARTER ENDED
                                                       ---------------------------------------------------------------
                                                       MARCH 31,    JUNE 30,    SEPTEMBER 30,(A)    DECEMBER 31,(B)(C)
                                                       ---------    --------    ----------------    ------------------
1996

  Net revenues......................................   $ 273,560    $452,654        $269,607             $224,395
  Gross profit......................................      80,966     137,538          39,894               33,321
  Earnings (loss) before extraordinary item.........      12,236      21,437         (42,047)             (31,845)
  Net earnings (loss)...............................      11,654      20,780         (42,052)             (31,845)
1995
  Net revenues......................................   $ 224,024    $311,281        $211,817             $186,452
  Gross profit......................................      68,496      99,575          65,932               50,144
  Earnings (loss) before extraordinary item.........       9,285      21,085           5,831              (10,292)
  Net earnings (loss)...............................       9,285      21,085           5,044              (10,292)

------------------
(a) For the third quarter of 1996, the gross profit amount includes $33,567 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $44,495 related to restructuring and other charges.

(b) For the fourth quarter of 1996, the gross profit amount includes $10,438 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $8,021 related to restructuring and other charges.

(c) For the fourth quarter of 1995, the gross profit amount includes $7,599 of income as a result of adopting the provisions of EITF 95-2. The loss before extraordinary item and net loss amounts include an after tax asset impairment charge of $9,856 as a result of adopting FAS 121 and an after tax credit of $3,796 as a result of adopting the provisions of EITF 95-2.

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       JUNE 30,
                                                         1997
                                                     ------------
                      ASSETS
Current assets:
  Cash and cash equivalents.......................    $    17,047
  Accounts and notes receivable, less allowance of
     $9,262.......................................        309,921
  Inventories.....................................        252,880
  Deferred tax assets.............................         40,040
  Prepaid assets and other........................         15,781
                                                     ------------
     Total current assets.........................        635,669
Property, plant and equipment, net................        180,161
Intangible assets related to businesses acquired,
  net.............................................        333,954
Note receivable--affiliate........................         35,395
Deferred tax assets and other.....................         33,546
                                                     ------------
                                                      $ 1,218,725
                                                     ------------
                                                     ------------
       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts and notes payable......................    $   207,879
  Other current liabilities.......................        123,534
                                                     ------------
     Total current liabilities....................        331,413
Long-term debt....................................        522,819
Income taxes payable--affiliate...................         12,182
Other liabilities.................................         62,299
Minority interest.................................         47,120
Contingencies.....................................
Stockholder's equity:
  Common stock....................................              1
  Additional paid-in capital......................        216,444
  Retained earnings...............................         30,557
  Currency translation adjustment.................         (3,596)
  Minimum pension liability adjustment............           (514)
                                                     ------------
                                                          242,892
                                                     ------------
     Total stockholder's equity...................    $ 1,218,725

                                                     ------------
                                                     ------------

            See Notes to Condensed Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       SIX MONTHS ENDED
                                                           JUNE 30,
                                                     --------------------
                                                       1997        1996
                                                     --------    --------
Net revenues......................................   $678,978    $726,214
Cost of sales.....................................    496,023     507,710
                                                     --------    --------
Gross profit......................................    182,955     218,504
Selling, general and administrative expenses......    136,081     125,751
Interest expense, net.............................     27,710      24,750
Amortization of goodwill and deferred charges.....      5,913       5,458
Other expense (income), net.......................        797      (2,098)
                                                     --------    --------
Earnings before income taxes, minority interest
  and extraordinary item..........................     12,454      64,643
Income tax expense................................      4,599      21,782
Minority interest in earnings of Camping Gaz......        843       1,951
Minority interest in earnings of Coleman..........      1,886       7,237
                                                     --------    --------
Earnings before extraordinary item................      5,126      33,673
Extraordinary loss on early extinguishment of
  debt, net of income tax benefit.................    (10,929)     (1,239)
                                                     --------    --------
Net (loss) earnings...............................   $ (5,803)   $ 32,434
                                                     --------    --------
                                                     --------    --------

            See Notes to Condensed Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          SIX MONTHS
                                                        ENDED JUNE 30,
                                                     ---------------------
                                                       1997        1996
                                                     --------    ---------
Cash Flows from Operating Activities:
  Net (loss) earnings.............................   $ (5,803)   $  32,434
                                                     --------    ---------
  Adjustments to reconcile net (loss) earnings to
     net cash flows
     from operating activities:
       Depreciation and amortization..............     19,679       17,426
       Non-cash restructuring and other charges...      9,897           --
       Extraordinary loss on early extinguishment
        of debt...................................     18,005        2,082
       Non-cash tax sharing agreement (benefit)
        provision.................................     (6,346)      12,290
       Non-cash gain on LYONs conversion..........         --       (2,755)
       Minority interest in earnings of Camping
        Gaz.......................................        843        1,951
       Minority interest in earnings of Coleman...      1,886        7,237
       Interest accretion.........................      5,972        5,943
       Change in assets and liabilities:
          Increase in receivables.................   (102,401)    (141,964)
          Decrease (increase) in inventories......     27,526      (14,318)
          Increase in accounts payable............     19,992       24,298
          Other, net..............................         49       13,173
                                                     --------    ---------
                                                       (4,898)     (74,637)
                                                     --------    ---------
Net cash used by operating activities.............    (10,701)     (42,203)
                                                     --------    ---------

Cash Flows from Investing Activities:
  Capital expenditures............................    (12,660)     (18,803)
  Purchases of businesses, net of cash acquired...         --     (158,228)
  Decrease (increase) in note
     receivable--affiliate........................     19,344       (4,079)
  Proceeds from sale of fixed assets..............      2,815          433
                                                     --------    ---------
Net cash provided by (used by) investing
  activities......................................      9,499     (180,677)
                                                     --------    ---------


Cash Flows from Financing Activities:
  Net payments of revolving credit agreement
     borrowings...................................    (49,959)     (31,996)
  Net change in short-term borrowings.............     51,594       24,068
  Proceeds from issuance of long-term debt........         --      235,000
  Repayment of long-term debt.....................   (189,662)      (6,022)
  Debt issuance and refinancing costs.............     (1,766)      (1,765)
  Purchases of Company common stock...............         --       (2,329)
  Proceeds from stock options exercised...........      1,443        1,655
  Contributions from parent.......................    188,327           37
                                                     --------    ---------
Net cash provided by financing activities.........        (23)     218,648
                                                     --------    ---------
Effect of exchange rate changes on cash...........        973        3,531
                                                     --------    ---------
Net decrease in cash and cash equivalents.........       (252)        (701)
Cash and cash equivalents at beginning of the
  period..........................................     17,299       12,065
                                                     --------    ---------
Cash and cash equivalents at end of the period....   $ 17,047    $  11,364
                                                     --------    ---------
                                                     --------    ---------

            See Notes to Condensed Consolidated Financial Statements

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

     Coleman Worldwide Corporation ('Coleman Worldwide') was formed in March 1993 in connection with the offering of Liquid Yield Option(Trademark) Notes due 2013 (the 'LYONs'(Trademark)). Coleman Worldwide also holds 44,067,520 shares of the common stock of The Coleman Company, Inc. ('Coleman' or the 'Company') which represents approximately 83% of the outstanding Coleman common stock as of June 30, 1997. Coleman Worldwide is a holding company with no business operations or source of income of its own.

     The accompanying unaudited condensed consolidated financial statements of Coleman Worldwide include the accounts of Coleman Worldwide and Coleman and its subsidiaries after elimination of all material intercompany accounts and transactions, and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for future periods. The balance sheet at December 31, 1996 has been derived from the audited financial statements for that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Coleman Worldwide annual report on Form 10-K for the year ended December 31, 1996.

2. INVENTORIES

     The components of inventories consist of the following:

                                                                      JUNE 30,    DECEMBER 31,
                                                                        1997          1996
                                                                      --------    ------------
Raw material and supplies..........................................   $ 67,937      $ 82,399
Work-in-process....................................................     11,569        12,878
Finished goods.....................................................    173,374       192,225
                                                                      --------    ------------
                                                                      $252,880      $287,502
                                                                      --------    ------------
                                                                      --------    ------------


3. RESTRUCTURING AND OTHER CHARGES

     During the six months ended June 30, 1997, the Company recorded restructuring and other charges totaling $22,551 and related tax benefits of $8,569. The second quarter pre-tax restructuring charge of $18,623 related primarily to (i) exiting various low margin products, including pressure washers, (ii) closing and relocating certain administrative and sales offices, and (iii) closing several manufacturing facilities. These restructuring initiatives are expected to be substantially completed within one year. Pre-tax restructuring and other costs totaling $3,928 were recorded, primarily in selling, general and administrative ('SG&A') expenses, in the first quarter of 1997 and related primarily to executive severance costs.

     The costs associated with the second quarter restructuring charge included pre-tax charges of $12,919 related to exiting certain products and facilities of which $10,261 was reflected in cost of sales and $2,658 in SG&A expenses. Included in this restructuring charge was $8,632 of pre-tax charges related primarily to the write down of inventory and fixed assets to estimated net realizable value, and $4,287 of liabilities for other exit costs, including carrying costs of idle facilities and relocation costs, of which $1,134 was paid as of June 30, 1997.

     The costs associated with the second quarter restructuring charge also included $5,704 of termination costs for 389 factory and administrative employees of which $1,141 was reflected in cost of sales and $4,563 in SG&A

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

3. RESTRUCTURING AND OTHER CHARGES--(CONTINUED)

expenses. As of June 30, 1997, $1,763 of these termination benefits were paid to the 234 employees who were terminated as of that date.

     During 1996, the Company recorded restructuring charges primarily to (i) integrate the Camping Gaz and Coleman operations, and (ii) exit certain products. Activities associated with the implementation of those plans are substantially completed or are in process at June 30, 1997. Remaining liabilities of approximately $8,500 at June 30, 1997, relate primarily to anticipated returns of discontinued products and to closing certain factory, warehouse and office facilities.

4. LONG-TERM DEBT

     On May 20, 1997, CLN Holdings Inc. (formerly known as Coleman Escrow Corp.

('CLN Holdings')) issued approximately $732,035 in principal amount at maturity of Senior Secured Discount Notes due 2001 (the 'Old Notes') resulting in aggregate net proceeds of approximately $455,257. Approximately $262,197 of the net proceeds of the Old Notes were contributed to Coleman Holdings Inc. ('Coleman Holdings'), then a subsidiary of CLN Holdings, and used by it to redeem, on July 15, 1997, its Senior Secured Discount Notes due 1998 (the 'Holdings Notes'). Approximately $188,286 of the net proceeds of the Old Notes were contributed to Coleman Worldwide and used by it to accept for exchange on June 20, 1997, $545,053 aggregate principal amount at maturity of LYONs, including redemption fees and expenses. Coleman Worldwide recorded an extraordinary loss of $10,929, net of tax benefit of $7,076, relating to the excess of the exchange offer price over the accreted value of the LYONs, the write-off of deferred charges related to the LYONs exchanged and redemption fees and expenses. Coleman Worldwide plans to redeem the remaining $16,500 aggregate principal amount at maturity of LYONs on May 27, 1998 with the remaining proceeds from the issuance of the Old Notes which are being held in escrow. Following the redemption of the Holdings Notes, Coleman Holdings was merged into Coleman Escrow and the name of Coleman Escrow was changed to 'CLN Holdings Inc.' The LYONs and the Old Notes, to which the Company is not a party, provide it is an Additional Purchase Right Event and an event of default, respectively, under these debt instruments if, among other things, the amount of debt incurred by the Company exceeds certain limitations. The $16,500 principal amount at maturity of LYONs which remain outstanding is secured by a pledge of 7,834,208 shares of Company common stock owned by Coleman Worldwide. The Old Notes are secured by a pledge of all the shares of common stock of Coleman Worldwide and guaranteed on a non-recourse basis by Coleman Worldwide (the 'Guaranty'), which Guaranty is currently secured by a pledge of 36,233,312 shares of Company common stock and will be secured by the shares currently securing the LYONs upon the redemption of the LYONs.

5. RELATED PARTY TRANSACTIONS

     As of March 31, 1997, the Company purchased an inactive subsidiary from an affiliate for $1,000. The Company expects to realize certain foreign tax benefits from this transaction in future years. The Company has accounted for this transaction in a manner similar to a pooling-of-interests due to the Mafco Holdings Inc. ('Mafco') common control over each of the parties involved in the transaction. The $2,608 excess value of estimated realizable tax benefits acquired over the purchase price has been accounted for as a capital contribution.

     On March 31, 1997, MacAndrews & Forbes Holdings Inc., an indirect parent, assumed a liability of Coleman Worldwide in the amount of $2,271. The assumption was accounted for as a capital contribution.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
The Coleman Company, Inc.

     We have audited the accompanying consolidated balance sheets of The Coleman Company, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Coleman Company, Inc. and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Denver, Colorado
March 10, 1997

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          DECEMBER 31,
                                                     ----------------------
                                                        1996         1995
                                                     ----------    --------

                      ASSETS

Current assets:
  Cash and cash equivalents.......................   $   17,299    $ 12,065
  Accounts receivable, less allowance of $11,512
     in 1996 and $3,115 in 1995...................      182,418     148,765
  Notes receivable................................       27,524      16,544
  Inventories.....................................      287,502     216,236
  Income tax refunds receivable--affiliate........       21,661       2,400
  Deferred tax assets.............................       40,466      20,481
  Prepaid assets and other........................       14,767      22,308
                                                     ----------    --------
Total current assets..............................      591,637     438,799
Property, plant and equipment, net................      199,182     162,691
Intangible assets related to businesses acquired,
  net.............................................      341,715     217,289
Deferred tax assets and other.....................       27,552      25,708
                                                     ----------    --------
                                                     $1,160,086    $844,487
                                                     ----------    --------
                                                     ----------    --------

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt...............   $      747    $  1,051
  Short-term borrowings...........................       33,935      19,302
  Accounts payable................................       98,906      71,377
  Accrued expenses................................      112,906      58,137
                                                     ----------    --------
     Total current liabilities....................      246,494     149,867
Long-term debt....................................      582,866     354,206
Other liabilities.................................       76,173      48,072
Minority interest.................................        1,608          --
Commitments and contingencies.....................
Stockholders' equity:
  Preferred stock, par value $.01 per share;
     20,000,000 shares authorized, no shares
     issued or outstanding........................           --          --

  Common stock, par value $.01 per share;
     80,000,000 shares authorized; 53,222,420
     shares issued and outstanding in 1996; and
     53,177,280 shares issued and outstanding in
     1995.........................................          532         532
  Additional paid-in capital......................      166,690     165,466
  Retained earnings...............................       82,832     126,179
  Currency translation adjustment.................        3,176         165
  Minimum pension liability adjustment............         (285)         --
                                                     ----------    --------
     Total stockholders' equity...................      252,945     292,342
                                                     ----------    --------
                                                     $1,160,086    $844,487
                                                     ----------    --------
                                                     ----------    --------

                See Notes to Consolidated Financial Statements.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996         1995        1994
                                           ----------    --------    --------
Net revenues............................   $1,220,216    $933,574    $751,580
Cost of sales...........................      928,497     649,427     535,710
                                           ----------    --------    --------
Gross profit............................      291,719     284,147     215,870
Selling, general and administrative
  expenses..............................      291,669     174,688     128,466
Asset impairment charge.................           --      12,289          --
Restructuring expense...................           --          --      18,456
Interest expense, net...................       38,727      24,545      13,374
Amortization of goodwill and deferred
  charges...............................       10,473       7,745       6,209
Other expense, net......................        1,151         334       1,138
                                           ----------    --------    --------
  (Loss) earnings before income taxes,
     minority interest and extraordinary
     item...............................      (50,301)     64,546      48,227
Income tax (benefit) expense............      (10,927)     24,479      14,747
Minority interest in earnings of Camping
  Gaz...................................        1,872          --          --
                                           ----------    --------    --------
  (Loss) earnings before extraordinary
     item...............................      (41,246)     40,067      33,480
Extraordinary loss on early
  extinguishment of debt, net of income
  tax benefit of $431 in 1996, $503 in
  1995, and $435 in 1994................         (647)       (787)       (677)
                                           ----------    --------    --------
Net (loss) earnings.....................   $  (41,893)   $ 39,280    $ 32,803
                                           ----------    --------    --------
                                           ----------    --------    --------
(Loss) earnings per share:
  (Loss) earnings before extraordinary
     item...............................   $    (0.78)   $   0.75    $   0.62
Extraordinary item......................        (0.01)      (0.01)      (0.01)
                                           ----------    --------    --------
                                           ----------    --------    --------
  Net (loss) earnings...................   $    (0.79)   $   0.74    $   0.61
                                           ----------    --------    --------
                                           ----------    --------    --------
Weighted average common shares

  outstanding...........................       53,197      53,226      53,436
                                           ----------    --------    --------
                                           ----------    --------    --------

                 See Notes to Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                 COMMON STOCK
                                             --------------------    ADDITIONAL                 CURRENCY      MINIMUM
                                               NUMBER                 PAID-IN      RETAINED    TRANSLATION    PENSION
                                             OF SHARES     AMOUNT     CAPITAL      EARNINGS    ADJUSTMENT     LIABILITY
                                             ----------    ------    ----------    --------    -----------    -------
Balance at December 31, 1993..............   53,615,770     $536      $ 167,514    $ 60,597      $  (543)      $  --
  Purchases of common stock...............     (597,600)      (6)        (5,224)     (4,341)          --          --
  Stock issued under stock option plan....       53,362        1            538          --           --          --
  Stock option tax benefits...............           --       --             45          --           --          --
  Net earnings............................           --       --             --      32,803           --          --
  Currency translation adjustment.........           --       --             --          --        1,443          --
                                             ----------    ------    ----------    --------    -----------    -------
Balance at December 31, 1994..............   53,071,532      531        162,873      89,059          900          --
  Purchases of common stock...............     (220,000)      (2)        (1,924)     (2,160)          --          --
  Stock issued under stock option plan....      325,748        3          3,935          --           --          --
  Stock option tax benefits...............           --       --            582          --           --          --
  Net earnings............................           --       --             --      39,280           --          --
  Currency translation adjustment.........           --       --             --          --         (735)         --
                                             ----------    ------    ----------    --------    -----------    -------
Balance at December 31, 1995..............   53,177,280      532        165,466     126,179          165          --
  Purchases of common stock...............     (100,000)      (1)          (874)     (1,454)          --          --
  Stock split issuance costs..............           --       --            (93)         --           --          --
  Stock issued under stock option plan....      145,140        1          1,737          --           --          --
  Stock option tax benefits...............           --       --            454          --           --          --
  Net loss................................           --       --             --     (41,893)          --          --
  Currency translation adjustment.........           --       --             --          --        3,011          --
  Minimum pension liability adjustment,
     net of tax...........................           --       --             --          --           --        (285)
                                             ----------    ------    ----------    --------    -----------    -------
Balance at December 31, 1996..............   53,222,420     $532      $ 166,690    $ 82,832      $ 3,176       $(285)
                                             ----------    ------    ----------    --------    -----------    -------
                                             ----------    ------    ----------    --------    -----------    -------

                 See Notes to Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                             1996         1995        1994
                                           ---------    --------    ---------
Cash flows from operating activities:
  Net (loss) earnings...................   $ (41,893)   $ 39,280    $  32,803
                                           ---------    --------    ---------
     Adjustments to reconcile net (loss)
       earnings to net cash flows from
       operating activities:
       Depreciation and amortization....      36,358      26,523       22,755
       Non-cash restructuring and other
          charges.......................      48,269      12,289       10,950
       Extraordinary loss on early
          extinguishment of debt........       1,078       1,290        1,112
       Minority interest in earnings of
          Camping Gaz...................       1,872          --           --
     Change in assets and liabilities:
       Decrease (increase) in
          receivables...................         976     (37,833)     (22,122)
       Increase in inventories..........     (42,402)    (49,396)     (10,852)
       (Decrease) increase in accounts
          payable.......................     (12,308)     13,825       (1,403)
       Other, net.......................      (1,279)     (3,789)     (13,302)
                                           ---------    --------    ---------
                                              32,564     (37,091)     (12,862)
                                           ---------    --------    ---------
Net cash (used) provided by operating
  activities............................      (9,329)      2,189       19,941
                                           ---------    --------    ---------
Cash flows from investing activities:
  Capital expenditures..................     (41,334)    (29,053)     (34,915)
  Purchases of businesses, net of cash
     acquired...........................    (161,875)    (33,385)     (99,587)
  Proceeds from sale of fixed assets....       2,924         928        4,471
                                           ---------    --------    ---------
Net cash used by investing activities...    (200,285)    (61,510)    (130,031)
Cash flows from financing activities:
  Net change in short-term borrowings...     (11,043)      3,106        6,867
  Net (payments of) proceeds from
     revolving credit agreement
     borrowings.........................      (2,779)    (61,289)     129,274
  Proceeds from issuance of long-term
     debt...............................     235,000     200,000           --

  Repayment of long-term debt...........      (6,648)    (73,884)     (10,796)
  Debt issuance and refinancing costs...      (3,902)     (3,569)      (1,955)
  Purchases of Company common stock.....      (2,329)     (4,086)      (9,571)
  Proceeds from stock options exercised
     including tax benefits.............       2,192       4,520          584
                                           ---------    --------    ---------
Net cash provided by financing
  activities............................     210,491      64,798      114,403
                                           ---------    --------    ---------
Effect of exchange rate changes on
  cash..................................       4,357      (1,731)      (1,587)
                                           ---------    --------    ---------
Net increase in cash and cash
  equivalents...........................       5,234       3,746        2,726
Cash and cash equivalents at beginning
  of the year...........................      12,065       8,319        5,593
                                           ---------    --------    ---------
Cash and cash equivalents at end of the
  year..................................   $  17,299    $ 12,065    $   8,319
                                           ---------    --------    ---------
                                           ---------    --------    ---------

                 See Notes to Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES

  Background:

     The Coleman Company, Inc. ('Coleman' or the 'Company') was formed in December 1991 to succeed to the assets and liabilities of the outdoor products business of New Coleman Holdings Inc. ('Holdings') an indirect wholly-owned subsidiary of Mafco Holdings Inc. ('Mafco'). Holdings (then named The Coleman Company, Inc.) was acquired in 1989 by MacAndrews & Forbes Holdings Inc. ('MacAndrews Holdings', and, together with Mafco, 'MacAndrews & Forbes'), a corporation wholly owned through Mafco by Ronald O. Perelman. Coleman is a subsidiary of Coleman Worldwide Corporation ('Coleman Worldwide'), which is an indirect wholly-owned subsidiary of Holdings. In March 1992, the Company completed an initial public offering of its common stock. MacAndrews & Forbes indirectly holds 44,067,520 shares of the common stock of Coleman, which represents approximately 83% of the outstanding Coleman common stock as of December 31, 1996.

  Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions.

  Cash Equivalents:

     Cash equivalents (primarily investments in money market funds and commercial paper which are purchased with original maturities of three months or less) are carried at cost, which approximates fair value.

  Inventories:

     Inventories are valued at the lower of cost or market. Cost is principally determined by the first-in, first-out ('FIFO') method.

  Property, Plant and Equipment:

     Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of such assets as follows: land improvements, 5 to 25 years; buildings and building improvements, 7 to 45 years; and machinery and equipment, 3 to 15 years. Leasehold improvements are amortized over their estimated useful lives or the terms of the leases, whichever is shorter. Repairs and maintenance are charged to operations as incurred, and significant expenditures for additions and improvements are capitalized.

  Intangible Assets:


     Intangible assets represent goodwill which is being amortized on a straight-line basis over periods not in excess of 40 years. Accumulated amortization aggregated $38,851 and $29,261 at December 31, 1996 and 1995, respectively. The carrying amount of goodwill is reviewed if facts and circumstances suggest it may be impaired. If this review indicates goodwill will not be recoverable over the remaining amortization period, as determined based on the estimated undiscounted cash flows of the entity acquired, the carrying amount of the goodwill is reduced to estimated fair value based on market value or discounted cash flows, as appropriate.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Revenue Recognition:

     The Company recognizes net revenues upon shipment of merchandise. Net revenues comprise gross revenues less customer returns and allowances.

  Advertising and Promotion Expense:

     Production costs of future media advertising are deferred until the advertising occurs. All other advertising and promotion costs are expensed when incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $58,823, $37,544 and $30,831, respectively.

  Research and Development:

     Research and development expenditures are expensed as incurred. The amounts charged against operations for the years ended December 31, 1996, 1995 and 1994 were $11,082, $6,548, and $5,230, respectively.

  Self Insurance:

     The Company participates in insurance programs maintained by Holdings. The Company estimates its liability for the self-insured portions of the risks covered by such programs and accrues appropriate reserves. (See Note 11.)

  Foreign Currency Translation:

     The Company's international operations, other than its Brazilian and Mexican operations, are conducted in economic environments which the Company does not consider to be highly inflationary. Assets and liabilities of international operations generally are translated into U.S. dollars at the rates of exchange in effect at the balance sheet date, and income and expense items generally are translated at the average exchange rates prevailing during the period presented. Gains and losses resulting from the translation of these financial statements are recorded as a component of stockholders' equity. Gains and losses resulting from foreign currency transactions and translation of the financial statements of the Company's Brazilian and Mexican operations are included in the results of operations and have not been significant for the years ended December 31, 1996, 1995 and 1994.

  Financial Instruments with Off-Balance-Sheet Risk:

     The Company periodically enters into a variety of foreign currency exchange agreements in the management of foreign currency exposure related primarily to firm commitments, intercompany foreign sales transactions expected to occur within the next twelve months and intercompany accounts receivables and payables.

     At December 31, 1996, the Company did not have any outstanding foreign currency exchange agreements related to firm commitments. At December 31, 1995, the Company had a forward exchange contract to buy $15,000 of Italian lira maturing on May 31, 1996 and had an unrecognized gain of $93. The gains and losses from this contract are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions. In the event it is no longer probable the transactions will be consummated, the gains and losses are recognized immediately in income under the fair value method. At December 31, 1995, the Company had outstanding option contracts for the purchase or sale of Italian lira totaling $10,500, which contracts expired during 1996.

     During the fourth quarter of 1995, the Company elected to adopt the provisions of the Emerging Issues Task Force Issue No. 95-2, 'Determination of What Constitutes a Firm Commitment for Foreign Currency Transactions Not Involving a Third Party' ('EITF 95-2') which narrowed the scope of intercompany foreign currency commitments eligible to be hedged for financial reporting purposes. Under EITF 95-2, the Company

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

reflects the carrying value of its forward currency contract positions relating to intercompany foreign sales transactions on a mark-to-market basis and accounts for the resulting unrecognized gains or losses in income as a component of cost of sales. As a result of this change, the Company increased net income by $3,796 in the fourth quarter of 1995. Prior to the adoption of EITF 95-2, the gains and losses associated with these contracts were accounted for under the deferral method. At December 31, 1996, the Company had forward exchange contracts to sell $8,500 in Canadian dollars maturing on February 28, 1997, for which the Company has recognized a net gain of $40 as a component of cost of sales. At December 31, 1995, the Company had forward exchange contracts to sell $22,969 in foreign currencies, which contracts matured at various dates in 1996 and for which the Company has recognized a net gain of $7,599 as a component of cost of sales.

     The Company also enters into option contracts to hedge intercompany foreign sales transactions. Gains and losses on these contracts are deferred and recognized as an adjustment to cost of sales upon the sale of the related inventory. At December 31, 1996 and 1995, the Company had outstanding option contracts for the sale of Japanese yen at fixed exchange rates totaling $20,038 and $24,926 for specified periods of time which expire during 1997 and 1996, respectively. Net unrealized gains deferred at December 31, 1996 and 1995 were $653 and $125, respectively.

     With respect to intercompany accounts receivable and payables, at December 31, 1996, the Company had forward exchange contracts to sell $26,623 and to buy $3,898 in foreign currencies, which contracts matured at various dates in 1997, and had deferred a net gain of $185. At December 31, 1995, the Company had forward exchange contracts to sell $31,152 and to buy $1,712 in foreign currencies, which contracts matured at various dates in 1996 and had deferred a net gain of $56. The gains and losses from these contracts are accounted for under the deferral method and are recognized and included in income in the same period as a component of the related hedged transactions.

     The Company periodically enters into interest rate swap and cap agreements as a hedge against interest rate exposure of variable rate debt. At December 31, 1996, $25,000 of the Company's outstanding long-term debt was subject to an interest rate swap agreement and $25,000 of the Company's outstanding long-term debt was subject to an interest rate cap. Under the interest rate swap agreement, the Company pays the counterparty interest at a fixed rate of 6.115%, and the counterparty pays the Company interest at a variable rate equal to the three month LIBOR for a seven year period commencing January 2, 1996. The agreement is with a major financial institution which is expected to fully perform under the terms of the agreement, thereby mitigating the credit risk from the transaction. The differences to be paid or received on interest rate swap agreements designated as hedges are included in interest expense as payments are made or received. The interest rate cap agreement entitles the Company to receive from a major financial institution the amount, if any, by which the Company's interest payments on $25,000 of its variable rate debt exceed 7.35%. The $509 premium paid for this interest rate cap agreement is included in other assets and is amortized to interest expense over the three-year term of the cap, which commenced January 3, 1995. Payments received as a result of the cap are accrued as a reduction of interest expense on the variable rate debt. In the event the interest rate swap or cap agreements are terminated early and the related debt remains outstanding, the amounts paid or received upon the early termination, along with any unamortized premium, will continue to be amortized over the terms of the original interest rate swap and cap agreements.

  Credit Risk:

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments. Credit risk on trade receivables is minimized as a result of the large and diversified nature of the Company's worldwide customer base. Although the Company has one significant customer (See Note 14), there have been no credit losses related to this customer. With respect to its derivative contracts, the Company is also subject to credit risk of non performance by counterparties

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

and its maximum potential loss may exceed the amount recognized in the financial statements. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures. Collateral is generally not required for the Company's financial instruments.

  Fair Value of Financial Instruments:

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          Long- and short-term debt: The carrying amounts of the Company's borrowings under its foreign bank lines of credit, revolving credit agreement and other variable rate debt approximate their fair value. The fair value of the Company's senior notes issues (see Note 9) are estimated using discounted cash flow analysis based on the Company's estimated current borrowing rate for similar types of borrowing arrangements.

          Foreign currency exchange agreements: The fair values of the Company's foreign currency agreements are estimated based on quoted market prices of comparable agreements, adjusted through interpolation where necessary for maturity differences.

          Interest rate swap and cap agreements: The fair values of interest rate swap and cap agreements are the amounts at which they could be terminated, based on estimates obtained from dealers.

     The carrying amounts and fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                                         DECEMBER 31, 1996             DECEMBER 31, 1995
                                                     --------------------------    --------------------------
                                                      CARRYING         FAIR         CARRYING         FAIR

                                                       AMOUNT          VALUE         AMOUNT          VALUE
                                                      OF ASSET/      OF ASSET/      OF ASSET/      OF ASSET/
                                                     (LIABILITY)    (LIABILITY)    (LIABILITY)    (LIABILITY)
                                                     -----------    -----------    -----------    -----------
Cash and cash equivalents.........................    $   17,299     $   17,299     $   12,065     $   12,065
Short-term debt...................................       (33,935)       (33,935)       (19,302)       (19,302)
Long-term debt excluding capital leases...........      (583,019)      (578,921)      (354,480)      (370,322)
Foreign currency exchange agreements..............           940          1,629          8,026          8,287
Interest rate swap agreements.....................            --            296             --           (635)
Interest rate cap agreement.......................           170              1            340             18

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Reclassifications:

     Certain amounts in the prior years' financial statements have been reclassified to conform to the current year presentation.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Accounting for Stock-Based Compensation:

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB 25') and related pronouncements. Under the provisions of APB 25, no compensation expense is recognized when stock options are granted with exercise prices equal to or greater than market value on the date of grant.

  Impairment of Long-Lived Assets:

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of' ('FAS 121'), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets expected to be disposed of. The Company adopted FAS 121 in the fourth quarter of

1995. The effect of the adoption of FAS 121 is described in Note 3.

2. ACQUISITIONS

     During April 1994, the Company purchased substantially all the assets of Sanborn Manufacturing Company ('Sanborn') in Eden Prairie, Minnesota, a manufacturer of a broad line of portable and stationary air compressors for consumer and commercial markets distributed primarily through warehouse clubs, home centers and mass merchants in North America, and substantially all the assets and business of Metal Yanes, Ltda. ('Yanes') in Sao Paulo, Brazil, a manufacturer of camping products, including propane and butane fueled lanterns, camp stoves, tents, lantern mantles and fuel. The Sanborn and Yanes acquisitions, which were accounted for under the purchase method of accounting, were completed for the following consideration: (a) approximately $41,066 in cash financed through borrowings under the Company Credit Agreement (as defined in Note 9), (b) assumption of liabilities in the amount of $22,193, and (c) a note payable of $2,999. During 1995, in connection with the Sanborn acquisition, the Company entered into a settlement agreement with the predecessor owners which resolved certain disputes between the parties as well as fulfilled certain obligations owed and anticipated to be owed by the Company to the predecessor owners. These anticipated obligations related to a requirement to make additional payments of up to $4,000 based upon the achievement of certain annual sales levels during the five year period ending December 31, 1998 by Coleman Powermate Compressors, Inc. ('Compressors'), the Company's subsidiary that acquired the Sanborn assets (the 'Sales Agreement'). As a result of the settlement, goodwill was increased by $3,282. For 1994, approximately $671 was earned under the terms of the Sales Agreement based on the 1994 sales levels of Compressors, and this amount was recorded as additional goodwill in 1994. The results of operations of these businesses have been included in the consolidated financial statements from the dates of acquisitions.

     On November 2, 1994, the Company purchased substantially all the assets of Eastpak, Inc. and all of the capital stock of M.G. Industries, Inc. (collectively, 'Eastpak'), a leading designer, manufacturer and distributor of branded daypacks, sports bags and related products. The Eastpak acquisition, which was accounted for under the purchase method, was completed for approximately $57,850 in cash financed through borrowings under the Company Credit Agreement, and assumption of certain liabilities in the amount of $4,130. The Company also entered into an agreement with the predecessor owner of Eastpak to make additional payments based upon the achievement of certain annual sales levels of Eastpak products and other products substantially similar to the Eastpak products during the years ended December 31, 1995, 1996, and 1997. For 1995 and 1996, a total of approximately $11,000 was recorded under the terms of this agreement. An additional amount of up to $12,000 may be earned during the year ended December 31, 1997. These amounts are recorded as additional goodwill. The results of operations of Eastpak have been included in the consolidated financial statements from the date of acquisition.

     In connection with the final purchase price allocations of the Sanborn and Eastpak acquisitions, the Company recorded goodwill of approximately $53,000. The Company is amortizing these amounts over 40 years. The goodwill

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

of approximately $7,700 associated with the Yanes acquisition was included in the 1995 asset impairment charge of $12,289 related to the Company's operations in Brazil, which is further discussed in Note 3.

     During 1995, the Company purchased all of the outstanding shares of capital stock of Sierra Corporation of Fort Smith, Inc. ('Sierra'), a manufacturer of portable outdoor and recreational folding furniture and accessories, and substantially all of the assets of Active Technologies, Inc. ('ATI'), a manufacturer of technologically advanced lightweight generators and battery charging equipment. The aggregate purchase price for these acquisitions was $19,516 including fees and expenses. These acquisitions were accounted for using the purchase method of accounting. The purchase price and expenses associated with these acquisitions exceeded the fair value of net assets acquired by $11,186 and the excess has been assigned to goodwill and is being amortized over 20 to 30 years on the straight-line basis. In connection with the ATI purchase, the Company may also be required to record an additional amount of up to $18,750 based on the Company's sales of ATI related products and royalties received by the Company for licensing arrangements related to ATI patents. For 1995 and 1996, the amounts earned under the terms of this agreement were immaterial. Amounts earned under the terms of the agreement are recorded as additional goodwill. The results of operations of these companies on a pro forma basis as if their acquisitions had occurred at the beginning of 1995 and 1994, respectively, individually and in the aggregate were not significant to the Company.

     On January 2, 1996, the Company purchased substantially all the assets and assumed certain liabilities of Seatt Corporation ('Seatt'), a leading designer, manufacturer and distributor of safety and security related electronic products for residential and commercial applications. The Seatt acquisition, which was accounted for under the purchase method, was completed for approximately $65,300 including fees and expenses. The results of operations of Seatt have been included in the consolidated financial statements from the date of acquisition. In connection with the purchase price allocation of the Seatt acquisition, the Company recorded goodwill of approximately $38,800. The Company is amortizing this amount over 40 years on the straight-line method.

     On February 28, 1996, the Company and Butagaz S.N.C. ('Butagaz'), a subsidiary of Societe de Petroles Shell S.A., jointly announced they had entered into an agreement (the 'Share Purchase Agreement') in connection with the sale to Coleman of approximately 70% of the outstanding shares of Application des Gaz, S.A. ('ADG' or 'Camping Gaz'). Camping Gaz is a leading manufacturer and distributor of camping appliances in Europe. On June 24, 1996, Coleman commenced a public tender offer for the purchase of all the publicly traded outstanding shares of ADG, or approximately 30% of the outstanding shares. The tender offer period expired in July 1996 with approximately 94% of the outstanding publicly traded shares of ADG tendered for purchase. The Company completed the necessary steps to acquire the remaining publicly held stock during the third quarter of 1996. The cost of acquiring all the shares of ADG was approximately $100,000 including fees and expenses.

     The acquisition of Camping Gaz is being accounted for under the purchase method. In connection with the allocation of purchase price to the fair values of assets acquired and liabilities assumed, the Company recorded goodwill of approximately $84,200, which is being amortized over 40 years on the straight-line method. The Company also recognized liabilities in the amount of $21,898 representing severance and other termination benefits for production and administrative employees of Camping Gaz who will be terminated. The Company paid termination costs of approximately $4,385 during 1996 and anticipates all remaining termination costs will be paid during 1997.

     The Company has included the results of operations of Camping Gaz in the consolidated financial statements from March 1, 1996, the date on which the Company obtained control of Camping Gaz, and has recognized minority interest related to the publicly traded shares for the period March 1, 1996 through June 30, 1996.

     The following summarized, unaudited pro forma results of operations for the years ended December 31, 1996 and 1995 assume the acquisition of Seatt and the acquisition of all the outstanding shares of Camping Gaz occurred as of the beginning of the respective periods. The pro forma results include certain adjustments, primarily reflecting increased amortization and interest expense and a lower income tax provision, and are not necessarily indicative of what the results of operations would have been had the Seatt and Camping Gaz

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. ACQUISITIONS--(CONTINUED)

acquisitions occurred at the beginning of the respective periods. Moreover, the pro forma information is not intended to be indicative of future results of operations.

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                     ------------------------
                                                        1996          1995
                                                     ----------    ----------
Net revenues......................................   $1,246,370    $1,193,295
(Loss) earnings before extraordinary item.........      (41,407)       39,153

Net (loss) earnings...............................      (42,054)       38,366
(Loss) earnings per common share:
  (Loss) earnings before extraordinary item.......   $    (0.78)   $     0.73
Net (loss) earnings...............................        (0.79)         0.72

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES

     During 1996, the Company recorded restructuring charges of $66,202, certain other charges of $7,998 and related net tax benefits of $21,684.

     The pre-tax restructuring charges of $66,202 consist of (i) $29,067 to integrate the Camping Gaz and Coleman operations into a global recreation products business, (ii) $19,000 to exit the low and electric pressure washer business, and (iii) $14,135 to exit a portion of the Company's battery powered light business and $4,000 to settle certain litigation with respect to this business.

     The charges to integrate the Camping Gaz and Coleman operations reflect primarily the cost to dispose of duplicate manufacturing, distribution and administrative facilities and the related severance costs. These actions are expected to be completed in 1998. The low end pressure washer and battery powered light businesses will be exited by discontinuing the manufacturing and distribution of these products. These actions are expected to be substantially completed in 1997.

     The pre-tax restructuring charges of $66,202 include $64,403 related to exiting products and facilities and $1,799 of termination costs for 174 administrative employees, of which $40,832 is reflected in cost of sales and $25,370 in SG&A expenses. These pre-tax charges are comprised of (i) $37,200 related primarily to writing down inventory, fixed assets, accounts receivable and certain other receivable and prepaid amounts to estimated net realizable value, and (ii) $27,203 of other exit costs, including carrying costs of idle facilities, relocation costs, and costs to exit the pressure washer business, of which $14,964 was paid as of December 31, 1996. Of the $1,799 of termination costs, $1,408 was paid to 145 employees who had been terminated as of December 31, 1996.

     Other pre-tax charges of $7,998 relate primarily to cetain asset write-offs. These other charges, of which $3,173 was reflected in cost of sales and $4,825 in SG&A expenses, were incurred in the Company's normal course of business, although the amounts involved are higher than similar charges the Company has recorded in prior periods.

     The provision for income taxes includes $21,684 of tax benefits resulting from these restructuring and other charges, set of an increase in the valuation reserve related to certain foreign deferred tax assets and other foreign tax charges totaling $5,595.

     During 1995, in connection with the adoption of FAS 121, the Company recognized an asset impairment charge of $12,289 related to its Brazilian operations. The Brazilian operations had not performed to the Company's expectations since acquisition of this business in April of 1994, and in the fourth quarter of 1995, the Company initiated actions to reduce the operating losses in Brazil. These actions included replacing management, increasing prices, downsizing the manufacturing operations and reducing SG&A and other expenses. Because of these actions, the Company performed an impairment review pursuant to the guidelines set forth in FAS 121 and concluded recognition of an asset impairment charge was appropriate. The basis of the fair values used in the computation of the charge were appraisals for property and equipment and estimated discounted cash flows for goodwill. The charge has been included in the statement of operations under the caption 'Asset Impairment Charge'.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

3. RESTRUCTURING, ASSET IMPAIRMENT AND OTHER CHARGES--(CONTINUED)

     During September 1994, the Company restructured its German manufacturing operations. The German Restructuring included the sale of the low margin plastic cooler business located in Inheiden, Germany and Loucka, Czech Republic, including inventory, to a management group. The German Restructuring resulted in a one-time charge of approximately $17,956 before tax and included severance costs of $1,541, commitments to third parties of approximately $5,465 and write-downs of leasehold improvements and other assets to estimated realizable values aggregating $10,950. As a result of the restructuring, the German work force was reduced by about 150 employees from a pre-restructuring level of approximately 250 employees. The restructuring was substantially completed in 1994. In connection with the restructuring, the Company recognized tax benefits of approximately $10,900 relating to the write-off of the Company's investment in its German operations. The Company also announced a plan to change from manufacturing to sourcing for certain textile product lines and to exit the market for personal flotation devices. This plan resulted in a $500 pre-tax charge.

4. INVENTORIES

     Inventories consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Raw material and supplies.........................   $ 82,399    $ 57,653
Work-in-process...................................     12,878       5,389
Finished goods....................................    192,225     153,194
                                                     --------    --------
                                                     $287,502    $216,236
                                                     --------    --------

                                                     --------    --------

     Generally, inventory costs are determined by the FIFO method; however, approximately 13% and 10% of total inventories at December 31, 1996 and 1995, respectively, are determined using the last-in, first-out ('LIFO') method. If such inventories were stated using the FIFO method, such amounts would approximate the LIFO carrying values.

5. PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consisted of the following:

                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1996        1995
                                                                                   --------    --------
Land and land improvements......................................................   $  8,772    $  6,318
Buildings and building improvements.............................................     78,760      67,989
Machinery and equipment.........................................................    194,714     142,941
Construction-in-progress........................................................     15,519      13,105
                                                                                   --------    --------
                                                                                    297,765     230,353
Accumulated depreciation........................................................    (98,583)    (67,662)
                                                                                   --------    --------
                                                                                   $199,182    $162,691
                                                                                   --------    --------
                                                                                   --------    --------

     Depreciation expense was $25,770, $19,142, and $16,793 for the years ended December 31, 1996, 1995 and 1994, respectively.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

6. ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995

                                                     --------    --------
Compensation and related benefits.................   $ 29,331    $ 14,201
Other.............................................     83,575      43,936
                                                     --------    --------
                                                     $112,906    $ 58,137
                                                     --------    --------
                                                     --------    --------

7. OTHER LIABILITIES

     Other liabilities consisted of the following:

                                                        DECEMBER 31,
                                                     ------------------
                                                      1996       1995
                                                     -------    -------
Pensions and other postretirement benefits........   $52,229    $40,240
Other.............................................    23,944      7,832
                                                     -------    -------
                                                     $76,173    $48,072
                                                     -------    -------
                                                     -------    -------

8. SHORT-TERM BORROWINGS

     The Company maintained foreign bank lines of credit aggregating $119,101, and $64,375, of which $33,935 and $19,302 were outstanding at December 31, 1996 and 1995, respectively. The weighted average interest rate on amounts borrowed was approximately 2.4% and 7.1% at December 31, 1996 and 1995, respectively.

     Outstanding letters of credit aggregated approximately $32,897 and $40,036 at December 31, 1996 and 1995, respectively.

9. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
7.26% Senior Notes due 2007 (a)...................   $200,000    $200,000
7.10% Senior Notes due 2006 (b)...................     85,000          --
7.25% Senior Notes due 2008 (c)...................     75,000          --
Revolving credit facility (d).....................    146,350     150,150

Term loan (d).....................................     73,478          --
Other.............................................      3,785       5,107
                                                     --------    --------
                                                      583,613     355,257
Less current portion..............................        747       1,051
                                                     --------    --------
                                                     $582,866    $354,206
                                                     --------    --------
                                                     --------    --------

------------------

(a) On August 8, 1995, the Company completed a private placement issuance and sale of $200,000 aggregate principal amount of 7.26% Senior Notes due 2007 (the '2007 Notes'). Interest on the 2007 Notes is payable semiannually, and the principal is payable in annual installments of $40,000 each commencing August 8, 2003, with a final installment payment of $40,000 due on August 8, 2007. If there is a default, the interest rate will be the greater of
     (i) 9.26% or (ii) 2.0% above the prime interest rate.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

     The 2007 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2007 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(b) On June 13, 1996, the Company completed a private placement issuance and sale of $85,000 aggregate principal amount of 7.10% Senior Notes due 2006 (the '2006 Notes'). Interest on the 2006 Notes is payable semiannually, and the principal is payable in annual installments of $12,143 each commencing June 13, 2000, with a final installment payment of $12,143 due on June 13, 2006. If there is a default, the interest rate will be the greater of (i) 9.10% or (ii) 2.0% above the prime interest rate.

     The 2006 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2006 Notes shall become secured if the Company Credit

     Agreement becomes secured as discussed in (d) below.

(c) On June 13, 1996, the Company completed a private placement issuance and sale of $75,000 aggregate principal amount of 7.25% Senior Notes due 2008 (the '2008 Notes'). Interest on the 2008 Notes is payable semiannually, and the principal is payable in annual installments of $15,000 each commencing June 13, 2004, with a final installment payment of $15,000 due on June 13, 2008. If there is a default, the interest rate will be the greater of (i) 9.25% or (ii) 2.0% above the prime interest rate.

     The 2008 Notes are unsecured and are subject to various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios and levels of consolidated net worth and certain other provisions limiting the incurrence of additional debt and sale and leaseback transactions under the terms of the note purchase agreement. The 2008 Notes shall become secured if the Company Credit Agreement becomes secured as discussed in (d) below.

(d) In April 1996, the Company amended its credit agreement to: a) provide a term loan of French Franc 385,125 ($73,478 at current exchange rates), b) provide an unsecured revolving credit facility in an amount of $275,000, c) allow for the Camping Gaz acquisition and d) extend the maturity of the credit agreement (as amended, the 'Company Credit Agreement'). In connection with the Company recording the restructuring and other charges as discussed in Note 3 and lower than expected operating results, the Company further amended the Company Credit Agreement in October 1996 and again in March 1997.

     The Company Credit Agreement is available to the Company until April 30, 2001. The outstanding loans under the Company Credit Agreement bear interest at either of the following rates, as selected by the Company from time to time: (i) the higher of the agent's base lending rate or the federal funds rate plus .50% or (ii) the London Inter-Bank Offered Rate ('LIBOR') plus a margin ranging from .25% to 2.125% based on the Company's financial performance. If there is a default, the interest rate otherwise in effect will be increased by 2% per annum. The Company Credit Agreement also bears an overall facility fee ranging from .15% to .375% based on the Company's financial performance.

     The Company Credit Agreement contains various restrictive covenants including, without limitation, requirements for the maintenance of specified financial ratios, levels of consolidated net worth and profits, and certain other provisions limiting the incurrence of additional debt, purchase or redemption of the Company's common stock, issuance of preferred stock of the Company, and also prohibits the Company from paying any dividends until on or after January 1, 1999 and limits the amount of dividends the Company

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

9. LONG-TERM DEBT--(CONTINUED)

     may pay thereafter. The Company Credit Agreement also provides for a specific requirement relating to the Company's financial leverage at December 31, 1997 which, if not achieved, will result in the Company Credit Agreement becoming secured by the Company's assets. In addition, substantially all of the shares of the Company's common stock owned by Coleman Worldwide are pledged to secure indebtedness of Coleman Worldwide and of its parent, CLN Holdings Inc. The indentures governing this indebtedness contain various covenants including a covenant placing certain limitations on the Company's indebtedness.

     The aggregate scheduled amounts of long-term debt maturities in the years 1997 through 2001 are $747, $500, $2,357, $12,207, and $232,005, respectively.

10. INCOME TAXES

     The Company is included in the consolidated federal income tax return of Mafco and certain state tax returns of Mafco or its affiliates. For all periods presented, federal and state income taxes are provided as if the Company filed its own income tax returns. The accompanying consolidated balance sheet includes approximately $21,661 and $2,400 of federal and state income taxes receivable from affiliate at December 31, 1996 and 1995, respectively.

     For financial reporting purposes, (loss) earnings before income taxes, minority interest and extraordinary item include the following components:

                                               YEAR ENDED DECEMBER 31,
                                           --------------------------------
                                             1996        1995        1994
                                           --------    --------    --------
(Loss) earnings before income taxes,
  minority interest and extraordinary
  item:
  Domestic..............................   $(29,532)   $ 78,980    $ 70,602
  Foreign...............................    (20,769)    (14,434)    (22,375)
                                           --------    --------    --------
                                           $(50,301)   $ 64,546    $ 48,227
                                           --------    --------    --------
                                           --------    --------    --------

     Significant components of the provision for income tax (benefit) expense were as follow:

                                               YEAR ENDED DECEMBER 31,

                                           --------------------------------
                                             1996        1995        1994
                                           --------    --------    --------
Current:
  Federal...............................   $   (709)   $ 18,415    $  6,782
  State.................................       (334)      3,825       1,574
  Foreign...............................      3,454       3,853       2,248
                                           --------    --------    --------
       Total current....................      2,411      26,093      10,604
                                           --------    --------    --------
Deferred:
  Federal...............................    (10,686)     (3,104)      6,069
  State.................................     (2,178)       (725)      1,114
  Foreign...............................       (474)      2,215      (3,040)
                                           --------    --------    --------
       Total deferred...................    (13,338)     (1,614)      4,143
                                           --------    --------    --------
                                           $(10,927)   $ 24,479    $ 14,747
                                           --------    --------    --------
                                           --------    --------    --------

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

10. INCOME TAXES--(CONTINUED)

     The effective tax rate on (loss) earnings before income taxes, minority interest and extraordinary item varies from the current statutory federal income tax rate as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                               ------------------------------------
                                                    1996                       1995                       1994
                                           -----------------------    -----------------------    -----------------------
(Benefit) provision at statutory rate...            (35.0)%                     35.0%                      35.0%
State taxes, net........................             (4.6)                       2.5                        3.6
Recognition of permanent basis
  differences related to loss on
  restructuring of foreign investment...               --                         --                      (10.3)
Nondeductible amortization..............              5.0                        2.9                        3.4
Foreign operations......................              4.3                       (0.1)                      (2.5)
Valuation allowance.....................              7.0                         --                         --
Puerto Rico operations..................              0.4                       (2.6)                        --

Other, net..............................              1.2                        0.2                        1.4
                                                   ------                      -----                     ------
Effective tax rate (benefit)
  provision.............................            (21.7)%                     37.9%                      30.6%
                                                   ------                      -----                     ------
                                                   ------                      -----                     ------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                                        DECEMBER 31,
                                                                                     ------------------
                                                                                      1996       1995
                                                                                     -------    -------
Deferred tax assets:
  Postretirement benefits other than pensions.....................................   $12,370    $11,986
  Reserves for self-insurance and warranty costs..................................     6,678      4,777
  Pension liabilities.............................................................     8,828      4,942
  Inventory.......................................................................     8,245      5,579
  Net operating loss carryforwards................................................    14,875      3,103
  Impaired assets.................................................................        --     10,068
  Other, net......................................................................    24,026      5,555
                                                                                     -------    -------
       Total deferred tax assets..................................................    75,022     46,010
Valuation allowance...............................................................    (7,501)        --
                                                                                     -------    -------
       Net deferred tax assets....................................................    67,521     46,010
                                                                                     -------    -------
Deferred tax liabilities:
  Depreciation....................................................................    18,248     17,611
  Other, net......................................................................     7,675      5,125
                                                                                     -------    -------
       Total deferred tax liabilities.............................................    25,923     22,736
                                                                                     -------    -------
          Net deferred tax assets.................................................   $41,598    $23,274
                                                                                     -------    -------
                                                                                     -------    -------

     During 1996, the Company increased the valuation allowance related to certain foreign deferred tax assets due to uncertainties over realization. At December 31, 1996, the Company had net operating loss carryforwards ('NOL's') of approximately $42,677 for certain foreign income tax purposes. These NOL's expire beginning in 1999.

     The Company has not provided for taxes on undistributed foreign earnings of approximately $16,904 at December 31, 1996 as the Company intends to permanently reinvest these earnings in the future growth of the business. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

11. RELATED PARTY TRANSACTIONS

     In 1996, the Company entered into an agreement with an affiliate in which the Company realized approximately $1,800 of net tax benefits associated with certain foreign tax net operating loss carry forwards that had not previously been recognized.

     The Company provided management services to certain affiliates pursuant to a management agreement through June 30, 1995. The consolidated financial statements reflect the management fees as a reduction in selling, general and administration expenses. For the years ended December 31, 1995 and 1994, management fees earned by the Company were $2,400 and $4,800, respectively.

     MacAndrews & Forbes provides the Company, at the Company's request, with certain allocated services, pursuant to a services agreement. These allocated services are purchased by MacAndrews & Forbes from third party providers on behalf of the Company. Such services include professional services, such as legal and accounting, insurance coverage and other services. The Company reimburses MacAndrews & Forbes for that portion of amounts due to third party providers as is allocable to the services purchased for and provided to the Company and reimburses MacAndrews & Forbes for their other out-of-pocket expenses incurred in connection with providing such services. The Company participates in certain of Holdings' insurance programs, including health and life insurance, workers' compensation, and liability insurance. The Company's expense represents its expected costs for self-insured retentions and premiums for excess coverage insurance. The expense was $13,923, $9,874, and $10,586 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company purchases and sells products from and to certain affiliates. These amounts are not, in the aggregate, material.

12. EMPLOYEE BENEFIT PLANS

  Pension Plans:

     Holdings maintains pension and other retirement plans in various forms covering employees of the Company who meet eligibility requirements. The U.S. salaried retirement plan is a non-contributory defined benefit plan and provides benefits based on a formula of each participant's final average pay and years of service. The U.S. hourly pension plan is a non-contributory defined benefit plan and contains a flat benefit formula. The salaried and hourly plans provide reduced benefits for early retirement and the salaried plan takes into account offsets for Social Security benefits. The Company's policy is to contribute annually the minimum amount required pursuant to the Employee Retirement Income Security Act, as amended.

     Holdings also has an unfunded excess benefit plan covering certain of the Company's U.S. employees whose benefits under the plans described above are limited by provisions of the Internal Revenue Code. The following table reconciles the funded status of the pension plans with the amount recognized in the Company's consolidated balance sheets as of the dates indicated:

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
Actuarial present value of benefit obligation:
  Accumulated benefit obligation, including vested
     benefits of $18,686 and $15,282..............   $(21,933)   $(17,588)
                                                     --------    --------
                                                     --------    --------
Projected benefit obligation for service rendered
  to date.........................................   $(37,092)   $(32,284)
Plan assets at fair value.........................     16,197       9,696
                                                     --------    --------
Projected benefit obligation in excess of plan
  assets..........................................    (20,895)    (22,588)
Unrecognized prior service cost...................         50          57
Unrecognized net loss.............................      7,999       8,869
                                                     --------    --------
Accrued pension cost..............................    (12,846)    (13,662)
                                                     --------    --------
Amount reflected as an intangible asset...........       (288)         --
Amount reflected as minimum pension liability
  adjustment......................................       (470)         --
                                                     --------    --------
Amount reflected as pension liability.............   $(13,604)   $(13,662)
                                                     --------    --------
                                                     --------    --------

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The rate of increase in future compensation levels reflected in such determination was 5% as of December 31, 1996 and 1995. The expected long-term rate of return on assets was 9% as of December 31, 1996, 1995 and 1994. Plan assets consist primarily of common stock, mutual funds and fixed income securities stated at fair market value, and cash equivalents stated at cost, which approximates fair market value. Unrecognized items are being recognized over the estimated remaining service lives of active employees.

     Net pension expense includes the following components:

                                            YEAR ENDED DECEMBER 31,
                                           --------------------------
                                            1996      1995      1994
                                           ------    ------    ------
Service cost-benefits attributed to
  service during the year...............   $3,098    $2,125    $2,051
Interest cost on projected benefit
  obligation............................    2,442     2,004     1,554
Actual return on plan assets............   (1,490)   (1,347)      391
Net amortization and deferrals..........      844       834      (750)
                                           ------    ------    ------
Net pension expense.....................   $4,894    $3,616    $3,246
                                           ------    ------    ------
                                           ------    ------    ------

  Savings Plan:

     In January 1990, Holdings initiated an employee savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all of the Company's full-time U.S. employees and allows employees to contribute up to 10% of their salary to the plan. The Company matches, at a 33 1/3% rate, employee contributions of up to 6% of their salary. Amounts charged to expense for matching contributions were $1,314, $1,165, and $927 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Retiree Health Care and Life Insurance:

     The Company, through Holdings, provides certain unfunded health and life insurance benefits for certain retired employees. Approximately 53 percent of the Company's U.S. employees may become eligible for these benefits if they reach retirement age while working for the Company.

     The following table reconciles the funded status of the Company's allocable portion of Holdings' postretirement benefit plans with the amount recognized in the Company's consolidated balance sheets as of the dates indicated:


                                               DECEMBER 31,
                                           --------------------
                                             1996        1995
                                           --------    --------
Accumulated postretirement benefit
  obligation:
  Retirees..............................   $ (6,682)   $ (6,660)
  Fully eligible active plan
     participants.......................     (3,015)     (2,991)
  Other active plan participants........    (10,664)    (10,904)
                                           --------    --------
Total accumulated postretirement benefit
  obligation............................    (20,361)    (20,555)
Unrecognized transition benefit.........     (3,973)     (4,239)
Unrecognized prior service cost.........       (492)       (580)
Unrecognized net (gain) loss............       (976)        936
                                           --------    --------
Net postretirement benefit liability....   $(25,802)   $(24,438)
                                           --------    --------
                                           --------    --------

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     Net periodic postretirement benefit expense includes the following components:

                                            YEAR ENDED DECEMBER 31,
                                           --------------------------
                                            1996      1995      1994
                                           ------    ------    ------
Service cost-benefits attributed to
  service during the year...............   $1,044    $  756    $  901
Interest cost on accumulated
  postretirement benefit obligation.....    1,454     1,352     1,268
Amortization of transition benefit and
  other net gains.......................     (354)     (455)     (354)
                                           ------    ------    ------
Net periodic postretirement benefit
  expense...............................   $2,144    $1,653    $1,815
                                           ------    ------    ------

                                           ------    ------    ------

     The discount rate used in determining the accumulated postretirement benefit obligation ('APBO') was 7.5% and 7.25% as of December 31, 1996 and 1995, respectively. The assumed health care cost trend rate used in measuring the APBO at December 31, 1996 was 8% starting in 1997, then gradually decreasing to 5% by the year 2003 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amount of the obligation and periodic benefit expense reported. An increase in the assumed health care cost trend rates by 1% in each year would increase the APBO as of December 31, 1996 by approximately 18% and the service and interest cost components of net periodic postretirement benefit expense by approximately 23%.

  Stock Option Plan:

     The Company adopted The Coleman Company, Inc. 1992 Stock Option Plan (the '1992 Stock Option Plan') prior to the effective date of the IPO. During 1993, the shareholders approved the 1993 Stock Option Plan (the '1993 Stock Option Plan') and during 1996, the shareholders approved The Coleman Company, Inc. 1996 Stock Option Plan (the '1996 Stock Option Plan'). Under the terms of the 1992 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Stock Option Plan (collectively the 'Stock Option Plans'), incentive stock options ('ISOs'), non-qualified stock options ('NQSOs') and stock appreciation rights ('SARs') may be granted to key employees of the Company and any of its affiliates from time to time. Stock options have been granted under the Stock Option Plans with vesting terms and maximum terms of approximately five years and ten years, respectively. The aggregate number of shares of common stock as to which options and rights may be granted under the Stock Option Plans may not exceed 4,700,000.

     The following table summarizes the stock option transactions under the Stock Option Plans:

                                                    1996                      1995                      1994
                                           ----------------------    ----------------------    ----------------------
                                                        WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                         AVERAGE                   AVERAGE                   AVERAGE
                                                        EXERCISE                  EXERCISE                  EXERCISE
                                            OPTIONS       PRICE       OPTIONS       PRICE       OPTIONS       PRICE
                                           ---------    ---------    ---------    ---------    ---------    ---------
Outstanding--January 1,.................   2,572,930     $ 15.25     2,310,888     $ 14.03     1,256,540     $ 12.61
  Granted:
     at market price....................     294,000       19.73       637,000       17.89     1,272,450       15.13
     above market price.................     381,000       15.00            --          --            --          --
  Exercised.............................    (154,890)      12.17      (325,748)      12.09       (53,362)      10.12
  Forfeited.............................     (75,410)      14.19       (49,210)      13.14      (164,740)      12.98
                                           ---------                 ---------                 ---------
Outstanding--December 31,...............   3,017,630       15.84     2,572,930       15.25     2,310,888       14.03
                                           ---------                 ---------                 ---------
                                           ---------                 ---------                 ---------
Exercisable--December 31,...............     513,440       13.25       413,526       12.84       488,488       12.15

                                           ---------                 ---------                 ---------
                                           ---------                 ---------                 ---------
Weighted-average fair value of options
  granted during the year:
     at market price....................   $    6.62                 $    7.13
                                           ---------                 ---------
                                           ---------                 ---------
     above market price.................   $    3.21                        --
                                           ---------                 ---------
                                           ---------                 ---------

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

12. EMPLOYEE BENEFIT PLANS--(CONTINUED)

     The following table summarizes information concerning currently outstanding and exercisable options at December 31, 1996:

                    OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
------------------------------------------------------------     -------------------------
                                    WEIGHTED-
                                     AVERAGE       WEIGHTED-                     WEIGHTED-
                                    REMAINING       AVERAGE                       AVERAGE
   RANGE OF          NUMBER        CONTRACTUAL     EXERCISE        NUMBER        EXERCISE
EXERCISE PRICES    OUTSTANDING        LIFE           PRICE       EXERCISABLE       PRICE
---------------    -----------     -----------     ---------     -----------     ---------
$9.75-$14.32          770,630       1.59 years      $ 13.05        393,440        $ 12.71
$14.33-$15.13         606,000       7.32              14.98        120,000          15.06
$15.14-$16.30         755,000       7.92              16.06             --             --
$16.31-$23.13         886,000       8.86              18.65             --             --
                   -----------                                   -----------
$9.75-$23.13        3,017,630       6.46                           513,440
                   -----------                                   -----------
                   -----------                                   -----------

     As described in Note 1, the Company follows APB 25 in accounting for its stock compensation arrangements. Pro forma financial information regarding net income and earnings per share is required by FASB Statement No. 123, 'Accounting for Stock-Based Compensation' ('FAS 123'), and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123. The fair value of ISOs and NQSOs granted during 1996 and 1995 were estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 6.11% and 5.91% for 1996 and 1995, respectively, dividend yield of 0.0%, volatility of the expected market price of the Company's common stock of 20.2% and 30.8% for 1996 and 1995, respectively, and a weighted-average expected life of the option of 5.5 years.

     FAS 123 requires the use of option valuation models, one of which is the Black-Scholes model, that were not developed for use valuing ISOs or NQSOs. Further, these option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. In management's opinion, based on the above, the existing models do not necessarily provide a reliable single measure of the fair value of its ISOs or NQSOs.

     The following summarized, unaudited pro forma results of operations assume the estimated fair value of the ISOs and NQSOs granted in 1996 and 1995 is amortized to expense over the ISOs' and NQSOs' vesting period. FAS 123 does not require disclosure of the effect of any grants of stock based compensation prior to 1995 and, therefore, the pro forma effect on net earnings of FAS 123 is not representative of the pro forma effect on net earnings in future years.

                                                      YEAR ENDED DECEMBER
                                                              31,
                                                     ----------------------
                                                       1996          1995
                                                     --------      --------
Pro forma net (loss) earnings.....................   $(42,760)     $ 39,009
Pro forma net (loss) earnings per common share....   $  (0.80)     $   0.73

13. COMMITMENTS AND CONTINGENCIES

  Leases:

     The Company leases manufacturing, administrative and sales facilities and various types of equipment under operating lease agreements expiring through 2007. Rental expense was $14,164, $11,526, and $9,520 for the years ended December 31, 1996, 1995 and 1994, respectively. Minimum rental commitments under all noncancellable operating leases with remaining lease terms in excess of one year from December 31, 1996, aggregated $43,573; such commitments for each of the five years subsequent to December 31, 1996 are $12,379, $11,135, $6,189, $4,296, and $2,619, respectively, and $6,955 thereafter.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)


13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     The Company leases its Hastings, Nebraska facility and the corporate office building in Denver, Colorado under agreements which give the Company the right, subject to certain qualifications, to renew, terminate, or purchase the properties. Upon termination, the Company has guaranteed the lessor certain residual values.

  Environmental Matters:

     The Company is subject to various environmental regulations and has adopted an environmental policy designed to ensure the Company operates in full compliance with applicable environmental regulations and, where appropriate, the Company's own internal standards. Coleman has also undertaken an environmental compliance audit program. The Company makes expenditures it believes are necessary to comply with environmental management practices. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate, were not significant in 1996, and are not expected to be significant in the foreseeable future. Coleman has established reserves for various environmental matters to cover the estimated costs of the investigations, remedial activities and litigation.

  Other:

     The Company and Holdings are involved in various claims and legal actions arising in the ordinary course of business. The Company believes the ultimate disposition of these matters is not expected to have a material adverse effect on the Company's consolidated financial condition or results of operations. The Company has entered into a cross-indemnification agreement with Holdings pursuant to which it will indemnify Holdings against all liabilities related to businesses transferred to the Company, and Holdings will indemnify the Company against all liabilities of Holdings other than liabilities related to the businesses transferred to the Company.

     The Company is also party to a license agreement which requires payments of minimum guaranteed royalties aggregating to $8,225 at December 31, 1996; such commitments for each of the four years remaining under the agreement subsequent to December 31, 1996 are $933, $1,768, $2,454, and $3,070, respectively.

14. SIGNIFICANT CUSTOMERS

     The Company's U.S. and Canadian operations have one significant customer which accounted for approximately 15%, 19%, and 21% of net revenues in the years ended December 31, 1996, 1995 and 1994, respectively.

15. CASH FLOW REPORTING

     The Company uses the indirect method to report cash flows from operating activities. Interest paid was $37,608, $23,976, and $11,933 and income taxes paid were $7,041, $12,246, and $27,411 for the years ended December 31, 1996, 1995 and 1994, respectively. Certain non-cash transactions relating to acquisitions and the issuance of long-term debt have been reported in Notes 2 and 9.


16. PREFERRED STOCK

     The Company has authorized 20,000,000 shares of preferred stock, par value $0.01 per share. The Company's Certificate of Incorporation authorizes the Board of Directors to provide for the issuance of a series of preferred stock, to establish the number of shares of each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)

17. GEOGRAPHIC SEGMENTS

     The Company designs, manufactures and markets a wide variety of multiuse products and accessories, which are primarily marketed through independent retail markets, for the outdoor recreation and hardware consumers. The Company is a leading manufacturer and marketer of brand name consumer products for the camping and related outdoor recreation markets in the United States, Canada, Europe, and Japan.

     Operating profit, as indicated below, represents net revenues less operating expenses and amortization of goodwill. Generally, sales between geographic areas are made at cost plus a share of operating profit. Identifiable assets are those used by each geographic segment. Corporate assets are principally cash, certain property and equipment, income tax refunds receivable--affiliate, and deferred charges. The geographic segment presentation has been restated for the years ended December 31, 1995 and 1994 to reflect the European segment which became a significant segment for the year ended December 31, 1996, primarily due to the impact of the Camping Gaz operations.

     Information related to the Company's geographic segments is as follows:

                                                YEAR ENDED DECEMBER 31,
                                           ----------------------------------
                                              1996         1995        1994
                                           ----------    --------    --------
Net revenues:
  Domestic--U.S.........................   $  916,260    $716,018    $566,098
          --Export......................       91,125      90,434      93,917
  Europe................................      168,780      52,233      52,461
  Other foreign.........................      219,350     169,836     121,545
  Eliminations..........................     (175,299)    (94,947)    (82,441)
                                           ----------    --------    --------
                                           $1,220,216    $933,574    $751,580

                                           ----------    --------    --------
                                           ----------    --------    --------
Operating profit:
  Domestic (a)..........................   $   19,915    $120,915    $ 94,773
  Europe (b)............................      (17,505)     (3,241)    (23,203)
  Other foreign (c).....................        4,027     (10,540)      2,222
                                           ----------    --------    --------
                                                6,437     107,134      73,792
Corporate expenses......................      (18,011)    (18,043)    (12,191)
Interest expense........................      (38,727)    (24,545)    (13,374)
                                           ----------    --------    --------
(Loss) earnings before income taxes,
  minority interest and extraordinary
  item..................................   $  (50,301)   $ 64,546    $ 48,227
                                           ----------    --------    --------
                                           ----------    --------    --------
Identifiable assets:
  Domestic..............................   $  782,373    $696,681    $559,599
  Europe................................      247,412      70,478      72,908
  Other foreign.........................       83,033      59,107      54,573
Corporate...............................       47,268      18,221      25,185
                                           ----------    --------    --------
                                           $1,160,086    $844,487    $712,265
                                           ----------    --------    --------
                                           ----------    --------    --------

------------------
(a) Includes $49,257 of restructuring and other charges in 1996.

(b) Includes $20,002 of restructuring and other charges in 1996 and $17,956 related to the German Restructuring in 1994.

(c) Includes $4,941 of restructuring and other charges in 1996 and $12,289 of asset impairment charges in 1995.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

18. QUARTERLY FINANCIAL SUMMARIES (UNAUDITED)

     Summarized quarterly financial data for 1996 and 1995 are as follow:

                                                                    QUARTER ENDED
                                           ---------------------------------------------------------------
                                           MARCH 31,    JUNE 30,    SEPTEMBER 30,(a)    DECEMBER 31,(b)(c)

                                           ---------    --------    ----------------    ------------------
1996
  Net revenues..........................   $ 273,560    $452,654        $269,607             $224,395
  Gross profit..........................      80,966     137,538          39,894               33,321
  Earnings (loss) before extraordinary
     item...............................      15,039      28,046         (48,458)             (35,873)
  Net earnings (loss)...................      15,039      27,399         (48,458)             (35,873)
  Earnings (loss) per share:
     Earnings (loss) before
       extraordinary item...............   $    0.28    $   0.53        $  (0.91)            $  (0.67)
  Net earnings (loss)...................        0.28        0.52           (0.91)               (0.67)

1995
  Net revenues..........................   $ 224,024    $311,281        $211,817             $186,452
  Gross profit..........................      68,496      99,575          65,932               50,144
  Earnings (loss) before extraordinary
     item...............................      13,247      27,594           9,056               (9,830)
  Net earnings (loss)...................      13,247      27,594           8,269               (9,830)
  Earnings (loss) per share:
     Earnings (loss) before
       extraordinary item...............   $    0.25    $   0.52        $   0.17             $  (0.18)
  Net earnings (loss)...................        0.25        0.52            0.16                (0.18)

------------------
(a) For the third quarter of 1996, the gross profit amount includes $33,567 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $44,495 related to restructuring and other charges.

(b) For the fourth quarter of 1996, the gross profit amount includes $10,438 of restructuring and other charges. The loss before extraordinary item and net loss amounts include an after tax charge of $8,021 related to restructuring and other charges.

(c) For the fourth quarter of 1995, the gross profit amount includes $7,599 of income as a result of adopting the provisions of EITF 95-2. The loss before extraordinary item and net loss amounts include an after tax asset impairment charge of $9,856 as a result of adopting FAS 121 and an after tax credit of $3,796 as a result of adopting the provisions of EITF 95-2.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                JUNE 30,
                                                                  1997
                                                               ----------
                           ASSETS

Current assets:
  Cash and cash equivalents.................................   $   17,047
  Accounts and notes receivable, less allowance of $9,262...      312,238
  Inventories...............................................      252,880
  Deferred tax assets.......................................       40,040
  Prepaid assets and other..................................       15,734
                                                               ----------
     Total current assets...................................      637,939
Property, plant and equipment, net..........................      180,161
Intangible assets related to businesses acquired, net.......      326,683
Deferred tax assets and other...............................       31,275
                                                               ----------
                                                               $1,176,058
                                                               ----------
                                                               ----------

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts and notes payable................................   $  202,559
  Other current liabilities.................................      126,789
                                                               ----------
     Total current liabilities..............................      329,348
Long-term debt..............................................      522,819
Other liabilities...........................................       62,299
Minority interest...........................................        1,904
Contingencies...............................................
Stockholders' equity:
  Common stock..............................................          534
  Additional paid-in capital................................      170,739
  Retained earnings.........................................       93,650
  Currency translation adjustment...........................       (4,614)
  Minimum pension liability adjustment......................         (621)
                                                               ----------
     Total stockholders' equity.............................      259,688
                                                               ----------
                                                               $1,176,058
                                                               ----------
                                                               ----------

            See Notes to Condensed Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                           SIX MONTHS
                                                         ENDED JUNE 30,
                                                     ----------------------
                                                        1997         1996
                                                     ----------    --------
Net revenues......................................   $  678,978    $726,214
Cost of sales.....................................      496,023     507,710
                                                     ----------    --------
Gross profit......................................      182,955     218,504
Selling, general and administrative expenses......      135,984     125,653
Interest expense, net.............................       21,739      18,813
Amortization of goodwill and deferred charges.....        5,627       5,144
Other expense, net................................          797         657
                                                     ----------    --------
Earnings before income taxes, minority interest
  and extraordinary item..........................       18,808      68,237
Income tax expense................................        7,147      23,201
Minority interest in earnings of Camping Gaz......          843       1,951
                                                     ----------    --------
Earnings before extraordinary item................       10,818      43,085
Extraordinary loss on early extinguishment of
  debt, net of income tax benefit.................           --        (647)
                                                     ----------    --------
Net earnings......................................   $   10,818    $ 42,438
                                                     ----------    --------
                                                     ----------    --------
Earnings per share:
  Earnings before extraordinary item..............   $     0.20    $   0.81
  Extraordinary item..............................           --       (0.01)
                                                     ----------    --------
Net earnings......................................   $     0.20    $   0.80
                                                     ----------    --------
                                                     ----------    --------
Weighted average common shares outstanding........       53,285      53,178
                                                     ----------    --------
                                                     ----------    --------

            See Notes to Condensed Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          SIX MONTHS
                                                        ENDED JUNE 30,
                                                     ---------------------
                                                       1997        1996
                                                     --------    ---------
Cash Flows From Operating Activities:
Net earnings......................................   $ 10,818    $  42,438
                                                     --------    ---------
Adjustments to reconcile net earnings to net cash
  flows from operating activities:
     Depreciation and amortization................     19,393       17,112
     Non-cash restructuring and other charges.....      9,897           --
     Extraordinary loss on early extinguishment of
      debt........................................         --        1,078
     Minority interest in earnings of Camping
      Gaz.........................................        843        1,951
     Change in assets and liabilities:
       Increase in receivables....................    (83,057)    (141,964)
       Decrease (increase) in inventories.........     27,526      (14,318)
       Increase in accounts payable...............     19,992       24,298
       Other, net.................................      3,272       23,055
                                                     --------    ---------
                                                       (2,134)     (88,788)
                                                     --------    ---------
Net cash provided (used) by operating
  activities......................................      8,684      (46,350)
                                                     --------    ---------
Cash Flows from Investing Activities:
  Capital expenditures............................    (12,660)     (18,803)
  Purchases of businesses, net of cash acquired...         --     (158,228)
  Proceeds from sale of fixed assets..............      2,815          433
                                                     --------    ---------
Net cash used by investing activities.............     (9,845)    (176,598)
                                                     --------    ---------
Cash Flows from Financing Activities:
  Net payments of revolving credit agreement
     borrowings...................................    (49,959)     (31,996)
  Net change in short-term borrowings.............     51,594       24,068
  Proceeds from issuance of long-term debt........         --      235,000
  Repayment of long-term debt.....................     (2,376)      (5,917)
  Debt issuance and refinancing costs.............       (766)      (1,765)
  Purchases of Company common stock...............         --       (2,329)
  Proceeds from stock options exercised...........      1,443        1,655
                                                     --------    ---------
Net cash (used) provided by financing
  activities......................................        (64)     218,716
                                                     --------    ---------

Effect of exchange rate changes on cash...........        973        3,531
                                                     --------    ---------
Net decrease in cash and cash equivalents.........       (252)        (701)
Cash and cash equivalents at beginning of the
  period..........................................     17,299       12,065
                                                     --------    ---------
Cash and cash equivalents at end of the period....   $ 17,047    $  11,364
                                                     --------    ---------
                                                     --------    ---------

            See Notes to Condensed Consolidated Financial Statements

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF FINANCIAL STATEMENT PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of The Coleman Company, Inc. ('Coleman' or the 'Company') include the accounts of the Company and its subsidiaries after elimination of all material intercompany accounts and transactions, and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected in future periods. The balance sheet at December 31, 1996 has been derived from the audited financial statements for that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1996.

2. INVENTORIES

     The components of inventories consist of the following:

                                                                         JUNE 30,    DECEMBER 31,
                                                                           1997          1996
                                                                         --------    ------------
Raw material and supplies.............................................   $ 67,937      $ 82,399
Work-in-process.......................................................     11,569        12,878
Finished goods........................................................    173,374       192,225
                                                                         --------    ------------
                                                                         $252,880      $287,502
                                                                         --------    ------------
                                                                         --------    ------------

3. RESTRUCTURING AND OTHER CHARGES

     During the six months ended June 30, 1997, the Company recorded restructuring and other charges totaling $22,551 and related tax benefits of $8,569. The second quarter pre-tax restructuring charge of $18,623 related primarily to (i) exiting various low margin products, including pressure washers, (ii) closing and relocating certain administrative and sales offices, and (iii) closing several manufacturing facilities. These restructuring initiatives are expected to be substantially completed within one year. Pre-tax restructuring and other costs totaling $3,928 were recorded, primarily selling, general and administrative ('SG&A') expenses, in the first quarter of 1997 and related primarily to executive severance costs.

     The costs associated with the second quarter restructuring charge included pre-tax charges of $12,919 related to exiting certain products and facilities of which $10,261 was reflected in cost of sales and $2,658 in SG&A expenses. Included in this restructuring charge was $8,632 of pre-tax charges related primarily to the write down of inventory and fixed assets to estimated net realizable value, and $4,287 of liabilities for other exit costs, including carrying costs of idle facilities and relocation costs, of which $1,134 was paid as of June 30, 1997.

     The costs associated with the second quarter restructuring charge also included $5,704 of termination costs for 389 factory and administrative employees of which $1,141 was reflected in cost of sales and $4,563 in SG&A expenses. As of June 30, 1997, $1,763 of these termination benefits were paid to the 234 employees who were terminated as of that date.

     During 1996, the Company recorded restructuring charges primarily to (i) integrate the Camping Gaz and Coleman operations, and (ii) exit certain products. Activities associated with the implementation of those plans are substantially completed or are in process at June 30, 1997. Remaining liabilities of approximately $8,500 at June 30, 1997, relate primarily to anticipated returns of discontinued products and to closing certain factory, warehouse and office facilities.

                   THE COLEMAN COMPANY, INC. AND SUBSIDIARIES

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

4. RELATED PARTY TRANSACTION

     As of March 31, 1997, the Company purchased an inactive subsidiary from an affiliate for $1,000. The Company expects to realize certain foreign tax benefits from this transaction in future years. The Company has accounted for this transaction in a manner similar to a pooling-of-interests due to the Mafco Holdings Inc. common control over each of the parties involved in the transaction. The $2,608 excess value of estimated realizable tax benefits acquired over the purchase price has been accounted for as a capital contribution.

5. RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, 'Earnings per Share' ('FAS 128'), which specifies the computation, presentation, and disclosure requirements for earnings per share with the objective to simplify the computation of earnings per share. FAS 128 is effective for financial statements for periods ending after December 15, 1997 and earlier application is not permitted. After the effective date, all prior period earnings per share data shall be restated to conform with the provisions of FAS 128. The adoption of FAS 128 is not expected to have a material impact on the Company's earnings per share data.

            ------------------------------------------------------
            ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES TO ANYONE OR BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------

                                                 PAGE
                                                 ----
Available Information..........................    3
Prospectus Summary.............................    4
Risk Factors...................................   19
Use of Proceeds................................   26
Capitalization.................................   27
Price Range of Coleman Common Stock............   28
Pro Forma Financial Data.......................   29
Selected Historical Financial Data.............   31
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................   33
The Exchange Offer.............................   43
Business.......................................   49
Management.....................................   57
Ownership of Common Stock......................   65
Relationship with MacAndrews & Forbes and
  Related Transactions.........................   66
Description of Other Indebtedness..............   69
Description of the Notes.......................   73
Certain U.S. Federal Income Tax
  Considerations...............................  100
Book-Entry; Delivery and Form..................  102
Plan of Distribution...........................  103
Legal Matters..................................  104
Experts........................................  104

Index to Consolidated Financial Statements.....  F-1

UNTIL               , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

            ------------------------------------------------------
            ------------------------------------------------------


            ------------------------------------------------------
            ------------------------------------------------------

                                  $732,035,000


                                    [LOGO]

                               CLN HOLDINGS INC.
                               (FORMERLY KNOWN AS
                             COLEMAN ESCROW CORP.)

                       $600,475,000 SENIOR SECURED FIRST
                        PRIORITY DISCOUNT EXCHANGE NOTES
                                    DUE 2001

                       $131,560,000 SENIOR SECURED SECOND
                        PRIORITY DISCOUNT EXCHANGE NOTES
                                    DUE 2001

                                GUARANTEED ON A
                             NON-RECOURSE BASIS BY
                         COLEMAN WORLDWIDE CORPORATION

                    ----------------------------------------

                                   PROSPECTUS

                    ----------------------------------------


                                          , 1997

            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is a table of the SEC registration fee and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement:

SEC registration fee..................................................   $142,427
Printing and engraving expenses.......................................    227,000
Legal fees and expenses...............................................    250,000
Accounting fees and expenses..........................................     25,000
Miscellaneous.........................................................      5,573
                                                                         --------
Total.................................................................   $650,000
                                                                         --------
                                                                         --------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     In accordance with Section 145 of the General Corporation Law of the State of Delaware (the 'Delaware Corporation Law'), Article VIII of each undersigned Registrant's bylaws, copies of which are filed as Exhibits 3.3 and 3.4, respectively, to this Registration Statement, provides that such Registrant will indemnify any persion who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Registrant) by reason of the fact that he is or was a director or officer of such Registrant, or is or was a director or officer of such Registrant serving at the request of such Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VIII of each undersigned Registrant's bylaws also provides that such Registrant will indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of such Registrant, or is or was a director or officer of such Registrant serving at the request of such Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Registrant; except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     In accordance with Section 102(b)(7) of the Delaware Corporation Law, Article Sixth of the Certificate of Incorporation of each Registrant, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, provides that no director of such Registrant shall be personally liable to such Registrant or its shareholders for monetary damages for any breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of CLN Holdings Inc. (the 'Issuer'), which is one of the undersigned Registrants, on May 8, 1997, Coleman (Parent) Holdings Inc. contributed 1,000 shares of common stock, par value $1.00 per share, of Coleman Holdings Inc. (prior to its merger with and into the Issuer in July 1997) to the Issuer in exchange for 1,000 shares of common stock of the Issuer. On May 20, 1997, the Issuer sold $600,475,000 aggregate principal amount at maturity of Old First Priority Notes and $131,560,000 aggregate principal amount at maturity of Old Second Priority Notes to Bear, Stearns & Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation (collectively, the 'Initial Purchasers') for $390,002,508 and $80,004,267, less a discount to the Initial Purchasers of $9,750,063 and $2,000,107, respectively. The Old First Priority Notes and the Old Second Priority Notes were guaranteed on a non-recourse basis by Coleman Worldwide Corporation ('Coleman Worldwide'), one of the undersigned Registrants. Such transactions were exempt from the registration requirements of the Securities Act of 1933, as amended (the 'Securities Act'), in reliance on Section 4(2) of such Act on the basis that such transactions did not involve a public offering. In accordance with the aggreement pursuant to which the Initial Purchasers purchased the Old Notes, the

Initial Purchasers agreed to offer and sell such notes only to 'qualified institutional buyers' (as defined in Rule 144A under the Securities Act) and to a limited number of institutional 'accredited investors' (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Except for the transactions described above, there have not been any recent sales of unregistered securities by the Registrants.

ITEM 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------
  *3.1       --   Certificate of Incorporation of the Issuer, filed with the Secretary of State of the State of
                  Delaware on May 7, 1997.
  *3.2       --   Certificate of Ownership and Merger of Coleman Holdings Inc., merging Coleman Holdings Inc. with and into Coleman Escrow Corp., as filed with the Secretary of State of the State of Delaware on
                  July 15, 1997.
  *3.3       --   Certificate of Amendment of the Certificate of Incorporation of Coleman Holdings Inc., as filed with the Secretary of State of the State of Delaware on September 4, 1997.
   3.4       --   Certificate of Incorporation of Coleman Worldwide, filed with the Secretary of State of the State of Delaware on March 12, 1993 (incorporated by reference to Exhibit 3.1 to the Coleman Worldwide
                  Corporation 1993 Annual Report on Form 10-K).
  *3.5       --   By-Laws of the Issuer, as adopted on May 7, 1997.
   3.6       --   By-Laws of Coleman Worldwide, as adopted on March 12, 1993 (incorporated by reference to Exhibit
                  3.2 to the Coleman Worldwide Corporation 1993 Annual Report on Form 10-K).
   4.1       --   Indenture, dated as of May 20, 1997, by and among the Issuer, Coleman Worldwide (only with respect to the non-recourse guaranty and certain collateral security agreements contained in Articles X and
                  XI thereof) and First Trust National Association, as Trustee, relating to the Senior Secured First
                  Priority Discount Notes due 2001, the Senior Secured Second Priority Discount Notes due 2001, the
                  Senior Secured First Priority Discount Exchange Notes due 2001 and the Senior Secured Second
                  Priority Discount Exchange Notes due 2001 (incorporated by reference to Exhibit (a) to the
                  Transaction Statement on Schedule 13E-3 of Coleman Worldwide).
  *4.2       --   Registration Agreement, dated as of May 20, 1997, among Coleman Escrow Corp. and Bear, Stearns &
                  Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation.
   4.3       --   Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc. Form 10-Q for the period ended June 30,
                  1995).

                                EXHIBIT INDEX

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------
   4.4       --   Amendment No. 1 dated as of April 30, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent and the Co-Agents (incorporated by reference to Exhibit 4.1 to The Coleman Company, Inc. Form
                  10-Q for the period ended March 31, 1996).
   4.5       --   Amendment No. 2 dated as of April 30, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended March 31, 1996).
   4.6       --   Amendment No. 3 dated as of May 29, 1996 to the Amended and Restated Credit Agreement, dated as of
                  August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.1 to The Coleman Company, Inc.
                  Form 10-Q for the period ended September 30, 1996).
   4.7       --   Amendment No. 4 dated as of October 25, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended September 30, 1996).
   4.8       --   Amendment No. 5 dated as of March 7, 1996 to the Amended and Restated Credit Agreement, dated as of
                  August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.6 to The Coleman Company, Inc.
                  1996 Annual Report on Form 10-K).
   4.9       --   Purchase Agreement dated as of August 3, 1995 among the Company and purchasers party thereto
                  (incorporated by reference to Exhibit 4.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1995).
   4.10      --   Note Purchase Agreement dated as of May 1, 1996 among the Company and the Purchasers party thereto
                  (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June
                  28, 1996).
   4.11      --   Specimen copy of definitive certificate of Common Stock of The Coleman Company, Inc., par value
                  $.01 per share (incorporated by reference to Exhibit 4.4 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
   4.12      --   Indenture dated as of May 27, 1993 between Coleman Worldwide and Continental Bank National
                  Association, as Trustee (incorporated by reference to Exhibit 4.10 to the Coleman Holdings Inc.
                  Registration Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
   4.13      --   Escrow and Pledge Agreement dated as of May 27, 1993 among Coleman Worldwide and the Trustee, as
                  Escrow Agent (incorporated by reference to Exhibit 4.2 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
   4.14      --   Worldwide Non-Recourse Guaranty dated as of May 27, 1993 (incorporated by reference to Exhibit 4.6 to the Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August
                  6, 1993).
   4.15      --   Worldwide Pledge Agreement dated as of May 27, 1993 between Coleman Worldwide and the Agent
                  (incorporated by reference to Exhibit 4.7 to the Coleman Holdings Inc. Registration Statement Form
                  S-1 (File No. 33-67058), filed on August 6, 1993).

   4.16      --   Indenture dated as of July 15, 1993 between Coleman Holdings Inc., Coleman Worldwide, as guarantor, and the Trustee (incorporated by reference to Exhibit 4.1 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  *5.1       --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Registrants.
  *8.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrants.
 *10.1       --   Escrow Agreement, dated as of May 15, 1997, between Coleman Escrow Corp. and First Trust National
                  Association, as Escrow Agent.

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------

 *10.2       --   Indemnity Agreement, dated as of May 20, 1997, between Bear, Stearns & Co. Inc. and the Issuer.
  10.3       --   Cross-Indemnification Agreement dated as of February 26, 1992 among New Coleman Holdings Inc.,
                  Coleman Finance Holdings Inc., the Company and certain subsidiaries of New Coleman Holdings Inc.
                  and the Company (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
  10.4       --   Amendment No. 1 dated as of December 30, 1992 to the Cross-Indemnification Agreement (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.5       --   Reimbursement Agreement dated as of February 26, 1992 between the Company and MacAndrews Holdings
                  (incorporated by reference to Exhibit 10.4 to The Coleman Company, Inc. 1992 Annual Report on Form
                  10-K).
  10.6       --   Subordination Agreement dated as of March 4, 1992 among New Coleman Holdings Inc., Coleman
                  Powermate, Inc., Coleman Spas, Inc., the Company, the Lenders party to the Amended and Restated
                  Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents and Credit Suisse, as agent (incorporated by reference to Exhibit 10.17 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.7       --   Amendment No. 1 dated as of December 30, 1992, to the Subordination Agreement dated as of March 4,
                  1992 among New Coleman Holdings Inc., Coleman Powermate, Inc., Coleman Spas, Inc., the Company, the
                  Lenders party to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The
                  Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents
                  (incorporated by reference to Exhibit 10.18 to The Coleman Company, Inc. 1992 Annual Report on Form
                  10-K).
  10.8       --   Tax Allocation Agreement dated as of August 24, 1990 among MacAndrews Holdings, New Coleman
                  Holdings Inc. and subsidiaries of New Coleman Holdings Inc. (incorporated by reference to Exhibit
                  10.29 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.9       --   Amendment No. 1 dated as of February 26, 1992 to the Tax Allocation Agreement dated as of August
                  24, 1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman
                  Holdings Inc. (incorporated by reference to Exhibit 10.30 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
  10.10      --   Amendment No. 2 dated as of December 30, 1992 to the Tax Allocation Agreement dated as of August
                  24, 1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman
                  Holdings Inc. (incorporated by reference to Exhibit 10.31 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).

  10.11      --   Amendment No. 3 dated as of May 27, 1993 to the Tax Allocation Agreement dated as of August 24,
                  1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman Holdings
                  Inc. (incorporated by reference to Exhibit 10.45 to The Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.12      --   Tax Sharing Agreement II dated as of February 26, 1992, among Mafco, Coleman Finance Holdings Inc., the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.25 to
                  The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.13      --   Amendment No. 1 dated as of December 30, 1992 to the Tax Sharing Agreement II dated as of February
                  26, 1992, among Mafco, Coleman Finance Holdings Inc., the Company and certain subsidiaries of the
                  Company (incorporated by reference to Exhibit 10.26 to The Coleman Company, Inc. 1992 Annual Report
                  on Form 10-K).

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------

  10.14      --   Supplemental Tax Sharing Agreement dated as of February 26, 1992, between the Company and
                  MacAndrews Holdings (incorporated by reference to Exhibit 10.32 to The Coleman Company, Inc. 1992
                  Annual Report on Form 10-K).
  10.15      --   Tax Sharing Agreement III dated as of February 26, 1992 among Mafco, New Coleman Holdings Inc.,
                  Coleman Finance Holdings Inc. and subsidiaries of Coleman Finance Holdings Inc. (incorporated by reference to Exhibit 10.27 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.16      --   Amendment No. 1 dated as of December 30, 1992 to the Tax Sharing Agreement III dated as of February
                  26, 1992 among Mafco, New Coleman Holdings Inc., Coleman Finance Holdings Inc. and subsidiaries of
                  Coleman Finance Holdings Inc. (incorporated by reference to Exhibit 10.28 to The Coleman Company,
                  Inc. 1992 Annual Report on Form 10-K).
  10.17      --   Tax Sharing Agreement V dated as of May 27, 1993 among Mafco, Coleman Worldwide, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.38 to the Coleman
                  Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.18      --   Tax Sharing Agreement VI dated as of May 27, 1993 between Mafco and Coleman Worldwide (incorporated by reference to Exhibit 10.39 to the Coleman Holdings Inc. Registration Statement Form S-1 (File
                  No. 33-67058), filed on August 6, 1993).
  10.19      --   Tax Sharing Termination Agreement dated as of May 27, 1993 among Mafco, New Coleman Holdings Inc.,
                  Coleman Finance Holdings Inc., the Company and subsidiaries of the Company and Coleman Finance
                  Holdings Inc. (incorporated by reference to Exhibit 10.40 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.20      --   Registration Rights Agreement dated as of March 4, 1992 among the Company, Coleman Finance Holdings
                  Inc. and Credit Suisse, as agent (incorporated by reference to Exhibit 10.33 to The Coleman
                  Company, Inc. 1992 Annual Report on Form 10-K).
  10.21      --   Worldwide Registration Rights Agreement dated as of May 27, 1993 among Coleman Worldwide, the
                  Company, the Lenders Party thereto and the Agent (incorporated by reference to Exhibit 10.47 to the
                  Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6,
                  1993).
  10.22      --   Asset Purchase Agreement dated as of October 10, 1994, by and among E. Acquisition Corporation, the

                  Company, Eastpak, Inc. and Mark Goldman (incorporated by reference to Exhibit 10.1 to The Coleman
                  Company, Inc. Current Report on Form 8-K dated November 2, 1994).
  10.23      --   Stock Purchase Agreement dated as of October 10, 1994, by and among M. Acquisition Corporation, the
                  Company and Mark Goldman (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc.
                  Current Report on Form 8-K dated November 2, 1994).
  10.24      --   Contingent Payment Agreement dated as of October 10, 1994, by and among E. Acquisition Corporation,
                  M. Acquisition Corporation, the Company and Mark Goldman (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Current Report on Form 8-K dated November 2, 1994).
  10.25      --   Agreement for Purchase and Sale of Assets of Seatt Corporation dated October 26, 1995 by and among
                  James McCrink, Seatt Corporation, Seller, and the Company, Purchaser (incorporated by reference to
                  Exhibit 10.1 to The Coleman Company, Inc. Current Report on Form 8-K dated January 26, 1996).
  10.26      --   Share Purchase Agreement dated as of February 27, 1996 by and among Butagaz S.N.C. and Bafiges S.A.
                  (incorporated by reference to Exhibit 10.26 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------

  10.27      --   Amendment to the Share Purchase Agreement dated as of February 27, 1996 by and among Bafiges S.A.
                  and Butagaz S.N.C. (incorporated by reference to Exhibit 10.27 to The Coleman Company, Inc. 1995
                  Annual Report on Form 10-K).
  10.28      --   Shareholders Agreement dated as of February 27, 1996 by and among Butagaz S.N.C., the Company and
                  Bafiges S.A. (incorporated by reference to Exhibit 10.28 to The Coleman Company, Inc. 1995 Annual
                  Report on Form 10-K).
  10.29      --   Agreement dated as of February 27, 1996 by and between Shell International Petroleum Company
                  Limited, Butagaz S.N.C. on the first part, and Bafiges S.A. and the Company on the second part
                  (incorporated by reference to Exhibit 10.29 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.30      --   Non-Competition, Confidentiality and Release Agreement between the Company and Robert L. Ring, dated as of February 11, 1994 (incorporated by reference to Exhibit 10.46 to The Coleman Company,
                  Inc. 1993 Annual Report on Form 10-K).
  10.31      --   Employment Agreement dated as of January 1, 1996 between the Company and George Mileusnic
                  (incorporated by reference to Exhibit 10.44 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.32      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and George Mileusnic (incorporated by reference to Exhibit 10.5 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.33      --   Employment Agreement dated as of January 1, 1996 between the Company and Larry E. Sanford
                  (incorporated by reference to Exhibit 10.46 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.34      --   First Amendment dated August 1, 1996 to the Employment Agreement effective as of January 1, 1996, by and between the Company and Larry E. Sanford (incorporated by reference to Exhibit 10.7 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).

  10.35      --   Employment Agreement dated as of January 1, 1996 between the Company and Michael N. Hammes
                  (incorporated by reference to Exhibit 10.47 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.36      --   Corrected and Restated Employment Agreement dated as of January 1, 1996 between the Company and
                  Michael N. Hammes (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. Form 10-Q
                  for the period ended March 31, 1996).
  10.37      --   First Amendment dated July 1, 1996 to Employment Agreement effective January 1, 1996 between the
                  Company and Michael N. Hammes (incorporated by reference to Exhibit 10.4 to The Coleman Company,
                  Inc. Form 10-Q for the period ended June 30, 1996).
  10.38      --   Second Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Michael N. Hammes (incorporated by reference to Exhibit 10.3 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.39      --   Letter Agreement between the Company and Lawrence M. Jones dated as of January 14, 1994
                  (incorporated by reference to Exhibit 10.57 to The Coleman Company, Inc. 1993 Annual Report on Form
                  10-K).
  10.40      --   Employment Agreement dated as of January 20, 1995 between the Company and Frederick J. Fritz
                  (incorporated by reference to Exhibit 10.41 to The Coleman Company, Inc. 1994 Annual Report on Form
                  10-K).
  10.41      --   Employment Agreement dated as of January 1, 1996 between the Company and Gerald E. Brown
                  (incorporated by reference to Exhibit 10.48 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------

  10.42      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Gerry E. Brown (incorporated by reference to Exhibit 10.8 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.43      --   Employment Agreement dated as of January 1, 1996 between the Company and Patrick McEvoy
                  (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended March 31, 1996).
  10.44      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Patrick McEvoy (incorporated by reference to Exhibit 10.6 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.45      --   Employment Agreement dated as of January 1, 1996 between the Company and David Stearns
                  (incorporated by reference to Exhibit 10.50 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.46      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and David Stearns (incorporated by reference to Exhibit 10.4 to The Coleman
                  Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.47      --   Employment Agreement dated as of May 1, 1996 between the Company and Frederik van den Bergh
                  (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).

  10.48      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between the Company and Frederik van den Bergh (incorporated by reference to Exhibit 10.2 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.49      --   Second Amendment dated August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between the Company and Frederik van den Bergh (incorporated by reference to Exhibit 10.47 to The
                  Coleman Company, Inc. 1996 Annual Report on Form 10-K).
  10.50      --   Employment Agreement dated as of August 1, 1996 between the Company and Steven F. Kaplan
                  (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).
  10.51      --   Addendum dated August 3, 1996 and effective August 1, 1996 to Employment Agreement dated as of
                  August 1, 1996 between the Company and Steven F. Kaplan (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).
  10.52      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of August 1, 1996, by and between the Company and Steven F. Kaplan (incorporated by reference to Exhibit 10.1 to The Coleman
                  Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.53      --   The Coleman Company, Inc. Performance Incentive Plan for 1996 (incorporated by reference to Exhibit
                  10.53 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.54      --   The Coleman Company, Inc. Executive Annual Incentive Plan for 1995 (incorporated by reference to
                  Exhibit 10.49 to The Coleman Company, Inc. 1994 Annual Report on Form 10-K).
  10.55      --   The Coleman Company, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.53 to The Coleman Company, Inc. 1996 Annual Report on Form 10-K).
  10.56      --   The Coleman Retirement Salaried Incentive Savings Plan (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Form 10-Q for the period ended March 31, 1996).

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------
  10.57      --   The Coleman Retirement Incentive Savings Plan (the 'Savings Plan') (incorporated by reference to
                  Exhibit 10.54 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.58      --   First Amendment dated as of October 11, 1994 to the Savings Plan (incorporated by reference to
                  Exhibit 10.55 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.59      --   Second Amendment dated as of January 1, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.56 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.60      --   Third Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.57 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.61      --   Fourth Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.58 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.62      --   Fifth Amendment dated as of January 1, 1996 to the Savings Plan (incorporated by reference to
                  Exhibit 10.59 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.63      --   Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to Exhibit
                  10.60 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.64      --   Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to Exhibit
                  10.61 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.65      --   Amendment dated as of January 1, 1996 to the Savings Plan (incorporated by reference to Exhibit

                  10.62 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.66      --   New Coleman Holdings Inc. Excess Benefit Plan dated as of January 1, 1995 (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30,
                  1996).
  10.67      --   The New Coleman Company, Inc. Retirement Plan for Salaried Employees (the 'Retirement Plan')
                  (incorporated by reference to Exhibit 10.63 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.68      --   Amendment dated as of October 17, 1994 to the Retirement Plan (incorporated by reference to Exhibit
                  10.64 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.69      --   Amendment dated as of December 14, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.65 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.70      --   Amendment dated as of December 14, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.66 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.71      --   Amendment dated as of October 12, 1995 to the Retirement Plan (incorporated by reference to Exhibit
                  10.67 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.72      --   Amendment dated as of January 1, 1996 to the Retirement Plan (incorporated by reference to Exhibit
                  10.68 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.73      --   Amendment dated as of December 31, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.69 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.74      --   The Coleman Company, Inc. Special Executive Retirement Plan for the benefit of Robert L. Ring, dated as of April 11, 1994 (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended March 31, 1994).
  10.75      --   The Coleman Company, Inc. Consolidated Supplemental Retirement Plan, dated as of January 1, 1996
                  (incorporated by reference to Exhibit 10.73 to the The Coleman Company, Inc. 1995 Annual Report on
                  Form 10-K).
  10.76      --   First Amendment dated July 1, 1996 to the Consolidated Supplemental Retirement Plan adopted January
                  1, 1996 (incorporated by reference to Exhibit 10.5 to The Coleman Company, Inc. Form 10-Q for the
                  period ended June 30, 1996).

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------
  10.77      --   The Coleman Company, Inc. Executive Employees Deferred Compensation Plan, as amended by the First
                  Amendment thereto (incorporated by reference to Exhibit 10.11 to The Coleman Company, Inc.
                  Registration Statement on Form S-1 (File No. 33-44728), filed on December 23, 1991).
  10.78      --   The Coleman Company, Inc. 1992 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997).
  10.79      --   The Coleman Company, Inc. 1993 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997.
  10.80      --   The Coleman Company, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.4 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997).
  10.81      --   Employment Agreement dated as of November 1, 1994 between E. Acquisition Corporation and Mark
                  Goldman (incorporated by reference to Exhibit 10.79 to The Coleman Company, Inc. 1996 Annual Report
                  on Form 10-K).

  10.82      --   Employment Agreement dated as of November 1, 1994 between M. Acquisition Corporation and Mark
                  Goldman (incorporated by reference to Exhibit 10.80 to The Coleman Company, Inc. 1996 Annual Report
                  on Form 10-K).
  10.83      --   Letter Agreement dated as of February 28, 1997 between the Company and Michael N. Hammes
                  (incorporated by reference to Exhibit 10.81 to The Coleman Company, Inc. 1996 Annual Report on Form
                  10-K).
  10.85      --   Indemnity Agreement dated as of May 27, 1993 among Coleman Worldwide, New Coleman Holdings Inc. and certain subsidiaries of New Coleman Holdings Inc. (incorporated by reference to Exhibit 10.3 to the
                  Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6,
                  1993).
  10.86      --   Reimbursement Agreement dated as of May 27, 1993 between Coleman Worldwide and MacAndrews Holdings
                  (incorporated by reference to Exhibit 10.8 to the Coleman Holdings Inc. Registration Statement Form
                  S-1 (File No. 33-67058), filed on August 6, 1993).
  10.87      --   Indemnity Agreement dated as of July 22, 1993 between Coleman Holdings Inc., New Coleman Holdings
                  Inc. and certain of New Coleman Holdings Inc.'s subsidiaries (incorporated by reference to Exhibit
                  10.4 to the Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on
                  August 6, 1993).
  10.88      --   Reimbursement Agreement dated as of July 22, 1993 between Coleman Holdings Inc. and MacAndrews
                  Holdings (incorporated by reference to Exhibit 10.7 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.89      --   Tax Sharing Agreement VII dated as of July 22, 1993 between Coleman Holdings Inc. and Mafco
                  (incorporated by reference to Exhibit 10.41 to the Coleman Holdings Inc. Registration Statement
                  Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.90      --   Letter Agreement dated as of March 15, 1997 between The Coleman Company, Inc. and Frederick W.
                  Fritz (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the
                  period ended March 31, 1997).
  10.91      --   Letter Agreement dated as of June 30, 1997 between The Coleman Company, Inc. and Frederick van den
                  Bergh (incorporated by reference to Exhibit 10.5 to The Coleman Company, Inc. Form 10-Q for the
                  period ended June 30, 1997).
  10.92      --   The Coleman Company, Inc. Executive Annual Incentive Plan for 1997 (incorporated by reference to
                  Exhibit A, pp. 30 to 34, of The Coleman Company, Inc. 1997 Annual Proxy Statement).
 *12.1       --   Statement regarding the computation of ratio of earnings to fixed charges for the Issuer.

 EXHIBIT
 NUMBER     DESCRIPTION
---------   ---------------------------------------------------------------------------------------------------------

 *21.1       --   Subsidiaries of the Issuer.
  21.2       --   Subsidiaries of Coleman Worldwide (incorporated by reference to Exhibit 21.1 to the Coleman
                  Worldwide Corporation 1996 Annual Report on Form 10-K).
  23.1       --   Consent of Ernst & Young LLP.
 *23.2       --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Registrants (included in Exhibit 5.1).
 *23.3       --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrants (included in Exhibit 8.1).
 *24.1       --   Power of Attorney executed by Ronald O. Perelman.
 *24.2       --   Power of Attorney executed by Howard Gittis.
 *24.3       --   Power of Attorney executed by Irwin Engelman.
 *24.4       --   Power of Attorney executed by Donald G. Drapkin.
 *24.5       --   Power of Attorney executed by Jerry W. Levin.
 *24.6       --   Power of Attorney executed by Bruce Slovin.
 *24.7       --   Power of Attorney executed by Laurence Winoker.
 *25.1       --   Statement of Eligibility and Qualification on Form T-1 of First Trust National Association, as
                  Trustee under the Indenture relating to the Issuer's Senior Secured First Priority Discount
                  Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001.
 *27.1       --   Financial Data Schedule of the Issuer for the year ended December 31, 1996.
  27.2       --   Financial Data Schedule of the Issuer for the six months ended June 30, 1997.
 *99.1       --   Form of Letter of Transmittal.
 *99.2       --   Form of Notice of Guaranteed Delivery.
 *99.3       --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
 *99.4       --   Form of Letter to Clients.


------------------

   *  Previously filed.
 (b)  Financial Statement Schedules;

      Schedule I(a)-Condensed Financial Information of the Issuer.
      Schedule I(b)-Condensed Financial Information of Coleman Worldwide.

ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake:

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1997.


                                          CLN HOLDINGS INC.


                                          By  /s/ Glenn P. Dickes
                                            ------------------------------------
                                            Glenn P. Dickes
                                            Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                             DATE
------------------------------------------  ------------------------------------------  ---------------------
                    *                       Chairman of the Board,                       September 24, 1997
------------------------------------------    President and Director
            Ronald O. Perelman                (Principal Executive Officer)

                    *                       Vice Chairman of the Board and               September 24, 1997
------------------------------------------    Director
              Howard Gittis

                    *                       Executive Vice President and                 September 24, 1997
------------------------------------------    Chief Financial Officer
              Irwin Engelman                  (Principal Financial Officer)

                    *                       Vice President and Controller                September 24, 1997
------------------------------------------    (Principal Accounting Officer)
             Laurence Winoker



     *Joram C. Salig, by signing his name hereto, does hereby execute this Amendment No. 2 to the Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement.


                                          By  /s/ Joram C. Salig
                                            ------------------------------------
                                            Joram C. Salig
                                            Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1997.


                                          COLEMAN WORLDWIDE CORPORATION


                                          By  /s/ Glenn P. Dickes
                                            ------------------------------------
                                            Glenn P. Dickes
                                            Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                             DATE
------------------------------------------  ------------------------------------------  ---------------------
                    *                       Chairman of the Board and                    September 24, 1997
------------------------------------------    Director (Principal Executive
            Ronald O. Perelman                Officer)

                    *                       Director                                     September 24, 1997
------------------------------------------
            Donald G. Drapkin

                    *                       Director                                     September 24, 1997
------------------------------------------
              Jerry W. Levin

                    *                       President and Director                       September 24, 1997
------------------------------------------
               Bruce Slovin

                    *                       Executive Vice President,                    September 24, 1997
------------------------------------------    Chief Financial Officer and
              Irwin Engelman                  Treasurer (Principal Financial
                                              Officer)

                    *                       Chief Accounting Officer                     September 24, 1997
------------------------------------------    (Principal Accounting Officer)
              Laurence Winoker




     *Joram C. Salig, by signing his name hereto, does hereby execute this Amendment No. 2 to the Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement.


                                          By  /s/ Joram C. Salig
                                            ------------------------------------
                                            Joram C. Salig
                                            Attorney-in-Fact

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
CLN Holdings Inc.

We have audited the consolidated financial statements of CLN Holdings Inc. (formerly Coleman Escrow Corp.) and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and have issued our report thereon dated March 10, 1997, except for the first sentence of Note 1 as to which the date is May 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

                                          ERNST & YOUNG LLP

Denver, Colorado
March 10, 1997
except for the first sentence of Note 1
as to which the date is May 7, 1997

                                                                   SCHEDULE I(A)

                       CLN HOLDINGS INC. AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                               CLN HOLDINGS INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                          DECEMBER 31,
                                                     ----------------------
                                                       1996         1995
                                                     ---------    ---------
                      ASSETS

Investment in Coleman Holdings Inc................   ($177,936)   ($113,320)
                                                     ---------    ---------
                                                     ---------    ---------
              STOCKHOLDER'S DEFICIT

Stockholder's deficit
  Common stock....................................           1            1
  Capital deficiency..............................    (117,963)    (113,674)
  Accumulated deficit.............................     (62,594)          --
  Minimum pension liability adjustment............        (236)          --
  Currency translation adjustment.................       2,856          353
                                                     ---------    ---------
     Total stockholder's deficit..................   $(177,936)   $(113,320)
                                                     ---------    ---------
                                                     ---------    ---------

                                                                   SCHEDULE I(A)

                       CLN HOLDINGS INC. AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                               CLN HOLDINGS INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                           --------------------------------
                                             1996        1995        1994
                                           --------    --------    --------
Equity in net (loss) earnings of
  subsidiaries..........................   $(58,201)   $  9,967    $  6,510
                                           --------    --------    --------
Net (loss) earnings.....................   $(58,201)   $  9,967    $  6,510
                                           --------    --------    --------
                                           --------    --------    --------

                                                                   SCHEDULE I(A)

                       CLN HOLDINGS INC. AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                               CLN HOLDINGS INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                           -----------------------------
                                             1996       1995       1994
                                           --------    -------    ------
Net (loss) earnings.....................   $(58,201)   $(9,967)   $6,510
Equity in net (loss) earnings of
  subsidiaries..........................     58,201      9,967    (6,510)
                                           --------    -------    ------
Increase in cash........................   $     --    $    --    $   --
                                           --------    -------    ------
                                           --------    -------    ------

                                                                   SCHEDULE I(A)

                       CLN HOLDINGS INC. AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                               CLN HOLDINGS INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1.  BACKGROUND AND BASIS OF FINANCIAL STATEMENT PRESENTATION

     CLN Holdings Inc., formerly known as Coleman Escrow Corp. ('CLN Holdings'), is a holding company formed in May 1997 in connection with the offering of the Old Notes (as defined below), to hold all of the outstanding shares of capital stock of Coleman Holdings Inc. ('Coleman Holdings').

     In the CLN Holdings parent company-only financial statements, CLN Holdings' investment in Coleman Holdings is stated at cost plus equity in undistributed earnings of Coleman Holdings since date of acquisition. CLN Holdings' share of net income of its unconsolidated subsidiary is included in consolidated income using the equity method. The CLN Holdings parent company-only financial statements should be read in conjunction with CLN Holdings' consolidated financial statements.

2.  SUBSEQUENT EVENT (UNAUDITED)

      On May 20, 1997, CLN Holdings issued and sold $600,475 aggregate principal amount at maturity of its Senior Secured First Priority Discount Notes due 2001 (the 'Old First Priority Notes') and $131,560 aggregate principal amount of maturity of its Senior Secured Second Priority Discount Notes (the 'Old Second Priority Notes' and, together with the Old First Priority Notes, the 'Old Notes') in a private placement offering. The net proceeds of approximately $455,300 were deposited in escrow.

      There are no periodic payments of interest on the Old Notes. The issue price of (i) the Old First Priority Notes represents a yield to maturity of 11 1/8% per annum and (ii) the Old Second Priority Notes represents a yield to maturity of 12 7/8% per annum, in each case, computed on a semi-annual bond equivalent basis calculated from May 20, 1997.

     The Indenture governing the Old Notes contain certain covenants that, among other things, states that CLN Holdings shall not permit the Company to issue debt if after giving effect to such issuance the Company's Consolidated EBITDA Coverage Ratio (as defined) is less than 2.5 to 1.0.

     The Old Notes are redeemable by CLN Holdings from May 15, 2000 through May 14, 2001, at the option of CLN Holdings, in whole or in part, at redemption prices listed below (expressed as percentages of Accreted Value as of the redemption date) for the periods indicated plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due, if any, on the relevant interest payment date):


                                                                REDEMPTION
                                                                  PRICE
                                                                ----------
Old First Priority Notes.....................................     102.781%
Old Second Priority Notes....................................     103.219%

     Thereafter, CLN Holdings may redeem the Old Notes in whole at any time or in part from time to time at a redemption price of 100% of the aggregate principal amount at maturity of the Old Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Coleman Worldwide Corporation

We have audited the consolidated financial statements of Coleman Worldwide Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated March 10, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Denver, Colorado
March 10, 1997

                                                                   SCHEDULE I(B)

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                         COLEMAN WORLDWIDE CORPORATION
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         DECEMBER 31,
                                                     --------------------
                                                       1996        1995
                                                     --------    --------
                      ASSETS
Investment in The Coleman Company, Inc............   $209,465    $243,076
Note receivable--affiliate........................     54,739      50,685
Other assets......................................     13,285      13,617
                                                     --------    --------
                                                     $277,489    $307,378
                                                     --------    --------
                                                     --------    --------
       LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses..................................   $     38    $     25
Income taxes payable--subsidiary..................     21,661       2,400
Income taxes payable--affiliate--long term........     18,528      37,846
Long-term debt....................................    174,594     165,434

Stockholder's equity
  Common stock....................................          1           1
  Additional paid-in capital......................     23,687      23,496
  Retained earnings...............................     36,360      77,823
  Minimum pension liability adjustment............       (236)         --
  Currency translation adjustment.................      2,856         353
                                                     --------    --------
     Total stockholder's equity...................     62,668     101,673
                                                     --------    --------
                                                     $277,489    $307,378
                                                     --------    --------
                                                     --------    --------

                                                                   SCHEDULE I(B)

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                         COLEMAN WORLDWIDE CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               YEAR ENDED DECEMBER 31,
                                           --------------------------------
                                             1996        1995        1994
                                           --------    --------    --------
Administrative expenses.................   $    193    $    182    $     95
Interest expense, net...................     12,040      11,385      10,657
Amortization of deferred charges........        583         564         458
Other income, net.......................     (2,755)        (51)         --
                                           --------    --------    --------
Loss before income taxes, equity in net
  earnings of subsidiaries and
  extraordinary item....................    (10,061)    (12,080)    (11,210)
Income tax benefit......................     (3,826)     (4,618)     (4,310)
                                           --------    --------    --------
Loss before equity in net earnings of
  subsidiary and extraordinary item.....     (6,235)     (7,462)     (6,900)
Equity in net (loss) earnings of
  subsidiaries..........................    (34,631)     32,584      27,069
                                           --------    --------    --------
(Loss) earnings before extraordinary
  item..................................    (40,866)     25,122      20,169
Extraordinary loss on early
  extinguishment of debt, net of income
  tax benefit of $415...................       (597)         --          --
                                           --------    --------    --------
Net (loss) earnings.....................   $(41,463)   $ 25,122    $ 20,169
                                           --------    --------    --------
                                           --------    --------    --------

                                                                   SCHEDULE I(B)

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                         COLEMAN WORLDWIDE CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                           -----------------------------
                                            1996       1995       1994
                                           -------    -------    -------
Net cash flows provided by operating
  activities............................   $ 3,993    $ 7,254    $26,844
                                           -------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in note
     receivable--affiliate..............    (4,054)    (6,742)   (27,052)
                                           -------    -------    -------
  Net cash used by investing
     activities.........................    (4,054)    (6,742)   (27,052)
                                           -------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt...........      (130)      (898)        --
  Contributions from parent.............       191        386        208
                                           -------    -------    -------
Net cash (used) provided by financing
  activities............................        61       (512)       208
                                           -------    -------    -------
Increase in cash........................   $    --    $    --    $    --
                                           -------    -------    -------
                                           -------    -------    -------

                                                                   SCHEDULE I(B)

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                         COLEMAN WORLDWIDE CORPORATION
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. BACKGROUND AND BASIS OF FINANCIAL STATEMENT PRESENTATION

     Coleman Worldwide Corporation ('Coleman Worldwide') was formed in March 1993 in connection with the offering of Liquid Yield Option(Trademark) Notes due 2013 (the 'LYONs'(Trademark)). Coleman Worldwide holds 44,067,520 shares of the common stock of The Coleman Company, Inc. (the 'Company' or 'Coleman') which represents approximately 83% of the outstanding Coleman common stock as of December 31, 1996.

     In the Coleman Worldwide parent company-only financial statements, Coleman Worldwide's investment in Coleman is stated at cost plus equity in undistributed earnings of Coleman since date of acquisition. Coleman Worldwide's share of net income of its unconsolidated subsidiary is included in consolidated income using the equity method. The Coleman Worldwide parent company-only financial statements should be read in conjunction with Coleman Worldwide's consolidated financial statements.

2. LONG-TERM DEBT

     On May 27, 1993, Coleman Worldwide issued and sold $500,000 principal amount at maturity of LYONs in an underwritten public offering. On June 7, 1993, an additional $75,000 principal amount at maturity of LYONs was sold upon exercise of the underwriter's overallotment option. The net proceeds of approximately $133,100 were used to repay the Allocated Indebtedness and the balance of the net proceeds was used to pay a dividend to MacAndrews & Forbes.

     The LYONs mature on May 27, 2013 and are secured by 16,394,810 shares of common stock of Coleman. There are no periodic payments of interest on the LYONs. The aggregate principal amount of the LYONs represents a yield to maturity of 7.25% per annum (computed on a semi-annual bond equivalent basis) calculated from May 27, 1993.

     Each LYON has a principal amount at maturity of $1 and is exchangeable, at the option of the holder, at any time on or prior to maturity (unless previously redeemed or otherwise purchased) for shares of common stock of Coleman securing the LYONs at an exchange rate of 15.706 shares of common stock of Coleman per LYON, subject to the Coleman Worldwide's right to pay cash equal to the then market value (as defined) of such shares in lieu, in whole or in part, of delivering such shares. The exchange rate will not be adjusted for original issue discount ('OID') but will be subject to adjustment upon the occurrence of certain events affecting the Coleman Common Stock. As of December 31, 1996, LYONs with a principal amount at maturity of $13,447 have been exchanged at the request of the LYONs holder.


     The LYONs are redeemable by Coleman Worldwide on or after May 27, 1998, at the option of Coleman Worldwide, in whole or in part, at redemption prices equal to the issue price plus accrued OID through but excluding the date of redemption, payable solely in cash. Coleman Worldwide will purchase any LYON, at the option of the holder, on May 27, 1998, May 27, 2003 and May 27, 2008 (each, a 'Purchase Date') for a purchase price per LYON equal to the issue price plus accrued OID through but excluding each such Purchase Date, representing a yield per annum to the holder on each such date of 7.25% computed on a semi-annual bond equivalent basis. Coleman Worldwide may, at its option, elect to pay the purchase price on any Purchase Date either in cash or shares of common stock of Coleman or any combination thereof.

     The Indenture governing the LYONs provides the holders of LYONs with the option to require Coleman Worldwide to purchase the LYONs after the occurrence of certain events ('Additional Purchase Right Events'). Additional Purchase Right Events occur, among other things, upon the Company's Consolidateed Debt Ratio (as defined) exceeding 0.75 to 1.0 or the Consolidated Net Worth (as defined) of Coleman Worldwide as of the end

                 COLEMAN WORLDWIDE CORPORATION AND SUBSIDIARIES
           CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(CONTINUED)
                         COLEMAN WORLDWIDE CORPORATION
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

2. LONG-TERM DEBT--(CONTINUED)

of any fiscal quarter being less than a specified amount which is $60,000 at March 31, 1997 and increases to $70,000 at June 30, 1997.

3. COMMITMENTS AND CONTINGENCIES

     On July 22, 1993, Coleman Worldwide's parent, Coleman Holdings Inc. ('Coleman Holdings'), issued and sold $281,281 principal amount at maturity of Senior Secured Discount Notes due 1998 (the 'Old Notes') in a private placement offering. Subsequent to the private placement offering, a registration statement on Form S-1 was filed to exchange the Old Notes for Series B Senior Secured Discount Notes (the 'Notes').

     The Notes will mature on May 27, 1998 and are secured by all the shares of Coleman Worldwide. In connection with Coleman Holdings' Notes issuance, Coleman Worldwide has provided a non-recourse guaranty, which is secured by its pledge of 26,000,000 shares of Coleman Common Stock. There will be no periodic payment of interest on the Notes. The aggregate principal amount of the Notes represents a yield to maturity of 10.875% per annum (computed on a semi-annual bond equivalent basis) calculated from July 22, 1993.

4. INCOME TAXES PAYABLE-SUBSIDIARY, INCOME TAXES PAYABLE-AFFILIATE AND NOTE RECEIVABLE-AFFILIATE


     Coleman and Coleman Worldwide are included in the consolidated federal and certain consolidated state income tax returns of Mafco Holdings Inc. ('Mafco') and/or it affiliates. Coleman and Coleman Worldwide have entered into a tax sharing agreement (the 'Company Tax Sharing Agreement') pursuant to which Coleman is required to pay to Coleman Worldwide amounts equal to the taxes that Coleman would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries. The accompanying condensed balance sheet includes approximately $21,666 and $2,400 of federal and state income taxes payable to Coleman pursuant to the Company Tax Sharing Agreement at December 31, 1996 and 1995, respectively. Coleman Worldwide and Mafco are parties to a tax sharing agreement (the 'Worldwide Tax Sharing Agreement'), pursuant to which Coleman Worldwide is required to pay to Mafco amounts equal to the taxes that Coleman Worldwide would otherwise have to pay if it were to file separate consolidated federal, state or local income tax returns including only itself and its domestic subsidiaries. Pursuant to the LYONs indenture agreement, at any time that the LYONs are outstanding, the amounts that Coleman Worldwide would be required to pay to Mafco under the Worldwide Tax Sharing Agreement, together with any remaining funds paid to Coleman Worldwide by the Company under the Company Tax Sharing Agreement may not be paid as tax sharing payments, but Coleman Worldwide may advance such funds to Mafco as long as the aggregate amount of such advances at any time does not exceed the issue price plus accrued OID of the LYONs. Such advances are evidenced by noninterest bearing unsecured demand promissory notes from Mafco in the amount of $54,739 and $50,685 at December 31, 1996 and 1995, respectively. As a result of the restriction on the payment of the tax sharing amounts, the accompanying condensed balance sheet includes approximately $18,528 and $37,846 of federal and state income taxes payable to Mafco pursuant to the Worldwide Tax Sharing Agreement at December 31, 1996 and 1995, respectively.

                                EXHIBIT INDEX



 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
  *3.1       --   Certificate of Incorporation of the Issuer, filed with the Secretary of State of the State of
                  Delaware on May 7, 1997.
  *3.2       --   Certificate of Ownership and Merger of Coleman Holdings Inc., merging Coleman Holdings Inc. with and into Coleman Escrow Corp., as filed with the Secretary of State of the State of Delaware on
                  July 15, 1997.
  *3.3       --   Certificate of Amendment of the Certificate of Incorporation of Coleman Holdings Inc., as filed with the Secretary of State of the State of Delaware on September 4, 1997.
   3.4       --   Certificate of Incorporation of Coleman Worldwide, filed with the Secretary of State of the State of Delaware on March 12, 1993 (incorporated by reference to Exhibit 3.1 to the Coleman Worldwide
                  Corporation 1993 Annual Report on Form 10-K).
  *3.5       --   By-Laws of the Issuer, as adopted on May 7, 1997.
   3.6       --   By-Laws of Coleman Worldwide, as adopted on March 12, 1993 (incorporated by reference to Exhibit
                  3.2 to the Coleman Worldwide Corporation 1993 Annual Report on Form 10-K).
   4.1       --   Indenture, dated as of May 20, 1997, by and among the Issuer, Coleman Worldwide (only with respect to the non-recourse guaranty and certain collateral security agreements contained in Articles X and
                  XI thereof) and First Trust National Association, as Trustee, relating to the Senior Secured First
                  Priority Discount Notes due 2001, the Senior Secured Second Priority Discount Notes due 2001, the
                  Senior Secured First Priority Discount Exchange Notes due 2001 and the Senior Secured Second
                  Priority Discount Exchange Notes due 2001 (incorporated by reference to Exhibit (a) to the
                  Transaction Statement on Schedule 13E-3 of Coleman Worldwide).
  *4.2       --   Registration Agreement, dated as of May 20, 1997, among Coleman Escrow Corp. and Bear, Stearns &
                  Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation.
   4.3       --   Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc. Form 10-Q for the period ended June 30,
                  1995).

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
   4.4       --   Amendment No. 1 dated as of April 30, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent and the Co-Agents (incorporated by reference to Exhibit 4.1 to The Coleman Company, Inc. Form
                  10-Q for the period ended March 31, 1996).
   4.5       --   Amendment No. 2 dated as of April 30, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended March 31, 1996).
   4.6       --   Amendment No. 3 dated as of May 29, 1996 to the Amended and Restated Credit Agreement, dated as of

                  August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.1 to The Coleman Company, Inc.
                  Form 10-Q for the period ended September 30, 1996).
   4.7       --   Amendment No. 4 dated as of October 25, 1996 to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended September 30, 1996).
   4.8       --   Amendment No. 5 dated as of March 7, 1996 to the Amended and Restated Credit Agreement, dated as of
                  August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the
                  Agent, and the Co-Agents (incorporated by reference to Exhibit 4.6 to The Coleman Company, Inc.
                  1996 Annual Report on Form 10-K).
   4.9       --   Purchase Agreement dated as of August 3, 1995 among the Company and purchasers party thereto
                  (incorporated by reference to Exhibit 4.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1995).
   4.10      --   Note Purchase Agreement dated as of May 1, 1996 among the Company and the Purchasers party thereto
                  (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated June
                  28, 1996).
   4.11      --   Specimen copy of definitive certificate of Common Stock of The Coleman Company, Inc., par value
                  $.01 per share (incorporated by reference to Exhibit 4.4 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
   4.12      --   Indenture dated as of May 27, 1993 between Coleman Worldwide and Continental Bank National
                  Association, as Trustee (incorporated by reference to Exhibit 4.10 to the Coleman Holdings Inc.
                  Registration Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
   4.13      --   Escrow and Pledge Agreement dated as of May 27, 1993 among Coleman Worldwide and the Trustee, as
                  Escrow Agent (incorporated by reference to Exhibit 4.2 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
   4.14      --   Worldwide Non-Recourse Guaranty dated as of May 27, 1993 (incorporated by reference to Exhibit 4.6 to the Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August
                  6, 1993).
   4.15      --   Worldwide Pledge Agreement dated as of May 27, 1993 between Coleman Worldwide and the Agent
                  (incorporated by reference to Exhibit 4.7 to the Coleman Holdings Inc. Registration Statement Form
                  S-1 (File No. 33-67058), filed on August 6, 1993).
   4.16      --   Indenture dated as of July 15, 1993 between Coleman Holdings Inc., Coleman Worldwide, as guarantor, and the Trustee (incorporated by reference to Exhibit 4.1 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  *5.1       --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Registrants.
  *8.1       --   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrants.
 *10.1       --   Escrow Agreement, dated as of May 15, 1997, between Coleman Escrow Corp. and First Trust National
                  Association, as Escrow Agent.

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
 *10.2       --   Indemnity Agreement, dated as of May 20, 1997, between Bear, Stearns & Co. Inc. and the Issuer.
  10.3       --   Cross-Indemnification Agreement dated as of February 26, 1992 among New Coleman Holdings Inc.,

                  Coleman Finance Holdings Inc., the Company and certain subsidiaries of New Coleman Holdings Inc.
                  and the Company (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
  10.4       --   Amendment No. 1 dated as of December 30, 1992 to the Cross-Indemnification Agreement (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.5       --   Reimbursement Agreement dated as of February 26, 1992 between the Company and MacAndrews Holdings
                  (incorporated by reference to Exhibit 10.4 to The Coleman Company, Inc. 1992 Annual Report on Form
                  10-K).
  10.6       --   Subordination Agreement dated as of March 4, 1992 among New Coleman Holdings Inc., Coleman
                  Powermate, Inc., Coleman Spas, Inc., the Company, the Lenders party to the Amended and Restated
                  Credit Agreement, dated as of August 3, 1995 among The Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents and Credit Suisse, as agent (incorporated by reference to Exhibit 10.17 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.7       --   Amendment No. 1 dated as of December 30, 1992, to the Subordination Agreement dated as of March 4,
                  1992 among New Coleman Holdings Inc., Coleman Powermate, Inc., Coleman Spas, Inc., the Company, the
                  Lenders party to the Amended and Restated Credit Agreement, dated as of August 3, 1995 among The
                  Coleman Company, Inc., the Lenders party thereto, the Issuing Bank, the Agent, and the Co-Agents
                  (incorporated by reference to Exhibit 10.18 to The Coleman Company, Inc. 1992 Annual Report on Form
                  10-K).
  10.8       --   Tax Allocation Agreement dated as of August 24, 1990 among MacAndrews Holdings, New Coleman
                  Holdings Inc. and subsidiaries of New Coleman Holdings Inc. (incorporated by reference to Exhibit
                  10.29 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.9       --   Amendment No. 1 dated as of February 26, 1992 to the Tax Allocation Agreement dated as of August
                  24, 1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman
                  Holdings Inc. (incorporated by reference to Exhibit 10.30 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
  10.10      --   Amendment No. 2 dated as of December 30, 1992 to the Tax Allocation Agreement dated as of August
                  24, 1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman
                  Holdings Inc. (incorporated by reference to Exhibit 10.31 to The Coleman Company, Inc. 1992 Annual
                  Report on Form 10-K).
  10.11      --   Amendment No. 3 dated as of May 27, 1993 to the Tax Allocation Agreement dated as of August 24,
                  1990 among MacAndrews Holdings, New Coleman Holdings Inc. and subsidiaries of New Coleman Holdings
                  Inc. (incorporated by reference to Exhibit 10.45 to The Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.12      --   Tax Sharing Agreement II dated as of February 26, 1992, among Mafco, Coleman Finance Holdings Inc., the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.25 to
                  The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.13      --   Amendment No. 1 dated as of December 30, 1992 to the Tax Sharing Agreement II dated as of February
                  26, 1992, among Mafco, Coleman Finance Holdings Inc., the Company and certain subsidiaries of the
                  Company (incorporated by reference to Exhibit 10.26 to The Coleman Company, Inc. 1992 Annual Report
                  on Form 10-K).

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------


  10.14      --   Supplemental Tax Sharing Agreement dated as of February 26, 1992, between the Company and
                  MacAndrews Holdings (incorporated by reference to Exhibit 10.32 to The Coleman Company, Inc. 1992
                  Annual Report on Form 10-K).
  10.15      --   Tax Sharing Agreement III dated as of February 26, 1992 among Mafco, New Coleman Holdings Inc.,
                  Coleman Finance Holdings Inc. and subsidiaries of Coleman Finance Holdings Inc. (incorporated by reference to Exhibit 10.27 to The Coleman Company, Inc. 1992 Annual Report on Form 10-K).
  10.16      --   Amendment No. 1 dated as of December 30, 1992 to the Tax Sharing Agreement III dated as of February
                  26, 1992 among Mafco, New Coleman Holdings Inc., Coleman Finance Holdings Inc. and subsidiaries of
                  Coleman Finance Holdings Inc. (incorporated by reference to Exhibit 10.28 to The Coleman Company,
                  Inc. 1992 Annual Report on Form 10-K).
  10.17      --   Tax Sharing Agreement V dated as of May 27, 1993 among Mafco, Coleman Worldwide, the Company and certain subsidiaries of the Company (incorporated by reference to Exhibit 10.38 to the Coleman
                  Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.18      --   Tax Sharing Agreement VI dated as of May 27, 1993 between Mafco and Coleman Worldwide (incorporated by reference to Exhibit 10.39 to the Coleman Holdings Inc. Registration Statement Form S-1 (File
                  No. 33-67058), filed on August 6, 1993).
  10.19      --   Tax Sharing Termination Agreement dated as of May 27, 1993 among Mafco, New Coleman Holdings Inc.,
                  Coleman Finance Holdings Inc., the Company and subsidiaries of the Company and Coleman Finance
                  Holdings Inc. (incorporated by reference to Exhibit 10.40 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.20      --   Registration Rights Agreement dated as of March 4, 1992 among the Company, Coleman Finance Holdings
                  Inc. and Credit Suisse, as agent (incorporated by reference to Exhibit 10.33 to The Coleman
                  Company, Inc. 1992 Annual Report on Form 10-K).
  10.21      --   Worldwide Registration Rights Agreement dated as of May 27, 1993 among Coleman Worldwide, the
                  Company, the Lenders Party thereto and the Agent (incorporated by reference to Exhibit 10.47 to the
                  Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6,
                  1993).
  10.22      --   Asset Purchase Agreement dated as of October 10, 1994, by and among E. Acquisition Corporation, the
                  Company, Eastpak, Inc. and Mark Goldman (incorporated by reference to Exhibit 10.1 to The Coleman
                  Company, Inc. Current Report on Form 8-K dated November 2, 1994).
  10.23      --   Stock Purchase Agreement dated as of October 10, 1994, by and among M. Acquisition Corporation, the
                  Company and Mark Goldman (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc.
                  Current Report on Form 8-K dated November 2, 1994).
  10.24      --   Contingent Payment Agreement dated as of October 10, 1994, by and among E. Acquisition Corporation,
                  M. Acquisition Corporation, the Company and Mark Goldman (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Current Report on Form 8-K dated November 2, 1994).
  10.25      --   Agreement for Purchase and Sale of Assets of Seatt Corporation dated October 26, 1995 by and among
                  James McCrink, Seatt Corporation, Seller, and the Company, Purchaser (incorporated by reference to
                  Exhibit 10.1 to The Coleman Company, Inc. Current Report on Form 8-K dated January 26, 1996).
  10.26      --   Share Purchase Agreement dated as of February 27, 1996 by and among Butagaz S.N.C. and Bafiges S.A.
                  (incorporated by reference to Exhibit 10.26 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------


  10.27      --   Amendment to the Share Purchase Agreement dated as of February 27, 1996 by and among Bafiges S.A.
                  and Butagaz S.N.C. (incorporated by reference to Exhibit 10.27 to The Coleman Company, Inc. 1995
                  Annual Report on Form 10-K).
  10.28      --   Shareholders Agreement dated as of February 27, 1996 by and among Butagaz S.N.C., the Company and
                  Bafiges S.A. (incorporated by reference to Exhibit 10.28 to The Coleman Company, Inc. 1995 Annual
                  Report on Form 10-K).
  10.29      --   Agreement dated as of February 27, 1996 by and between Shell International Petroleum Company
                  Limited, Butagaz S.N.C. on the first part, and Bafiges S.A. and the Company on the second part
                  (incorporated by reference to Exhibit 10.29 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.30      --   Non-Competition, Confidentiality and Release Agreement between the Company and Robert L. Ring, dated as of February 11, 1994 (incorporated by reference to Exhibit 10.46 to The Coleman Company,
                  Inc. 1993 Annual Report on Form 10-K).
  10.31      --   Employment Agreement dated as of January 1, 1996 between the Company and George Mileusnic
                  (incorporated by reference to Exhibit 10.44 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.32      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and George Mileusnic (incorporated by reference to Exhibit 10.5 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.33      --   Employment Agreement dated as of January 1, 1996 between the Company and Larry E. Sanford
                  (incorporated by reference to Exhibit 10.46 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.34      --   First Amendment dated August 1, 1996 to the Employment Agreement effective as of January 1, 1996, by and between the Company and Larry E. Sanford (incorporated by reference to Exhibit 10.7 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.35      --   Employment Agreement dated as of January 1, 1996 between the Company and Michael N. Hammes
                  (incorporated by reference to Exhibit 10.47 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.36      --   Corrected and Restated Employment Agreement dated as of January 1, 1996 between the Company and
                  Michael N. Hammes (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. Form 10-Q
                  for the period ended March 31, 1996).
  10.37      --   First Amendment dated July 1, 1996 to Employment Agreement effective January 1, 1996 between the
                  Company and Michael N. Hammes (incorporated by reference to Exhibit 10.4 to The Coleman Company,
                  Inc. Form 10-Q for the period ended June 30, 1996).
  10.38      --   Second Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Michael N. Hammes (incorporated by reference to Exhibit 10.3 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.39      --   Letter Agreement between the Company and Lawrence M. Jones dated as of January 14, 1994
                  (incorporated by reference to Exhibit 10.57 to The Coleman Company, Inc. 1993 Annual Report on Form
                  10-K).
  10.40      --   Employment Agreement dated as of January 20, 1995 between the Company and Frederick J. Fritz
                  (incorporated by reference to Exhibit 10.41 to The Coleman Company, Inc. 1994 Annual Report on Form
                  10-K).
  10.41      --   Employment Agreement dated as of January 1, 1996 between the Company and Gerald E. Brown
                  (incorporated by reference to Exhibit 10.48 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).



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
 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
  10.42      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Gerry E. Brown (incorporated by reference to Exhibit 10.8 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.43      --   Employment Agreement dated as of January 1, 1996 between the Company and Patrick McEvoy
                  (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended March 31, 1996).
  10.44      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and Patrick McEvoy (incorporated by reference to Exhibit 10.6 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.45      --   Employment Agreement dated as of January 1, 1996 between the Company and David Stearns
                  (incorporated by reference to Exhibit 10.50 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.46      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of January 1, 1996, by and between the Company and David Stearns (incorporated by reference to Exhibit 10.4 to The Coleman
                  Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.47      --   Employment Agreement dated as of May 1, 1996 between the Company and Frederik van den Bergh
                  (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).
  10.48      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between the Company and Frederik van den Bergh (incorporated by reference to Exhibit 10.2 to The
                  Coleman Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.49      --   Second Amendment dated August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between the Company and Frederik van den Bergh (incorporated by reference to Exhibit 10.47 to The
                  Coleman Company, Inc. 1996 Annual Report on Form 10-K).
  10.50      --   Employment Agreement dated as of August 1, 1996 between the Company and Steven F. Kaplan
                  (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).
  10.51      --   Addendum dated August 3, 1996 and effective August 1, 1996 to Employment Agreement dated as of
                  August 1, 1996 between the Company and Steven F. Kaplan (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1996).
  10.52      --   First Amendment dated August 1, 1996 to Employment Agreement effective as of August 1, 1996, by and between the Company and Steven F. Kaplan (incorporated by reference to Exhibit 10.1 to The Coleman
                  Company, Inc. Form 10-Q for the period ended September 30, 1996).
  10.53      --   The Coleman Company, Inc. Performance Incentive Plan for 1996 (incorporated by reference to Exhibit
                  10.53 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.54      --   The Coleman Company, Inc. Executive Annual Incentive Plan for 1995 (incorporated by reference to
                  Exhibit 10.49 to The Coleman Company, Inc. 1994 Annual Report on Form 10-K).
  10.55      --   The Coleman Company, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.53 to The Coleman Company, Inc. 1996 Annual Report on Form 10-K).
  10.56      --   The Coleman Retirement Salaried Incentive Savings Plan (incorporated by reference to Exhibit 10.3 to The Coleman Company, Inc. Form 10-Q for the period ended March 31, 1996).

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
  10.57      --   The Coleman Retirement Incentive Savings Plan (the 'Savings Plan') (incorporated by reference to
                  Exhibit 10.54 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.58      --   First Amendment dated as of October 11, 1994 to the Savings Plan (incorporated by reference to
                  Exhibit 10.55 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.59      --   Second Amendment dated as of January 1, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.56 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.60      --   Third Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.57 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.61      --   Fourth Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to
                  Exhibit 10.58 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.62      --   Fifth Amendment dated as of January 1, 1996 to the Savings Plan (incorporated by reference to
                  Exhibit 10.59 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.63      --   Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to Exhibit
                  10.60 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.64      --   Amendment dated as of December 14, 1995 to the Savings Plan (incorporated by reference to Exhibit
                  10.61 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.65      --   Amendment dated as of January 1, 1996 to the Savings Plan (incorporated by reference to Exhibit
                  10.62 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.66      --   New Coleman Holdings Inc. Excess Benefit Plan dated as of January 1, 1995 (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30,
                  1996).
  10.67      --   The New Coleman Company, Inc. Retirement Plan for Salaried Employees (the 'Retirement Plan')
                  (incorporated by reference to Exhibit 10.63 to The Coleman Company, Inc. 1995 Annual Report on Form
                  10-K).
  10.68      --   Amendment dated as of October 17, 1994 to the Retirement Plan (incorporated by reference to Exhibit
                  10.64 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.69      --   Amendment dated as of December 14, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.65 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.70      --   Amendment dated as of December 14, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.66 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.71      --   Amendment dated as of October 12, 1995 to the Retirement Plan (incorporated by reference to Exhibit
                  10.67 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.72      --   Amendment dated as of January 1, 1996 to the Retirement Plan (incorporated by reference to Exhibit
                  10.68 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.73      --   Amendment dated as of December 31, 1995 to the Retirement Plan (incorporated by reference to
                  Exhibit 10.69 to The Coleman Company, Inc. 1995 Annual Report on Form 10-K).
  10.74      --   The Coleman Company, Inc. Special Executive Retirement Plan for the benefit of Robert L. Ring, dated as of April 11, 1994 (incorporated by reference to Exhibit 10.2 to The Coleman Company, Inc.
                  Form 10-Q for the period ended March 31, 1994).
  10.75      --   The Coleman Company, Inc. Consolidated Supplemental Retirement Plan, dated as of January 1, 1996
                  (incorporated by reference to Exhibit 10.73 to the The Coleman Company, Inc. 1995 Annual Report on
                  Form 10-K).
  10.76      --   First Amendment dated July 1, 1996 to the Consolidated Supplemental Retirement Plan adopted January
                  1, 1996 (incorporated by reference to Exhibit 10.5 to The Coleman Company, Inc. Form 10-Q for the
                  period ended June 30, 1996).

 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
  10.77      --   The Coleman Company, Inc. Executive Employees Deferred Compensation Plan, as amended by the First
                  Amendment thereto (incorporated by reference to Exhibit 10.11 to The Coleman Company, Inc.
                  Registration Statement on Form S-1 (File No. 33-44728), filed on December 23, 1991).
  10.78      --   The Coleman Company, Inc. 1992 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.3 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997).
  10.79      --   The Coleman Company, Inc. 1993 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.1 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997.
  10.80      --   The Coleman Company, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Exhibit
                  10.4 to The Coleman Company, Inc. Form 10-Q for the period ended June 30, 1997).
  10.81      --   Employment Agreement dated as of November 1, 1994 between E. Acquisition Corporation and Mark
                  Goldman (incorporated by reference to Exhibit 10.79 to The Coleman Company, Inc. 1996 Annual Report
                  on Form 10-K).
  10.82      --   Employment Agreement dated as of November 1, 1994 between M. Acquisition Corporation and Mark
                  Goldman (incorporated by reference to Exhibit 10.80 to The Coleman Company, Inc. 1996 Annual Report
                  on Form 10-K).
  10.83      --   Letter Agreement dated as of February 28, 1997 between the Company and Michael N. Hammes
                  (incorporated by reference to Exhibit 10.81 to The Coleman Company, Inc. 1996 Annual Report on Form
                  10-K).
  10.85      --   Indemnity Agreement dated as of May 27, 1993 among Coleman Worldwide, New Coleman Holdings Inc. and certain subsidiaries of New Coleman Holdings Inc. (incorporated by reference to Exhibit 10.3 to the
                  Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on August 6,
                  1993).
  10.86      --   Reimbursement Agreement dated as of May 27, 1993 between Coleman Worldwide and MacAndrews Holdings
                  (incorporated by reference to Exhibit 10.8 to the Coleman Holdings Inc. Registration Statement Form
                  S-1 (File No. 33-67058), filed on August 6, 1993).
  10.87      --   Indemnity Agreement dated as of July 22, 1993 between Coleman Holdings Inc., New Coleman Holdings
                  Inc. and certain of New Coleman Holdings Inc.'s subsidiaries (incorporated by reference to Exhibit
                  10.4 to the Coleman Holdings Inc. Registration Statement Form S-1 (File No. 33-67058), filed on
                  August 6, 1993).
  10.88      --   Reimbursement Agreement dated as of July 22, 1993 between Coleman Holdings Inc. and MacAndrews
                  Holdings (incorporated by reference to Exhibit 10.7 to the Coleman Holdings Inc. Registration
                  Statement Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.89      --   Tax Sharing Agreement VII dated as of July 22, 1993 between Coleman Holdings Inc. and Mafco
                  (incorporated by reference to Exhibit 10.41 to the Coleman Holdings Inc. Registration Statement
                  Form S-1 (File No. 33-67058), filed on August 6, 1993).
  10.90      --   Letter Agreement dated as of March 15, 1997 between The Coleman Company, Inc. and Frederick W.
                  Fritz (incorporated by reference to Exhibit 10.1 to The Coleman Company, Inc. Form 10-Q for the
                  period ended March 31, 1997).
  10.91      --   Letter Agreement dated as of June 30, 1997 between The Coleman Company, Inc. and Frederick van den
                  Bergh (incorporated by reference to Exhibit 10.5 to The Coleman Company, Inc. Form 10-Q for the
                  period ended June 30, 1997).
  10.92      --   The Coleman Company, Inc. Executive Annual Incentive Plan for 1997 (incorporated by reference to
                  Exhibit A, pp. 30 to 34, of The Coleman Company, Inc. 1997 Annual Proxy Statement).
 *12.1       --   Statement regarding the computation of ratio of earnings to fixed charges for the Issuer.



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
 EXHIBIT                                                                                                                 SEQUENTIAL
 NUMBER     DESCRIPTION                                                                                                   PAGE NO.
---------   ---------------------------------------------------------------------------------------------------------    ----------
 *21.1       --   Subsidiaries of the Issuer.
  21.2       --   Subsidiaries of Coleman Worldwide (incorporated by reference to Exhibit 21.1 to the Coleman
                  Worldwide Corporation 1996 Annual Report on Form 10-K).
  23.1       --   Consent of Ernst & Young LLP.
 *23.2       --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Registrants (included in Exhibit 5.1).
 *23.3       --   Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrants (included in Exhibit 8.1).
 *24.1       --   Power of Attorney executed by Ronald O. Perelman.
 *24.2       --   Power of Attorney executed by Howard Gittis.
 *24.3       --   Power of Attorney executed by Irwin Engelman.
 *24.4       --   Power of Attorney executed by Donald G. Drapkin.
 *24.5       --   Power of Attorney executed by Jerry W. Levin.
 *24.6       --   Power of Attorney executed by Bruce Slovin.
 *24.7       --   Power of Attorney executed by Laurence Winoker.
 *25.1       --   Statement of Eligibility and Qualification on Form T-1 of First Trust National Association, as
                  Trustee under the Indenture relating to the Issuer's Senior Secured First Priority Discount
                  Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001.
 *27.1       --   Financial Data Schedule of the Issuer for the year ended December 31, 1996.
  27.2       --   Financial Data Schedule of the Issuer for the six months ended June 30, 1997.
 *99.1       --   Form of Letter of Transmittal.
 *99.2       --   Form of Notice of Guaranteed Delivery.
 *99.3       --   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
 *99.4       --   Form of Letter to Clients.


------------------

   *  Previously filed.